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                   WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                         Dated as of September 28, 2001

                                 $779,049,561.71

                       Mortgage Pass-Through Certificates
                                 Series 2001-25



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                                TABLE OF CONTENTS




                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.....................................................
Section 1.02  Acts of Holders.................................................
Section 1.03  Effect of Headings and Table of Contents........................
Section 1.04  Benefits of Agreement...........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans....................................
Section 2.02  Acceptance by Trustee...........................................
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller.....................................................
Section 2.04  Execution and Delivery of Certificates..........................
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date..............................
Section 2.06  Optional Substitution of Mortgage Loans.........................


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account.............................................
Section 3.02  Permitted Withdrawals from the Certificate Account..............
Section 3.03  Advances by Master Servicer and Trustee.........................
Section 3.04  Trustee to Cooperate;
               Release of Owner Mortgage Loan Files...........................
Section 3.05  Reports to the Trustee; Annual Compliance Statements............
Section 3.06  Title, Management and Disposition of Any REO Mortgage
               Loan...........................................................
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions............................
Section 3.08  Oversight of Servicing..........................................
Section 3.09  Termination and Substitution of Servicing Agreements............
Section 3.10  Application of Net Liquidation Proceeds.........................
Section 3.11  Act Reports.....................................................


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions...................................................
Section 4.02  Allocation of Realized Losses...................................
Section 4.03  Paying Agent....................................................
Section 4.04  Statements to Certificateholders;
               Report to the Trustee and the Seller...........................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service..........
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer.................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates................................................
Section 5.02  Registration of Certificates....................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates...............
Section 5.04  Persons Deemed Owners...........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.......
Section 5.06  Maintenance of Office or Agency.................................
Section 5.07  Definitive Certificates.........................................
Section 5.08  Notices to Clearing Agency......................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer.................
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer.......................................................
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others............................................
Section 6.04  Resignation of the Master Servicer..............................
Section 6.05  Compensation to the Master Servicer.............................
Section 6.06  Assignment or Delegation of Duties by Master Servicer...........
Section 6.07  Indemnification of Trustee and Seller by Master Servicer........


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default...............................................
Section 7.02  Other Remedies of Trustee.......................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default......................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default......................
Section 7.05  Trustee to Act; Appointment of Successor........................
Section 7.06  Notification to Certificateholders..............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee...............................................
Section 8.02  Certain Matters Affecting the Trustee...........................
Section 8.03  The Trustee Not Required to Make Investigation..................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans...........
Section 8.05  Trustee May Own Certificates....................................
Section 8.06  The Master Servicer to Pay Fees and Expenses....................
Section 8.07  Eligibility Requirements........................................
Section 8.08  Resignation and Removal.........................................
Section 8.09  Successor.......................................................
Section 8.10  Merger or Consolidation.........................................
Section 8.11  Authenticating Agent............................................
Section 8.12  Separate Trustees and Co-Trustees...............................
Section 8.13  Appointment of Custodians.......................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions...................
Section 8.15  Monthly Advances................................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans....................
Section 9.02  Additional Termination Requirements.............................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.......................................................
Section 10.02 Recordation of Agreement........................................
Section 10.03 Limitation on Rights of Certificateholders......................
Section 10.04 Governing Law; Jurisdiction.....................................
Section 10.05 Notices.........................................................
Section 10.06 Severability of Provisions......................................
Section 10.07 Special Notices to Rating Agencies..............................
Section 10.08 Covenant of Seller..............................................
Section 10.09 Recharacterization..............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01    Cut-Off Date.................................................
Section 11.02    Cut-Off Date Aggregate Principal Balance.....................
Section 11.03    Original Group Percentage....................................
Section 11.03(a) Original Group I-A Percentage................................
Section 11.03(b) Original Group II-A Percentage...............................
Section 11.03(c) Original Group III-A Percentage..............................
Section 11.03(d) Original Group IV-A Percentage...............................
Section 11.03(e) Original Group V-A Percentage................................
Section 11.04    Original Principal Balances of the Classes of Class A
                 Certificates.................................................
Section 11.05    [Reserved]...................................................
Section 11.06    Original Aggregate Subordinate Percentage....................
Section 11.07    Original Class B Principal Balance...........................
Section 11.08    Original Subordinated Principal Balance......................
Section 11.08(a) Original Group I Subordinated Principal Balance..............
Section 11.08(b) Original Group II Subordinated Principal Balance.............
Section 11.08(c) Original Group III Subordinated Principal Balance............
Section 11.08(d) Original Group IV Subordinated Principal Balance.............
Section 11.08(e) Original Group V Subordinated Principal Balance..............
Section 11.09    Original Principal Balances of the Classes of Class B
                 Certificates.................................................
Section 11.10    Original Class B-1 Fractional Interest.......................
Section 11.11    Original Class B-2 Fractional Interest.......................
Section 11.12    Original Class B-3 Fractional Interest.......................
Section 11.13    Original Class B-4 Fractional Interest.......................
Section 11.14    Original Class B-5 Fractional Interest.......................
Section 11.15    Closing Date.................................................
Section 11.16    Right to Purchase............................................
Section 11.17    Wire Transfer Eligibility....................................
Section 11.18    Single Certificate...........................................
Section 11.19    Servicing Fee Rate...........................................

                                    EXHIBITS

EXHIBIT A-I-A-1         -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-R         -     Form of Face of Class I-A-R Certificate
EXHIBIT A-II-A          -     Form of Face of Class II-A Certificate
EXHIBIT A-III-A         -     Form of Face of Class III-A Certificate
EXHIBIT A-IV-A          -     Form of Face of Class IV-A Certificate
EXHIBIT A-V-A           -     Form of Face of Class V-A Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2001-25 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1             -     Schedule of Mortgage Loans in Loan Group I
EXHIBIT F-2             -     Schedule of Mortgage Loans in Loan Group II
EXHIBIT F-3             -     Schedule of Mortgage Loans in Loan Group III
EXHIBIT F-4             -     Schedule of Mortgage Loans in Loan Group IV
EXHIBIT F-5             -     Schedule of Mortgage Loans in Loan Group V
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                              Internal Revenue Code of 1986, as amended, and
                              for Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                              Certificates)
EXHIBIT K               -     Reserved
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement
SCHEDULE I              -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of September 28, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.

                         W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B)(i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Adjustment Date and each subsequent anniversary thereof.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount, Group III Adjusted Pool Amount, Group IV Adjusted Pool Amount and Group V Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance and Group V-A Principal Balance.

            Aggregate Class A Percentage: With respect to any Distribution Date, the percentage, the numerator of which is the Aggregate Class A Principal Balance prior to giving effect to any distributions on such Distribution Date, and the denominator of which is the sum of the Pool Balances for each Loan Group on the first day of the month preceding the month of such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Group III-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group III-A Certificates.

            Aggregate Group IV-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group IV-A Certificates.

            Aggregate Group V-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group V-A Certificates.

            Aggregate Principal Balance: As of any Determination Date, the sum of the Group I-A Principal Balance, the Group II-A Principal Balance, the Group III-A Principal Balance, the Group IV-A Principal Balance, the Group V-A Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance, Group II Pool Balance, Group III Pool Balance, Group IV Pool Balance and the Group V Pool Balance.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount and (ii) the Apportionment Fraction for such Class.

            Apportioned Interest Accrual Amount: As to any Distribution Date and any of the Group I Apportioned Principal Balance, Group II Apportioned Principal Balance, Group III Apportioned Principal Balance, Group IV Apportioned Principal Balance or Group V Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance, Group II Apportioned Principal Balance, Group III Apportioned Principal Balance, Group IV Apportioned Principal Balance or Group V Apportioned Principal Balance as of the Determination Date preceding such Distribution Date.

            Apportionment Fraction: As to any Class of Class B Certificates and any Distribution Date occurring prior to the Subordination Depletion Date and on or after the Distribution Date on which the Principal Balance of each Class of one Group has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group Optimal Principal Amount for which the corresponding Class A Certificates are no longer outstanding and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicing Compensation: With respect to any Distribution Date, the sum of (a) interest earned through the business day preceding the applicable Distribution Date on amounts in the Certificate Account remitted to the Master Servicer by the Servicers and (b) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class II-A Certificates, Class III-A Certificates, Class IV-A Certificates, Class V-A Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in
Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

            Class II-A Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A and Exhibit C hereto.

            Class II-A Certificateholder: The registered holder of a Class II-A Certificate.

            Class III-A Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-III-A and Exhibit C hereto.

            Class III-A Certificateholder: The registered holder of a Class III-A Certificate.

            Class IV-A Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A and Exhibit C hereto.

            Class IV-A Certificateholder: The registered holder of a Class IV-A Certificate.

            Class V-A Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-V-A and Exhibit C hereto.

            Class V-A Certificateholder: The registered holder of a Class V-A Certificate.

            Class A Certificate: Any of the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates or Group V-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount, (b) the Group II-A Interest Accrual Amount, (c) the Group III-A Interest Accrual Amount, (d) the Group IV-A Interest Accrual Amount and (e) the Group V-A Interest Accrual Amount.

            Class A Pass-Through Rate: As to the Class I-A-1 and Class I-A-R Certificates and the first Distribution Date, 6.19691% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class I-A-1 and Class I-A-R Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution
Date). As to the Class II-A Certificates and the first Distribution Date, 6.65979% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class II-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans (based on Scheduled Principal Balances of the Group II Mortgage Loans on the first day of the month preceding the month of such Distribution Date). As to the Class III-A Certificates and the first Distribution Date, 6.61942% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class III-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans (based on Scheduled Principal Balances of the Group III Mortgage Loans on the first day of the month preceding the month of such Distribution Date). As to the Class IV-A Certificates and the first Distribution Date, 6.77620% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class IV-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group IV Mortgage Loans (based on Scheduled Principal Balances of the Group IV Mortgage Loans on the first day of the month preceding the month of such Distribution Date). As to the Class V-A Certificates and the first Distribution Date, 6.68622% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class V-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group V Mortgage Loans (based on Scheduled Principal Balances of the Group V Mortgage Loans on the first day of the month preceding the month of such Distribution
Date).

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts, Group II-A Interest Shortfall Amounts, Group III-A Interest Shortfall Amounts, Group IV-A Interest Shortfall Amounts or Group V-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loan Group III Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group III Optimal Principal Amounts.

            Class B Loan Group IV Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group IV Optimal Principal Amounts.

            Class B Loan Group V Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group V Optimal Principal Amounts.

            Class B Loan Group Optimal Principal Amount: Any of the Class B Loan Group I Optimal Principal Amount, Class B Loan Group II Optimal Principal Amount, Class B Loan Group III Optimal Principal Amount, Class B Loan Group IV Optimal Principal Amount or Class B Loan Group V Optimal Principal Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to the initial Distribution Date, 6.56273269% per annum. As to each Distribution Date thereafter, a per annum rate equal to the weighted average of the Weighted Average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group).

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-1 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-1 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-1 Percentage (with respect to each such Group V Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-1 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-1 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-1 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-1 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-1 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-1 Percentage (with respect to each such Group V Mortgage Loan) of the excess, if any, of (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount, Group III-A Optimal Principal Amount, Group IV-A Optimal Principal Amount or Group V-A Optimal Principal Amount.

            (iv) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-1 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-1 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-1 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (v) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-1 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-1 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-1 Percentage (with respect to each such Group V Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-1 Prepayment Percentage, Group II Class B-1 Prepayment Percentage, Group III Class B-1 Prepayment Percentage, Group IV Class B-1 Prepayment Percentage or Group V Class B-1 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates
(A) pursuant to Paragraph third of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(ii).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-2 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-2 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-2 Percentage (with respect to each such Group V Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-2 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-2 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-2 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-2 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-2 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-2 Percentage (with respect to each such Group V Mortgage Loan) of the excess, if any, of (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount, Group III-A Optimal Principal Amount, Group IV-A Optimal Principal Amount or Group V-A Optimal Principal Amount.

            (iv) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-2 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-2 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-2 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (v) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-2 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-2 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-2 Percentage (with respect to each such Group V Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-2 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group III Class B-2 Prepayment Percentage, Group IV Class B-2 Prepayment Percentage Group V Class B-2 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates
(A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(ii).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-3 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-3 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-3 Percentage (with respect to each such Group V Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-3 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-3 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-3 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-3 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-3 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-3 Percentage (with respect to each such Group V Mortgage Loan) of the excess, if any, of (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount, Group III-A Optimal Principal Amount, Group IV-A Optimal Principal Amount or Group V-A Optimal Principal Amount.

            (iv) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-3 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-3 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-3 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (v) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-3 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-3 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-3 Percentage (with respect to each such Group V Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-3 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group III Class B-3 Prepayment Percentage, Group IV Class B-3 Prepayment Percentage or Group V Class B-3 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates
(A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs tenth, eleventh and twelfth of Section 4.01(a)(ii).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-4 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-4 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-4 Percentage (with respect to each such Group V Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-4 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-4 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-4 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-4 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-4 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-4 Percentage (with respect to each such Group V Mortgage Loan) of the excess, if any, of (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount, Group III-A Optimal Principal Amount, Group IV-A Optimal Principal Amount or Group V-A Optimal Principal Amount.

            (iv) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-4 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-4 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-4 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (v) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-4 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-4 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-4 Percentage (with respect to each such Group V Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan;

            (II) the Group I Class B-3 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group III Class B-3 Prepayment Percentage, Group IV Class B-3 Prepayment Percentage or Group V Class B-3 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates
(A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth and fifteenth of Section 4.01(a)(ii).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-5 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-5 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-5 Percentage (with respect to each such Group V Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-5 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-5 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-5 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-5 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-5 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-5 Percentage (with respect to each such Group V Mortgage Loan) of the excess, if any, of (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount, Group III-A Optimal Principal Amount, Group IV-A Optimal Principal Amount or Group V-A Optimal Principal Amount.

            (iv) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-5 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-5 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-5 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending prior to the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (v) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-5 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-5 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-5 Percentage (with respect to each such Group V Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending prior to the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-5 Prepayment Percentage, Group II Class B-5 Prepayment Percentage, Group III Class B-5 Prepayment Percentage, Group IV Class B-5 Prepayment Percentage or Group V Class B-5 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates
(A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-6 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-6 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-6 Percentage (with respect to each such Group V Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-6 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-6 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-6 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-6 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-6 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-6 Percentage (with respect to each such Group V Mortgage Loan) of the excess, if any, of (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount, Group III-A Optimal Principal Amount, Group IV-A Optimal Principal Amount or Group V-A Optimal Principal Amount.

            (iv) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-6 Prepayment Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-6 Prepayment Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-6 Prepayment Percentage (with respect to each such Group V Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (v) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan), Group III Class B-6 Percentage (with respect to each such Group III Mortgage Loan), Group IV Class B-6 Percentage (with respect to each such Group IV Mortgage Loan) or Group V Class B-6 Percentage (with respect to each such Group V Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-6 Prepayment Percentage, Group II Class B-6 Prepayment Percentage, Group III Class B-6 Prepayment Percentage, Group IV Class B-6 Prepayment Percentage or Group V Class B-6 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date.

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(ii); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.15.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the least of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first Clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first Clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Group III-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group III-A Certificates pursuant to Paragraph first Clause (C) of Section 4.01(a)(i) on such Distribution Date.

            Current Group IV-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group IV-A Certificates pursuant to Paragraph first Clause (D) of Section 4.01(a)(i) on such Distribution Date.

            Current Group V-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group V-A Certificates pursuant to Paragraph first Clause (E) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(ii) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Mortgage Loan which was the subject of a Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each Rating Agency and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Liquidation Proceeds: Liquidation Proceeds received by a Servicer during the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates and Class B Certificates is October 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Adjustment Date.

            Group: The Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates or the Group V-A Certificates.

            Group Subordinate Amount: Any of the Group I Subordinate Amount, Group II Subordinate Amount, Group III Subordinate Amount, Group IV Subordinate Amount or the Group V Subordinate Amount.

            Group A Principal Balance: Any of the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance or Group V-A Principal Balance.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount (determined without regard to clause (ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, the Group II Subordinate Amount, the Group III Subordinate Amount, the Group IV Subordinate Amount and the Group V Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1 attached hereto.

            Group I Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group I Mortgage Loan which represents the applicable Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group I Mortgage Loans;

            (j) Month End Interest in respect of Group I Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance over (ii) the Group I-A Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, Group II Subordinate Amount, Group III Subordinate Amount, Group IV Subordinate Amount and Group V Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive certain unscheduled principal distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibit F-2 attached hereto.

            Group II Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section
3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

                  (c) that portion of each payment of interest on a particular Group II Mortgage Loan which represents the applicable Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) Liquidation  Profits in  respect of Group II  Mortgage
      Loans;

                  (j) Month End  Interest  in respect  of Group II  Mortgage
      Loans;

                  (k) all  amounts   reimbursable  to  a  Servicer  for  PMI
      Advances in respect of Group II Mortgage Loans; and

                  (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance over (ii) the Group II-A Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group III Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group III Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group III Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group III Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group III Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group III Apportioned Interest Percentage: As to any Distribution Date and any Class of Group III-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group III-A Certificates, the Interest Accrual Amount (determined without regard to clause
(ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group III Apportioned Principal Balance of such Class by (b) the Group III Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group III Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group III Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, Group II Subordinate Amount, Group III Subordinate Amount, Group IV Subordinate Amount and the Group V Subordinate Amount.

            Group III Class B Percentage: Any one of the Group III Class B-1 Percentage, Group III Class B-2 Percentage, Group III Class B-3 Percentage, Group III Class B-4 Percentage, Group III Class B-5 Percentage or Group III Class B-6 Percentage.

            Group III Class B Prepayment Percentage: Any of the Group III Class B-1 Prepayment Percentage, Group III Class B-2 Prepayment Percentage, Group III Class B-3 Prepayment Percentage, Group III Class B-4 Prepayment Percentage, Group III Class B-5 Prepayment Percentage or Group III Class B-6 Prepayment Percentage.

            Group III Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group III Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group III Interest Accrual Amount: As to any Distribution Date, the sum of the Group III-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group III Apportioned Principal Balances of the Class B Certificates.

            Group III Mortgage Loans: Those Mortgage Loans listed on Exhibit F-3 attached hereto.

            Group III Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group III Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group III Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group III-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group III Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group III Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group III Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group III Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group III Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group III Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group III Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group III Mortgage Loan which represents the applicable Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group III Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group III Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group III Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group III Mortgage Loan substituted for a Group III Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group III Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group III Mortgage Loan which represents any unpaid Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group III Mortgage Loans;

            (j) Month End Interest in respect of Group III Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group III Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group III Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group III Subordinate Amount: As to any Distribution Date, the excess of (i) the Group III Pool Balance over (ii) the Group III-A Principal Balance.

            Group III Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group III-A Percentage for such date.

            Group III Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group III-A Prepayment Percentage for such date.

            Group IV Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group IV Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group IV Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group IV Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group IV Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group IV Apportioned Interest Percentage: As to any Distribution Date and any Class of Group IV-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group IV-A Certificates, the Interest Accrual Amount (determined without regard to clause
(ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group IV Apportioned Principal Balance of such Class by (b) the Group IV Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group IV Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group IV Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, Group II Subordinate Amount, Group III Subordinate Amount, Group IV Subordinate Amount and the Group V Subordinate Amount.

            Group IV Class B Percentage: Any one of the Group IV Class B-1 Percentage, Group IV Class B-2 Percentage, Group IV Class B-3 Percentage, Group IV Class B-4 Percentage, Group IV Class B-5 Percentage or Group IV Class B-6 Percentage.

            Group IV Class B Prepayment Percentage: Any of the Group IV Class B-1 Prepayment Percentage, Group IV Class B-2 Prepayment Percentage, Group IV Class B-3 Prepayment Percentage, Group IV Class B-4 Prepayment Percentage, Group IV Class B-5 Prepayment Percentage or Group IV Class B-6 Prepayment Percentage.

            Group IV Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group IV Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group IV Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group IV Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group IV Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group IV Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group IV Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group IV Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group IV Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group IV Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group IV Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group IV Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group IV Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group IV Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group IV Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group IV Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group IV Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group IV Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group IV Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group IV Interest Accrual Amount: As to any Distribution Date, the sum of the Group IV-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group IV Apportioned Principal Balances of the Class B Certificates.

            Group IV Mortgage Loans: Those Mortgage Loans listed on Exhibit F-4 attached hereto.

            Group IV Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group IV Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group IV Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group IV-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group IV Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group IV Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group IV Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group IV Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group IV Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group IV Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group IV Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group IV Mortgage Loan which represents the applicable Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group IV Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group IV Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group IV Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group IV Mortgage Loan substituted for a Group IV Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group IV Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group IV Mortgage Loan which represents any unpaid Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group IV Mortgage Loans;

            (j) Month End Interest in respect of Group IV Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group IV Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group IV Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group IV Subordinate Amount: As to any Distribution Date, the excess of (i) the Group IV Pool Balance over (ii) the Group IV-A Principal Balance.

            Group IV Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group IV-A Percentage for such date.

            Group IV Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group IV-A Prepayment Percentage for such date.

            Group V Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group V Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group V Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group V Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group V Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group V Apportioned Interest Percentage: As to any Distribution Date and any Class of Group V-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group V-A Certificates, the Interest Accrual Amount (determined without regard to clause (ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group V Apportioned Principal Balance of such Class by (b) the Group V Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group V Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group V Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, Group II Subordinate Amount, Group III Subordinate Amount, Group IV Subordinate Amount and the Group V Subordinate Amount.

            Group V Class B Percentage: Any one of the Group V Class B-1 Percentage, Group V Class B-2 Percentage, Group V Class B-3 Percentage, Group V Class B-4 Percentage, Group V Class B-5 Percentage or Group V Class B-6 Percentage.

            Group V Class B Prepayment Percentage: Any of the Group V Class B-1 Prepayment Percentage, Group V Class B-2 Prepayment Percentage, Group V Class B-3 Prepayment Percentage, Group V Class B-4 Prepayment Percentage, Group V Class B-5 Prepayment Percentage or Group V Class B-6 Prepayment Percentage.

            Group V Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group V Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group V Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group V Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group V Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group V Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group V Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group V Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group V Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group V Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group V Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group V Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group V Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group V Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group V Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group V Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group V Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group V Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group V Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group V Interest Accrual Amount: As to any Distribution Date, the sum of the Group V-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group V Apportioned Principal Balances of the Class B Certificates.

            Group V Mortgage Loans: Those Mortgage Loans listed on Exhibit F-5 attached hereto.

            Group V Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group V Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group V Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group V-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group V Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group V Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group V Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group V Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group V Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group V Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group V Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group V Mortgage Loan which represents the applicable Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group V Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group V Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group V Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group V Mortgage Loan substituted for a Group V Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group V Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group V Mortgage Loan which represents any unpaid Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group V Mortgage Loans;

            (j) Month End Interest in respect of Group V Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group V Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group V Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group V Subordinate Amount: As to any Distribution Date, the excess of (i) the Group V Pool Balance over (ii) the Group V-A Principal Balance.

            Group V Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group V-A Percentage for such date.

            Group V Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group V-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1 or Class I-A-R Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates, the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first Clause (A), second Clause (A) and third Clause (A) of Section 4.01(a)(i).

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (A) of Section 4.01(a)(i).

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount, (ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Optimal Principal Amount.

            Group I-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group I-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the lesser of (a) the Group I-A Prepayment Percentage of the sum of all Final Liquidation Proceeds net of Liquidation Expenses allocated to principal, received by a Servicer with respect to such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date and (b) the Group I-A Percentage of the Scheduled Principal Balance of such Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date;

                  (iv) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (v) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Recovery for Loan Group I for such Distribution Date.

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2006, 100%. As to any Distribution Date subsequent to September 2006 to and including the Distribution Date in September 2007, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2007 to and including the Distribution Date in September 2008, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2008 to and including the Distribution Date in September 2009, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2009 to and including the Distribution Date in September 2010, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2010, the Group I-A Percentage as of such Distribution Date.

            No reduction of the level of the Group I-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2006 and September 2007 (2) 35%, if such Distribution Date occurs between and including October 2007 and September 2008, (3) 40%, if such Distribution Date occurs between and including October 2008 and September 2009,
(4) 45%, if such Distribution Date occurs between and including October 2009 and September 2010, and (5) 50%, if such Distribution Date occurs during or after October 2010.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group I-A Prepayment Percentage for the preceding Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group I-A Prepayment Percentage for such Distribution Date will equal the Group I-A Percentage for such Distribution Date plus 50% of the Group I Subordinated Percentage for such Distribution Date or
(B) on or after the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group I-A Prepayment Percentage for such Distribution Date will equal the Group I-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group I-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group I-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group I-A Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group I-A Principal Balance to zero. In addition, once the Group I-A Principal Balance has been reduced to zero, the Group I-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates.

            Group I-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third Clause (A) of Section 4.01(a)(i).

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II-A Certificate: Any Class II-A Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates, the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first Clause (B), second Clause
(B) and third Clause (B) of Section 4.01(a)(i).

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount, (ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Optimal Principal Amount.

            Group II-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group II-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the lesser of (a) the Group II-A Prepayment Percentage of the sum of all Final Liquidation Proceeds net of Liquidation Expenses allocated to principal, received by a Servicer with respect to such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date and (b) the Group II-A Percentage of the Scheduled Principal Balance of such Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date;

                  (iv) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (v) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Recovery for Loan Group II for such Distribution Date.

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2006, 100%. As to any Distribution Date subsequent to September 2006 to and including the Distribution Date in September 2007, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2007 to and including the Distribution Date in September 2008, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2008 to and including the Distribution Date in September 2009, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2009 to and including the Distribution Date in September 2010, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2010, the Group II-A Percentage as of such Distribution Date.

            No reduction of the level of the Group II-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2006 and September 2007 (2) 35%, if such Distribution Date occurs between and including October 2007 and September 2008, (3) 40%, if such Distribution Date occurs between and including October 2008 and September 2009,
(4) 45%, if such Distribution Date occurs between and including October 2009 and September 2010, and (5) 50%, if such Distribution Date occurs during or after October 2010.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group II-A Prepayment Percentage for the preceding Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group II-A Prepayment Percentage for such Distribution Date will equal the Group II-A Percentage for such Distribution Date plus 50% of the Group II Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group II-A Prepayment Percentage for such Distribution Date will equal the Group II-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group II-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group II-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group II-A Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group II-A Principal Balance to zero. In addition, once the Group II-A Principal Balance has been reduced to zero, the Group I-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A Certificates.

            Group II-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third Clause (B) of Section 4.01(a)(i).

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group III-A Certificate: Any Class III-A Certificate.

            Group III-A Distribution Amount: As to any Distribution Date and any Class of Group III-A Certificates, the amount distributable to such Class of Group III-A Certificates pursuant to Paragraphs first Clause (C), second Clause
(C) and third Clause (C) of Section 4.01(a)(i).

            Group III-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group III-A Certificates with respect to such Distribution Date.

            Group III-A Interest Percentage: As to any Distribution Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group III-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group III-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group III-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (C) of Section 4.01(a)(i).

            Group III-A Loss Denominator: As to any Determination Date, an amount equal to the Group III-A Principal Balance.

            Group III-A Loss Percentage: As to any Determination Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group III-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group III-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group III-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group III-A Interest Accrual Amount, (ii) the Aggregate Group III-A Unpaid Interest Shortfall and (iii) the Group III-A Optimal Principal Amount.

            Group III-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group III Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group III-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group III-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the lesser of (a) the Group III-A Prepayment Percentage of the sum of all Final Liquidation Proceeds net of Liquidation Expenses allocated to principal, received by a Servicer with respect to such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date and (b) the Group III-A Percentage of the Scheduled Principal Balance of such Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date;

                  (iv) the Group III-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (v) the Group III-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group III-A Prepayment Percentage of the Recovery for Loan Group III for such Distribution Date.

            Group III-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group III-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group III Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group III-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group III-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2006, 100%. As to any Distribution Date subsequent to September 2006 to and including the Distribution Date in September 2007, the Group III-A Percentage as of such Distribution Date plus 70% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2007 to and including the Distribution Date in September 2008, the Group III-A Percentage as of such Distribution Date plus 60% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2008 to and including the Distribution Date in September 2009, the Group III-A Percentage as of such Distribution Date plus 40% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2009 to and including the Distribution Date in September 2010, the Group III-A Percentage as of such Distribution Date plus 20% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2010, the Group III-A Percentage as of such Distribution Date.

            No reduction of the level of the Group III-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2006 and September 2007 (2) 35%, if such Distribution Date occurs between and including October 2007 and September 2008, (3) 40%, if such Distribution Date occurs between and including October 2008 and September 2009,
(4) 45%, if such Distribution Date occurs between and including October 2009 and September 2010, and (5) 50%, if such Distribution Date occurs during or after October 2010.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group III-A Prepayment Percentage described in the second through sixth sentences of this definition of Group III-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group III-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group III-A Prepayment Percentage for the preceding Distribution Date (it being understood that for the purposes of the determination of the Group III-A Prepayment Percentage for the current Distribution Date, the current Group III-A Percentage and Group III Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group III-A Prepayment Percentage for such Distribution Date will equal the Group III-A Percentage for such Distribution Date plus 50% of the Group III Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group III-A Prepayment Percentage for such Distribution Date will equal the Group III-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group III-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group III-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group III-A Principal Balance below zero, the Group III-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group III-A Principal Balance to zero. In addition, once the Group III-A Principal Balance has been reduced to zero, the Group III-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group III-A Prepayment Percentage is reduced below the Group III-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group III-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class III-A Certificates.

            Group III-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group III-A Certificates pursuant to Paragraph third Clause (C) of Section 4.01(a)(i).

            Group III-A Shortfall Percentage: As to any Distribution Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group III-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group IV-A Certificate: Any Class IV-A Certificate.

            Group IV-A Distribution Amount: As to any Distribution Date and any Class of Group IV-A Certificates, the amount distributable to such Class of Group IV-A Certificates pursuant to Paragraphs first Clause (D), second Clause
(D) and third Clause (D) of Section 4.01(a)(i).

            Group IV-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group IV-A Certificates with respect to such Distribution Date.

            Group IV-A Interest Percentage: As to any Distribution Date and any Class of Group IV-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group IV-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group IV-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group IV-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (D) of Section 4.01(a)(i).

            Group IV-A Loss Denominator: As to any Determination Date, an amount equal to the Group IV-A Principal Balance.

            Group IV-A Loss Percentage: As to any Determination Date and any Class of Group IV-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group IV-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group IV-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group IV-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group IV-A Interest Accrual Amount, (ii) the Aggregate Group IV-A Unpaid Interest Shortfall and (iii) the Group IV-A Optimal Principal Amount.

            Group IV-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group IV Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group IV-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group IV-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the lesser of (a) the Group IV-A Prepayment Percentage of the sum of all Final Liquidation Proceeds net of Liquidation Expenses allocated to principal, received by a Servicer with respect to such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date and (b) the Group IV-A Percentage of the Scheduled Principal Balance of such Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date;

                  (iv) the Group IV-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (v) the Group IV-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group IV-A Prepayment Percentage of the Recovery for Loan Group IV for such Distribution Date.

            Group IV-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group IV-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group IV Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group IV-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group IV-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2006, 100%. As to any Distribution Date subsequent to September 2006 to and including the Distribution Date in September 2007, the Group IV-A Percentage as of such Distribution Date plus 70% of the Group IV Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2007 to and including the Distribution Date in September 2008, the Group IV-A Percentage as of such Distribution Date plus 60% of the Group IV Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2008 to and including the Distribution Date in September 2009, the Group IV-A Percentage as of such Distribution Date plus 40% of the Group IV Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2009 to and including the Distribution Date in September 2010, the Group IV-A Percentage as of such Distribution Date plus 20% of the Group IV Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2010, the Group IV-A Percentage as of such Distribution Date.

            No reduction of the level of the Group IV-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2006 and September 2007 (2) 35%, if such Distribution Date occurs between and including October 2007 and September 2008, (3) 40%, if such Distribution Date occurs between and including October 2008 and September 2009,
(4) 45%, if such Distribution Date occurs between and including October 2009 and September 2010, and (5) 50%, if such Distribution Date occurs during or after October 2010.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group IV-A Prepayment Percentage described in the second through sixth sentences of this definition of Group IV-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group IV-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group IV-A Prepayment Percentage for the preceding Distribution Date (it being understood that for the purposes of the determination of the Group IV-A Prepayment Percentage for the current Distribution Date, the current Group IV-A Percentage and Group IV Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group IV-A Prepayment Percentage for such Distribution Date will equal the Group IV-A Percentage for such Distribution Date plus 50% of the Group IV Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group IV-A Prepayment Percentage for such Distribution Date will equal the Group IV-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group IV-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group IV-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group IV-A Principal Balance below zero, the Group IV-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group IV-A Principal Balance to zero. In addition, once the Group IV-A Principal Balance has been reduced to zero, the Group IV-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group IV-A Prepayment Percentage is reduced below the Group IV-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group IV-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class IV-A Certificates.

            Group IV-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group IV-A Certificates pursuant to Paragraph third Clause (D) of Section 4.01(a)(i).

            Group IV-A Shortfall Percentage: As to any Distribution Date and any Class of Group IV-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group IV-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group V-A Certificate: Any Class V-A Certificate.

            Group V-A Distribution Amount: As to any Distribution Date and any Class of Group V-A Certificates, the amount distributable to such Class of Group V-A Certificates pursuant to Paragraphs first Clause (E), second Clause (E) and third Clause (E) of Section 4.01(a)(i).

            Group V-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group V-A Certificates with respect to such Distribution Date.

            Group V-A Interest Percentage: As to any Distribution Date and any Class of Group V-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group V-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group V-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group V-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (E) of Section 4.01(a)(i).

            Group V-A Loss Denominator: As to any Determination Date, an amount equal to the Group V-A Principal Balance.

            Group V-A Loss Percentage: As to any Determination Date and any Class of Group V-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group V-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group V-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group V-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group V-A Interest Accrual Amount, (ii) the Aggregate Group V-A Unpaid Interest Shortfall and (iii) the Group V-A Optimal Principal Amount.

            Group V-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group V Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group V-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group V-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the lesser of (a) the Group V-A Prepayment Percentage of the sum of all Final Liquidation Proceeds net of Liquidation Expenses allocated to principal, received by a Servicer with respect to such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date and (b) the Group V-A Percentage of the Scheduled Principal Balance of such Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date;

                  (iv) the Group V-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (v) the Group V-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group V-A Prepayment Percentage of the Recovery for Loan Group V for such Distribution Date.

            Group V-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group V-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group V Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group V-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group V-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2006, 100%. As to any Distribution Date subsequent to September 2006 to and including the Distribution Date in September 2007, the Group V-A Percentage as of such Distribution Date plus 70% of the Group V Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2007 to and including the Distribution Date in September 2008, the Group V-A Percentage as of such Distribution Date plus 60% of the Group V Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2008 to and including the Distribution Date in September 2009, the Group V-A Percentage as of such Distribution Date plus 40% of the Group V Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2009 to and including the Distribution Date in September 2010, the Group V-A Percentage as of such Distribution Date plus 20% of the Group V Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2010, the Group V-A Percentage as of such Distribution Date.

            No reduction of the level of the Group V-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2006 and September 2007 (2) 35%, if such Distribution Date occurs between and including October 2007 and September 2008, (3) 40%, if such Distribution Date occurs between and including October 2008 and September 2009,
(4) 45%, if such Distribution Date occurs between and including October 2009 and September 2010, and (5) 50%, if such Distribution Date occurs during or after October 2010.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group V-A Prepayment Percentage described in the second through sixth sentences of this definition of Group V-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group V-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group V-A Prepayment Percentage for the preceding Distribution Date (it being understood that for the purposes of the determination of the Group V-A Prepayment Percentage for the current Distribution Date, the current Group V-A Percentage and Group V Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group V-A Prepayment Percentage for such Distribution Date will equal the Group V-A Percentage for such Distribution Date plus 50% of the Group V Subordinated Percentage for such Distribution Date or
(B) on or after the Distribution Date in October 2004, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group V-A Prepayment Percentage for such Distribution Date will equal the Group V-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group V-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group V-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group V-A Principal Balance below zero, the Group V-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group V-A Principal Balance to zero. In addition, once the Group V-A Principal Balance has been reduced to zero, the Group V-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group V-A Prepayment Percentage is reduced below the Group V-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group V-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class V-A Certificates.

            Group V-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group V-A Certificates pursuant to Paragraph third Clause (E) of Section 4.01(a)(i).

            Group V-A Shortfall Percentage: As to any Distribution Date and any Class of Group V-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group V-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Adjustment Date, a rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15
(519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates, (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Group I-A Interest Percentage, Group II-A Interest Percentage, Group III-A Interest Percentage, Group IV-A Interest Percentage or Group V-A Interest Percentage of the interest portion of any Realized Losses allocated to the Group I-A Certificates, the Group II-A Certificates, the Group III-A Certificates, the Group IV-A Certificates or to the Group V-A Certificates, as applicable, on or after the Subordination Depletion Date pursuant to Section 4.02(e) and (B) the Class A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group III: The Group III Mortgage Loans.

            Loan Group IV: The Group IV Mortgage Loans.

            Loan Group V: The Group V Mortgage Loans.

            Loan Group: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV or Loan Group V.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the unpaid principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such first Adjustment Date, the sum of the Index, as of the Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Lifetime Cap applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of September 28, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2, F-3, F-4 and F-5, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is covered by primary mortgage insurance;

           (xii)  the applicable Servicing Fee Rate;

          (xiii)  the Index;

           (xiv)  the Gross Margin;

            (xv)  the Periodic Cap;

           (xvi)  the first Adjustment Date;

          (xvii)  the Rate Ceiling; and

            (xv) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the applicable Servicing Fee Rate, as set forth in Section 11.19 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date and (ii) Curtailment Interest Shortfalls. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates and Group V-A Certificates according to the percentage obtained by dividing the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance or Group V-A Principal Balance, as applicable, by the Aggregate Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.06.

            Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.08(a).

            Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.08(b).

            Original Group III Subordinated Principal Balance: The aggregate of the Group III Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.08(c).

            Original Group IV Subordinated Principal Balance: The aggregate of the Group IV Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.08(d).

            Original Group V Subordinated Principal Balance: The aggregate of the Group V Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.08(e).

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(a).

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(b).

            Original Group III-A Percentage: The Group III-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(c).

            Original Group IV-A Percentage: The Group IV-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(d).

            Original Group V-A Percentage: The Group V-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(e).

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.07.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

            Original Subordinated Principal Amount: The Class B Principal Balance as of the Cut-Off Date.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any Mortgage Loan serviced under an Other Servicing Agreement. As of the Closing Date, there are no Other Servicer Mortgage Loans.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            Pool Balance: Any of the Group I Pool Balance, Group II Pool Balance, Group III Pool Balance, Group IV Pool Balance or Group V Pool Balance.

            Pool Scheduled Principal Balance: The sum of the Group I Pool Balance, Group II Pool Balance, Group III Pool Balance, Group IV Pool Balance and Group V Pool Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clauses (A),
(B), (C), (D) and (E) of Section 4.01(a)(i) and (ii) as a result of a Principal Adjustment. After the Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage, Group II-A Loss Percentage, Group III-A Loss Percentage, Group IV-A Loss Percentage or Group V-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance or Group V-A Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount, Group III Adjusted Pool Amount, Group IV Adjusted Pool Amount or Group V Adjusted Pool Amount, as applicable, for the preceding Distribution Date for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third Clauses (A), (B), (C), (D) or (E) of Section 4.01(a)(i) or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(ii).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated September 20, 2001 as supplemented by the prospectus supplement dated September 21, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class I-A-R Certificate), Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates are S&P and Moody's. The Rating Agency for the Class I-A-R Certificate is S&P. The Rating Agency for the Class B-4 Certificates and Class B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1 in the case of S&P, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of S&P and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: As to any Distribution Date and each Loan Group, the sum of all amounts received for Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans or Group V Mortgage Loans, as applicable, subsequent to any such Mortgage Loan being determined to be a Liquidated Loan received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: WFHM, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.19.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.18.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage, Group II-A Percentage, Group III-A Percentage, Group IV-A Percentage and Group V-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full or Curtailment):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Certificates will be entitled to a pro rata portion of the Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance, the Group V-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Mortgage Loans initially by WFHM.

            SECTION 1.02      ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04      BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01      CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and (d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee agrees that any recordation of assignments in the name of the Trustee shall be for the benefit of the Certificateholders. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02      ACCEPTANCE BY TRUSTEE.

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, as agent for the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04      EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is October 25, 2031 for purposes of Code Section 860G(a)(1).

            SECTION 2.06      OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I, Group II, Group III, Group IV or Group V Mortgage Loan, a Substitute Mortgage Loan meeting the requirements of
Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01      CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02      PERMITTED WITHDRAWALS FROM THE CERTIFICATE
                              ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (v) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vi) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (vii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (viii) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (ix) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

               (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

               (xi) to clear and terminate the Certificate Account pursuant to
      Section 9.01.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03      ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04      TRUSTEE TO COOPERATE;
                              RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05      REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE
                              STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07      AMENDMENTS TO SERVICING AGREEMENTS,
                              MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08      OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09      TERMINATION AND SUBSTITUTION OF SERVICING
                              AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10      APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11      ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01      DISTRIBUTIONS.

            (a) On each Distribution Date, the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount and Group V Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount and Group V Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows:

               (i) with respect to the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates and Group V-A Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount and Group V Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date; (C) to the Classes of Group III-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group III-A Interest Accrual Amount with respect to such Distribution Date; (D) to the Classes of Group IV-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group IV-A Interest Accrual Amount with respect to such Distribution Date; or (E) to the Classes of Group V-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group V-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall; (C) to the Classes of Group III-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group III-A Unpaid Interest Shortfall; (D) to the Classes of Group IV-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group IV-A Unpaid Interest Shortfall; or (E) to the Classes of Group V-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group V-A Unpaid Interest Shortfall;

            third, (A) to the Group I-A Certificates in an aggregate amount up to the Group I-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i); (B) to the Group II-A Certificates in an aggregate amount up to the Group II-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with
Section 4.01(b)(ii); (C) to the Group III-A Certificates in an aggregate amount up to the Group III-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(iii); (D) to the Group IV-A Certificates in an aggregate amount up to the Group IV-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(iv); or (E) to the Group V-A Certificates in an aggregate amount up to the Group V-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(v);

               (ii) to the Class B Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount and Group V Pool Distribution Amount, as follows:

            first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount.

            fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount.

            seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount.

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount.

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount.

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; and

            nineteenth, to the Holder of the Class I-A-R Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class I-A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) (i) On each Distribution Date prior to the Subordination Depletion Date, the Group I-A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates sequentially to the Class I-A-R and Class I-A-1 Certificates.

               (ii) On each Distribution Date prior to the Subordination Depletion Date, the Group II-A Principal Distribution Amount will be distributed to the Class II-A Certificates.

               (iii) On each Distribution Date prior to the Subordination Depletion Date, the Group III-A Principal Distribution Amount will be distributed to the Class III-A Certificates.

               (iv) On each Distribution Date prior to the Subordination Depletion Date, the Group IV-A Principal Distribution Amount will be distributed to the Class IV-A Certificates.

               (v) On each Distribution Date prior to the Subordination Depletion Date, the Group V-A Principal Distribution Amount will be distributed to the Class V-A Certificates.

               (vi) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates or Group V-A Certificates have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the preceding six months as a percentage of the Class B Principal Balance is greater than or equal to 100%, the remaining Group or Groups of Class A Certificates will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i), (ii),
      (iii), (iv) or (v) above and until the aggregate Principal Balance of each such Group of Class A Certificates has been reduced to zero, amounts representing Unscheduled Principal Receipts (other than Final Liquidation Proceeds) otherwise distributable (without regard to this Clause (vi)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only from the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance or Group V-A Principal Balance (after giving effect to all distributions on such Distribution
      Date) is greater than the Group I-A Pool Balance, Group II-A Pool Balance, Group III-A Pool Balance, Group IV-A Pool Balance or Group V-A Pool Balance, respectively (the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates or Group V-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount, Group II Interest Shortfall Amount, Group III Interest Shortfall Amount, Group IV Interest Shortfall Amount or Group V Interest Shortfall Amount, as applicable, arising on such Distribution
      Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i), (ii), (iii), (iv) or (v) above and until the aggregate Principal Balance of the Class A Certificates of the Undercollateralized Group equals the applicable Pool Balance, all amounts otherwise distributable (without regard to this Clause (vi)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above (such amount, the "Undercollateralized Amount"). If two or more Groups remain outstanding, the distributions described in this
      Section 4.01(b)(vi)(X) will be made among such outstanding Groups in proportion to the Group A Principal Balances of such Groups (after distributions pursuant to Section 4.01(b)(vi)(Y) shall be made to such Groups pro rata in proportion to the amount by which the Group A Principal Balance of each such Group exceeds the Pool Balance of the related Loan Group.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, (I) the Group I-A Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates, (II) the Group II-A Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates, (III) the Group III-A Principal Distribution Amount shall be distributed among the Classes of Group III-A Certificates, (IV) the Group IV-A Principal Distribution Amount shall be distributed among the Classes of Group IV-A Certificates and (V) the Group V-A Principal Distribution Amount shall be distributed among the Classes of Group V-A Certificates pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i), (ii), (iii), (iv) or (v).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds) with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds); or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds); or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds); or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds); or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds).

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates would reduce the Principal Balances of such Classes of Class B Certificates below zero, first the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group III Class B Prepayment Percentage, Group IV Class B Prepayment Percentage and Group V Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage, Group II Class B Percentage, Group III Class B Percentage, Group IV Class B Percentage and Group V Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage, Group III Subordinated Prepayment Percentage, Group IV Subordinated Prepayment Percentage and Group V Subordinated Prepayment Percentages and Group I Subordinated Percentage, Group II Subordinated Percentage, Group III Subordinated Percentage, Group IV Subordinated Percentage and Group V Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage, Group III Subordinated Prepayment Percentage, Group IV Subordinated Prepayment Percentage or Group V Subordinated Prepayment Percentage or Group I Subordinated Percentage, Group II Subordinated Percentage, Group III Subordinated Percentage, Group IV Subordinated Percentage or Group V Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds) shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group III Class B Prepayment Percentage, Group IV Class B Prepayment Percentage and Group V Class B Prepayment Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds) in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage, Group III Subordinated Prepayment Percentage, Group IV Subordinated Prepayment Percentage and Group V Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages, Group II Class B Prepayment Percentages, Group III Class B Prepayment Percentages, Group IV Class B Prepayment Percentages and Group V Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive Unscheduled Principal Receipts (other than Final Liquidation Proceeds) for the purpose of applying the definition of its Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group III Class B Prepayment Percentage, Group IV Class B Prepayment Percentage or Group V Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.17, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount, Group II-A Distribution Amount, Group III-A Distribution Amount, Group IV-A Distribution Amount or Group V-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02      ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses occurring with respect to Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans will be allocated as follows:

            first,  to  the  Class  B-6  Certificates   until  the  Class  B-6
Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, to the Group I-A Certificates; (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, to the Group II-A Certificates; (iii) with respect to such losses occurring with respect to Group III Mortgage Loans, to the Group III-A Certificates; (iv) with respect to such losses occurring with respect to Group IV Mortgage Loans, to the Group IV-A Certificates; and (v) with respect to such losses occurring with respect to Group V Mortgage Loans, to the Group V-A Certificates.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) [Intentionally Left Blank]

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) With respect to any Distribution Date, the interest portion of Realized Losses occurring with respect to Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans will be allocated after the Subordination Depletion Date among the outstanding Classes of Group I-A, Group II-A, Group III-A, Group IV-A and Group V-A Certificates, respectively, based on their Group I-A Interest Percentage, Group II-A Interest Percentage, Group III-A Interest Percentage, Group IV-A Interest Percentage and Group V-A Interest Percentage.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            SECTION 4.03      PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

              (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

             (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee or an affiliate of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04      STATEMENTS TO CERTIFICATEHOLDERS;
                              REPORT TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

               (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates, Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, Current Group III-A Interest Distribution Amount allocated to each Class of Group III-A Certificates, Current Group IV-A Interest Distribution Amount allocated to each Class of Group IV-A Certificates and Current Group V-A Interest Distribution Amount allocated to each Class of Group V-A Certificates, (c) any Group I Interest Shortfall Amounts, Group II Interest Shortfall Amounts, Group III Interest Shortfall Amounts, Group IV Interest Shortfall Amounts or Group V Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution and (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date;

               (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution and (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date;

               (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

               (vi) the number of Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans outstanding as of the preceding Determination Date;

               (vii) the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance, the Group V-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group III Adjusted Pool Amount, the Group IV Adjusted Pool Amount, the Group V Adjusted Pool Amount, the Group I Pool Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Balance of the Group II Mortgage Loans for such Distribution Date, the Group III Pool Balance of the Group III Mortgage Loans for such Distribution Date, the Group IV Pool Balance of the Group IV Mortgage Loans for such Distribution Date and the Group V Pool Balance of the Group V Mortgage Loans for such Distribution Date;

               (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

               (x) the Group I-A Percentage, Group II-A Percentage, Group III-A Percentage, Group IV-A Percentage and Group V-A Percentage for such Distribution Date;

               (xi) the Group I-A Prepayment Percentage, Group II-A Prepayment Percentage, Group III-A Prepayment Percentage, Group IV-A Prepayment Percentage and Group V-A Prepayment Percentage for such Distribution Date;

               (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; Group III Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; Group IV Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; Group V Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

               (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages, Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages, Group III Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages, Group IV Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages, and Group V Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

               (xiv) the number and aggregate principal balances of Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xv) the number and aggregate principal balances of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xvi) the book value of any real estate with respect to Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans or Group V Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans allocated as of such Distribution Date;

               (xviii) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans allocated as of such Distribution Date;

               (xix) the unpaid principal balance of any Group I Mortgage Loan, Group II Mortgage Loan, Group III Mortgage Loan, Group IV Mortgage Loan or Group V Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xx) the amount of the aggregate Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicing Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxi) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group;

               (xxii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

      and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class I-A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount, Group II-A Distribution Amount, Group III-A Distribution Amount, Group IV-A Distribution Amount or Group V-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A, which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

            SECTION 4.05      REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                              SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-II-A, A-III-A, A-IV-A, A-V-A, A-I-A-R, B-1, B-2, B-3, B-4, B-5, B-6
and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02      REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class I-A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03      MUTILATED, DESTROYED, LOST OR STOLEN
                              CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04      PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06      MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07      DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08      NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01      LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee in its capacity as trustee hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04      RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05      COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account or Payment Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06      ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
                              SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07      INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                              SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trustee may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to any Available Master Servicing Compensation less any Compensating Interest payable on the next Distribution Date due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02      OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04      ACTION UPON CERTAIN FAILURES OF THE
                              MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Available Master Servicing Compensation less any Compensating Interest payable by the Master Servicer on the next Distribution Date, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the master servicing compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in
Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06      NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01      DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (ii) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) e Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

               (v) Each of the Trustee and the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03      THE TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE
                              LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05      TRUSTEE MAY OWN CERTIFICATES.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06      THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07      ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08      RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09      SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10      MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11      AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12      SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13      APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14      TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class II-A, Class III-A, Class IV-A, Class V-A, Class I-A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC;
(ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class I-A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15      MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01      TERMINATION UPON PURCHASE BY THE
                              SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.16. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Section 4.02(a) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02      ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (ii) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

               (iii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01     AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02     RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04     GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05     NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06     SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07     SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

               (v) the occurrence of any of the Events of Default described in
      Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee pursuant to
      Section 8.08;

               (iii) the appointment of a successor trustee pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05; and

               (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08     COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09     RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01     CUT-OFF DATE.

            The Cut-Off Date for the Certificates is September 1, 2001.

            SECTION 11.02     CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $779,049,561.71.

            SECTION 11.03     ORIGINAL GROUP PERCENTAGE.

            SECTION 11.03(A) ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 96.549956633%.

            SECTION 11.03(B) ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 96.54999196%.

            SECTION 11.03(C) ORIGINAL GROUP III-A PERCENTAGE.

            The Original Group III-A Percentage is 96.54993959%.

            SECTION 11.03(D) ORIGINAL GROUP IV-A PERCENTAGE.

            The Original Group IV-A Percentage is 96.54995313%.

            SECTION 11.03(E) ORIGINAL GROUP V-A PERCENTAGE.

            The Original Group V-A Percentage is 96.54978902%.

            SECTION 11.04     ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF
                        CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                 Original
                       Class                Principal Balance
                       -----                -----------------
              Class I-A-1                  $186,768,400.00
              Class II-A                   $236,988,500.00
              Class III-A                  $134,477,500.00
              Class IV-A                   $152,818,600.00
              Class V-A                    $ 41,118,900.00
              Class I-A-R                  $        100.00

            SECTION 11.05     [RESERVED].

            SECTION 11.06     ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

            The Original Aggregate Subordinate Percentage is 96.54995484%.

            SECTION 11.07     ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $26,877,561.71.

            SECTION 11.08     ORIGINAL SUBORDINATED PRINCIPAL BALANCE.

            SECTION 11.08(A) ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

            The Original Group I Subordinated Principal Balance is
$6,673,844.80.

            SECTION 11.08(B) ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

            The Original Group II Subordinated Principal Balance is
$8,468,278.60.

            SECTION 11.08(C) ORIGINAL GROUP III SUBORDINATED PRINCIPAL BALANCE.

            The Original Group III Subordinated Principal Balance is $4,805,342.20.

            SECTION 11.08(D) ORIGINAL GROUP IV SUBORDINATED PRINCIPAL BALANCE.

            The Original Group IV Subordinated Principal Balance is
$5,460,710.40.

            SECTION 11.08(E) ORIGINAL GROUP V SUBORDINATED PRINCIPAL BALANCE.

            The Original Group V Subordinated Principal Balance is
$1,469,385.71.

            SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                        Original
            Class                       Principal Balance
            -----                       -----------------
              Class B-1                    $8,959,000.00
              Class B-2                    $7,011,000.00
              Class B-3                    $4,674,000.00
              Class B-4                    $3,117,000.00
              Class B-5                    $1,558,000.00
              Class B-6                    $1,558,561.71

            SECTION 11.10     ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 2.30005414%.

            SECTION 11.11     ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.40011139%.

            SECTION 11.12     ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.80014956%.

            SECTION 11.13     ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.40004665%.

            SECTION 11.14     ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.20005937%.

            SECTION 11.15     CLOSING DATE.

            The Closing Date is September 28, 2001.

            SECTION 11.16     RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $77,904,956.17 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.17     WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A Certificates (other than the Class I-A-R Certificate) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class I-A-R Certificate is not eligible for wire transfer.

            SECTION 11.18     SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1, Class II-A, Class III-A, Class IV-A and Class V-A Certificates represent a $25,000 Denomination. A Single Certificate for the Class I-A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.19     SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       WELLS FARGO ASSET SECURITIES
                                          CORPORATION
                                            as Seller


                                       By:__________________________________
                                            Name:  Susan M. Hughes
                                            Title: Vice President


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                            as Master Servicer


                                       By:__________________________________
                                            Name:  Nancy E. Burgess
                                            Title: Vice President


                                       FIRST UNION NATIONAL BANK
                                          as Trustee


                                       By:__________________________________
                                            Name:
                                            Title:


Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of September, 2001, before me, a notary public in and for the State of Maryland, personally Susan M. Hughes, known to me who, being by me duly sworn, did depose and say that she resides at Potomac, Maryland; that she is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of September, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of September, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of September, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



________________________
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                  Wells Fargo Asset Securities Corporation,
              Mortgage Pass-Through Certificates, Series 2001-25
               Applicable Unscheduled Principal Receipt Period

                                  Full Unscheduled         Partial Unscheduled
Servicer                         Principal Receipts         Principal Receipts
------------------             ----------------------     --------------------
WFHM                                 Prior Month               Prior Month

                                  EXHIBIT I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-25, CLASS I-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AA 2           First Distribution Date:  October 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to the first Distribution Date will be 6.19691% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class I-A-1 Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                EXHIBIT I-A-R
                  [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-25, CLASS I-A-R


                evidencing an interest in a pool of adjustable
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AB 0           First Distribution Date:  October 25, 2001

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to the first Distribution Date will be 6.197% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class I-A-R Certificate will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                  EXHIBIT II-A
                    [FORM OF FACE OF CLASS II-A CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-25, CLASS II-A

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AC 8           First Distribution Date:  October 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A Certificates required to be distributed to Holders of the Class II-A Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A Certificates applicable to the first Distribution Date will be 6.65979% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class II-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans (based on Scheduled Principal Balances of the Group II Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                  EXHIBIT III-A
                    [FORM OF FACE OF CLASS III-A CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-25, CLASS III-A

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AD 6           First Distribution Date:  October 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A Certificates required to be distributed to Holders of the Class III-A Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group III-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class III-A Certificates applicable to the first Distribution Date will be 6.61942% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class IIII-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans (based on Scheduled Principal Balances of the Group III Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                  EXHIBIT IV-A
                    [FORM OF FACE OF CLASS IV-A CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-25, CLASS IV-A

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AE 4           First Distribution Date:  October 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A Certificates required to be distributed to Holders of the Class IV-A Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A Certificates applicable to the first Distribution Date will be 6.77620% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class IV-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group IV Mortgage Loans (based on Scheduled Principal Balances of the Group IV Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                   EXHIBIT V-A
                     [FORM OF FACE OF CLASS V-A CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-25, CLASS V-A

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AF 1           First Distribution Date:  October 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class V-A Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group V-A Distribution Amount for the Class V-A Certificates required to be distributed to Holders of the Class V-A Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group V-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class V-A Certificates applicable to the first Distribution Date will be 6.68622% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class V-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group V Mortgage Loans (based on Scheduled Principal Balances of the Group V Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class V-A Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-25, CLASS B-1

        evidencing an interest in five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AG 9           First Distribution Date:  October 25, 2001

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to the first Distribution Date will be 6.56273269% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                  EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                       MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-25, CLASS B-2

       evidencing an interest in five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AH 7           First Distribution Date:  October 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to the first Distribution Date will be 6.56273269% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                 EXHIBIT B-3
                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-25, CLASS B-3

        evidencing an interest in five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AJ 3           First Distribution Date:  October 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to the first Distribution Date will be 6.56273269% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-25, CLASS B-4

        evidencing an interest in five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AK 0           First Distribution Date:  October 25, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to the first Distribution Date will be 6.563% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-25, CLASS B-5

        evidencing an interest in five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AL 8           First Distribution Date:  October 25, 2001

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to the first Distribution Date will be 6.563% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-25, CLASS B-6

        evidencing an interest in five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  September 1, 2001

CUSIP No.: 94977Q AM 6           First Distribution Date:  October 25, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: October 25, 2031

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of five pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans" and "Group V Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to the first Distribution Date will be 6.563% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_______________________
   Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 2001-25 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-25

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s) and transfer(s)
unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
   (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
______________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________________________ account number _____________, or, if mailed by check, to _______________________________________________________. Applicable statements should be mailed to _________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H  T H A T


            WHEREAS, the Seller, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement dated as of September 28, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-25 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and


            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        __________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        __________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        __________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                        __________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

                                 EXHIBIT F-1

                   [Schedule of Mortgage Loans in Group I]

WFMBS
WFMBS   2001-25 EXHIBIT F-1
GROUP I LOANS

  (i)                         (ii)                  (iii)      (iv)        (v)         (vi)      (vii)    (viii)        (ix)
--------      ---------------------------  ------  --------   --------   --------   ---------- --------  --------    ----------
                                                                          CURRENT
                                                               CURRENT      NET
MORTGAGE                                                      MORTGAGE   MORTGAGE   CURRENT              ORIGINAL    SCHEDULED
 LOAN                                       ZIP    PROPERTY   INTEREST   INTEREST   MONTHLY     GROSS    TERM TO     MATURITY
NUMBER        CITY                 STATE    CODE     TYPE       RATE       RATE     PAYMENT     MARGIN   MATURITY      DATE
--------      ---------------------------  ------  --------   --------   --------   ---------- --------  --------    ----------
4216730       SANTA ROSA            CA      95403     SFD       6.750      6.375    $2,918.70     2.750     360       1-Aug-31
4217815       NORTHVILLE            MI      48167     SFD       6.875      6.500    $1,914.95     2.750     360       1-Aug-31
4237357       DUBLIN                CA      94568     LCO       6.750      6.375    $1,929.58     2.750     360       1-Aug-31
4237829       UNION CITY            CA      94587     SFD       6.750      6.375    $2,905.72     2.750     360       1-Aug-31
4237959       UNION CITY            CA      94587     SFD       6.875      6.500    $2,391.23     2.750     360       1-Aug-31
4238161       SAN JOSE              CA      95148     SFD       6.875      6.500    $2,512.76     2.750     360       1-Aug-31
4238298       SAN JOSE              CA      95127     SFD       6.500      6.125    $2,262.81     2.750     360       1-Aug-31
4238327       TRACY                 CA      95377     SFD       6.750      6.375    $2,464.68     2.750     360       1-Aug-31
4238400       PALO ALTO             CA      94306     SFD       6.875      6.500    $3,862.74     2.750     360       1-Aug-31
4238401       PALO ALTO             CA      94306     SFD       6.875      6.500    $3,540.85     2.750     360       1-Aug-31
4238448       MOUNTAIN VIEW         CA      94040     SFD       6.625      6.250    $2,401.17     2.750     360       1-Aug-31
4238776       SAN JOSE              CA      95124     SFD       6.750      6.375    $3,359.74     2.750     360       1-Aug-31
4238860       MONTEREY              CA      93940     SFD       6.875      6.500    $6,528.24     2.750     360       1-Aug-31
4239288       CUPERTINO             CA      95014     SFD       6.750      6.375    $2,840.86     2.750     360       1-Aug-31
4239452       REDWOOD CITY          CA      94062     SFD       6.750      6.375    $4,063.47     2.750     360       1-Aug-31
4239642       BOOTHWYN              PA      19061     SFD       6.375      6.000    $2,285.86     2.750     360       1-Aug-31
4239959       SUNNYVALE             CA      94087     SFD       6.625      6.250    $3,425.67     2.750     360       1-Aug-31
4240010       OAKTON                VA      22124     SFD       5.625      5.250    $2,256.53     2.750     360       1-Sep-31
4240561       PALO ALTO             CA      94303     SFD       6.750      6.375    $4,018.07     2.750     360       1-Aug-31
4240746       SAN JOSE              CA      95129     SFD       6.500      6.125    $2,646.47     2.750     360       1-Aug-31
4240795       BETHESDA              MD      20817     SFD       6.750      6.375    $2,931.67     2.750     360       1-Aug-31
4241088       LOS ANGELES           CA      90039     SFD       6.750      6.375    $2,853.84     2.750     360       1-Aug-31
4241123       SAN MATEO             CA      94402     SFD       6.750      6.375    $4,624.51     2.750     360       1-Aug-31
4242134       SAN CLEMENTE          CA      92672     SFD       6.750      6.375    $5,397.64     2.750     360       1-Aug-31
4242477       SAN DIEGO             CA      92130     SFD       6.750      6.375    $2,383.60     2.750     360       1-Aug-31
4242609       SAN JOSE              CA      95127     SFD       6.750      6.375    $2,566.51     2.750     360       1-Aug-31
4242628       SAN JOSE              CA      95129     SFD       6.750      6.375    $4,013.53     2.750     360       1-Aug-31
4242634       SANTA CLARA           CA      95051     SFD       6.625      6.250    $2,666.90     2.750     360       1-Aug-31
4242908       ATLANTA               GA      30319     SFD       6.375      6.000    $2,667.05     2.750     360       1-Aug-31
4243111       SAN JOSE              CA      95124     SFD       6.625      6.250    $3,054.28     2.750     360       1-Aug-31
4243478       SUNNYVALE             CA      94087     SFD       7.000      6.625    $2,727.75     2.750     360       1-Aug-31
4243717       HERMOSA BEACH         CA      90254     SFD       6.875      6.500    $2,364.95     2.750     360       1-Sep-31
4243748       ALAMO                 CA      94507     SFD       6.750      6.375    $3,314.34     2.750     360       1-Aug-31
4244354       TRABUCO CANYON        CA      92679     SFD       6.750      6.375    $3,178.14     2.750     360       1-Aug-31
4244435       SAN JOSE              CA      95133     SFD       6.875      6.500    $3,153.26     2.750     360       1-Aug-31
4244740       CLAYTON               CA      94517     SFD       6.875      6.500    $2,522.61     2.750     360       1-Aug-31
4244970       OAKLAND               CA      94602     SFD       6.875      6.500    $1,898.53     2.750     360       1-Aug-31
4245226       NEWPORT BEACH         CA      92663     SFD       6.750      6.375    $6,485.99     2.750     360       1-Aug-31
4245253       LIVERMORE             CA      94550     SFD       6.875      6.500    $3,284.65     2.750     360       1-Aug-31
4245360       SARATOGA              CA      95070     SFD       6.500      6.125    $3,310.78     2.750     360       1-Aug-31
4245452       FREMONT               CA      94539     SFD       6.875      6.500    $2,430.64     2.750     360       1-Aug-31
4245586       SAN JOSE              CA      95124     SFD       6.625      6.250    $3,777.84     2.750     360       1-Aug-31
4245613       CUPERTINO             CA      95014     SFD       6.750      6.375    $5,949.60     2.750     360       1-Aug-31
4245761       PALO ALTO             CA      94303     SFD       6.500      6.125    $4,108.44     2.750     360       1-Aug-31
4245886       SANTA CLARA           CA      95051     SFD       6.750      6.375    $2,302.53     2.750     360       1-Aug-31
4246679       MILPITAS              CA      95035     SFD       6.625      6.250    $2,273.11     2.750     360       1-Aug-31
4247442       WELLESLEY             MA      02482     SFD       6.500      6.125    $2,942.28     2.750     360       1-Aug-31
4247702       FREMONT               CA      94539     SFD       6.750      6.375    $3,891.59     2.750     360       1-Aug-31
4247710       SARATOGA              CA      95070     SFD       6.500      6.125    $4,108.45     2.750     360       1-Aug-31
4247776       SAN JOSE              CA      95120     SFD       6.875      6.500    $5,452.51     2.750     360       1-Aug-31
4247895       SAN JOSE              CA      95120     SFD       6.500      6.125    $2,970.72     2.750     360       1-Aug-31
4247905       SANTA CLARA           CA      95054     SFD       6.750      6.375    $2,270.10     2.750     360       1-Aug-31
4247916       LOS ALTOS             CA      94024     SFD       6.750      6.375    $6,485.99     2.750     360       1-Aug-31
4247954       SANTA CLARA           CA      95051     SFD       6.750      6.375    $2,357.66     2.750     360       1-Aug-31
4247993       PALO ALTO             CA      94306     LCO       6.625      6.250    $4,155.62     2.750     360       1-Aug-31
4248036       LAKE BARRINGTON       IL      60010     SFD       6.750      6.375    $2,497.11     2.750     360       1-Jul-31
4248151       UNION CITY            CA      94587     SFD       6.500      6.125    $2,515.64     2.750     360       1-Aug-31
4248226       LITTLETON             CO      80127     SFD       6.250      5.875    $2,490.99     2.750     360       1-Jul-31
4248435       SARATOGA              CA      95070     SFD       6.750      6.375    $6,447.07     2.750     360       1-Aug-31
4248484       FREMONT               CA      94539     SFD       6.625      6.250    $2,561.24     2.750     360       1-Aug-31
4248486       MOUNTAIN VIEW         CA      94043     SFD       6.625      6.250    $3,528.12     2.750     360       1-Sep-31
4248535       SAN JOSE              CA      95136     SFD       5.875      5.500    $2,809.81     2.750     360       1-Aug-31
4248658       FREMONT               CA      94536     SFD       6.500      6.125    $2,136.39     2.750     360       1-Aug-31
4248921       SAN RAMON             CA      94583     SFD       6.500      6.125    $2,853.79     2.750     360       1-Aug-31
4248929       CUPERTINO             CA      95014     SFD       6.625      6.250    $3,011.39     2.750     360       1-Aug-31
4248942       CUPERTINO             CA      95014     SFD       6.625      6.250    $6,390.31     2.750     360       1-Aug-31
4249046       SAN JOSE              CA      95134     SFD       6.750      6.375    $2,053.14     2.750     360       1-Aug-31
4249078       PALO ALTO             CA      94303     SFD       6.500      6.125    $5,056.55     2.750     360       1-Aug-31
4249115       SUNNYVALE             CA      94086     SFD       6.750      6.375    $3,108.74     2.750     360       1-Aug-31
4249491       SAN FRANCISCO         CA      94132     SFD       6.500      6.125    $3,438.46     2.750     360       1-Aug-31
4249555       MONTEREY              CA      93940     SFD       6.750      6.375    $3,096.41     2.750     360       1-Aug-31
4249586       SAN JOSE              CA      95111     SFD       6.750      6.375    $2,957.61     2.750     360       1-Aug-31
4249622       GREENBRAE             CA      94904     SFD       7.125      6.750    $2,573.61     2.750     360       1-Aug-31
4249690       HAYWARD               CA      94544     SFD       6.750      6.375    $2,756.55     2.750     360       1-Aug-31
4250126       SAN JOSE              CA      95121     SFD       6.625      6.250    $3,713.81     2.750     360       1-Aug-31
4250392       MILPITAS              CA      95035     SFD       6.750      6.375    $2,315.50     2.750     360       1-Aug-31
4250421       PALO ALTO             CA      94306     SFD       6.375      6.000    $3,318.99     2.750     360       1-Aug-31
4250442       SAN JOSE              CA      95135     LCO       6.750      6.375    $2,471.16     2.750     360       1-Aug-31
4250857       SAN JOSE              CA      95136     LCO       6.750      6.375    $2,211.72     2.750     360       1-Aug-31
4250872       NAPERVILLE            IL      60565     SFD       6.500      6.125    $1,848.80     2.750     360       1-Sep-31
4250910       SANTA CLARA           CA      95054     SFD       6.625      6.250    $2,032.99     2.750     360       1-Aug-31
4251198       SAN JOSE              CA      95118     SFD       6.750      6.375    $2,724.12     2.750     360       1-Aug-31
4251238       WILDWOOD              MO      63038     SFD       6.875      6.500    $2,022.36     2.750     360       1-Aug-31
4251387       PALO ALTO             CA      94306     LCO       6.875      6.500    $2,874.07     2.750     360       1-Aug-31
4251459       CUPERTINO             CA      95014     SFD       6.625      6.250    $4,104.40     2.750     360       1-Aug-31
4251560       MOUNTAIN VIEW         CA      94040     SFD       6.750      6.375    $2,827.89     2.750     360       1-Aug-31
4251621       SAN JOSE              CA      95129     SFD       6.625      6.250    $2,817.37     2.750     360       1-Aug-31
4251673       LAFAYETTE             CA      94549     SFD       6.750      6.375    $4,215.89     2.750     360       1-Aug-31
4251829       FREMONT               CA      94539     SFD       6.875      6.500    $4,138.66     2.750     360       1-Aug-31
4251841       FREMONT               CA      94536     SFD       6.500      6.125    $2,709.05     2.750     360       1-Aug-31
4252306       CORONADO              CA      92118     HCO       7.000      6.625    $2,315.26     2.750     360       1-Aug-31
4252368       ALAMO                 CA      94507     SFD       6.750      6.375    $4,131.57     2.750     360       1-Aug-31
4252887       CAMPBELL              CA      95008     SFD       6.500      6.125    $3,792.41     2.750     360       1-Aug-31
4253668       FREMONT               CA      94539     SFD       6.750      6.375    $4,267.78     2.750     360       1-Aug-31
4253900       SAN CARLOS            CA      94070     LCO       6.875      6.500    $3,609.83     2.750     360       1-Aug-31
4254436       SALINAS               CA      93907     SFD       7.000      6.625    $2,361.83     2.750     360       1-Aug-31
4254638       SAN JOSE              CA      95148     SFD       6.625      6.250    $2,260.30     2.750     360       1-Aug-31
4254920       FREMONT               CA      94539     SFD       6.750      6.375    $3,359.74     2.750     360       1-Aug-31
4255010       KANSAS CITY           MO      64113     SFD       6.250      5.875    $3,060.11     2.750     360       1-Aug-31
4255417       SIMSBURY              CT      06070     SFD       5.375      5.000    $1,702.32     2.750     360       1-Aug-31
4255443       SARATOGA              CA      95070     SFD       6.500      6.125    $3,678.64     2.750     360       1-Aug-31
4255555       NEWPORT COAST AREA    CA      92657     SFD       6.750      6.375    $6,485.99     2.750     360       1-Aug-31
4256136       FREMONT               CA      94539     SFD       6.125      5.750    $2,916.54     2.750     360       1-Aug-31
4256204       BURLINGAME            CA      94010     SFD       6.625      6.250    $2,977.45     2.750     360       1-Aug-31
4256307       UNION CITY            CA      94587     SFD       6.750      6.375    $2,133.89     2.750     360       1-Aug-31
4256389       CANTON                MA      02021     SFD       6.500      6.125    $2,943.42     2.750     360       1-Aug-31
4256415       FREMONT               CA      94555     LCO       6.875      6.500    $1,839.41     2.750     360       1-Aug-31
4256425       SAN FRANCISCO         CA      94107     HCO       6.875      6.500    $3,389.76     2.750     360       1-Aug-31
4256431       PALO ALTO             CA      94303     SFD       6.750      6.375    $3,243.00     2.750     360       1-Aug-31
4256484       SAN JOSE              CA      95133     SFD       6.625      6.250    $2,561.25     2.750     360       1-Aug-31
4256757       SAN JOSE              CA      95131     SFD       6.500      6.125    $2,528.28     2.750     360       1-Sep-31
4256904       HALF MOON BAY         CA      94019     SFD       6.750      6.375    $2,659.26     2.750     360       1-Aug-31
4257700       PALO ALTO             CA      94303     SFD       6.875      6.500    $4,270.04     2.750     360       1-Aug-31
4257835       WELLESLEY             MA      02482     SFD       6.625      6.250    $3,905.90     2.750     360       1-Aug-31
4257923       PALO ALTO             CA      94303     LCO       6.875      6.500    $2,415.53     2.750     360       1-Aug-31
4258441       CASTLE ROCK           CO      80104     SFD       6.875      6.500    $3,100.71     2.750     360       1-Aug-31
4258757       FREMONT               CA      94536     SFD       6.750      6.375    $2,542.51     2.750     360       1-Aug-31
4258866       FREMONT               CA      94536     SFD       6.500      6.125    $2,515.64     2.750     360       1-Aug-31
4258995       FREMONT               CA      94539     SFD       6.875      6.500    $3,153.26     2.750     360       1-Aug-31
4259426       CENTER VALLEY         PA      18034     SFD       6.500      6.125    $2,138.92     2.750     360       1-Aug-31
4259449       MILPITAS              CA      95035     SFD       6.500      6.125    $2,809.55     2.750     360       1-Aug-31
4259516       FREMONT               CA      94536     SFD       6.875      6.500    $2,299.26     2.750     360       1-Aug-31
4259599       FREMONT               CA      94539     SFD       6.625      6.250    $2,868.60     2.750     360       1-Aug-31
4259772       SAN DIEGO             CA      92130     SFD       6.750      6.375    $3,246.24     2.750     360       1-Sep-31
4260033       EVANSTON              IL      60201     SFD       6.500      6.125    $2,066.87     2.750     360       1-Aug-31
4261200       MISSION VIEJO         CA      92691     SFD       6.750      6.375    $1,997.69     2.750     360       1-Aug-31
4261436       SOUTH SAN FRANCISCO   CA      94080     SFD       6.750      6.375    $3,015.99     2.750     360       1-Aug-31
4261534       DALY CITY             CA      94015     SFD       6.875      6.500    $2,253.27     2.750     360       1-Aug-31
4262061       SAN JOSE              CA      95133     SFD       6.875      6.500    $2,384.66     2.750     360       1-Aug-31
4262766       CUPERTINO             CA      95014     SFD       6.500      6.125    $2,528.28     2.750     360       1-Aug-31
4263067       FREMONT               CA      94538     SFD       6.875      6.500    $2,233.56     2.750     360       1-Aug-31
4263239       DIAMOND BAR           CA      91789     SFD       6.375      6.000    $2,183.55     2.750     360       1-Aug-31
4263542       LARKSPUR              CA      94939     SFD       6.875      6.500    $3,777.35     2.750     360       1-Aug-31
4264309       HALF MOON BAY         CA      94019     SFD       6.750      6.375    $2,918.70     2.750     360       1-Aug-31
4265313       CUPERTINO             CA      95014     SFD       6.875      6.500    $2,627.72     2.750     360       1-Aug-31
4265402       PLEASANTON            CA      94588     SFD       6.875      6.500    $2,089.03     2.750     360       1-Aug-31
4265517       REDWOOD CITY          CA      94065     LCO       6.875      6.500    $2,470.06     2.750     360       1-Aug-31
4265528       MILPITAS              CA      95035     SFD       6.500      6.125    $3,476.38     2.750     360       1-Aug-31
4266667       FREMONT               CA      94539     SFD       6.750      6.375    $3,791.06     2.750     360       1-Aug-31
4267117       DANVILLE              CA      94526     SFD       6.750      6.375    $3,394.76     2.750     360       1-Aug-31
4267611       PEMBROKE              MA      02359     SFD       6.375      6.000    $3,818.09     2.750     360       1-Aug-31
4268012       CUPERTINO             CA      95014     SFD       6.875      6.500    $2,627.72     2.750     360       1-Aug-31
4269123       SAN DIEGO             CA      92109     SFD       6.375      6.000    $2,994.58     2.750     360       1-Aug-31
4269137       CHARLOTTESVILLE       VA      22902     SFD       6.625      6.250    $1,920.94     2.750     360       1-Aug-31
4269458       RALEIGH               NC      27613     SFD       5.625      5.250    $2,581.25     2.750     360       1-Aug-31
4269460       SAN JOSE              CA      95129     SFD       6.625      6.250    $2,535.64     2.750     360       1-Aug-31
4269562       MILL VALLEY           CA      94941     PUD       7.000      6.625    $3,326.52     2.750     360       1-Sep-31
4269732       FREMONT               CA      94539     SFD       6.625      6.250    $3,003.06     2.750     360       1-Sep-31
4270764       FREMONT               CA      94536     SFD       6.625      6.250    $2,433.19     2.750     360       1-Sep-31
4270999       CUPERTINO             CA      95014     SFD       6.375      6.000    $3,406.33     2.750     360       1-Aug-31
4271709       FREMONT               CA      94538     SFD       6.875      6.500    $1,839.41     2.750     360       1-Aug-31
4272136       SAN JOSE              CA      95129     SFD       6.375      6.000    $3,431.29     2.750     360       1-Sep-31
4272263       SUNNYVALE             CA      94087     SFD       6.750      6.375    $3,995.37     2.750     360       1-Aug-31
4272288       SAN JOSE              CA      95120     SFD       6.625      6.250    $2,205.24     2.750     360       1-Aug-31
4273590       SAN JOSE              CA      95124     SFD       6.500      6.125    $2,275.45     2.750     360       1-Aug-31
4273616       ALBANY                CA      94706     SFD       6.875      6.500    $3,120.42     2.750     360       1-Aug-31
4274024       MOUNTAIN VIEW         CA      94043     SFD       6.750      6.375    $2,743.57     2.750     360       1-Aug-31
4274613       FREMONT               CA      94539     SFD       6.875      6.500    $5,583.90     2.750     360       1-Aug-31
4275002       BROOKFIELD            CT      06804     SFD       6.500      6.125    $2,360.78     2.750     360       1-Sep-31
4275492       FREMONT               CA      94539     SFD       6.625      6.250    $2,305.12     2.750     360       1-Aug-31
5710936       AUSTIN                TX      78746     SFD       6.500      6.125    $3,907.66     2.750     360       1-Aug-31
5851966       PORTLAND              OR      97229     SFD       5.375      5.000    $1,691.12     2.750     360       1-Jul-31
5899631       HOUSTON               TX      77042     SFD       6.000      5.625    $2,086.44     2.750     360       1-Aug-31
5913489       MORGAN HILL           CA      95037     SFD       6.000      5.625    $3,881.79     2.750     360       1-Aug-31
5917910       DARIEN                CT      06820     SFD       5.500      5.125    $5,264.54     2.750     360       1-Sep-31
5952571       SAN FRANCISCO         CA      94103     HCO       5.875      5.500    $1,798.28     2.750     360       1-Sep-31
5964648       BOULDER CREEK         CA      95006     SFD       6.875      6.500    $2,312.39     2.750     360       1-Jul-31
5969167       SAN JOSE              CA      95135     LCO       6.875      6.500    $2,253.27     2.750     360       1-Jul-31
5971504       CUPERTINO             CA      95014     SFD       6.250      5.875    $2,801.52     2.750     360       1-Aug-31
5980748       MEQUON                WI      53092     SFD       5.875      5.500    $3,076.00     2.750     360       1-Sep-31
5981450       CARLSBAD              CA      92008     SFD       6.000      5.625    $2,398.21     2.750     360       1-Aug-31
5981622       ALLOWAY               NJ      08001     SFD       5.000      4.625    $1,717.83     2.750     360       1-Jul-31
5984113       BIRMINGHAM            AL      35242     SFD       5.625      5.250    $2,935.85     2.750     360       1-Jul-31
5984443       PONTE VEDRA BEACH     FL      32082     SFD       5.875      5.500    $4,732.31     2.750     360       1-Jul-31
5985988       SAN RAFAEL            CA      94901     LCO       6.875      6.500    $2,660.57     2.750     360       1-Jul-31
5986399       CINCINNATI            OH      45243     SFD       6.500      6.125    $4,337.89     2.750     360       1-Aug-31
5987748       PLYMOUTH              MN      55447     SFD       5.125      4.750    $2,809.56     2.750     360       1-Sep-31
5987845       SAN JOSE              CA      95123     SFD       7.125      6.750    $2,408.55     2.750     360       1-Jul-31
5988485       SAN FRANCISCO         CA      94110     SFD       6.875      6.500    $2,135.02     2.750     360       1-Jul-31
5989195       PALO ALTO             CA      94301     SFD       6.625      6.250    $5,314.59     2.750     360       1-Jul-31
5989258       DANVILLE              CA      94506     SFD       6.375      6.000    $4,647.83     2.750     360       1-Jun-31
5989862       BRANDON               MI      48462     SFD       5.875      5.500    $1,774.91     2.750     360       1-Jun-31
5991924       SAN JOSE              CA      95123     SFD       6.875      6.500    $3,409.47     2.750     360       1-Jul-31
5993322       OAK PARK              CA      91377     SFD       6.250      5.875    $3,337.19     2.750     360       1-Jul-31
5994721       RANDOLPH              NJ      07869     SFD       6.125      5.750    $2,788.94     2.750     360       1-Sep-31
5997104       SAN JOSE              CA      95120     SFD       7.000      6.625    $2,029.18     2.750     360       1-Jun-31
5998064       RANCHO PALOS VERDES   CA      90275     SFD       6.750      6.375    $4,013.21     2.750     360       1-Sep-31
6007187       FAIRFIELD             CT      06430     SFD       5.500      5.125    $2,056.31     2.750     360       1-Aug-31
6007483       DANVILLE              CA      94506     SFD       6.875      6.500    $2,562.03     2.750     360       1-Jul-31
6008081       SUNNYVALE             CA      94087     PUD       7.000      6.625    $2,588.03     2.750     360       1-Jul-31
6008105       SAMMAMISH             WA      98075     SFD       6.250      5.875    $3,448.02     2.750     360       1-Jul-31
6009043       SAN JOSE              CA      95134     LCO       6.875      6.500    $2,713.12     2.750     360       1-Jun-31
6009535       CAMPBELL              CA      95008     SFD       6.375      6.000    $2,932.78     2.750     360       1-Jul-31
6010249       MILPITAS              CA      95035     PUD       6.875      6.500    $2,162.61     2.750     360       1-Jul-31
6010291       HAYWARD               CA      94542     SFD       6.500      6.125    $1,889.89     2.750     360       1-Jul-31
6011185       LOS ALTOS             CA      94022     SFD       6.750      6.375    $3,534.86     2.750     360       1-Jul-31
6011546       LOS GATOS             CA      95032     SFD       6.875      6.500    $4,204.35     2.750     360       1-Jul-31
6011960       MILLBRAE              CA      94030     SFD       6.875      6.500    $2,877.35     2.750     360       1-Jun-31
6012044       FREMONT               CA      94539     SFD       6.875      6.500    $2,496.33     2.750     360       1-Jul-31
6012154       FREMONT               CA      94539     SFD       6.875      6.500    $2,299.26     2.750     360       1-Jul-31
6013057       SAN FRANCISCO         CA      94109     HCO       6.875      6.500    $3,107.28     2.750     360       1-Jul-31
6013464       LOS ALTOS             CA      94022     SFD       7.000      6.625    $4,850.06     2.750     360       1-Jul-31
6013469       CUPERTINO             CA      95014     SFD       6.625      6.250    $3,355.23     2.750     360       1-Jul-31
6013517       CLAYTON               CA      94517     SFD       6.875      6.500    $2,364.95     2.750     360       1-Jul-31
6013552       NEWARK                CA      94560     SFD       7.000      6.625    $2,562.42     2.750     360       1-Jul-31
6014222       CHESTNUT HILL         MA      02467     SFD       6.625      6.250    $3,329.62     2.750     360       1-Aug-31
6014987       BELMONT               CA      94002     SFD       6.875      6.500    $2,286.12     2.750     360       1-Jul-31
6015070       NEWARK                CA      94560     SFD       6.875      6.500    $2,154.73     2.750     360       1-Jun-31
6015187       ALAMO                 CA      94507     SFD       6.750      6.375    $2,205.23     2.750     360       1-Aug-31
6015480       FREMONT               CA      94555     LCO       6.875      6.500    $2,058.82     2.750     360       1-Jul-31
6015651       SAN JOSE              CA      95120     SFD       6.625      6.250    $3,565.90     2.750     360       1-Jul-31
6016106       LOS ALTOS HILLS       CA      94022     SFD       6.625      6.250    $5,474.66     2.750     360       1-Jul-31
6016217       SARATOGA              CA      95070     SFD       7.000      6.625    $4,590.59     2.750     360       1-Jul-31
6016300       FREMONT               CA      94536     SFD       6.750      6.375    $3,178.14     2.750     360       1-Jul-31
6016352       SUNNYVALE             CA      94085     SFD       7.000      6.625    $2,607.99     2.750     360       1-Jul-31
6016370       CUPERTINO             CA      95014     SFD       6.500      6.125    $3,868.26     2.750     360       1-Jul-31
6016394       UNION CITY            CA      94587     SFD       6.875      6.500    $2,989.03     2.750     360       1-Jul-31
6016407       RICHMOND              VA      23233     SFD       5.750      5.375    $3,338.04     2.750     360       1-Aug-31
6016423       CUPERTINO             CA      95014     SFD       6.750      6.375    $2,659.26     2.750     360       1-Jul-31
6016473       SAN DIEGO             CA      92120     SFD       6.750      6.375    $1,952.29     2.750     360       1-Jul-31
6017041       SUNNYVALE             CA      94087     SFD       6.875      6.500    $2,857.65     2.750     360       1-Jul-31
6017259       MENLO PARK            CA      94025     SFD       6.750      6.375    $2,334.96     2.750     360       1-Jul-31
6017262       PLYMOUTH              MI      48170     SFD       4.875      4.500    $2,069.21     2.750     360       1-Jul-31
6017750       SUNNYVALE             CA      94086     SFD       6.750      6.375    $1,910.77     2.750     360       1-Jul-31
6017796       CUPERTINO             CA      95014     SFD       6.500      6.125    $3,460.58     2.750     360       1-Jul-31
6017952       SAN CARLOS            CA      94070     SFD       6.875      6.500    $6,556.15     2.750     360       1-Jul-31
6018134       FREMONT               CA      94555     SFD       6.875      6.500    $2,667.14     2.750     360       1-Jul-31
6018143       FREMONT               CA      94538     SFD       6.875      6.500    $2,228.31     2.750     360       1-Jul-31
6018277       ALEXANDRIA            VA      22314     PUD       7.625      7.250    $2,111.35     2.750     360       1-Jun-31
6018302       MOUNTAIN VIEW         CA      94041     SFD       6.500      6.125    $2,907.52     2.750     360       1-Jul-31
6018366       SAN JOSE              CA      95135     SFD       6.625      6.250    $4,469.38     2.750     360       1-Aug-31
6018486       SAN JOSE              CA      95125     SFD       6.750      6.375    $2,860.32     2.750     360       1-Jul-31
6018544       BETHESDA              MD      20814     SFD       6.375      6.000    $2,275.88     2.750     360       1-Aug-31
6019034       ALAMO                 CA      94507     SFD       6.625      6.250    $1,991.37     2.750     360       1-Jul-31
6019098       BIG BEAR CITY         CA      92314     SFD       6.875      6.500    $3,218.96     2.750     360       1-Aug-31
6019128       CUPERTINO             CA      95014     SFD       6.875      6.500    $1,872.25     2.750     360       1-Jul-31
6019803       LEESBURG              VA      20176     SFD       6.125      5.750    $2,214.75     2.750     360       1-Aug-31
6019807       PLEASANTON            CA      94588     SFD       6.875      6.500    $3,189.06     2.750     360       1-Jun-31
6019823       SAN JOSE              CA      95135     SFD       6.750      6.375    $3,729.44     2.750     360       1-Jul-31
6019864       FREMONT               CA      94539     SFD       6.625      6.250    $3,265.59     2.750     360       1-Jul-31
6019893       CARMEL VALLEY         CA      93924     SFD       6.875      6.500    $2,016.77     2.750     360       1-Aug-31
6019907       PIEDMONT              CA      94611     SFD       7.000      6.625    $5,781.48     2.750     360       1-Aug-31
6020022       FREMONT               CA      94539     SFD       6.375      6.000    $2,495.48     2.750     360       1-Jul-31
6020189       RAMONA                CA      92065     SFD       6.875      6.500    $3,494.87     2.750     360       1-Jul-31
6020371       ALAMEDA               CA      94502     SFD       6.750      6.375    $2,905.72     2.750     360       1-Jul-31
6020486       SAN JOSE              CA      95123     SFD       6.875      6.500    $2,016.78     2.750     360       1-Jul-31
6021135       LAFAYETTE             CA      94549     SFD       6.875      6.500    $6,569.29     2.750     360       1-Jul-31
6021188       DAVIS                 CA      95616     SFD       6.875      6.500    $2,956.18     2.750     360       1-Jul-31
6021318       RESTON                VA      20191     SFD       5.875      5.500    $2,307.00     2.750     360       1-Sep-31
6021378       SAN JOSE              CA      95117     SFD       6.750      6.375    $2,289.56     2.750     360       1-Jul-31
6021540       SAN JOSE              CA      95129     SFD       6.875      6.500    $2,870.78     2.750     360       1-Jul-31
6021636       CASTRO VALLEY         CA      94552     SFD       6.875      6.500    $2,253.27     2.750     360       1-Jul-31
6021836       SAN JOSE              CA      95124     SFD       6.375      6.000    $3,119.35     2.750     360       1-Jul-31
6022233       SAN JOSE              CA      95129     SFD       6.750      6.375    $3,015.99     2.750     360       1-Jul-31
6022810       MOUNTAIN VIEW         CA      94040     SFD       7.000      6.625    $3,639.21     2.750     360       1-Aug-31
6022811       SAINT CHARLES         IL      60175     SFD       5.875      5.500    $4,055.59     2.750     360       1-Sep-31
6023018       HILLSBOROUGH          CA      94010     SFD       6.875      6.500    $4,270.04     2.750     360       1-Aug-31
6023163       SAN JOSE              CA      95124     SFD       6.875      6.500    $1,891.96     2.750     360       1-Jul-31
6023271       PALO ALTO             CA      94306     SFD       6.500      6.125    $3,286.76     2.750     360       1-Jul-31
6023453       FRANKLIN              MA      02038     SFD       6.500      6.125    $2,588.32     2.750     360       1-Aug-31
6023499       SAN JOSE              CA      95132     SFD       6.875      6.500    $2,299.26     2.750     360       1-Jul-31
6023518       FREMONT               CA      94555     SFD       6.750      6.375    $2,107.95     2.750     360       1-Jul-31
6023664       SAN JOSE              CA      95121     SFD       6.500      6.125    $4,108.45     2.750     360       1-Jul-31
6024243       SAN JOSE              CA      95124     SFD       6.750      6.375    $2,711.15     2.750     360       1-Jul-31
6024255       SAN JOSE              CA      95124     SFD       6.875      6.500    $2,167.87     2.750     360       1-Jul-31
6024544       SAN JOSE              CA      95125     SFD       6.500      6.125    $2,278.61     2.750     360       1-Jul-31
6024617       SCOTTS VALLEY         CA      95066     SFD       6.625      6.250    $2,353.15     2.750     360       1-Jul-31
6024685       SAN JOSE              CA      95121     SFD       6.375      6.000    $3,999.01     2.750     360       1-Jul-31
6025163       FREMONT               CA      94555     SFD       6.875      6.500    $2,003.64     2.750     360       1-Aug-31
6025286       PALO ALTO             CA      94306     SFD       6.875      6.500    $2,200.72     2.750     360       1-Jul-31
6025848       CUPERTINO             CA      95014     SFD       6.750      6.375    $3,826.73     2.750     360       1-Jul-31
6025901       TIBURON               CA      94920     SFD       6.875      6.500    $3,678.81     2.750     360       1-Jul-31
6026131       PALO ALTO             CA      94303     SFD       6.750      6.375    $3,787.82     2.750     360       1-Jul-31
6026278       CREVE COEUR           MO      63141     SFD       5.500      5.125    $2,555.06     2.750     360       1-Aug-31
6026351       SAN FRANCISCO         CA      94110     LCO       6.750      6.375    $2,685.20     2.750     360       1-Jul-31
6026431       MILPITAS              CA      95035     SFD       6.750      6.375    $2,127.41     2.750     360       1-Jul-31
6026770       CROWNSVILLE           MD      21032     SFD       6.375      6.000    $3,431.29     2.750     360       1-Jul-31
6027001       MIDLAND               MI      48640     SFD       6.000      5.625    $1,900.58     2.750     360       1-Sep-31
6027084       MANHATTAN BEACH       CA      90266     SFD       5.125      4.750    $5,444.87     2.750     360       1-Aug-31
6027376       SAN JOSE              CA      95135     SFD       6.500      6.125    $2,849.37     2.750     360       1-Jul-31
6027395       OAKLAND               MI      48363     SFD       4.625      4.250    $2,467.87     2.750     360       1-Jul-31
6028166       SOLANA BEACH          CA      92075     SFD       6.875      6.500    $2,837.28     2.750     360       1-Aug-31
6028184       LOS ANGELES           CA      90077     SFD       6.875      6.500    $2,762.39     2.750     360       1-Aug-31
6028332       LOS ANGELES           CA      90064     SFD       6.875      6.500    $3,113.85     2.750     360       1-Aug-31
6030436       SOUTHINGTON           CT      06489     SFD       5.125      4.750    $1,666.14     2.750     360       1-Sep-31
6030713       MANHATTAN BEACH       CA      90266     SFD       6.375      6.000    $2,938.43     2.750     360       1-Aug-31
6031012       HAYWARD               CA      94541     SFD       6.625      6.250    $3,280.32     2.750     360       1-Jul-31
6031035       LIVERMORE             CA      94550     SFD       7.000      6.625    $2,581.37     2.750     360       1-Aug-31
6031598       SAN RAMON             CA      94583     SFD       6.500      6.125    $2,591.48     2.750     360       1-Jul-31
6031905       SAN JOSE              CA      95138     SFD       6.500      6.125    $3,754.49     2.750     360       1-Aug-31
6031933       CALABASAS             CA      91302     SFD       6.875      6.500    $5,091.20     2.750     360       1-Aug-31
6032058       SAN MATEO             CA      94402     SFD       6.875      6.500    $3,284.65     2.750     360       1-Aug-31
6032407       CUPERTINO             CA      95014     SFD       7.000      6.625    $3,359.78     2.750     360       1-Aug-31
6032586       REDWOOD CITY          CA      94062     SFD       6.750      6.375    $3,242.99     2.750     360       1-Aug-31
6032926       HIGHLANDS RANCH       CO      80126     SFD       5.000      4.625    $3,489.35     2.750     360       1-Aug-31
6033119       ATLANTA               GA      30319     SFD       6.000      5.625    $2,997.76     2.750     360       1-Aug-31
6033193       FREMONT               CA      94539     SFD       6.500      6.125    $4,108.44     2.750     360       1-Sep-31
6033250       LAGUNA BEACH          CA      92651     SFD       6.750      6.375    $6,485.99     2.750     360       1-Aug-31
6033394       WESTPORT              CT      06880     SFD       5.250      4.875    $3,357.40     2.750     360       1-Aug-31
6033753       LOS GATOS             CA      95032     SFD       6.875      6.500    $4,270.04     2.750     360       1-Aug-31
6034790       RICHMOND              CA      94806     SFD       6.750      6.375    $2,257.13     2.750     360       1-Jul-31
6035229       LOS ALTOS             CA      94022     SFD       6.750      6.375    $4,215.89     2.750     360       1-Aug-31
6035443       SAN JOSE              CA      95125     SFD       6.375      6.000    $1,996.39     2.750     360       1-Aug-31
6036569       OAKLAND               NJ      07436     SFD       6.500      6.125    $2,477.71     2.750     360       1-Aug-31
6036594       CONCORD               NC      28027     SFD       5.375      5.000    $1,679.92     2.750     360       1-Aug-31
6037423       SUNNYVALE             CA      94086     SFD       5.875      5.500    $3,028.68     2.750     360       1-Sep-31
6037649       FREMONT               CA      94555     SFD       6.875      6.500    $2,533.12     2.750     360       1-Aug-31
6037900       PALO ALTO             CA      94301     SFD       7.000      6.625    $4,314.49     2.750     360       1-Aug-31
6038465       MORGAN HILL           CA      95037     SFD       6.500      6.125    $2,989.69     2.750     360       1-Aug-31
6038489       IRVING                TX      75038     SFD       6.500      6.125    $2,563.67     2.750     360       1-Jul-31
6038600       LIBERTY TOWNSHIP      OH      45044     SFD       5.375      5.000    $1,941.99     2.750     360       1-Aug-31
6038842       SAN JOSE              CA      95132     SFD       6.875      6.500    $2,562.03     2.750     360       1-Aug-31
6039230       SUNNYVALE             CA      94087     SFD       6.625      6.250    $2,830.18     2.750     360       1-Aug-31
6039257       SARATOGA              CA      95070     SFD       6.625      6.250    $5,084.07     2.750     360       1-Aug-31
6039680       LOS ALTOS             CA      94024     SFD       6.375      6.000    $2,389.43     2.750     360       1-Jul-31
6039690       SAN RAFAEL            CA      94903     SFD       6.625      6.250    $1,991.37     2.750     360       1-Aug-31
6039822       POWAY                 CA      92064     SFD       6.625      6.250    $4,085.19     2.750     360       1-Aug-31
6040164       TIBURON               CA      94920     SFD       6.500      6.125    $5,688.62     2.750     360       1-Aug-31
6041350       HUDSON                OH      44236     SFD       5.375      5.000    $2,553.47     2.750     360       1-Aug-31
6041471       PALO ALTO             CA      94306     SFD       6.500      6.125    $3,476.38     2.750     360       1-Aug-31
6041596       CAMPBELL              CA      95008     SFD       6.625      6.250    $2,490.81     2.750     360       1-Aug-31
6041660       LA MESA               CA      91941     SFD       6.750      6.375    $2,334.96     2.750     360       1-Aug-31
8320802       MILPITAS              CA      95035     LCO       6.750      6.375    $2,081.35     2.750     360       1-Jul-31
8483111       COMMERCE              MI      48382     SFD       6.625      6.250    $2,032.99     2.750     360       1-Aug-31
8557102       WHEATON               IL      60187     SFD       6.500      6.125    $4,108.44     2.750     360       1-Aug-31
8583804       LAGUNA NIGUEL         CA      92677     SFD       6.875      6.500    $2,627.72     2.750     360       1-Jun-31
8631102       LAS VEGAS             NV      89131     SFD       6.375      6.000    $3,350.18     2.750     360       1-Jul-31
8656834       MENDHAM               NJ      07945     SFD       5.500      5.125    $2,452.39     2.750     360       1-Jul-31
8657479       GOLDEN                CO      80401     SFD       6.250      5.875    $1,877.94     2.750     360       1-Jun-31
8671833       COLORADO SPRINGS      CO      80906     SFD       5.875      5.500    $4,306.40     2.750     360       1-Jun-31
8679758       BASALT                CO      81621     SFD       6.625      6.250    $1,895.32     2.750     360       1-Jun-31
8682705       GENEVA                IL      60134     SFD       7.000      6.625    $1,926.72     2.750     360       1-Jun-31
8686216       READINGTON TWP.       NJ      08889     SFD       6.500      6.125    $2,553.55     2.750     360       1-May-31
8699974       IVANHOE               IL      60060     SFD       6.500      6.125    $3,400.53     2.750     360       1-Jul-31
8708416       FREMONT               CA      94538     SFD       6.750      6.375    $2,542.50     2.750     360       1-Jul-31
8709838       MEQUON                WI      53092     SFD       6.250      5.875    $2,401.30     2.750     360       1-Jul-31
8710506       EDINA                 MN      55424     SFD       6.625      6.250    $3,841.87     2.750     360       1-Jul-31
8715376       WEST CHESTER          OH      45069     SFD       7.000      6.625    $1,962.64     2.750     360       1-Jul-31
8728627       GOLDEN                CO      80401     SFD       7.000      6.625    $2,420.04     2.750     360       1-Jul-31
8731943       SAN DIEGO             CA      92130     SFD       6.250      5.875    $1,847.15     2.750     360       1-Jul-31
8734898       TELLURIDE             CO      81435     SFD       6.500      6.125    $2,294.41     2.750     360       1-Jun-31
8740647       LAKEVILLE             MN      55044     SFD       6.250      5.875    $2,216.58     2.750     360       1-Jun-31
8740830       KIRKLAND              WA      98034     SFD       6.500      6.125    $3,062.05     2.750     360       1-Jul-31
8741246       CARBONDALE            CO      81623     SFD       6.375      6.000    $2,819.89     2.750     360       1-Aug-31
8753833       CEDAR RAPIDS          IA      52402     SFD       5.250      4.875    $2,484.92     2.750     360       1-Jul-31
8762733       PARADISE VALLEY       AZ      85253     SFD       6.125      5.750    $1,865.36     2.750     360       1-Jul-31
8765431       CHICAGO               IL      60614     LCO       6.625      6.250    $2,202.67     2.750     360       1-Jul-31
8771496       ATLANTA               GA      30327     SFD       6.000      5.625    $2,128.40     2.750     360       1-Jul-31
8771778       COLLEYVILLE           TX      76034     SFD       6.125      5.750    $2,068.66     2.750     360       1-Jul-31
8775735       WENHAM                MA      01984     SFD       6.875      6.500    $5,551.05     2.750     360       1-Jul-31
8775815       LONG GROVE            IL      60047     SFD       6.500      6.125    $3,792.41     2.750     360       1-Jul-31
8776010       EL DORADO HILLS       CA      95762     SFD       6.000      5.625    $2,317.26     2.750     360       1-Aug-31
8776146       CHICAGO               IL      60610     HCO       6.750      6.375    $2,250.64     2.750     360       1-Jul-31
8777983       PALATINE              IL      60067     SFD       6.500      6.125    $2,236.72     2.750     240       1-Jul-21
8779558       WILMETTE              IL      60091     SFD       6.500      6.125    $3,782.93     2.750     360       1-Jul-31
8780667       FRONTENAC             MO      63131     SFD       6.500      6.125    $5,938.91     2.750     360       1-Aug-31
8783142       SAN JOSE              CA      95138     SFD       6.250      5.875    $2,628.74     2.750     360       1-Aug-31
8785145       BELMONT               MA      02478     SFD       4.750      4.375    $1,506.26     2.750     360       1-Aug-31
8788109       LEAWOOD               KS      66224     SFD       6.875      6.500    $2,527.53     2.750     360       1-Aug-31
8789981       NAPERVILLE            IL      60564     SFD       6.500      6.125    $2,269.76     2.750     360       1-Jul-31
8792309       PALATINE              IL      60067     SFD       6.625      6.250    $2,471.60     2.750     360       1-Jul-31
8796920       CHICAGO               IL      60610     LCO       6.625      6.250    $1,920.93     2.750     360       1-Jul-31
8797282       NEWPORT BEACH         CA      92625     LCO       6.750      6.375    $3,275.42     2.750     360       1-Jul-31
8797604       BROOMFIELD            CO      80020     SFD       6.250      5.875    $2,216.58     2.750     360       1-Aug-31
8803133       DANVILLE              CA      94526     SFD       6.000      5.625    $3,597.30     2.750     360       1-Jul-31
8804405       WALNUT CREEK          CA      94595     SFD       6.625      6.250    $6,403.11     2.750     360       1-Jul-31
8805030       BLOOMFIELD HILLS      MI      48302     SFD       6.625      6.250    $6,403.11     2.750     360       1-Aug-31
8805346       ROCKVILLE             MD      20853     SFD       6.375      6.000    $2,245.93     2.750     360       1-Jul-31
8806548       BERWYN                PA      19312     SFD       6.000      5.625    $3,897.08     2.750     360       1-Aug-31
8818943       DE PERE               WI      54115     SFD       6.500      6.125    $4,108.44     2.750     360       1-Jul-31
8821296       WESTMONT              IL      60559     SFD       6.500      6.125    $2,085.82     2.750     360       1-Aug-31
8821676       NOVI                  MI      48377     SFD       6.750      6.375    $2,315.82     2.750     360       1-Aug-31
8829643       PRIOR LAKE            MN      55372     SFD       6.625      6.250    $2,704.19     2.750     360       1-Aug-31
9223511       REDWOOD CITY          CA      94062     SFD       6.875      6.500    $6,437.91     2.750     360       1-Jun-31
9272464       SAN JOSE              CA      95124     SFD       6.500      6.125    $2,338.66     2.750     360       1-Aug-31
9273180       TRACY                 CA      95304     SFD       6.875      6.500    $2,428.01     2.750     360       1-Aug-31
9276120       MILPITAS              CA      95035     SFD       6.750      6.375    $2,587.91     2.750     360       1-Aug-31
9279479       TOPANGA               CA      90290     SFD       7.000      6.625    $1,936.03     2.750     360       1-Jul-31
9284105       FOSTER CITY           CA      94404     LCO       6.750      6.375    $2,698.17     2.750     360       1-Aug-31
9284200       SAN JOSE              CA      95129     SFD       6.625      6.250    $2,189.87     2.750     360       1-Aug-31
9285036       DUBLIN                CA      94568     SFD       6.750      6.375    $3,035.44     2.750     360       1-Aug-31
9285069       BELMONT               CA      94002     SFD       6.625      6.250    $2,753.34     2.750     360       1-Aug-31
9291079       PLACERVILLE           CA      95667     SFD       6.875      6.500    $3,389.76     2.750     360       1-Aug-31
9291215       LAKE VILLA            IL      60046     SFD       6.875      6.500    $2,014.15     2.750     360       1-Aug-31
9291355       NEWPORT COAST         CA      92657     LCO       6.875      6.500    $2,594.87     2.750     360       1-Aug-31
9291513       HIGHLAND PARK         IL      60035     SFD       6.625      6.250    $6,211.02     2.750     360       1-Aug-31
9293157       SARATOGA              CA      95070     SFD       6.625      6.250    $5,314.59     2.750     360       1-Aug-31
9293219       SAN JUAN CAPISTRA     CA      92675     SFD       6.875      6.500    $4,549.24     2.750     360       1-Aug-31
9293977       SAN JOSE              CA      95135     SFD       6.625      6.250    $3,668.99     2.750     360       1-Aug-31
9294011       SAN JOSE              CA      95130     SFD       6.875      6.500    $1,970.79     2.275     360       1-Aug-31
9295521       PLANO                 TX      75093     SFD       6.000      5.625    $5,031.43     2.750     360       1-Aug-31
9295592       PEWAUKEE              WI      53072     SFD       6.375      6.000    $2,495.48     2.750     360       1-Aug-31
9295638       SAN JOSE              CA      95126     SFD       6.375      6.000    $2,963.39     2.750     360       1-Aug-31
9295667       PLEASANT HILL         CA      94523     SFD       6.750      6.375    $3,242.99     2.750     360       1-Aug-31
9296118       HILLSBOROUGH          CA      94010     SFD       6.500      6.125    $6,320.68     2.750     360       1-Aug-31
9296125       PINE                  CO      80470     SFD       6.375      6.000    $2,046.30     2.750     360       1-Aug-31
9296233       SAN JOSE              CA      95132     SFD       6.750      6.375    $2,464.68     2.750     360       1-Aug-31
9299951       SAN FRANCISCO         CA      94109     LCO       6.625      6.250    $2,087.42     2.750     360       1-Jun-31
9302085       CHARLOTTE             NC      28277     SFD       6.875      6.500    $1,911.67     2.750     360       1-Jun-31
9305896       BROOMFIELD            CO      80020     SFD       6.625      6.250    $4,162.02     2.750     360       1-Jul-31
9307754       SAN JOSE              CA      95132     SFD       6.625      6.250    $2,253.90     2.750     360       1-Jul-31
9308477       MILL VALLEY           CA      94941     SFD       6.750      6.375    $5,092.80     2.750     360       1-Jul-31
9312127       MORGAN HILL           CA      95037     SFD       6.625      6.250    $2,574.05     2.750     360       1-Jun-31


TABLE (CONTINUED)

   (i)            (x)          (xi)       (xii)    (xiii)    (xiv)      (xv)     (xvi)    (xvii)
--------     --------------   ------     ------    ------    ------   --------  -------  ----------
                CUT-OFF
MORTGAGE          DATE                    NEXT              PERIODIC  MORTGAGE
 LOAN          PRINCIPAL               ADJUSTMENT    LIFE     RATE    INSURANCE           SERVICE
NUMBER          BALANCE        LTV        DATE       CAP      CAP       CODE     INDEX      FEE
--------     --------------   ------     ------    ------    ------   ---------  ------   ---------
4216730       $449,612.55     57.84     1-Aug-04    12.750   2.000                1CM       0.375
4217815       $291,255.10     72.88     1-Aug-04    12.875   2.000                1CM       0.375
4237357       $297,243.86     70.00     1-Aug-04    12.750   2.000                1CM       0.375
4237829       $447,614.28     69.14     1-Aug-04    12.750   2.000                1CM       0.375
4237959       $363,694.19     69.33     1-Aug-04    12.875   2.000                1CM       0.375
4238161       $382,178.65     53.87     1-Aug-04    12.875   2.000                1CM       0.375
4238298       $357,676.36     70.61     1-Aug-04    12.500   2.000                1CM       0.375
4238327       $379,672.82     80.00     1-Aug-04    12.750   2.000                1CM       0.375
4238400       $587,506.01     80.00     1-Aug-04    12.875   2.000                1CM       0.375
4238401       $538,547.17     49.00     1-Aug-04    12.875   2.000                1CM       0.375
4238448       $374,669.14     50.00     1-Aug-04    12.625   2.000                1CM       0.375
4238776       $517,554.01     69.07     1-Aug-04    12.750   2.000                1CM       0.375
4238860       $992,915.12     75.00     1-Aug-04    12.875   2.000                1CM       0.375
4239288       $437,263.75     66.36     1-Aug-04    12.750   2.000                1CM       0.375
4239452       $625,960.59     70.00     1-Aug-04    12.750   2.000                1CM       0.375
4239642       $366,060.64     80.00     1-Aug-04    12.375   2.000                1CM       0.375
4239959       $534,527.98     79.85     1-Aug-04    12.625   2.000                1CM       0.375
4240010       $391,992.00     80.00     1-Sep-04    11.625   2.000                1CM       0.375
4240561       $618,966.62     75.55     1-Aug-04    12.750   2.000                1CM       0.375
4240746       $418,267.96     46.94     1-Aug-04    12.500   2.000                1CM       0.375
4240795       $451,610.83     47.83     1-Aug-04    12.750   2.000                1CM       0.375
4241088       $439,621.16     79.14     1-Aug-04    12.750   2.000                1CM       0.375
4241123       $712,386.12     54.85     1-Aug-04    12.750   2.000                1CM       0.375
4242134       $825,211.49     64.56     1-Aug-04    12.750   2.000                1CM       0.375
4242477       $367,183.59     70.00     1-Aug-04    12.750   2.000                1CM       0.375
4242609       $395,359.30     79.14     1-Aug-04    12.750   2.000                1CM       0.375
4242628       $618,267.22     75.01     1-Aug-04    12.750   2.000                1CM       0.375
4242634       $416,132.53     69.42     1-Aug-04    12.625   2.000                1CM       0.375
4242908       $427,104.04     90.00     1-Aug-04    12.375   2.000      13        1CM       0.375
4243111       $476,579.15     69.64     1-Aug-04    12.625   2.000                1CM       0.375
4243478       $409,663.92     57.42     1-Aug-04    13.000   2.000                1CM       0.375
4243717       $360,000.00     80.00     1-Sep-04    12.875   2.000                1CM       0.375
4243748       $510,560.04     46.45     1-Aug-04    12.750   2.000                1CM       0.375
4244354       $489,578.11     79.67     1-Aug-04    12.750   2.000                1CM       0.375
4244435       $479,596.74     78.69     1-Aug-04    12.875   2.000                1CM       0.375
4244740       $383,677.39     51.20     1-Aug-04    12.875   2.000                1CM       0.375
4244970       $288,555.73     74.10     1-Aug-04    12.875   2.000                1CM       0.375
4245226       $999,139.01     33.33     1-Aug-04    12.750   2.000                1CM       0.375
4245253       $499,579.93     51.55     1-Aug-04    12.875   2.000                1CM       0.375
4245360       $523,326.47     49.89     1-Aug-04    12.500   2.000                1CM       0.375
4245452       $369,689.15     60.66     1-Aug-04    12.875   2.000                1CM       0.375
4245586       $589,479.45     74.78     1-Aug-04    12.625   2.000                1CM       0.375
4245613       $916,510.21     74.58     1-Aug-04    12.750   2.000                1CM       0.375
4245761       $649,412.39     55.56     1-Aug-04    12.500   2.000                1CM       0.375
4245886       $354,694.35     66.98     1-Aug-04    12.750   2.000                1CM       0.375
4246679       $354,686.79     69.61     1-Aug-04    12.625   2.000                1CM       0.375
4247442       $465,079.18     70.00     1-Aug-04    12.500   2.000                1CM       0.375
4247702       $599,483.41     44.26     1-Aug-04    12.750   2.000                1CM       0.375
4247710       $649,412.38     41.04     1-Aug-04    12.500   2.000                1CM       0.375
4247776       $829,302.70     63.85     1-Aug-04    12.875   2.000                1CM       0.375
4247895       $469,575.11     63.09     1-Aug-04    12.500   2.000                1CM       0.375
4247905       $349,698.65     54.69     1-Aug-04    12.750   2.000                1CM       0.375
4247916       $999,139.01     58.82     1-Aug-04    12.750   2.000                1CM       0.375
4247954       $363,187.03     64.34     1-Aug-04    12.750   2.000                1CM       0.375
4247993       $648,427.40     72.11     1-Aug-04    12.625   2.000                1CM       0.375
4248036       $384,335.17     68.14     1-Jul-04    12.750   2.000                1CM       0.375
4248151       $397,640.19     69.82     1-Aug-04    12.500   2.000                1CM       0.375
4248226       $403,797.26     72.95     1-Jul-04    12.250   2.000                1CM       0.375
4248435       $993,144.18     53.73     1-Aug-04    12.750   2.000                1CM       0.375
4248484       $399,647.09     44.20     1-Aug-04    12.625   2.000                1CM       0.375
4248486       $551,000.00     79.97     1-Sep-04    12.625   2.000                1CM       0.375
4248535       $474,515.71     64.19     1-Aug-04    11.875   2.000                1CM       0.375
4248658       $337,694.44     67.60     1-Aug-04    12.500   2.000                1CM       0.375
4248921       $451,091.84     70.00     1-Aug-04    12.500   2.000                1CM       0.375
4248929       $469,885.06     61.08     1-Aug-04    12.625   2.000                1CM       0.375
4248942       $997,119.48     33.27     1-Aug-04    12.625   2.000                1CM       0.375
4249046       $316,277.45     48.48     1-Aug-04    12.750   2.000                1CM       0.375
4249078       $799,276.78     66.67     1-Aug-04    12.500   2.000                1CM       0.375
4249115       $478,887.32     79.88     1-Aug-04    12.750   2.000                1CM       0.375
4249491       $543,508.21     64.38     1-Aug-04    12.500   2.000                1CM       0.375
4249555       $476,988.97     53.64     1-Aug-04    12.750   2.000                1CM       0.375
4249586       $455,607.39     78.62     1-Aug-04    12.750   2.000                1CM       0.375
4249622       $381,694.52     60.16     1-Aug-04    13.125   2.000                1CM       0.375
4249690       $424,634.08     62.04     1-Aug-04    12.750   2.000                1CM       0.375
4250126       $579,488.27     50.43     1-Aug-04    12.625   2.000                1CM       0.375
4250392       $356,692.63     64.91     1-Aug-04    12.750   2.000                1CM       0.375
4250421       $531,507.26     70.00     1-Aug-04    12.375   2.000                1CM       0.375
4250442       $380,671.97     75.45     1-Aug-04    12.750   2.000                1CM       0.375
4250857       $340,706.41     72.55     1-Aug-04    12.750   2.000                1CM       0.375
4250872       $292,500.00     75.00     1-Sep-04    12.500   2.000                1CM       0.375
4250910       $317,219.87     51.21     1-Aug-04    12.625   2.000                1CM       0.375
4251198       $419,638.38     60.87     1-Aug-04    12.750   2.000                1CM       0.375
4251238       $307,591.36     89.99     1-Aug-04    12.875   2.000      24        1CM       0.375
4251387       $437,132.44     70.00     1-Aug-04    12.875   2.000                1CM       0.375
4251459       $640,434.45     49.31     1-Aug-04    12.625   2.000                1CM       0.375
4251560       $435,624.61     80.00     1-Aug-04    12.750   2.000                1CM       0.375
4251621       $439,611.80     67.38     1-Aug-04    12.625   2.000                1CM       0.375
4251673       $649,440.36     65.00     1-Aug-04    12.750   2.000                1CM       0.375
4251829       $629,470.72     70.00     1-Aug-04    12.875   2.000                1CM       0.375
4251841       $427,921.58     65.94     1-Aug-04    12.500   2.000                1CM       0.375
4252306       $347,714.74     30.26     1-Aug-04    13.000   2.000                1CM       0.375
4252368       $636,451.56     42.47     1-Aug-04    12.750   2.000                1CM       0.375
4252887       $599,457.59     69.77     1-Aug-04    12.500   2.000                1CM       0.375
4253668       $657,433.47     59.82     1-Aug-04    12.750   2.000                1CM       0.375
4253900       $549,038.35     70.00     1-Aug-04    12.875   2.000                1CM       0.375
4254436       $354,709.00     66.11     1-Aug-04    13.000   2.000                1CM       0.375
4254638       $352,448.85     51.53     1-Aug-04    12.625   2.000                1CM       0.375
4254920       $517,554.01     79.69     1-Aug-04    12.750   2.000                1CM       0.375
4255010       $496,528.43     70.00     1-Aug-04    12.250   2.000                1CM       0.375
4255417       $303,659.35     89.41     1-Aug-04    11.375   2.000                1CM       0.375
4255443       $581,473.86     40.14     1-Aug-04    12.500   2.000                1CM       0.375
4255555       $999,139.01     41.67     1-Aug-04    12.750   2.000                1CM       0.375
4256136       $479,533.46     39.67     1-Aug-04    12.125   2.000                1CM       0.375
4256204       $464,589.74     51.10     1-Aug-04    12.625   2.000                1CM       0.375
4256307       $328,716.74     53.50     1-Aug-04    12.750   2.000                1CM       0.375
4256389       $465,259.01     80.00     1-Aug-04    12.500   2.000                1CM       0.375
4256415       $279,764.76     80.00     1-Aug-04    12.875   2.000                1CM       0.375
4256425       $515,566.49     80.00     1-Aug-04    12.875   2.000                1CM       0.375
4256431       $499,569.50     38.46     1-Aug-04    12.750   2.000                1CM       0.375
4256484       $399,647.08     59.70     1-Aug-04    12.625   2.000                1CM       0.375
4256757       $400,000.00     61.07     1-Sep-04    12.500   2.000                1CM       0.375
4256904       $409,646.99     52.90     1-Aug-04    12.750   2.000                1CM       0.375
4257700       $649,453.92     65.00     1-Aug-04    12.875   2.000                1CM       0.375
4257835       $609,461.81     73.94     1-Aug-04    12.625   2.000                1CM       0.375
4257923       $367,391.08     79.93     1-Aug-04    12.875   2.000                1CM       0.375
4258441       $471,591.44     66.95     1-Aug-04    12.875   2.000                1CM       0.375
4258757       $391,662.49     70.00     1-Aug-04    12.750   2.000                1CM       0.375
4258866       $397,640.19     61.23     1-Aug-04    12.500   2.000                1CM       0.375
4258995       $479,596.74     69.97     1-Aug-04    12.875   2.000                1CM       0.375
4259426       $338,094.08     80.00     1-Aug-04    12.500   2.000                1CM       0.375
4259449       $444,098.16     70.00     1-Aug-04    12.500   2.000                1CM       0.375
4259516       $349,705.95     54.26     1-Aug-04    12.875   2.000                1CM       0.375
4259599       $447,604.73     70.00     1-Aug-04    12.625   2.000                1CM       0.375
4259772       $500,500.00     70.00     1-Sep-04    12.750   2.000                1CM       0.375
4260033       $326,704.38     68.84     1-Aug-04    12.500   2.000                1CM       0.375
4261200       $307,734.81     80.00     1-Aug-04    12.750   2.000                1CM       0.375
4261436       $464,599.64     73.23     1-Aug-04    12.750   2.000                1CM       0.375
4261534       $342,711.83     74.57     1-Aug-04    12.875   2.000                1CM       0.375
4262061       $362,695.03     66.00     1-Aug-04    12.875   2.000                1CM       0.375
4262766       $399,638.39     29.63     1-Aug-04    12.500   2.000                1CM       0.375
4263067       $339,714.36     73.91     1-Aug-04    12.875   2.000                1CM       0.375
4263239       $349,675.83     69.17     1-Aug-04    12.375   2.000                1CM       0.375
4263542       $574,516.92     56.96     1-Aug-04    12.875   2.000                1CM       0.375
4264309       $449,612.55     67.67     1-Aug-04    12.750   2.000                1CM       0.375
4265313       $399,663.95     43.24     1-Aug-04    12.875   2.000                1CM       0.375
4265402       $317,732.85     48.25     1-Aug-04    12.875   2.000                1CM       0.375
4265517       $375,684.11     80.00     1-Aug-04    12.875   2.000                1CM       0.375
4265528       $549,502.79     68.75     1-Aug-04    12.500   2.000                1CM       0.375
4266667       $583,996.75     70.00     1-Aug-04    12.750   2.000                1CM       0.375
4267117       $522,949.37     63.44     1-Aug-04    12.750   2.000                1CM       0.375
4267611       $611,433.16     76.50     1-Aug-04    12.375   2.000                1CM       0.375
4268012       $399,663.95     80.00     1-Aug-04    12.875   2.000                1CM       0.375
4269123       $479,555.42     80.00     1-Aug-04    12.375   2.000                1CM       0.375
4269137       $299,735.31     78.95     1-Aug-04    12.625   2.000                1CM       0.375
4269458       $447,920.63     80.00     1-Aug-04    11.625   2.000                1CM       0.375
4269460       $395,650.61     52.80     1-Aug-04    12.625   2.000                1CM       0.375
4269562       $500,000.00     68.97     1-Sep-04    13.000   2.000                1CM       0.375
4269732       $469,000.00     67.00     1-Sep-04    12.625   2.000                1CM       0.375
4270764       $380,000.00     69.72     1-Sep-04    12.625   2.000                1CM       0.375
4270999       $545,494.30     43.68     1-Aug-04    12.375   2.000                1CM       0.375
4271709       $279,764.76     60.22     1-Aug-04    12.875   2.000                1CM       0.375
4272136       $550,000.00     52.38     1-Sep-04    12.375   2.000                1CM       0.375
4272263       $615,469.63     80.00     1-Aug-04    12.750   2.000                1CM       0.375
4272288       $344,096.13     70.00     1-Aug-04    12.625   2.000                1CM       0.375
4273590       $359,674.55     51.58     1-Aug-04    12.500   2.000                1CM       0.375
4273616       $474,600.93     74.22     1-Aug-04    12.875   2.000                1CM       0.375
4274024       $422,635.81     72.93     1-Aug-04    12.750   2.000                1CM       0.375
4274613       $849,285.89     48.30     1-Aug-04    12.875   2.000                1CM       0.375
4275002       $373,500.00     90.00     1-Sep-04    12.500   2.000      24        1CM       0.375
4275492       $359,682.38     51.43     1-Aug-04    12.625   2.000                1CM       0.375
5710936       $617,675.11     80.00     1-Aug-04    12.500   2.000                1CM       0.375
5851966       $301,321.66     78.95     1-Jul-04    11.375   2.000                1CM       0.375
5899631       $347,653.56     80.00     1-Aug-04    12.000   2.000                1CM       0.375
5913489       $646,805.46     69.99     1-Aug-04    12.000   2.000                1CM       0.375
5917910       $927,200.00     80.00     1-Sep-04    11.500   2.000                1CM       0.375
5952571       $304,000.00     80.00     1-Sep-04    11.875   2.000                1CM       0.375
5964648       $351,406.86     80.00     1-Jul-04    12.875   2.000                1CM       0.375
5969167       $342,422.01     74.57     1-Jul-04    12.875   2.000                1CM       0.375
5971504       $454,568.27     69.47     1-Aug-04    12.250   2.000                1CM       0.375
5980748       $520,000.00     80.00     1-Sep-04    11.875   2.000                1CM       0.375
5981450       $399,601.79     80.00     1-Aug-04    12.000   2.000                1CM       0.375
5981622       $319,229.40     80.00     1-Jul-04    11.000   2.000                1CM       0.375
5984113       $502,892.94     71.83     1-Jul-04    11.625   2.000                1CM       0.375
5984443       $798,364.72     50.03     1-Jul-04    11.875   2.000                1CM       0.375
5985988       $404,116.39     75.00     1-Jul-04    12.875   2.000                1CM       0.375
5986399       $685,679.57     54.90     1-Aug-04    12.500   2.000                1CM       0.375
5987748       $516,000.00     80.00     1-Sep-04    11.125   2.000                1CM       0.375
5987845       $356,926.52     68.75     1-Jul-04    13.125   2.000                1CM       0.375
5988485       $324,452.35     38.92     1-Jul-04    12.875   2.000                1CM       0.375
5989195       $828,531.36     50.30     1-Jul-04    12.625   2.000                1CM       0.375
5989258       $742,918.91     58.43     1-Jun-04    12.375   2.000                1CM       0.375
5989862       $299,127.41     85.00     1-Jun-04    11.875   2.000      33        1CM       0.375
5991924       $518,125.44     69.95     1-Jul-04    12.875   2.000                1CM       0.375
5993322       $540,968.78     65.70     1-Jul-04    12.250   2.000                1CM       0.375
5994721       $459,000.00     90.00     1-Sep-04    12.125   2.000      24        1CM       0.375
5997104       $302,568.61     53.04     1-Jun-04    13.000   2.000                1CM       0.375
5998064       $618,750.00     75.00     1-Sep-04    12.750   2.000                1CM       0.375
6007187       $361,763.59     90.00     1-Aug-04    11.500   2.000      24        1CM       0.375
6007483       $389,342.82     61.90     1-Jul-04    12.875   2.000                1CM       0.375
6008081       $388,360.42     74.10     1-Jul-04    13.000   2.000                1CM       0.375
6008105       $558,882.28     69.57     1-Jul-04    12.250   2.000                1CM       0.375
6009043       $411,953.11     71.21     1-Jun-04    12.875   2.000                1CM       0.375
6009535       $469,220.87     77.06     1-Jul-04    12.375   2.000                1CM       0.375
6010249       $328,645.28     65.84     1-Jul-04    12.875   2.000                1CM       0.375
6010291       $298,457.92     62.29     1-Jul-04    12.500   2.000                1CM       0.375
6011185       $544,058.90     42.58     1-Jul-04    12.750   2.000                1CM       0.375
6011546       $638,921.56     51.00     1-Jul-04    12.875   2.000                1CM       0.375
6011960       $436,889.75     73.00     1-Jun-04    12.875   2.000                1CM       0.375
6012044       $379,359.67     76.00     1-Jul-04    12.875   2.000                1CM       0.375
6012154       $349,410.21     28.93     1-Jul-04    12.875   2.000                1CM       0.375
6013057       $472,202.96     79.50     1-Jul-04    12.875   2.000                1CM       0.375
6013464       $727,801.39     47.03     1-Jul-04    13.000   2.000                1CM       0.375
6013469       $523,072.82     62.38     1-Jul-04    12.625   2.000                1CM       0.375
6013517       $358,452.96     75.00     1-Jul-04    12.875   2.000                1CM       0.375
6013552       $384,516.74     89.99     1-Jul-04    13.000   2.000      12        1CM       0.375
6014222       $519,541.21     27.37     1-Aug-04    12.625   2.000                1CM       0.375
6014987       $347,413.59     38.45     1-Jul-04    12.875   2.000                1CM       0.375
6015070       $327,168.57     61.89     1-Jun-04    12.875   2.000                1CM       0.375
6015187       $339,707.27     52.31     1-Aug-04    12.750   2.000                1CM       0.375
6015480       $312,830.48     76.81     1-Jul-04    12.875   2.000                1CM       0.375
6015651       $555,914.59     58.62     1-Jul-04    12.625   2.000                1CM       0.375
6016106       $853,487.14     45.00     1-Jul-04    12.625   2.000                1CM       0.375
6016217       $688,865.52     34.50     1-Jul-04    13.000   2.000                1CM       0.375
6016300       $489,153.85     70.00     1-Jul-04    12.750   2.000                1CM       0.375
6016352       $391,355.48     80.00     1-Jul-04    13.000   2.000                1CM       0.375
6016370       $610,890.48     69.55     1-Jul-04    12.500   2.000                1CM       0.375
6016394       $454,233.29     70.00     1-Jul-04    12.875   2.000                1CM       0.375
6016407       $571,402.79     80.00     1-Aug-04    11.750   2.000                1CM       0.375
6016423       $409,291.99     64.06     1-Jul-04    12.750   2.000                1CM       0.375
6016473       $300,432.24     69.84     1-Jul-04    12.750   2.000                1CM       0.375
6017041       $434,266.98     67.97     1-Jul-04    12.875   2.000                1CM       0.375
6017259       $359,312.93     80.00     1-Jul-04    12.750   2.000                1CM       0.375
6017262       $390,036.50     79.99     1-Jul-04    10.875   2.000                1CM       0.375
6017750       $294,091.29     39.54     1-Jul-04    12.750   2.000                1CM       0.375
6017796       $546,507.41     39.82     1-Jul-04    12.500   2.000                1CM       0.375
6017952       $996,318.32     54.68     1-Jul-04    12.875   2.000                1CM       0.375
6018134       $405,315.85     70.00     1-Jul-04    12.875   2.000                1CM       0.375
6018143       $338,628.41     61.67     1-Jul-04    12.875   2.000                1CM       0.375
6018277       $297,648.18     95.00     1-Jun-04    13.625   2.000       33       1CM       0.375
6018302       $459,166.04     55.42     1-Jul-04    12.500   2.000                1CM       0.375
6018366       $697,384.16     69.80     1-Aug-04    12.625   2.000                1CM       0.375
6018486       $440,238.48     70.00     1-Jul-04    12.750   2.000                1CM       0.375
6018544       $364,212.12     80.00     1-Aug-04    12.375   2.000                1CM       0.375
6019034       $310,449.70     38.88     1-Jul-04    12.625   2.000                1CM       0.375
6019098       $489,588.33     49.00     1-Aug-04    12.875   2.000                1CM       0.375
6019128       $284,519.75     39.58     1-Jul-04    12.875   2.000                1CM       0.375
6019803       $364,145.72     90.00     1-Aug-04    12.125   2.000      24        1CM       0.375
6019807       $484,218.44     70.00     1-Jun-04    12.875   2.000                1CM       0.375
6019823       $574,007.09     57.50     1-Jul-04    12.750   2.000                1CM       0.375
6019864       $308,269.46     63.75     1-Jul-04    12.625   2.000                1CM       0.375
6019893       $306,742.08     36.12     1-Aug-04    12.875   2.000                1CM       0.375
6019907       $868,287.69     39.50     1-Aug-04    13.000   2.000                1CM       0.375
6020022       $399,257.07     66.79     1-Jul-04    12.375   2.000                1CM       0.375
6020189       $530,595.51     80.00     1-Jul-04    12.875   2.000                1CM       0.375
6020371       $447,226.39     70.00     1-Jul-04    12.750   2.000                1CM       0.375
6020486       $297,954.49     65.32     1-Jul-04    12.875   2.000                1CM       0.375
6021135       $998,314.94     64.52     1-Jul-04    12.875   2.000                1CM       0.375
6021188       $449,241.73     78.26     1-Jul-04    12.875   2.000                1CM       0.375
6021318       $390,000.00     92.86     1-Sep-04    11.875   2.000      24        1CM       0.375
6021378       $352,390.43     69.90     1-Jul-04    12.750   2.000                1CM       0.375
6021540       $436,263.63     46.44     1-Jul-04    12.875   2.000                1CM       0.375
6021636       $342,019.72     54.02     1-Jul-04    12.875   2.000                1CM       0.375
6021836       $499,071.34     49.60     1-Jul-04    12.375   2.000                1CM       0.375
6022233       $464,197.02     61.59     1-Jul-04    12.750   2.000                1CM       0.375
6022810       $546,551.62     74.42     1-Aug-04    13.000   2.000                1CM       0.375
6022811       $685,600.00     80.00     1-Sep-04    11.875   2.000                1CM       0.375
6023018       $649,453.92     28.89     1-Aug-04    12.875   2.000                1CM       0.375
6023163       $287,514.69     41.14     1-Jul-04    12.875   2.000                1CM       0.375
6023271       $519,057.27     61.18     1-Jul-04    12.500   2.000                1CM       0.375
6023453       $409,129.81     90.00     1-Aug-04    12.500   2.000      24        1CM       0.375
6023499       $349,410.21     53.03     1-Jul-04    12.875   2.000                1CM       0.375
6023518       $324,438.78     61.90     1-Jul-04    12.750   2.000                1CM       0.375
6023664       $648,821.58     40.63     1-Jul-04    12.500   2.000                1CM       0.375
6024243       $417,278.18     69.09     1-Jul-04    12.750   2.000                1CM       0.375
6024255       $329,443.93     64.71     1-Jul-04    12.875   2.000                1CM       0.375
6024544       $344,543.79     54.62     1-Jul-04    12.500   2.000                1CM       0.375
6024617       $366,849.73     42.00     1-Jul-04    12.625   2.000                1CM       0.375
6024685       $639,809.45     64.10     1-Jul-04    12.375   2.000                1CM       0.375
6025163       $304,743.76     58.65     1-Aug-04    12.875   2.000                1CM       0.375
6025286       $334,435.49     55.83     1-Jul-04    12.875   2.000                1CM       0.375
6025848       $588,981.18     67.43     1-Jul-04    12.750   2.000                1CM       0.375
6025901       $559,056.35     46.67     1-Jul-04    12.875   2.000                1CM       0.375
6026131       $582,991.53     77.87     1-Jul-04    12.750   2.000                1CM       0.375
6026278       $449,507.44     40.21     1-Aug-04    11.500   2.000                1CM       0.375
6026351       $413,285.09     67.43     1-Jul-04    12.750   2.000                1CM       0.375
6026431       $327,433.59     69.05     1-Jul-04    12.750   2.000                1CM       0.375
6026770       $548,978.47     34.38     1-Jul-04    12.375   2.000                1CM       0.375
6027001       $317,000.00     79.85     1-Sep-04    12.000   2.000                1CM       0.375
6027084       $998,825.96     71.43     1-Aug-04    11.125   2.000                1CM       0.375
6027376       $449,931.81     56.35     1-Jul-04    12.500   2.000                1CM       0.375
6027395       $478,761.88     61.54     1-Jul-04    10.625   2.000                1CM       0.375
6028166       $431,537.15     70.00     1-Aug-04    12.875   2.000                1CM       0.375
6028184       $420,146.72     54.33     1-Aug-04    12.875   2.000                1CM       0.375
6028332       $473,601.78     77.70     1-Aug-04    12.875   2.000                1CM       0.375
6030436       $306,000.00     75.37     1-Sep-04    11.125   2.000                1CM       0.375
6030713       $470,563.76     67.29     1-Aug-04    12.375   2.000                1CM       0.375
6031012       $511,393.51     80.00     1-Jul-04    12.625   2.000                1CM       0.375
6031035       $387,681.96     80.00     1-Aug-04    13.000   2.000                1CM       0.375
6031598       $409,256.70     63.57     1-Jul-04    12.500   2.000                1CM       0.375
6031905       $593,463.01     50.77     1-Aug-04    12.500   2.000                1CM       0.375
6031933       $774,348.90     51.67     1-Aug-04    12.875   2.000                1CM       0.375
6032058       $499,579.93     67.57     1-Aug-04    12.875   2.000                1CM       0.375
6032407       $504,586.05     27.30     1-Aug-04    13.000   2.000                1CM       0.375
6032586       $499,569.51     68.97     1-Aug-04    12.750   2.000                1CM       0.375
6032926       $649,218.98     61.52     1-Aug-04    11.000   2.000                1CM       0.375
6033119       $499,502.24     60.98     1-Aug-04    12.000   2.000                1CM       0.375
6033193       $650,000.00     57.52     1-Sep-04    12.500   2.000                1CM       0.375
6033250       $999,139.01     58.82     1-Aug-04    12.750   2.000                1CM       0.375
6033394       $607,302.60     80.00     1-Aug-04    11.250   2.000                1CM       0.375
6033753       $649,453.92     63.11     1-Aug-04    12.875   2.000                1CM       0.375
6034790       $347,399.05     79.96     1-Jul-04    12.750   2.000                1CM       0.375
6035229       $649,440.36     69.89     1-Aug-04    12.750   2.000                1CM       0.375
6035443       $319,703.61     62.75     1-Aug-04    12.375   2.000                1CM       0.375
6036569       $391,645.62     80.00     1-Aug-04    12.500   2.000                1CM       0.375
6036594       $299,663.83     79.39     1-Aug-04    11.375   2.000                1CM       0.375
6037423       $512,000.00     80.00     1-Sep-04    11.875   2.000                1CM       0.375
6037649       $385,276.05     80.00     1-Aug-04    12.875   2.000                1CM       0.375
6037900       $647,968.43     32.43     1-Aug-04    13.000   2.000                1CM       0.375
6038465       $472,572.39     72.77     1-Aug-04    12.500   2.000                1CM       0.375
6038489       $404,864.67     80.00     1-Jul-04    12.500   2.000                1CM       0.375
6038600       $346,411.39     80.00     1-Aug-04    11.375   2.000                1CM       0.375
6038842       $389,672.35     78.00     1-Aug-04    12.875   2.000                1CM       0.375
6039230       $441,610.03     71.87     1-Aug-04    12.625   2.000                1CM       0.375
6039257       $793,299.47     31.76     1-Aug-04    12.625   2.000                1CM       0.375
6039680       $382,288.63     26.38     1-Jul-04    12.375   2.000                1CM       0.375
6039690       $310,725.61     47.85     1-Aug-04    12.625   2.000                1CM       0.375
6039822       $637,437.10     45.57     1-Aug-04    12.625   2.000                1CM       0.375
6040164       $899,186.38     47.37     1-Aug-04    12.500   2.000                1CM       0.375
6041350       $455,489.03     80.00     1-Aug-04    11.375   2.000                1CM       0.375
6041471       $549,502.79     66.67     1-Aug-04    12.500   2.000                1CM       0.375
6041596       $388,656.79     67.65     1-Aug-04    12.625   2.000                1CM       0.375
6041660       $359,690.04     66.67     1-Aug-04    12.750   2.000                1CM       0.375
8320802       $320,345.87     77.72     1-Jul-04    12.750   2.000                1CM       0.375
8483111       $317,219.87     77.44     1-Aug-04    12.625   2.000                1CM       0.375
8557102       $649,412.39     63.41     1-Aug-04    12.500   2.000                1CM       0.375
8583804       $398,986.06     48.78     1-Jun-04    12.875   2.000                1CM       0.375
8631102       $536,002.62     88.76     1-Jul-04    12.375   2.000       12       1CM       0.375
8656834       $430,972.32     80.00     1-Jul-04    11.500   2.000                1CM       0.375
8657479       $304,127.27     71.28     1-Jun-04    12.250   2.000                1CM       0.375
8671833       $725,762.38     60.67     1-Jun-04    11.875   2.000                1CM       0.375
8679758       $295,212.21     80.00     1-Jun-04    12.625   2.000                1CM       0.375
8682705       $288,883.68     80.00     1-Jun-04    13.000   2.000                1CM       0.375
8686216       $402,527.23     77.69     1-May-04    12.500   2.000                1CM       0.375
8699974       $537,024.64     80.00     1-Jul-04    12.500   2.000                1CM       0.375
8708416       $391,323.10     80.00     1-Jul-04    12.750   2.000                1CM       0.375
8709838       $389,257.97     75.00     1-Jul-04    12.250   2.000                1CM       0.375
8710506       $598,938.34     80.00     1-Jul-04    12.625   2.000                1CM       0.375
8715376       $294,514.97     78.67     1-Jul-04    13.000   2.000                1CM       0.375
8728627       $363,151.93     75.00     1-Jul-04    13.000   2.000                1CM       0.375
8731943       $299,275.57     42.55     1-Jul-04    12.250   2.000                1CM       0.375
8734898       $362,010.18     84.42     1-Jun-04    12.500   2.000      01        1CM       0.375
8740647       $358,969.91     80.00     1-Jun-04    12.250   2.000                1CM       0.375
8740830       $483,571.73     84.99     1-Jul-04    12.500   2.000      33        1CM       0.375
8741246       $451,581.36     80.00     1-Aug-04    12.375   2.000                1CM       0.375
8753833       $448,965.40     75.87     1-Jul-04    11.250   2.000                1CM       0.375
8762733       $306,401.72     69.77     1-Jul-04    12.125   2.000                1CM       0.375
8765431       $343,391.32     77.30     1-Jul-04    12.625   2.000                1CM       0.375
8771496       $354,291.43     78.89     1-Jul-04    12.000   2.000                1CM       0.375
8771778       $339,794.50     80.00     1-Jul-04    12.125   2.000                1CM       0.375
8775735       $843,576.13     44.47     1-Jul-04    12.875   2.000                1CM       0.375
8775815       $598,314.22     46.15     1-Jul-04    12.500   2.000                1CM       0.375
8776010       $386,115.24     80.00     1-Aug-04    12.000   2.000                1CM       0.375
8776146       $346,400.79     72.29     1-Jul-04    12.750   2.000                1CM       0.375
8777983       $298,307.46     42.86     1-Jul-04    12.500   2.000                1CM       0.375
8779558       $597,414.96     70.00     1-Jul-04    12.500   2.000                1CM       0.375
8780667       $938,750.59     51.63     1-Aug-04    12.500   2.000                1CM       0.375
8783142       $426,533.90     69.99     1-Aug-04    12.250   2.000                1CM       0.375
8785145       $288,021.98     75.00     1-Aug-04    10.750   2.000                1CM       0.375
8788109       $384,426.77     90.00     1-Aug-04    12.875   2.000      06        1CM       0.375
8789981       $358,448.98     78.92     1-Jul-04    12.500   2.000                1CM       0.375
8792309       $385,317.00     73.52     1-Jul-04    12.625   2.000                1CM       0.375
8796920       $299,469.18     79.83     1-Jul-04    12.625   2.000                1CM       0.375
8797282       $504,127.39     59.06     1-Jul-04    12.750   2.000                1CM       0.375
8797604       $359,658.42     75.00     1-Aug-04    12.250   2.000                1CM       0.375
8803133       $598,802.41     56.34     1-Jul-04    12.000   2.000                1CM       0.375
8804405       $998,223.64     66.58     1-Jul-04    12.625   2.000                1CM       0.375
8805030       $999,117.72     45.45     1-Aug-04    12.625   2.000                1CM       0.375
8805346       $359,331.37     80.00     1-Jul-04    12.375   2.000                1CM       0.375
8806548       $649,352.92     68.42     1-Aug-04    12.000   2.000                1CM       0.375
8818943       $647,259.42     71.04     1-Jul-04    12.500   2.000                1CM       0.375
8821296       $329,701.68     66.00     1-Aug-04    12.500   2.000                1CM       0.375
8821676       $356,742.59     80.00     1-Aug-04    12.750   2.000                1CM       0.375
8829643       $421,951.39     80.00     1-Aug-04    12.625   2.000                1CM       0.375
9223511       $977,515.84     58.33     1-Jun-04    12.875   2.000                1CM       0.375
9272464       $369,665.51     39.78     1-Aug-04    12.500   2.000                1CM       0.375
9273180       $369,289.49     69.90     1-Aug-04    12.875   2.000                1CM       0.375
9276120       $398,656.47     70.00     1-Aug-04    12.750   2.000                1CM       0.375
9279479       $290,521.55     58.20     1-Jul-04    13.000   2.000                1CM       0.375
9284105       $415,641.83     80.00     1-Aug-04    12.750   2.000                1CM       0.375
9284200       $341,698.25     45.00     1-Aug-04    12.625   2.000                1CM       0.375
9285036       $467,597.06     69.97     1-Aug-04    12.750   2.000                1CM       0.375
9285069       $429,620.62     64.76     1-Aug-04    12.625   2.000                1CM       0.375
9291079       $515,556.25     80.00     1-Aug-04    12.875   2.000                1CM       0.375
9291215       $306,342.41     65.37     1-Aug-04    12.875   2.000                1CM       0.375
9291355       $394,668.15     74.53     1-Aug-04    12.875   2.000                1CM       0.375
9291513       $969,144.19     54.34     1-Aug-04    12.625   2.000                1CM       0.375
9293157       $829,267.70     27.67     1-Aug-04    12.625   2.000                1CM       0.375
9293219       $691,918.21     57.71     1-Aug-04    12.875   2.000                1CM       0.375
9293977       $572,494.45     69.45     1-Aug-04    12.625   2.000                1CM       0.375
9294011       $299,747.96     54.25     1-Aug-04    12.875   2.000                1CM       0.375
9295521       $838,364.57     80.00     1-Aug-04    12.000   2.000                1CM       0.375
9295592       $399,629.52     65.57     1-Aug-04    12.375   2.000                1CM       0.375
9295638       $474,560.05     66.90     1-Aug-04    12.375   2.000                1CM       0.375
9295667       $499,569.51     70.42     1-Aug-04    12.750   2.000                1CM       0.375
9296118       $999,095.99     68.97     1-Aug-04    12.500   2.000                1CM       0.375
9296125       $327,696.20     77.18     1-Aug-04    12.375   2.000                1CM       0.375
9296233       $379,672.82     66.09     1-Aug-04    12.750   2.000                1CM       0.375
9299951       $325,132.34     65.20     1-Jun-04    12.625   2.000                1CM       0.375
9302085       $286,834.61     79.08     1-Jun-04    12.875   2.000                1CM       0.375
9305896       $647,643.25     76.16     1-Jul-04    12.625   2.000                1CM       0.375
9307754       $351,377.15     80.00     1-Jul-04    12.625   2.000                1CM       0.375
9308477       $783,844.10     66.83     1-Jul-04    12.750   2.000                1CM       0.375
9312127       $400,930.09     62.81     1-Jun-04    12.625   2.000                1CM       0.375

          $193,442,344.81

COUNT:                     403
WAC:               6.571905734
WAM:               358.4936212
WALTV:             64.35276138

                                 EXHIBIT F-2

                   [Schedule of Mortgage Loans in Group II]

WFMBS
WFMBS   2001-25 EXHIBIT F-2
GROUP II LOANS

  (i)                       (ii)                   (iii)       (iv)       (v)        (vi)      (vii)    (viii)     (ix)
--------    ----------------------------  -----   --------   --------  --------   ----------  -------  --------  ---------
                                                                       CURRENT
                                                             CURRENT     NET
MORTGAGE                                                     MORTGAGE  MORTGAGE    CURRENT             ORIGINAL  SCHEDULED
 LOAN                                      ZIP    PROPERTY   INTEREST  INTEREST    MONTHLY     GROSS   TERM TO   MATURITY
NUMBER      CITY                  STATE    CODE     TYPE       RATE      RATE      PAYMENT     MARGIN  MATURITY    DATE
--------    ----------------------------  ------  --------   --------  --------   ----------  -------  --------  ----------
4211896     SAN JOSE              CA      95126     SFD       7.000      6.750    $1,962.65    2.750     360     1-Jul-31
4211914     SAN RAMON             CA      94583     SFD       7.000      6.750    $2,395.09    2.750     360     1-Aug-31
4212192     SAN JOSE              CA      95125     LCO       7.125      6.875    $2,521.40    2.750     360     1-Jul-31
4212298     SANTA CLARA           CA      95051     SFD       6.875      6.625    $2,726.26    2.750     360     1-Jul-31
4212321     WEST BLOOMFIELD       MI      48324     LCO       7.250      7.000    $2,401.26    2.750     360     1-Jul-31
4212565     RENTON                WA      98059     SFD       6.875      6.625    $2,190.86    2.750     360     1-Aug-31
4212829     WINNETKA              IL      60093     SFD       6.625      6.375    $3,137.53    2.750     360     1-Aug-31
4213273     REDWOOD CITY          CA      94062     SFD       7.000      6.750    $2,267.35    2.750     360     1-Aug-31
4213638     DANVILLE              CA      94506     SFD       7.000      6.750    $3,193.46    2.750     360     1-Aug-31
4213838     EL DORADO HILLS       CA      95762     SFD       6.750      6.500    $2,432.25    2.750     360     1-Aug-31
4214965     SAN LUIS OBISPO       CA      93401     SFD       7.000      6.750    $1,927.72    2.750     360     1-Aug-31
4216937     FREMONT               CA      94555     SFD       7.250      7.000    $2,251.19    2.750     360     1-Aug-31
4237578     CUPERTINO             CA      95014     SFD       7.250      7.000    $2,728.71    2.750     360     1-Aug-31
4237601     SAN JOSE              CA      95125     SFD       7.250      7.000    $2,251.19    2.750     360     1-Aug-31
4237603     SAN FRANCISCO         CA      94122     SFD       7.000      6.750    $2,840.85    2.750     360     1-Aug-31
4237876     PALO ALTO             CA      94306     SFD       7.250      7.000    $3,035.69    2.750     360     1-Aug-31
4237955     SAN RAFAEL            CA      94901     SFD       7.125      6.875    $5,996.10    2.750     360     1-Aug-31
4238009     ALBANY                CA      94706     SFD       7.375      7.125    $2,771.34    2.750     360     1-Aug-31
4238198     FREMONT               CA      94539     SFD       6.875      6.625    $2,883.92    2.750     360     1-Aug-31
4238235     RAMSEY                NJ      07446     SFD       7.250      7.000    $2,585.45    2.750     360     1-Aug-31
4238252     SAN JOSE              CA      95127     SFD       7.375      7.125    $2,199.81    2.750     360     1-Aug-31
4238328     SAN JOSE              CA      95130     SFD       7.250      7.000    $2,462.66    2.750     360     1-Aug-31
4238329     ROSWELL               GA      30076     SFD       6.875      6.625    $2,192.83    2.750     360     1-Aug-31
4238384     EUGENE                OR      97405     SFD       7.250      7.000    $5,027.64    2.750     360     1-Jul-31
4238459     SAN JOSE              CA      95135     PUD       7.125      6.875    $2,702.96    2.750     360     1-Aug-31
4238559     PLEASANTON            CA      94588     SFD       7.250      7.000    $2,558.17    2.750     360     1-Aug-31
4238828     SAN JOSE              CA      95126     SFD       6.875      6.625    $2,207.28    2.750     360     1-Jul-31
4239011     HENDERSON             NV      89052     SFD       6.750      6.500    $2,800.65    2.750     360     1-Jul-31
4239305     POWAY                 CA      92064     SFD       6.750      6.500    $4,215.89    2.750     360     1-Aug-31
4239468     MILL VALLEY           CA      94941     SFD       7.125      6.875    $9,162.58    2.750     360     1-Aug-31
4239780     DANVILLE              CA      94526     SFD       7.250      7.000    $2,605.92    2.750     360     1-Aug-31
4239795     MILL VALLEY           CA      94941     SFD       7.125      6.875    $3,435.97    2.750     360     1-Aug-31
4239865     ASHBURN               VA      20147     SFD       6.500      6.250    $2,250.17    2.750     360     1-Aug-31
4240214     HIGHLANDS RANCH       CO      80126     SFD       5.625      5.375    $4,676.64    2.750     360     1-Aug-31
4240223     HOUSTON               TX      77024     SFD       6.125      5.875    $2,734.25    2.750     360     1-Aug-31
4240392     DANVILLE              CA      94506     SFD       5.750      5.500    $3,460.59    2.750     360     1-Aug-31
4240400     KNOXVILLE             TN      37922     SFD       6.125      5.875    $2,376.98    2.750     360     1-Sep-31
4240558     LAGUNA NIGUEL         CA      92677     SFD       6.500      6.250    $2,578.84    2.750     360     1-Jul-31
4240720     SAN JOSE              CA      95135     SFD       7.000      6.750    $3,592.64    2.750     360     1-Aug-31
4240756     ANDOVER               MA      01810     SFD       7.250      7.000    $2,087.46    2.750     360     1-Jul-31
4240769     LAGUNA HILLS          CA      92653     SFD       7.500      7.250    $2,422.78    2.750     360     1-Aug-31
4241156     SCOTCH PLAINS         NJ      07076     SFD       6.750      6.500    $2,737.09    2.750     360     1-Aug-31
4241188     SAN FRANCISCO         CA      94110     MF2       7.375      7.125    $4,171.68    2.750     360     1-Aug-31
4241229     LA JOLLA              CA      92037     HCO       7.250      7.000    $2,721.89    2.750     360     1-Aug-31
4241346     MILL VALLEY           CA      94941     SFD       7.125      6.875    $3,604.40    2.750     360     1-Aug-31
4241460     SUNNYVALE             CA      94087     SFD       7.250      7.000    $2,728.71    2.750     360     1-Aug-31
4241499     ATLANTA               GA      30306     SFD       6.625      6.375    $1,975.36    2.750     360     1-Aug-31
4241593     NORTH HAMPTON         NH      03862     SFD       6.750      6.500    $2,918.70    2.750     360     1-Aug-31
4241679     NAPERVILLE            IL      60564     SFD       6.875      6.625    $2,266.40    2.750     360     1-Aug-31
4241701     ATLANTA               GA      30306     SFD       6.750      6.500    $2,166.32    2.750     360     1-Jul-31
4241710     SAN JOSE              CA      95123     SFD       7.000      6.750    $2,162.24    2.750     360     1-Jul-31
4241764     SANTA CLARA           CA      95051     SFD       6.875      6.625    $2,154.73    2.750     360     1-Aug-31
4241926     FREMONT               CA      94539     SFD       7.000      6.750    $3,259.99    2.750     360     1-Aug-31
4241965     LAKEWOOD              CA      90712     SFD       7.125      6.875    $2,694.88    2.750     360     1-Aug-31
4241979     SAN RAMON             CA      94583     SFD       7.375      7.125    $2,320.67    2.750     360     1-Aug-31
4242235     SUNNYVALE             CA      94086     SFD       7.125      6.875    $4,128.89    2.750     360     1-Aug-31
4242281     JACKSON               TN      38305     SFD       6.875      6.625    $1,502.19    2.750     360     1-Aug-31
4242428     MILL VALLEY           CA      94941     SFD       7.250      7.000    $4,843.46    2.750     360     1-Aug-31
4242513     PALO ALTO             CA      94306     SFD       7.250      7.000    $3,410.89    2.750     360     1-Aug-31
4242549     FOSTER CITY           CA      94404     LCO       7.125      6.875    $3,099.11    2.750     360     1-Aug-31
4242603     LOS GATOS             CA      95030     SFD       6.875      6.625    $4,467.12    2.750     360     1-Aug-31
4242642     CARLSBAD              CA      92009     SFD       6.875      6.625    $2,493.05    2.750     360     1-Aug-31
4242672     CHARLESTOWN           MA      02129     LCO       7.000      6.750    $2,182.20    2.750     360     1-Sep-31
4242758     MISSION VIEJO         CA      92692     SFD       7.000      6.750    $2,720.42    2.750     360     1-Jul-31
4242762     MORRIS PLAINS         NJ      07950     SFD       6.625      6.375    $2,253.90    2.750     360     1-Aug-31
4242787     JACKSONVILLE          FL      32233     SFD       7.000      6.750    $2,162.24    2.750     360     1-Aug-31
4242836     REDWOOD CITY          CA      94062     SFD       6.750      6.500    $3,891.59    2.750     360     1-Aug-31
4243062     SAN JOSE              CA      95148     SFD       6.750      6.500    $2,568.45    2.750     360     1-Aug-31
4243265     SAN JOSE              CA      95125     SFD       6.750      6.500    $3,632.15    2.750     360     1-Jul-31
4243454     SUNNYVALE             CA      94087     SFD       7.250      7.000    $3,451.82    2.750     360     1-Aug-31
4244092     ATLANTA               GA      30342     SFD       6.250      6.000    $3,228.83    2.750     360     1-Aug-31
4244106     MILL VALLEY           CA      94941     LCO       7.125      6.875    $1,967.26    2.750     360     1-Jul-31
4244321     SAN JOSE              CA      95123     SFD       7.125      6.875    $2,054.85    2.750     360     1-Aug-31
4244360     BELMONT               CA      94002     SFD       7.000      6.750    $3,659.17    2.750     360     1-Aug-31
4244388     PACIFIC PALISADES     CA      90272     SFD       5.875      5.625    $3,642.40    2.750     360     1-Aug-31
4244452     EAGAN                 MN      55123     SFD       6.750      6.500    $2,464.68    2.750     360     1-Aug-31
4244473     MOUNTAIN VIEW         CA      94043     SFD       6.750      6.500    $3,061.39    2.750     360     1-Aug-31
4244498     DENVER                CO      80209     SFD       6.625      6.375    $2,433.19    2.750     360     1-Jul-31
4244510     CORONA DEL MAR        CA      92625     MF2       7.125      6.875    $3,250.70    2.750     360     1-Aug-31
4244522     SAN JOSE              CA      95112     SFD       7.125      6.875    $2,155.90    2.750     360     1-Jul-31
4244535     MILPITAS              CA      95035     SFD       6.875      6.625    $2,529.18    2.750     360     1-Jul-31
4244541     SAN JOSE              CA      95148     SFD       6.625      6.375    $3,041.48    2.750     360     1-Jul-31
4244544     CAMPBELL              CA      95008     SFD       6.750      6.500    $2,036.60    2.750     360     1-Jul-31
4244843     SAN JOSE              CA      95123     SFD       6.625      6.375    $2,010.58    2.750     360     1-Jul-31
4244939     SAN JOSE              CA      95124     SFD       7.125      6.875    $2,256.96    2.750     360     1-Aug-31
4244987     LOS ANGELES           CA      90069     SFD       6.875      6.625    $2,614.58    2.750     360     1-Aug-31
4245061     BATTLE CREEK          MI      49015     SFD       6.875      6.625    $2,463.49    2.750     360     1-Aug-31
4245110     BASALT                CO      81621     LCO       7.125      6.875    $2,132.66    2.750     360     1-Aug-31
4245145     OMAHA                 NE      68101     SFD       6.250      6.000    $2,555.23    2.750     360     1-Sep-31
4245282     LOS ALAMOS            NM      87544     SFD       6.875      6.625    $2,286.12    2.750     360     1-Aug-31
4245417     PALO ALTO             CA      94306     SFD       7.250      7.000    $6,821.77    2.750     360     1-Aug-31
4245538     ENCINO                CA      91436     SFD       7.000      6.750    $2,141.61    2.750     360     1-Aug-31
4245570     SANTA CLARA           CA      95050     SFD       7.125      6.875    $1,974.00    2.750     360     1-Aug-31
4245628     LOS GATOS             CA      95032     SFD       7.125      6.875    $3,941.26    2.750     360     1-Aug-31
4245738     FREMONT               CA      94539     SFD       7.125      6.875    $2,014.42    2.750     360     1-Aug-31
4245747     CHICAGO               IL      60622     LCO       6.500      6.250    $2,266.25    2.750     360     1-Aug-31
4245763     SAN JOSE              CA      95133     SFD       7.000      6.750    $3,113.62    2.750     360     1-Aug-31
4245768     SAN MATEO             CA      94403     SFD       6.750      6.500    $3,243.00    2.750     360     1-Aug-31
4245918     SAN JOSE              CA      95126     SFD       7.000      6.750    $4,324.47    2.750     360     1-Jul-31
4245919     ROCKVILLE             MD      20853     PUD       7.000      6.750    $2,907.04    2.750     360     1-Jul-31
4246027     SAN JOSE              CA      95148     SFD       7.000      6.750    $2,661.21    2.750     360     1-Aug-31
4246048     SAN JOSE              CA      95124     SFD       6.250      6.000    $6,157.18    2.750     360     1-Aug-31
4246071     LAKE CHARLES          LA      70605     SFD       6.875      6.625      $595.83    2.750     360     1-Aug-31
4246329     ROTONDA WEST          FL      33947     SFD       5.875      5.625      $780.83    2.750     360     1-Aug-31
4246386     SAN JOSE              CA      95120     SFD       7.000      6.750    $3,991.82    2.750     360     1-Aug-31
4246439     BEVERLY HILLS         CA      90210     SFD       7.000      6.750    $3,193.46    2.750     360     1-Aug-31
4246619     OAKLAND               CA      94611     SFD       6.750      6.500    $2,433.55    2.750     360     1-Jul-31
4246748     SARATOGA              CA      95070     SFD       7.250      7.000    $2,387.62    2.750     360     1-Aug-31
4246762     DANVILLE              CA      94506     SFD       7.125      6.875    $5,288.69    2.750     360     1-Jul-31
4246764     SLEEPY HOLLOW         NY      10591     SFD       6.625      6.375    $4,783.13    2.750     360     1-Aug-31
4247062     ANNAPOLIS             MD      21403     SFD       6.250      6.000    $2,044.19    2.750     360     1-Aug-31
4247070     ALAMO                 CA      94507     SFD       6.875      6.625    $4,270.04    2.750     360     1-Aug-31
4247124     LEAWOOD               KS      66224     SFD       6.750      6.500    $4,047.26    2.750     360     1-Jul-31
4247153     LIVERMORE             CA      94550     SFD       6.875      6.625    $2,627.72    2.750     360     1-Aug-31
4247213     SARATOGA              CA      95070     SFD       7.125      6.875    $3,503.34    2.750     360     1-Aug-31
4247253     SAN JOSE              CA      95120     SFD       7.000      6.750    $2,993.87    2.750     360     1-Aug-31
4247271     CAMPBELL              CA      95008     SFD       6.875      6.625    $3,376.62    2.750     360     1-Aug-31
4247282     LOS ALTOS             CA      94024     SFD       7.250      7.000    $2,967.47    2.750     360     1-Aug-31
4247311     DANVILLE              CA      94506     SFD       6.875      6.625    $3,079.36    2.750     360     1-Aug-31
4247345     SAN JOSE              CA      95138     SFD       7.000      6.750    $3,259.99    2.750     360     1-Aug-31
4247351     REDWOOD CITY          CA      94061     SFD       7.000      6.750    $3,552.72    2.750     360     1-Aug-31
4247400     CASTRO VALLEY         CA      94552     SFD       6.625      6.375    $2,388.36    2.750     360     1-Aug-31
4247807     NAPA                  CA      94558     SFD       7.125      6.875    $2,728.57    2.750     360     1-Aug-31
4247830     HUNTINGTON BEACH      CA      92605     SFD       6.375      6.125    $2,651.45    2.750     360     1-Aug-31
4247984     SOUTHLAKE             TX      76092     SFD       6.375      6.125    $3,626.25    2.750     360     1-Aug-31
4248166     SAN JOSE              CA      95135     SFD       6.875      6.625    $3,081.00    2.750     360     1-Aug-31
4248279     ATLANTA               GA      30327     SFD       5.875      5.625    $2,058.56    2.750     360     1-Sep-31
4248284     SAN JOSE              CA      95120     SFD       6.750      6.500    $2,853.84    2.750     360     1-Aug-31
4248430     WEST CALDWELL         NJ      07004     SFD       6.750      6.500    $2,107.95    2.750     360     1-Aug-31
4248460     REDWOOD CITY          CA      94061     SFD       6.875      6.625    $3,171.66    2.750     360     1-Aug-31
4248618     SAN JOSE              CA      95125     SFD       6.625      6.375    $2,689.31    2.750     360     1-Aug-31
4248868     SCOTTSDALE            AZ      85255     SFD       7.000      6.750    $2,182.20    2.750     360     1-Aug-31
4248925     OAKLAND               CA      94611     PUD       7.250      7.000    $2,210.26    2.750     360     1-Aug-31
4249026     AUBURN                CA      95603     SFD       7.000      6.750    $2,774.32    2.750     360     1-Jul-31
4249053     NEWARK                CA      94560     SFD       7.250      7.000    $2,219.47    2.750     360     1-Aug-31
4249450     LIVERMORE             CA      94550     SFD       7.125      6.875    $2,189.59    2.750     360     1-Aug-31
4249456     SAN JOSE              CA      95124     SFD       7.250      7.000    $1,910.10    2.750     360     1-Aug-31
4249648     SUNNYVALE             CA      94085     SFD       7.000      6.750    $2,372.47    2.750     360     1-Aug-31
4249654     ALBANY                CA      94706     SFD       7.125      6.875    $2,251.57    2.750     360     1-Aug-31
4249658     LIVERMORE             CA      94550     SFD       7.250      7.000    $4,775.23    2.750     360     1-Jun-31
4249674     PLEASANTON            CA      94566     PUD       6.750      6.500    $2,107.94    2.750     360     1-Jun-31
4249688     SAN JOSE              CA      95123     SFD       6.875      6.625    $3,310.93    2.750     360     1-Aug-31
4249727     CARMEL                IN      46032     SFD       5.875      5.625    $2,307.27    2.750     360     1-Aug-31
4249864     DUBLIN                CA      94568     SFD       7.125      6.875    $4,379.18    2.750     360     1-Aug-31
4249949     LOS ANGELES           CA      90027     SFD       7.125      6.875    $6,667.12    2.750     360     1-Aug-31
4250125     ATHERTON              CA      94027     SFD       7.125      6.875    $6,097.16    2.750     360     1-Aug-31
4250206     FREMONT               CA      94539     SFD       7.125      6.875    $3,321.44    2.750     360     1-Aug-31
4250276     SAN JOSE              CA      95129     SFD       7.125      6.875    $2,818.84    2.750     360     1-Aug-31
4250277     HUNTINGTON BEACH      CA      92649     SFD       6.875      6.625    $3,580.27    2.750     360     1-Aug-31
4250329     CUPERTINO             CA      95014     SFD       7.250      7.000    $2,046.53    2.750     360     1-Aug-31
4250355     SAN FRANCISCO         CA      94114     SFD       6.875      6.625    $4,064.75    2.750     360     1-Aug-31
4250365     SAN JUAN BAUTISTA     CA      95045     SFD       7.250      7.000    $3,410.89    2.750     360     1-Aug-31
4250557     ARLINGTON             VA      22205     SFD       6.875      6.625    $2,680.27    2.750     360     1-Aug-31
4250674     REDWOOD CITY          CA      94062     SFD       6.750      6.500    $3,372.72    2.750     360     1-Aug-31
4250720     NOVATO                CA      94945     SFD       7.250      7.000    $2,155.00    2.750     360     1-Aug-31
4250729     COLUMBIA              SC      29212     SFD       6.375      6.125    $1,746.84    2.750     360     1-Aug-31
4250798     SAN RAFAEL            CA      94903     PUD       7.000      6.750    $3,659.17    2.750     360     1-Aug-31
4250830     LOS GATOS             CA      95032     SFD       7.000      6.750    $3,033.33    2.750     360     1-Aug-31
4250840     FRUITVILLE            PA      19473     SFD       7.125      6.875      $712.50    2.750     360     1-Aug-31
4251134     APTOS                 CA      95003     SFD       7.250      7.000    $2,779.17    2.750     360     1-Aug-31
4251432     CALIFON               NJ      07830     SFD       6.000      5.750    $3,925.00    2.750     360     1-Aug-31
4251539     SAN JOSE              CA      95129     SFD       6.875      6.625    $3,810.19    2.750     360     1-Jul-31
4251577     PLANO                 TX      75025     SFD       6.500      6.250    $1,911.37    2.750     360     1-Jul-31
4251593     HALF MOON BAY         CA      94019     SFD       7.250      7.000    $2,837.86    2.750     360     1-Aug-31
4251705     SAN JOSE              CA      95118     SFD       6.875      6.625    $2,575.17    2.750     360     1-Aug-31
4251711     PACIFICA              CA      94044     SFD       7.125      6.875    $2,188.24    2.750     360     1-Aug-31
4251723     MORGAN HILL           CA      95037     SFD       6.875      6.625    $2,496.33    2.750     360     1-Aug-31
4251725     LOS ALTOS             CA      94024     SFD       7.000      6.750    $2,774.32    2.750     360     1-Aug-31
4251736     HAYWARD               CA      94542     SFD       7.125      6.875    $4,038.95    2.750     360     1-Jul-31
4251761     FREMONT               CA      94539     SFD       6.875      6.625    $2,989.03    2.750     360     1-Aug-31
4251792     LIVERMORE             CA      94550     SFD       7.000      6.750    $2,080.41    2.750     360     1-Aug-31
4251876     HOUSTON               TX      77002     HCO       6.875      6.625    $2,039.11    2.750     360     1-Jul-31
4251970     SAN DIEGO             CA      92130     LCO       6.500      6.250    $2,184.43    2.750     360     1-Aug-31
4252059     SAN JOSE              CA      95124     SFD       7.125      6.875    $2,964.37    2.750     360     1-Aug-31
4252063     LAKE ELMO             MN      55042     SFD       6.875      6.625    $2,046.99    2.750     360     1-Aug-31
4252252     SAN JOSE              CA      95124     SFD       7.375      7.125    $2,900.84    2.750     360     1-Aug-31
4252291     SAN FRANCISCO         CA      94122     LCO       6.875      6.625    $2,660.57    2.750     360     1-Aug-31
4252406     SAN MATEO             CA      94403     SFD       7.125      6.875    $2,991.32    2.750     360     1-Aug-31
4252536     ROLLING HILLS ESTATE  CA      90274     SFD       7.125      6.875    $4,379.18    2.750     360     1-Aug-31
4252620     MILPITAS              CA      95035     SFD       7.125      6.875    $2,263.70    2.750     360     1-Aug-31
4252863     GLENDALE              CA      91207     SFD       7.000      6.750    $2,501.54    2.750     360     1-Aug-31
4253065     PLYMOUTH              MN      55446     SFD       6.375      6.125    $2,167.33    2.750     360     1-Aug-31
4253154     REDWOOD CITY          CA      94065     SFD       6.875      6.625    $3,105.96    2.750     360     1-Aug-31
4253185     SAN JOSE              CA      95118     SFD       7.125      6.875    $2,216.54    2.750     360     1-Aug-31
4253253     SUNNYVALE             CA      94087     SFD       6.875      6.625    $2,680.27    2.750     360     1-Aug-31
4253342     WESTLAKE VILLAGE      CA      91362     SFD       6.000      5.750    $5,530.86    2.750     360     1-Aug-31
4253425     ANDOVER               MA      01810     SFD       7.125      6.875    $2,324.33    2.750     360     1-Aug-31
4253583     PEMBROKE PINES        FL      33029     SFD       7.000      6.750      $831.63    2.750     360     1-Aug-31
4253629     CHARLOTTE             NC      28226     SFD       6.625      6.375    $2,074.61    2.750     360     1-Aug-31
4253907     DES PERES             MO      63131     SFD       6.625      6.375    $1,941.42    2.750     360     1-Jul-31
4253916     AMHERST               NH      03031     SFD       6.250      6.000    $2,428.39    2.750     360     1-Aug-31
4254062     WINDHAM               NH      03087     SFD       6.625      6.375    $2,676.50    2.750     360     1-Aug-31
4254374     UNION CITY            CA      94587     SFD       7.125      6.875    $3,422.50    2.750     360     1-Aug-31
4254557     SAN FRANCISCO         CA      94107     SFD       7.000      6.750    $4,071.66    2.750     360     1-Aug-31
4254600     ANTIOCH               CA      94509     SFD       7.250      7.000    $2,455.84    2.750     360     1-Aug-31
4254666     BYRON                 CA      94514     SFD       7.125      6.875    $4,379.18    2.750     360     1-Aug-31
4254676     SANTA CLARA           CA      95051     SFD       7.125      6.875    $2,098.64    2.750     360     1-Aug-31
4254807     MADISON               NJ      07940     SFD       6.250      6.000    $1,847.16    2.750     360     1-Jul-31
4254830     SARATOGA              CA      95070     SFD       6.875      6.625    $5,780.98    2.750     360     1-Aug-31
4254837     SARATOGA              CA      95070     SFD       7.250      7.000    $3,214.42    2.750     360     1-Aug-31
4255142     BOSTON                MA      02113     LCO       7.250      7.000    $2,558.17    2.750     360     1-Aug-31
4255168     PARK CITY             UT      84060     SFD       6.875      6.625    $5,649.59    2.750     360     1-Aug-31
4255178     REDWOOD CITY          CA      94063     SFD       7.125      6.875    $2,021.16    2.750     360     1-Aug-31
4255200     SAN MATEO             CA      94402     SFD       6.625      6.375    $3,649.78    2.750     360     1-Aug-31
4255361     LIVERMORE             CA      94550     SFD       7.250      7.000    $3,683.76    2.750     360     1-Aug-31
4255393     BURLINGAME            CA      94010     SFD       7.000      6.750    $6,653.03    2.750     360     1-Aug-31
4255486     SUNNYVALE             CA      94087     SFD       7.000      6.750    $4,321.81    2.750     360     1-Aug-31
4255503     SUNNYVALE             CA      94087     SFD       7.125      6.875    $2,674.67    2.750     360     1-Aug-31
4255721     PALO ALTO             CA      94306     SFD       6.875      6.625    $2,706.55    2.750     360     1-Aug-31
4256082     PALO ALTO             CA      94306     SFD       7.000      6.750    $2,561.42    2.750     360     1-Aug-31
4256161     ARLINGTON             VA      22207     SFD       6.000      5.750    $2,847.87    2.750     360     1-Aug-31
4256239     SAN JOSE              CA      95128     SFD       7.250      7.000    $3,206.23    2.750     360     1-Aug-31
4256291     DUNKIRK               MD      20754     SFD       6.125      5.875    $2,529.18    2.750     360     1-Jul-31
4256305     NEEDHAM               MA      02492     SFD       7.000      6.750    $2,351.85    2.750     360     1-Aug-31
4256348     SAN JOSE              CA      95135     SFD       6.750      6.500    $5,545.52    2.750     360     1-Aug-31
4256812     COCOA BEACH           FL      32931     LCO       6.875      6.625      $988.68    2.750     360     1-Aug-31
4256922     LOS ANGELES           CA      90024     HCO       7.125      6.875    $3,547.13    2.750     360     1-Aug-31
4257110     MORGAN HILL           CA      95037     SFD       7.125      6.875    $4,168.64    2.750     360     1-Aug-31
4257134     FREMONT               CA      94538     SFD       7.250      7.000    $2,005.83    2.750     360     1-Aug-31
4257221     PINECREST             FL      33156     SFD       7.250      7.000    $2,926.54    2.750     360     1-Aug-31
4257301     MILL VALLEY           CA      94941     SFD       7.250      7.000    $5,777.34    2.750     360     1-Aug-31
4257703     MILL VALLEY           CA      94941     SFD       6.750      6.500    $2,334.96    2.750     360     1-Aug-31
4257749     SAN FRANCISCO         CA      94107     HCO       7.250      7.000    $6,821.77    2.750     360     1-Aug-31
4257848     WINCHESTER            MA      01890     LCO       6.875      6.625    $2,135.02    2.750     360     1-Aug-31
4257855     WATSONVILLE           CA      95076     SFD       7.000      6.750    $2,065.77    2.750     360     1-Aug-31
4257897     DANVILLE              CA      94526     SFD       7.250      7.000    $2,360.33    2.750     360     1-Aug-31
4257983     ACTON                 MA      01720     LCO       6.750      6.500    $2,756.55    2.750     360     1-Aug-31
4258076     REDWOOD CITY          CA      94065     SFD       7.125      6.875    $5,140.48    2.750     360     1-Aug-31
4258304     WASHINGTON            DC      20007     SFD       6.875      6.625    $3,678.12    2.750     360     1-Aug-31
4258309     CHELMSFORD            MA      01824     LCO       6.875      6.625    $1,077.08    2.750     360     1-Aug-31
4258314     FORT LAUDERDALE       FL      33304     SFD       6.875      6.625    $4,654.35    2.750     360     1-Aug-31
4258390     FREMONT               CA      94555     SFD       6.875      6.625    $2,238.82    2.750     360     1-Aug-31
4258438     MILPITAS              CA      95035     PUD       7.000      6.750    $2,172.22    2.750     360     1-Aug-31
4258826     FREMONT               CA      94539     SFD       7.125      6.875    $3,557.24    2.750     360     1-Aug-31
4258906     OAKLAND               CA      94618     LCO       7.375      7.125    $1,036.02    2.750     360     1-Aug-31
4259124     MOUNT AIRY            MD      21771     SFD       7.500      7.250    $2,363.35    2.750     360     1-Aug-31
4259353     NEWARK                CA      94560     SFD       7.125      6.875    $2,134.35    2.750     360     1-Aug-31
4259489     COTO DE CAZA          CA      92679     SFD       6.125      5.875    $2,035.50    2.750     360     1-Aug-31
4259731     LOS ALTOS HILLS       CA      94022     SFD       7.250      7.000    $5,457.42    2.750     360     1-Aug-31
4260037     HOPEWELL TOWNSHIP     NJ      08525     SFD       7.125      6.875    $2,231.91    2.750     360     1-Aug-31
4260077     OAKLAND               CA      94611     SFD       6.875      6.625    $2,391.23    2.750     360     1-Aug-31
4260126     ALISO VIEJO           CA      92656     SFD       6.375      6.125    $2,495.48    2.750     360     1-Aug-31
4260184     MENLO PARK            CA      94025     SFD       7.125      6.875    $4,379.18    2.750     360     1-Aug-31
4260205     SANTA CRUZ            CA      95060     SFD       7.000      6.750    $4,291.21    2.750     360     1-Aug-31
4260221     PALO ALTO             CA      94303     SFD       7.375      7.125    $3,453.38    2.750     360     1-Aug-31
4260831     REDWOOD CITY          CA      94065     LCO       6.875      6.625    $2,038.13    2.750     360     1-Aug-31
4261134     NOVI                  MI      48375     SFD       6.750      6.500    $2,177.35    2.750     360     1-Sep-31
4261533     LAFAYETTE             CA      94549     SFD       7.250      7.000    $3,268.99    2.750     360     1-Aug-31
4261725     CEDAR GROVE           NJ      07009     SFD       6.875      6.625    $1,944.51    2.750     360     1-Aug-31
4261923     MILLIS                MA      02054     SFD       7.125      6.875    $2,398.44    2.750     360     1-Aug-31
4261995     CARLSBAD              CA      92009     SFD       6.625      6.375    $1,920.94    2.750     360     1-Aug-31
4262089     SCOTTS VALLEY         CA      95066     SFD       7.250      7.000    $2,524.06    2.750     360     1-Aug-31
4262247     BERKELEY              CA      94708     SFD       7.000      6.750    $3,725.70    2.750     360     1-Aug-31
4262366     CARLSBAD              CA      92009     LCO       7.125      6.875    $2,234.06    2.750     360     1-Aug-31
4262584     SUNNYVALE             CA      94086     SFD       7.375      7.125    $3,094.23    2.750     360     1-Aug-31
4262797     SANTA BARBARA         CA      93105     SFD       7.375      7.125    $2,956.09    2.750     360     1-Aug-31
4262839     PELHAM MANOR          NY      10803     SFD       7.000      6.750    $3,640.00    2.750     360     1-Aug-31
4262975     HULL                  MA      02045     SFD       6.875      6.625    $2,238.82    2.750     360     1-Aug-31
4263254     HALF MOON BAY         CA      94019     LCO       7.125      6.875    $2,391.71    2.750     360     1-Aug-31
4263287     MILL VALLEY           CA      94941     SFD       6.625      6.375    $3,047.89    2.750     360     1-Aug-31
4263328     LOS ANGELES           CA      90049     SFD       7.125      6.875    $4,310.63    2.750     360     1-Aug-31
4263433     LITTLETON             CO      80123     SFD       6.500      6.250    $2,958.08    2.750     360     1-Aug-31
4263471     SAN FRANCISCO         CA      94112     SFD       7.000      6.750    $2,262.03    2.750     360     1-Aug-31
4263577     SAN JOSE              CA      95140     SFD       7.250      7.000    $3,069.80    2.750     360     1-Aug-31
4263606     CARMEL VALLEY         CA      93924     SFD       6.875      6.625    $1,905.10    2.750     360     1-Aug-31
4263784     SAN LEANDRO           CA      94577     SFD       7.000      6.750    $2,262.03    2.750     360     1-Aug-31
4263916     WALNUT CREEK          CA      94598     SFD       7.250      7.000    $3,410.89    2.750     360     1-Aug-31
4264378     PROSPECT              KY      40059     SFD       7.000      6.750    $2,182.19    2.750     360     1-Aug-31
4264382     SAN JOSE              CA      95132     SFD       7.000      6.750    $2,432.35    2.750     360     1-Aug-31
4264812     CHARLOTTE             NC      28277     SFD       6.625      6.375    $2,740.54    2.750     360     1-Aug-31
4264891     MENLO PARK            CA      94025     SFD       6.500      6.250    $2,054.23    2.750     360     1-Aug-31
4265076     SCARSDALE             NY      10583     SFD       6.000      5.750    $3,020.00    2.750     360     1-Aug-31
4266069     SAN CARLOS            CA      94070     SFD       6.750      6.500    $2,270.10    2.750     360     1-Aug-31
4266278     SCOTTSDALE            AZ      85259     SFD       6.875      6.625    $2,627.72    2.750     360     1-Aug-31
4266830     SAN LEANDRO           CA      94579     SFD       5.750      5.500    $2,614.41    2.750     360     1-Aug-31
4267036     REDWOOD CITY          CA      94062     SFD       7.250      7.000    $6,139.59    2.750     360     1-Aug-31
4267903     SAN JOSE              CA      95135     LCO       6.875      6.625    $2,233.56    2.750     360     1-Aug-31
4268142     SAN JOSE              CA      95148     SFD       6.875      6.625    $2,601.44    2.750     360     1-Aug-31
4268938     SUNNYVALE             CA      94087     SFD       7.125      6.875    $3,099.11    2.750     360     1-Aug-31
4269680     SAN DIEGO             CA      92121     SFD       6.875      6.625    $2,425.39    2.750     360     1-Aug-31
4269687     SAN JOSE              CA      95138     PUD       7.125      6.875    $6,602.11    2.750     360     1-Aug-31
4270175     SAN FRANCISCO         CA      94101     SFD       7.000      6.750    $4,557.33    2.750     360     1-Aug-31
4272276     APTOS                 CA      95003     SFD       7.125      6.875    $2,589.11    2.750     360     1-Aug-31
4272831     ARLINGTON             VA      22207     SFD       6.500      6.250    $2,232.47    2.750     360     1-Aug-31
4278431     SUWANEE               GA      30024     SFD       6.875      6.625    $3,306.00    2.750     360     1-Aug-31
4280588     JUPITER               FL      33477     SFD       6.750      6.500    $2,101.46    2.750     360     1-Aug-31
4281460     BELMONT               CA      94002     SFD       7.125      6.875    $3,486.50    2.750     360     1-Aug-31
5755963     SUMMIT                NJ      07901     SFD       7.250      7.000    $2,428.55    2.750     360     1-Aug-31
5877029     SAMMAMISH             WA      98075     SFD       6.250      6.000    $3,694.31    2.750     360     1-Aug-31
5883824     SAN JOSE              CA      95125     SFD       7.375      7.125    $3,453.38    2.750     360     1-Aug-31
5888748     CHESTERFIELD          MO      63005     SFD       6.500      6.250    $2,054.23    2.750     360     1-Aug-31
5890113     EDINA                 MN      55343     SFD       7.000      6.750    $9,979.54    2.750     360     1-Aug-31
5896589     BELLE MEAD            NJ      08502     SFD       6.375      6.125    $2,395.67    2.750     360     1-Aug-31
5899402     HOLMDEL               NJ      07733     SFD       6.125      5.875    $3,460.95    2.750     360     1-Aug-31
5916825     SAN ANTONIO           TX      78258     SFD       6.750      6.500    $1,896.23    2.750     360     1-Aug-31
5933864     LARCHMONT             NY      10538     SFD       6.000      5.750    $2,697.98    2.750     360     1-Aug-31
5933908     BELLE HARBOR          NY      11694     SFD       7.125      6.875    $2,344.55    2.750     360     1-Aug-31
5937194     SAUSALITO             CA      94965     SFD       7.500      7.250    $3,845.68    2.750     360     1-May-31
5946138     PITTSBURGH            PA      15206     SFD       7.125      6.875    $5,937.15    2.750     360     1-Aug-31
5949842     MORRISTOWN            NJ      07960     PUD       7.125      6.875    $1,940.31    2.750     360     1-Jul-31
5949881     SARATOGA              CA      95070     SFD       6.250      6.000    $3,386.45    2.750     360     1-Jul-31
5951113     BELMONT               CA      94002     SFD       6.875      6.625    $2,693.41    2.750     360     1-Aug-31
5955003     DANVILLE              CA      94506     SFD       5.750      5.500    $3,588.98    2.750     360     1-Aug-31
5956994     POTOMAC               MD      20854     SFD       6.500      6.250    $2,118.70    2.750     360     1-Aug-31
5962786     ZIONSVILLE            IN      46077     SFD       6.125      5.875    $4,557.08    2.750     360     1-Aug-31
5963578     BURLINGAME            CA      94010     SFD       7.250      7.000    $3,376.78    2.750     360     1-Aug-31
5963591     YORBA LINDA           CA      92887     SFD       5.625      5.375    $2,705.59    2.750     360     1-Sep-31
5963821     SHINGLE SPRINGS       CA      95682     SFD       6.375      6.125    $2,410.64    2.750     360     1-Aug-31
5970708     WALNUT CREEK          CA      94598     SFD       6.375      6.125    $2,745.03    2.750     360     1-Aug-31
5977724     AMAWALK               NY      10501     SFD       6.625      6.375    $2,977.45    2.750     360     1-Aug-31
5979452     RAMSEY                NJ      07446     SFD       6.000      5.750    $2,446.17    2.750     360     1-Sep-31
5985921     MONTE SERENO          CA      95030     SFD       7.375      7.125    $6,906.76    2.750     360     1-Aug-31
5987822     ISSAQUAH              WA      98075     SFD       6.000      5.750    $2,398.21    2.750     360     1-Aug-31
5989162     FREMONT               CA      94555     SFD       7.250      7.000    $2,101.11    2.750     360     1-Jul-31
5990903     REDWOOD CITY          CA      94065     SFD       6.750      6.500    $3,087.33    2.750     360     1-Aug-31
5992990     NORFOLK               CT      06058     SFD       6.750      6.500    $4,540.19    2.750     360     1-Jul-31
5993157     SOUTH SETAUKET        NY      11720     SFD       5.500      5.250    $1,674.98    2.750     360     1-Aug-31
5995362     PALO ALTO             CA      94303     SFD       7.125      6.875    $5,093.32    2.750     360     1-Jul-31
5998031     HUNTINGTON BEACH      CA      92648     SFD       5.375      5.125    $1,931.91    2.750     360     1-Aug-31
5999775     DANVILLE              CA      94526     SFD       7.375      7.125    $2,845.59    2.750     360     1-Aug-31
6005288     MORRIS PLAINS         NJ      07950     SFD       6.625      6.375    $1,984.97    2.750     360     1-Aug-31
6005437     CARMEL VALLEY         CA      93924     SFD       7.125      6.875    $2,652.43    2.750     360     1-Aug-31
6006182     SARATOGA              CA      95070     SFD       7.125      6.875    $5,928.73    2.750     360     1-Aug-31
6007528     LAKE SAINT LOUIS      MO      63367     SFD       6.125      5.875    $2,597.54    2.750     360     1-Aug-31
6008647     BERLIN                MA      01503     SFD       7.000      6.750    $1,886.14    2.750     360     1-Jul-31
6009079     NEWPORT BEACH         CA      92625     PUD       7.250      7.000    $6,821.77    2.750     360     1-Aug-31
6009259     STAMFORD              CT      06906     SFD       7.000      6.750    $3,321.20    2.750     360     1-Aug-31
6010141     ROSEVILLE             CA      95661     SFD       7.125      6.875    $3,701.64    2.750     360     1-Sep-31
6010681     OSSINING              NY      10562     SFD       6.625      6.375    $1,987.53    2.750     360     1-Aug-31
6011063     MILPITAS              CA      95035     SFD       7.125      6.875    $2,317.60    2.750     360     1-Aug-31
6011810     EL CAJON              CA      92019     SFD       6.875      6.625    $1,951.08    2.750     360     1-Aug-31
6011913     FREMONT               CA      94539     SFD       6.875      6.625    $3,810.19    2.750     360     1-Aug-31
6013332     HARTLAND              WI      53029     SFD       6.500      6.250    $2,487.19    2.750     360     1-Jul-31
6013793     SAN FRANCISCO         CA      94109     MF2       7.000      6.750    $5,833.33    2.750     360     1-Aug-31
6015078     SAN JOSE              CA      95123     SFD       7.250      7.000    $2,863.44    2.750     360     1-Jul-31
6015092     DANVILLE              CA      94506     SFD       6.625      6.375    $2,561.25    2.750     360     1-Aug-31
6016153     SAN RAMON             CA      94583     SFD       7.000      6.750    $2,815.90    2.750     360     1-Aug-31
6016765     DANVILLE              CA      94506     SFD       6.750      6.500    $3,600.00    2.750     360     1-Aug-31
6016921     PLEASANTON            CA      94588     SFD       7.375      7.125    $4,834.73    2.750     360     1-Jul-31
6019019     SAN FRANCISCO         CA      94121     LCO       6.875      6.625    $2,254.58    2.750     360     1-Jul-31
6019854     SAN DIEGO             CA      92109     LCO       7.375      7.125    $2,182.54    2.750     360     1-Aug-31
6019994     BASKING RIDGE         NJ      07920     SFD       6.250      6.000    $2,113.15    2.750     360     1-Aug-31
6020496     LARKSPUR              CA      94939     SFD       7.250      7.000    $2,865.15    2.750     360     1-Jul-31
6020673     SHOREWOOD             MN      55331     SFD       6.625      6.375    $2,740.54    2.750     360     1-Aug-31
6020955     CHAPEL HILL           NC      27514     SFD       6.125      5.875    $1,822.84    2.750     360     1-Aug-31
6021694     DANVILLE              CA      94506     SFD       6.000      5.750    $3,789.16    2.750     360     1-Aug-31
6021707     SAN JOSE              CA      95138     SFD       7.000      6.750    $6,653.03    2.750     360     1-Jul-31
6021921     ENCINITAS             CA      92024     SFD       7.250      7.000    $3,342.67    2.750     360     1-Aug-31
6023844     SCOTTSDALE            AZ      85259     SFD       6.250      6.000    $1,881.64    2.750     360     1-Aug-31
6026172     MILPITAS              CA      95035     SFD       6.875      6.625    $2,410.93    2.750     360     1-Aug-31
6027492     REDWOOD CITY          CA      94062     SFD       7.250      7.000    $3,799.73    2.750     360     1-Aug-31
6027603     SAN ANSELMO           CA      94960     SFD       7.250      7.000    $3,138.02    2.750     360     1-Aug-31
6027920     CUPERTINO             CA      95014     SFD       6.750      6.500    $2,626.32    2.750     360     1-Aug-31
6028032     SCOTTSDALE            AZ      85255     PUD       7.500      7.250    $2,824.83    2.750     360     1-Jun-31
6029056     GENEVA                IL      60134     SFD       5.875      5.625    $2,971.89    2.750     360     1-Aug-31
6029067     DANVILLE              CA      94526     SFD       6.125      5.875    $3,315.13    2.750     360     1-Jul-31
6029510     SAN JUAN CAPISTRANO   CA      92675     LCO       6.375      6.125    $1,852.90    2.750     360     1-Aug-31
6029598     NORWALK               CT      06851     SFD       7.000      6.750    $2,528.15    2.750     360     1-Aug-31
6029936     SAN MATEO             CA      94403     SFD       6.750      6.500    $2,678.72    2.750     360     1-Aug-31
6030328     RANCHO SANTA MARGARI  CA      92688     SFD       7.250      7.000    $2,476.30    2.750     360     1-Aug-31
6030419     POTOMAC FALLS         VA      20165     SFD       7.375      7.125    $2,644.95    2.750     360     1-Aug-31
6030523     LIVERMORE             CA      94550     SFD       7.250      7.000    $3,247.16    2.750     360     1-Jul-31
6031108     MILFORD               MA      01757     SFD       6.875      6.625    $2,049.62    2.750     360     1-Jul-31
6031189     MAHWAH                NJ      07430     SFD       6.500      6.250    $2,376.58    2.750     360     1-Jul-31
6031685     COPPER MOUNTAIN       CO      80443     HCO       6.750      6.500    $2,106.13    2.750     360     1-Jul-31
6031930     SAN DIEGO             CA      92130     LCO       6.750      6.500    $2,250.64    2.750     360     1-Aug-31
6032048     DELRAY BEACH          FL      33446     SFD       7.125      6.875    $3,368.59    2.750     360     1-Jul-31
6032324     UNION CITY            CA      94587     SFD       7.000      6.750    $2,754.36    2.750     360     1-Aug-31
6033156     LOS ANGELES           CA      90045     SFD       7.000      6.750    $2,359.17    2.750     360     1-Sep-31
6033231     WEST CHESTER          OH      45069     SFD       6.500      6.250    $2,098.47    2.750     360     1-Aug-31
6033275     APPLE VALLEY          CA      92307     SFD       7.125      6.875      $404.24    2.750     360     1-Aug-31
6033409     NORTH ANDOVER         MA      01845     SFD       7.000      6.750    $2,494.89    2.750     360     1-Jul-31
6033606     SAN JOSE              CA      95125     SFD       7.250      7.000    $2,462.66    2.750     360     1-Aug-31
6033802     SAN JOSE              CA      95125     SFD       7.125      6.875    $2,472.55    2.750     360     1-Jul-31
6033814     MOUNTAIN VIEW         CA      94040     SFD       7.250      7.000    $2,046.53    2.750     360     1-Aug-31
6034273     CUPERTINO             CA      95014     SFD       7.250      7.000    $3,219.87    2.750     360     1-Jul-31
6034623     HOUSTON               TX      77077     SFD       6.625      6.375    $2,535.00    2.750     360     1-Jul-31
6034650     FREMONT               CA      94539     SFD       6.875      6.625    $3,833.51    2.750     360     1-Aug-31
6034873     WELLESLEY             MA      02482     SFD       5.875      5.625    $4,259.08    2.750     360     1-Aug-31
6035096     FREMONT               CA      94539     SFD       7.125      6.875    $2,674.67    2.750     360     1-Jul-31
6035129     OAKLAND               CA      94602     SFD       7.000      6.750    $2,973.91    2.750     360     1-Aug-31
6035218     SAN JOSE              CA      95125     SFD       7.000      6.750    $3,991.82    2.750     360     1-Aug-31
6035238     SAN FRANCISCO         CA      94110     SFD       7.125      6.875    $3,934.52    2.750     360     1-Aug-31
6036035     OAKLAND               CA      94618     SFD       6.875      6.625    $3,521.14    2.750     360     1-Jul-31
6036200     DUXBURY               MA      02332     SFD       7.250      7.000    $2,558.17    2.750     360     1-Jul-31
6036349     SAN RAFAEL            CA      94901     SFD       6.875      6.625    $2,627.72    2.750     360     1-Jul-31
6036394     SAN DIEGO             CA      92131     SFD       6.875      6.625    $3,724.79    2.750     360     1-Aug-31
6036478     IRVINE                CA      92620     SFD       7.375      7.125    $2,279.23    2.750     360     1-Aug-31
6036601     MOUNTAIN VIEW         CA      94040     LCO       7.250      7.000    $2,510.41    2.750     360     1-Aug-31
6036688     HAYWARD               CA      94544     SFD       6.500      6.250    $2,349.43    2.750     360     1-Aug-31
6037327     HOUSTON               TX      77024     SFD       6.500      6.250    $2,300.73    2.750     360     1-Aug-31
6037347     FRANKFORT             IL      60423     SFD       5.875      5.625    $1,756.28    2.750     360     1-Jul-31
6037536     CHARLOTTE             NC      28277     SFD       6.750      6.500    $3,891.59    2.750     360     1-Aug-31
6037801     SAN DIEGO             CA      92130     SFD       7.125      6.875    $2,748.78    2.750     360     1-Aug-31
6037828     SAN FRANCISCO         CA      94118     LCO       7.250      7.000    $3,197.71    2.750     360     1-Jul-31
6038432     OAK HILL              VA      20171     SFD       6.375      6.125    $3,697.05    2.750     360     1-Jul-31
6038920     SAN JOSE              CA      95138     SFD       6.875      6.625    $6,240.83    2.750     360     1-Aug-31
6038932     SOMERS                NY      10589     SFD       6.375      6.125    $2,944.67    2.750     360     1-Aug-31
6038941     ACTON                 MA      01720     SFD       6.875      6.625    $3,534.28    2.750     360     1-Aug-31
6039114     ROLLING HILLS         CA      90274     SFD       7.125      6.875    $4,264.64    2.750     360     1-Jul-31
6039122     BOSTON                MA      02127     LCO       5.875      5.625    $2,034.89    2.750     360     1-Aug-31
6039159     LOS ANGELES           CA      90036     SFD       7.000      6.750    $2,770.83    2.750     360     1-Aug-31
6039371     FREMONT               CA      94539     SFD       7.125      6.875    $3,038.48    2.750     360     1-Aug-31
6039446     DUBLIN                CA      94568     LCO       7.250      7.000    $2,195.93    2.750     360     1-Aug-31
6039855     ALEXANDRIA            VA      22301     SFD       7.375      7.125    $3,674.40    2.750     360     1-Jun-31
6040141     REDWOOD CITY          CA      94062     SFD       7.250      7.000    $6,678.51    2.750     360     1-Aug-31
6040147     SAN JOSE              CA      95121     SFD       7.250      7.000    $2,728.71    2.750     360     1-Aug-31
6040196     ROLLING HILLS         CA      90274     SFD       6.875      6.625    $6,405.06    2.750     360     1-Jul-31
6040220     LOS ANGELES           CA      90068     SFD       7.125      6.875    $2,883.52    2.750     360     1-Aug-31
6040315     MORRISTOWN            NJ      07960     SFD       6.125      5.875    $4,010.23    2.750     360     1-Aug-31
6040584     NEW PROVIDENCE        NJ      07974     SFD       6.625      6.375    $1,952.95    2.750     360     1-Aug-31
6040669     SEATTLE               WA      98121     HCO       7.250      7.000    $1,998.44    2.750     360     1-May-31
6040963     LONG BEACH            CA      90802     HCO       5.375      5.125    $1,791.46    2.750     360     1-Sep-31
6040999     LONG BEACH            CA      90803     SFD       7.125      6.875    $2,425.39    2.750     360     1-Aug-31
6041044     ATLANTA               GA      30307     SFD       6.875      6.625    $5,715.28    2.750     360     1-Jul-31
6041118     ALAMEDA               CA      94501     SFD       6.875      6.625    $1,947.42    2.750     360     1-Aug-31
6041256     MILL VALLEY           CA      94941     SFD       7.000      6.750    $4,510.76    2.750     360     1-Aug-31
6041512     HALF MOON BAY         CA      94019     SFD       7.125      6.875    $2,425.39    2.750     360     1-Aug-31
6041572     DULUTH                GA      30097     SFD       6.875      6.625    $2,217.79    2.750     360     1-Jul-31
6041648     LOS ALTOS             CA      94022     SFD       7.250      7.000    $6,337.42    2.750     360     1-Aug-31
6041690     ENCINITAS             CA      92024     SFD       7.125      6.875    $2,142.43    2.750     360     1-Aug-31
6041962     DALY CITY             CA      94015     SFD       7.375      7.125    $2,072.03    2.750     360     1-Aug-31
8302292     DERRY                 NH      03054     SFD       7.125      6.875    $2,560.13    2.750     360     1-Jul-31
8492356     ST. LOUIS             MO      63112     SFD       7.250      7.000    $2,687.77    2.750     360     1-Apr-31
8501804     NAPERVILLE            IL      60564     SFD       7.250      7.000    $2,600.80    2.750     360     1-Aug-31
8523111     SAVAGE                MN      55378     SFD       6.875      6.625    $2,259.18    2.750     360     1-Jul-31
8590203     IPSWICH               MA      01938     SFD       6.750      6.500    $2,594.39    2.750     360     1-Aug-31
8606009     BIRMINGHAM            AL      35226     SFD       7.000      6.750    $2,440.00    2.750     360     1-Jul-31
8628524     MAHOPAC               NY      10541     SFD       7.000      6.750    $3,911.98    2.750     360     1-Jun-31
8655528     DANVILLE              CA      94506     SFD       7.000      6.750    $2,122.31    2.750     360     1-Jun-31
8660229     CEDAR RAPIDS          IA      52411     SFD       5.375      5.125    $1,679.91    2.750     360     1-Jul-31
8689624     BOULDER               CO      80303     SFD       7.250      7.000    $2,175.00    2.750     360     1-Aug-31
8695427     CHICAGO               IL      60614     LCO       6.750      6.500    $2,451.70    2.750     360     1-Jun-31
8702777     BERNARDS TWP          NJ      07920     PUD       6.750      6.500    $2,587.91    2.750     360     1-Jul-31
8703056     ENGLEWOOD             CO      80111     SFD       7.000      6.750    $6,653.03    2.750     360     1-May-31
8703748     CHANHASSEN            MN      55317     SFD       7.125      6.875    $3,530.29    2.750     360     1-Jul-31
8709896     TELLURIDE             CO      81435     SFD       7.000      6.750    $6,653.03    2.750     360     1-Jul-31
8710524     ZIONSVILLE            IN      46077     SFD       6.875      6.625    $2,299.25    2.750     360     1-Jul-31
8711369     DENVER                CO      80202     HCO       7.000      6.750    $4,324.47    2.750     360     1-Aug-31
8711425     CHEYENNE              WY      82009     SFD       6.875      6.625    $1,970.79    2.750     360     1-Jul-31
8714715     BARRINGTON            IL      60010     SFD       7.375      7.125    $4,144.05    2.750     360     1-Jul-31
8727709     LINO LAKES            MN      55038     SFD       6.750      6.500    $2,178.64    2.750     360     1-Jun-31
8741752     MOUNTAIN VIEW         CA      94043     LCO       7.250      7.000    $2,914.26    2.750     360     1-Jul-31
8751462     DENVER                CO      80206     SFD       7.125      6.875    $2,176.11    2.750     360     1-Jun-31
8756555     ATLANTA               GA      30306     SFD       6.500      6.250    $3,413.17    2.750     360     1-Jul-31
8758311     ANNANDALE             NJ      08801     SFD       7.125      6.875    $2,872.74    2.750     360     1-Aug-31
8763784     ROCK HILL             SC      29732     SFD       7.125      6.875    $2,258.64    2.750     360     1-Jul-31
8773104     MINNETONKA            MN      55345     SFD       6.750      6.500    $2,164.70    2.750     360     1-Jul-31
8775715     LINDON                UT      84042     SFD       6.875      6.625    $2,317.64    2.750     360     1-Jul-31
8781959     SAN JOSE              CA      95139     SFD       7.125      6.875    $2,209.80    2.750     360     1-Jul-31
8783113     SAN JOSE              CA      95123     SFD       6.875      6.625    $1,905.09    2.750     360     1-Jul-31
8783663     HARBOR SPRINGS        MI      49740     LCO       7.375      7.125    $4,834.73    2.750     360     1-Jul-31
8784048     AUSTIN                TX      78735     SFD       6.250      6.000    $3,020.83    2.750     360     1-Jul-31
8785322     DENVER                CO      80220     SFD       7.000      6.750    $4,112.23    2.750     360     1-Jul-31
8792720     NAPERVILLE            IL      60564     SFD       6.875      6.625    $2,016.77    2.750     360     1-Jul-31
8793419     CENTREVILLE           VA      20120     SFD       6.625      6.375    $2,309.04    2.750     360     1-Jul-31
8799691     LAKEVILLE             MN      55044     SFD       7.000      6.750    $2,198.56    2.750     360     1-Jul-31
8801447     VIENNA                VA      22182     SFD       6.750      6.500    $1,955.52    2.750     360     1-Jul-31
8807217     KEYSTONE              CO      80435     LCO       6.625      6.375    $3,559.62    2.750     360     1-Jul-31
8812504     REDWOOD CITY          CA      94065     SFD       6.875      6.625    $3,211.07    2.750     360     1-Aug-31
8813724     OAK PARK              IL      60302     SFD       6.875      6.625    $2,529.18    2.750     360     1-Aug-31
8821900     PRINCETON JUNCTIO     NJ      08550     SFD       6.875      6.625    $1,991.81    2.750     360     1-Aug-31
8828719     BUFFALO GROVE         IL      60089     SFD       6.625      6.375    $2,369.15    2.750     360     1-Aug-31
8829647     TARPON SPRINGS        FL      34689     SFD       6.750      6.500    $1,710.00    2.750     360     1-Aug-31
8843525     CHICAGO               IL      60610     LCO       7.000      6.750    $2,095.70    2.750     360     1-Aug-31
9216287     CASTRO VALLEY         CA      94546     SFD       7.250      7.000    $2,892.43    2.750     360     1-Jul-31
9221113     DANVILLE              CA      94506     SFD       7.000      6.750    $3,306.56    2.750     360     1-Jun-31
9222667     SAN JOSE              CA      95125     SFD       7.250      7.000    $2,489.95    2.750     360     1-Jul-31
9226058     SAN FRANCISCO         CA      94112     SFD       7.375      7.125    $2,156.29    2.750     360     1-Jun-31
9266220     SANTA CLARA           CA      95051     SFD       7.125      6.875    $2,128.95    2.750     360     1-Apr-31
9268494     HAYWARD               CA      94544     SFD       7.375      7.125    $2,265.42    2.750     360     1-May-31
9270928     LOS ALTOS             CA      94022     SFD       7.000      6.750    $4,111.57    2.750     360     1-Aug-31
9271072     GILROY                CA      95020     SFD       6.750      6.500    $3,956.45    2.750     360     1-Jul-31
9271085     MARINA                CA      93933     SFD       6.875      6.625    $2,286.12    2.750     360     1-Aug-31
9271276     SAN RAMON             CA      94583     SFD       7.000      6.750    $3,120.27    2.750     360     1-Aug-31
9271277     DANVILLE              CA      94526     SFD       6.750      6.500    $3,688.91    2.750     360     1-Aug-31
9271280     WALNUT CREEK          CA      94595     SFD       7.125      6.875    $2,806.04    2.750     360     1-Aug-31
9271285     SAN JOSE              CA      95136     SFD       7.125      6.875    $3,203.54    2.750     360     1-Aug-31
9271566     PLEASANTON            CA      94566     SFD       7.250      7.000    $2,837.86    2.750     360     1-Jul-31
9272466     LA SELVA BEACH        CA      95076     SFD       6.875      6.625    $2,818.23    2.750     360     1-Jul-31
9272512     SOQUEL                CA      95073     SFD       6.875      6.625    $2,562.03    2.750     360     1-Aug-31
9273080     LIVERMORE             CA      94550     SFD       7.125      6.875    $2,189.59    2.750     360     1-Aug-31
9273127     PLEASANT HILL         CA      94523     SFD       7.000      6.750    $4,590.59    2.750     360     1-Aug-31
9273255     SUNNYVALE             CA      94086     SFD       7.000      6.750    $4,257.94    2.750     360     1-Jul-31
9273674     NEW BERLIN            WI      53151     SFD       7.125      6.875    $4,042.32    2.750     360     1-Jul-31
9273991     PLEASANTON            CA      94566     SFD       7.250      7.000    $3,765.62    2.750     360     1-Aug-31
9274771     SANTA CLARA           CA      95051     SFD       7.375      7.125    $2,141.10    2.750     360     1-Jul-31
9274773     SAN JOSE              CA      95135     LCO       7.250      7.000    $2,626.38    2.750     360     1-Aug-31
9276520     POWAY                 CA      92064     SFD       7.125      6.875    $2,358.02    2.750     360     1-Aug-31
9276778     SAUSALITO             CA      94965     LCO       7.375      7.125    $2,520.97    2.750     360     1-Jul-31
9277893     OAKLAND               CA      94611     SFD       6.625      6.375    $3,598.55    2.750     360     1-May-31
9281637     UNION CITY            CA      94587     SFD       7.375      7.125    $3,551.46    2.750     360     1-May-31
9281796     SAN MATEO             CA      94403     SFD       6.875      6.625    $2,340.31    2.750     360     1-Apr-31
9282266     GLENDALE              CA      91208     SFD       7.250      7.000    $3,102.20    2.750     360     1-Jul-31
9282481     LOS ANGELES           CA      90210     SFD       7.125      6.875    $3,254.06    2.750     360     1-Jul-31
9283295     OAKLAND               CA      94602     SFD       6.875      6.625    $2,759.11    2.750     360     1-Jul-31
9283350     FREMONT               CA      94536     SFD       7.000      6.750    $3,938.59    2.750     360     1-Jul-31
9283643     SALINAS               CA      93908     SFD       7.250      7.000    $3,301.74    2.750     360     1-Jul-31
9284122     CAMPBELL              CA      95008     SFD       6.625      6.375    $2,561.25    2.750     360     1-Jul-31
9284123     SAN JOSE              CA      95128     SFD       6.875      6.625    $2,627.72    2.750     360     1-Aug-31
9284880     LOS ALTOS             CA      94024     SFD       7.125      6.875    $2,715.09    2.750     360     1-Jul-31
9284978     SAN JOSE              CA      95148     SFD       6.875      6.625    $3,021.88    2.750     360     1-Jul-31
9290618     NEWPORT COAST (AREA)  CA      92657     SFD       6.750      6.500    $3,191.10    2.750     360     1-Aug-31
9290680     OAKLAND               CA      94619     SFD       7.125      6.875    $2,115.48    2.750     360     1-Aug-31
9290749     SCOTTSDALE            AZ      85255     SFD       6.875      6.625    $3,974.42    2.750     360     1-Aug-31
9291384     GILROY                CA      95020     SFD       6.875      6.625    $3,711.65    2.750     360     1-Aug-31
9292187     LAGUNA BEACH          CA      92651     SFD       7.125      6.875    $4,345.49    2.750     360     1-Aug-31
9292200     SANTA ROSA            CA      95404     SFD       7.000      6.750    $2,348.52    2.750     360     1-Aug-31
9292201     AUBURN                CA      95602     SFD       6.750      6.500    $2,302.53    2.750     360     1-Aug-31
9292227     FOSTER CITY           CA      94404     SFD       6.875      6.625    $2,318.96    2.750     360     1-Aug-31
9292528     FREMONT               CA      94555     SFD       7.375      7.125    $2,652.20    2.750     360     1-Aug-31
9292771     NEWPORT BEACH         CA      92660     LCO       6.750      6.500    $3,943.48    2.750     360     1-Aug-31
9292872     SPOKANE               WA      99208     SFD       6.875      6.625    $2,023.34    2.750     360     1-Aug-31
9293024     FREMONT               CA      94538     SFD       7.125      6.875    $1,940.31    2.750     360     1-Aug-31
9293186     SKOKIE                IL      60203     SFD       7.125      6.875    $2,667.93    2.750     360     1-Aug-31
9293748     NEWPORT BEACH         CA      92663     SFD       6.875      6.625    $2,975.89    2.750     360     1-Aug-31
9293772     MENLO PARK            CA      94025     SFD       7.125      6.875    $3,880.62    2.750     360     1-Aug-31
9293840     MISSION VIEJO         CA      92692     SFD       6.625      6.375    $4,594.23    2.750     360     1-Aug-31
9294385     LEESBURG              VA      20175     SFD       6.875      6.625    $3,837.13    2.750     360     1-Jul-31
9294717     SAN RAMON             CA      94583     SFD       7.125      6.875    $2,715.09    2.750     360     1-Aug-31
9296011     CHANDLER              AZ      85248     SFD       6.750      6.500    $2,231.18    2.750     360     1-Jul-31
9296040     LOS GATOS             CA      95032     SFD       6.750      6.500    $2,769.52    2.750     360     1-Aug-31
9296043     SAN RAMON             CA      94583     SFD       6.875      6.625    $2,910.20    2.750     360     1-Aug-31
9296131     ALAMEDA               CA      94501     SFD       7.250      7.000    $2,865.14    2.750     360     1-Aug-31
9297547     WALNUT CREEK          CA      94596     SFD       7.250      7.000    $2,213.67    2.750     360     1-Jul-31
9301282     SAN FRANCISCO         CA      94116     SFD       7.125      6.875    $2,155.90    2.750     360     1-Jul-31
9301469     CAMPBELL              CA      95008     SFD       7.250      7.000    $3,151.66    2.750     360     1-Jun-31
9304355     PLEASANTON            CA      94566     SFD       7.500      7.250    $3,496.08    2.750     360     1-Jun-31
9305757     SAN JOSE              CA      95148     SFD       7.125      6.875    $3,153.01    2.750     360     1-Aug-31
9305910     SAN JOSE              CA      95136     SFD       7.000      6.750    $2,461.62    2.750     360     1-Jul-31
9306892     SAN RAMON             CA      94583     SFD       7.000      6.750    $3,562.70    2.750     360     1-Jul-31
9307702     DANVILLE              CA      94526     SFD       7.125      6.875    $2,829.62    2.750     360     1-Jul-31
9309878     ROSS                  CA      94957     SFD       7.250      7.000    $4,297.71    2.750     360     1-Jul-31
9309960     SAN RAMON             CA      94583     SFD       7.250      7.000    $5,157.26    2.750     360     1-Jul-31
9312197     DISCOVERY BAY         CA      94514     SFD       7.250      7.000    $2,155.68    2.750     360     1-Aug-31


TABLE (CONTINUED)

   (i)             (x)         (xi)     (xii)     (xiii)   (xiv)      (xv)    (xvi)   (xvii)
--------      --------------  ------    ------    ------   ------  ---------  -----   ------
                 CUT-OFF
MORTGAGE           DATE                  NEXT             PERIODIC  MORTGAGE
 LOAN           PRINCIPAL             ADJUSTMENT   LIFE     RATE   INSURANCE          SERVICE
NUMBER           BALANCE        LTV      DATE      CAP      CAP       CODE    INDEX     FEE
--------      --------------  ------    ------    ------   ------  ---------  -----   -------
4211896        $294,514.95     69.41   1-Jul-06   12.000   2.000               1CM     0.250
4211914        $359,704.91     75.00   1-Aug-06   12.000   2.000               1CM     0.250
4212192        $373,649.64     75.00   1-Jul-06   12.125   2.000               1CM     0.250
4212298        $414,300.69     63.85   1-Jul-06   11.875   2.000               1CM     0.250
4212321        $351,449.16     52.15   1-Jul-06   12.250   2.000               1CM     0.250
4212565        $333,219.82     78.47   1-Aug-06   11.875   2.000               1CM     0.250
4212829        $489,567.68     56.98   1-Aug-06   11.625   2.000               1CM     0.250
4213273        $340,520.65     80.00   1-Aug-06   12.000   2.000               1CM     0.250
4213638        $479,606.54     60.38   1-Aug-06   12.000   2.000               1CM     0.250
4213838        $374,677.13     34.09   1-Aug-06   11.750   2.000               1CM     0.250
4214965        $289,512.49     95.00   1-Aug-06   12.000   2.000       06      1CM     0.250
4216937        $329,742.56     51.97   1-Aug-06   12.250   2.000               1CM     0.250
4237578        $399,687.96     42.11   1-Aug-06   12.250   2.000               1CM     0.250
4237601        $329,742.56     45.52   1-Aug-06   12.250   2.000               1CM     0.250
4237603        $426,649.98     68.87   1-Aug-06   12.000   2.000               1CM     0.250
4237876        $444,652.85     49.44   1-Aug-06   12.250   2.000               1CM     0.250
4237955        $889,288.28     61.38   1-Aug-06   12.125   2.000               1CM     0.250
4238009        $400,944.68     75.00   1-Aug-06   12.375   2.000               1CM     0.250
4238198        $438,631.18     49.89   1-Aug-06   11.875   2.000               1CM     0.250
4238235        $378,704.34     88.34   1-Aug-06   12.250   2.000       24      1CM     0.250
4238252        $318,257.64     65.00   1-Aug-06   12.375   2.000               1CM     0.250
4238328        $360,718.38     64.46   1-Aug-06   12.250   2.000               1CM     0.250
4238329        $333,519.57     51.75   1-Aug-06   11.875   2.000               1CM     0.250
4238384        $735,846.67     73.70   1-Jul-06   12.250   2.000               1CM     0.250
4238459        $400,879.17     79.98   1-Aug-06   12.125   2.000               1CM     0.250
4238559        $374,707.46     73.53   1-Aug-06   12.250   2.000               1CM     0.250
4238828        $335,433.82     80.00   1-Jul-06   11.875   2.000               1CM     0.250
4239011        $431,054.36     79.99   1-Jul-06   11.750   2.000               1CM     0.250
4239305        $649,440.36     65.66   1-Aug-06   11.750   2.000               1CM     0.250
4239468      $1,358,912.42     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4239780        $381,702.00     61.96   1-Aug-06   12.250   2.000               1CM     0.250
4239795        $509,592.16     60.00   1-Aug-06   12.125   2.000               1CM     0.250
4239865        $355,678.16     80.00   1-Aug-06   11.500   2.000               1CM     0.250
4240214        $811,531.49     79.99   1-Aug-06   10.625   2.000               1CM     0.250
4240223        $449,562.63     72.58   1-Aug-06   11.125   2.000               1CM     0.250
4240392        $592,341.46     70.34   1-Aug-06   10.750   2.000               1CM     0.250
4240400        $391,200.00     80.00   1-Sep-06   11.125   2.000               1CM     0.250
4240558        $407,210.32     80.00   1-Jul-06   11.500   2.000               1CM     0.250
4240720        $539,557.36     63.91   1-Aug-06   12.000   2.000               1CM     0.250
4240756        $305,521.14     47.81   1-Jul-06   12.250   2.000               1CM     0.250
4240769        $346,242.85     70.00   1-Aug-06   12.500   2.000               1CM     0.250
4241156        $421,636.66     76.73   1-Aug-06   11.750   2.000               1CM     0.250
4241188        $603,540.40     67.98   1-Aug-06   12.375   2.000               1CM     0.250
4241229        $398,688.74     74.58   1-Aug-06   12.250   2.000               1CM     0.250
4241346        $534,572.16     59.44   1-Aug-06   12.125   2.000               1CM     0.250
4241460        $399,687.96     47.06   1-Aug-06   12.250   2.000               1CM     0.250
4241499        $308,227.82     75.52   1-Aug-06   11.625   2.000               1CM     0.250
4241593        $449,612.55     47.87   1-Aug-06   11.750   2.000               1CM     0.250
4241679        $344,710.16     67.12   1-Aug-06   11.875   2.000               1CM     0.250
4241701        $333,423.24     70.32   1-Jul-06   11.750   2.000               1CM     0.250
4241710        $324,465.64     63.85   1-Jul-06   12.000   2.000               1CM     0.250
4241764        $327,724.44     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4241926        $489,598.34     60.12   1-Aug-06   12.000   2.000               1CM     0.250
4241965        $399,680.12     73.39   1-Aug-06   12.125   2.000               1CM     0.250
4241979        $335,744.33     64.62   1-Aug-06   12.375   2.000               1CM     0.250
4242235        $612,359.91     78.57   1-Aug-06   12.125   2.000               1CM     0.250
4242281        $262,200.00     79.45   1-Aug-06   11.875   2.000               1CM     0.250
4242428        $709,446.12     65.44   1-Aug-06   12.250   2.000               1CM     0.250
4242513        $499,196.57     29.41   1-Aug-06   12.250   2.000               1CM     0.250
4242549        $459,632.14     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4242603        $679,062.15     35.79   1-Aug-06   11.875   2.000               1CM     0.250
4242642        $379,181.17     78.25   1-Aug-06   11.875   2.000               1CM     0.250
4242672        $328,000.00     80.00   1-Sep-06   12.000   2.000               1CM     0.250
4242758        $408,227.70     79.99   1-Jul-06   12.000   2.000               1CM     0.250
4242762        $351,689.43     80.00   1-Aug-06   11.625   2.000               1CM     0.250
4242787        $324,733.59     65.66   1-Aug-06   12.000   2.000               1CM     0.250
4242836        $599,483.41     46.15   1-Aug-06   11.750   2.000               1CM     0.250
4243062        $395,627.50     80.00   1-Aug-06   11.750   2.000               1CM     0.250
4243265        $559,032.99     60.54   1-Jul-06   11.750   2.000               1CM     0.250
4243454        $505,605.26     68.38   1-Aug-06   12.250   2.000               1CM     0.250
4244092        $523,902.42     80.00   1-Aug-06   11.250   2.000               1CM     0.250
4244106        $291,531.59     80.00   1-Jul-06   12.125   2.000               1CM     0.250
4244321        $304,756.09     65.59   1-Aug-06   12.125   2.000               1CM     0.250
4244360        $549,549.16     59.46   1-Aug-06   12.000   2.000               1CM     0.250
4244388        $615,122.21     75.00   1-Aug-06   10.875   2.000               1CM     0.250
4244452        $379,672.82     69.09   1-Aug-06   11.750   2.000               1CM     0.250
4244473        $471,593.61     80.00   1-Aug-06   11.750   2.000               1CM     0.250
4244498        $379,327.61     59.38   1-Jul-06   11.625   2.000               1CM     0.250
4244510        $482,114.14     64.33   1-Aug-06   12.125   2.000               1CM     0.250
4244522        $319,486.68     64.00   1-Jul-06   12.125   2.000               1CM     0.250
4244535        $384,351.25     59.23   1-Jul-06   11.875   2.000               1CM     0.250
4244541        $474,159.52     79.17   1-Jul-06   11.625   2.000               1CM     0.250
4244544        $310,440.90     74.76   1-Jul-06   11.750   2.000               1CM     0.250
4244843        $313,444.40     66.11   1-Jul-06   11.625   2.000               1CM     0.250
4244939        $334,732.10     64.42   1-Aug-06   12.125   2.000               1CM     0.250
4244987        $397,665.63     40.00   1-Aug-06   11.875   2.000               1CM     0.250
4245061        $374,684.95     75.00   1-Aug-06   11.875   2.000               1CM     0.250
4245110        $316,296.86     65.00   1-Aug-06   12.125   2.000               1CM     0.250
4245145        $415,000.00     67.48   1-Sep-06   11.250   2.000               1CM     0.250
4245282        $347,707.63     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4245417        $999,219.90     39.92   1-Aug-06   12.250   2.000               1CM     0.250
4245538        $321,636.14     69.98   1-Aug-06   12.000   2.000               1CM     0.250
4245570        $292,765.69     29.60   1-Aug-06   12.125   2.000               1CM     0.250
4245628        $584,532.18     68.82   1-Aug-06   12.125   2.000               1CM     0.250
4245738        $298,760.89     31.47   1-Aug-06   12.125   2.000               1CM     0.250
4245747        $358,219.86     80.00   1-Aug-06   11.500   2.000               1CM     0.250
4245763        $467,616.38     79.86   1-Aug-06   12.000   2.000               1CM     0.250
4245768        $499,569.50     69.93   1-Aug-06   11.750   2.000               1CM     0.250
4245918        $648,931.29     68.28   1-Jul-06   12.000   2.000               1CM     0.250
4245919        $436,231.59     79.99   1-Jul-06   12.000   2.000               1CM     0.250
4246027        $399,672.12     64.10   1-Aug-06   12.000   2.000               1CM     0.250
4246048        $999,051.15     40.00   1-Aug-06   11.250   2.000               1CM     0.250
4246071        $103,995.83     72.22   1-Aug-06   11.875   2.000               1CM     0.250
4246329        $131,865.42     53.88   1-Aug-06   10.875   2.000               1CM     0.250
4246386        $599,508.18     78.95   1-Aug-06   12.000   2.000               1CM     0.250
4246439        $479,606.54     25.74   1-Aug-06   12.000   2.000               1CM     0.250
4246619        $374,552.08     80.00   1-Jul-06   11.750   2.000               1CM     0.250
4246748        $349,726.96     35.00   1-Aug-06   12.250   2.000               1CM     0.250
4246762        $783,740.77     42.43   1-Jul-06   12.125   2.000               1CM     0.250
4246764        $746,340.93     75.00   1-Aug-06   11.625   2.000               1CM     0.250
4247062        $331,684.98     80.00   1-Aug-06   11.250   2.000               1CM     0.250
4247070        $649,453.92     36.11   1-Aug-06   11.875   2.000               1CM     0.250
4247124        $622,922.46     80.00   1-Jul-06   11.750   2.000               1CM     0.250
4247153        $399,463.95     38.10   1-Aug-06   11.875   2.000               1CM     0.250
4247213        $519,584.16     26.03   1-Aug-06   12.125   2.000               1CM     0.250
4247253        $449,631.13     64.29   1-Aug-06   12.000   2.000               1CM     0.250
4247271        $513,568.17     69.46   1-Aug-06   11.875   2.000               1CM     0.250
4247282        $434,660.66     37.83   1-Aug-06   12.250   2.000               1CM     0.250
4247311        $468,356.19     69.44   1-Aug-06   11.875   2.000               1CM     0.250
4247345        $489,598.34     41.88   1-Aug-06   12.000   2.000               1CM     0.250
4247351        $533,562.28     64.34   1-Aug-06   12.000   2.000               1CM     0.250
4247400        $372,670.91     67.82   1-Aug-06   11.625   2.000               1CM     0.250
4247807        $404,676.12     38.57   1-Aug-06   12.125   2.000               1CM     0.250
4247830        $424,606.36     43.59   1-Aug-06   11.375   2.000               1CM     0.250
4247984        $580,711.64     75.00   1-Aug-06   11.375   2.000               1CM     0.250
4248166        $468,605.98     55.83   1-Aug-06   11.875   2.000               1CM     0.250
4248279        $348,000.00     80.00   1-Sep-06   10.875   2.000               1CM     0.250
4248284        $439,621.16     80.00   1-Aug-06   11.750   2.000               1CM     0.250
4248430        $324,720.18     68.42   1-Aug-06   11.750   2.000               1CM     0.250
4248460        $482,394.38     69.97   1-Aug-06   11.875   2.000               1CM     0.250
4248618        $419,629.44     80.00   1-Aug-06   11.625   2.000               1CM     0.250
4248868        $327,731.13     80.00   1-Aug-06   12.000   2.000               1CM     0.250
4248925        $323,747.24     80.00   1-Aug-06   12.250   2.000               1CM     0.250
4249026        $416,314.37     66.19   1-Jul-06   12.000   2.000               1CM     0.250
4249053        $325,096.19     75.66   1-Aug-06   12.250   2.000               1CM     0.250
4249450        $324,740.10     83.98   1-Aug-06   12.125   2.000       01      1CM     0.250
4249456        $279,781.57     57.14   1-Aug-06   12.250   2.000               1CM     0.250
4249648        $356,307.70     67.03   1-Aug-06   12.000   2.000               1CM     0.250
4249654        $333,932.74     69.34   1-Aug-06   12.125   2.000               1CM     0.250
4249658        $698,351.89     53.85   1-Jun-06   12.250   2.000               1CM     0.250
4249674        $324,155.82     87.84   1-Jun-06   11.750   2.000       06      1CM     0.250
4249688        $503,576.57     70.00   1-Aug-06   11.875   2.000               1CM     0.250
4249727        $389,648.33     80.00   1-Aug-06   10.875   2.000               1CM     0.250
4249864        $649,480.20     77.74   1-Aug-06   12.125   2.000               1CM     0.250
4249949        $988,808.63     69.89   1-Aug-06   12.125   2.000               1CM     0.250
4250125        $904,276.28     33.31   1-Aug-06   12.125   2.000               1CM     0.250
4250206        $492,605.75     57.66   1-Aug-06   12.125   2.000               1CM     0.250
4250276        $418,065.41     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4250277        $544,542.13     68.13   1-Aug-06   11.875   2.000               1CM     0.250
4250329        $299,765.97     54.55   1-Aug-06   12.250   2.000               1CM     0.250
4250355        $618,230.17     75.00   1-Aug-06   11.875   2.000               1CM     0.250
4250365        $499,609.94     59.52   1-Aug-06   12.250   2.000               1CM     0.250
4250557        $407,657.23     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4250674        $519,552.28     80.00   1-Aug-06   11.750   2.000               1CM     0.250
4250720        $315,653.56     51.37   1-Aug-06   12.250   2.000               1CM     0.250
4250729        $279,740.66     80.00   1-Aug-06   11.375   2.000               1CM     0.250
4250798        $549,549.16     59.78   1-Aug-06   12.000   2.000               1CM     0.250
4250830        $520,000.00     45.61   1-Aug-06   12.000   2.000               1CM     0.250
4250840        $120,000.00     75.00   1-Aug-06   12.125   2.000               1CM     0.250
4251134        $460,000.00     80.00   1-Aug-06   12.250   2.000               1CM     0.250
4251432        $785,000.00     79.70   1-Aug-06   11.000   2.000               1CM     0.250
4251539        $579,022.67     65.54   1-Jul-06   11.875   2.000               1CM     0.250
4251577        $301,851.78     80.00   1-Jul-06   11.500   2.000               1CM     0.250
4251593        $415,675.47     80.00   1-Aug-06   12.250   2.000               1CM     0.250
4251705        $391,670.66     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4251711        $324,540.26     8.00    1-Aug-06   12.125   2.000               1CM     0.250
4251723        $379,680.75     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4251725        $416,658.18     43.44   1-Aug-06   12.000   2.000               1CM     0.250
4251736        $598,538.32     79.99   1-Jul-06   12.125   2.000               1CM     0.250
4251761        $454,617.74     69.47   1-Aug-06   11.875   2.000               1CM     0.250
4251792        $312,443.67     40.82   1-Aug-06   12.000   2.000               1CM     0.250
4251876        $309,876.96     80.00   1-Jul-06   11.875   2.000               1CM     0.250
4251970        $345,287.57     80.00   1-Aug-06   11.500   2.000               1CM     0.250
4252059        $439,648.13     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4252063        $311,338.22     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4252252        $419,680.41     60.00   1-Aug-06   12.375   2.000               1CM     0.250
4252291        $404,620.31     75.00   1-Aug-06   11.875   2.000               1CM     0.250
4252406        $443,644.93     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4252536        $649,480.20     67.71   1-Aug-06   12.125   2.000               1CM     0.250
4252620        $335,731.30     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4252863        $375,691.79     80.00   1-Aug-06   12.000   2.000               1CM     0.250
4253065        $347,078.23     64.29   1-Aug-06   11.375   2.000               1CM     0.250
4253154        $472,402.79     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4253185        $328,736.90     68.54   1-Aug-06   12.125   2.000               1CM     0.250
4253253        $407,657.23     48.00   1-Aug-06   11.875   2.000               1CM     0.250
4253342        $921,581.64     75.00   1-Aug-06   11.000   2.000               1CM     0.250
4253425        $344,724.11     63.30   1-Aug-06   12.125   2.000               1CM     0.250
4253583        $124,897.54     46.55   1-Aug-06   12.000   2.000               1CM     0.250
4253629        $323,714.14     80.00   1-Aug-06   11.625   2.000               1CM     0.250
4253907        $302,663.52     80.00   1-Jul-06   11.625   2.000               1CM     0.250
4253916        $394,025.78     80.00   1-Aug-06   11.250   2.000               1CM     0.250
4254062        $416,941.23     65.21   1-Aug-06   11.625   2.000               1CM     0.250
4254374        $507,593.75     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4254557        $611,498.34     80.00   1-Aug-06   12.000   2.000               1CM     0.250
4254600        $359,719.16     72.00   1-Aug-06   12.250   2.000               1CM     0.250
4254666        $649,480.20     56.52   1-Aug-06   12.125   2.000               1CM     0.250
4254676        $311,250.89     70.00   1-Aug-06   12.125   2.000               1CM     0.250
4254807        $296,772.32     46.22   1-Jul-06   11.250   2.000               1CM     0.250
4254830        $879,260.69     46.32   1-Aug-06   11.875   2.000               1CM     0.250
4254837        $470,832.41     80.00   1-Aug-06   12.250   2.000               1CM     0.250
4255142        $374,707.46     65.45   1-Aug-06   12.250   2.000               1CM     0.250
4255168        $859,277.49     68.80   1-Aug-06   11.875   2.000               1CM     0.250
4255178        $299,760.09     66.67   1-Aug-06   12.125   2.000               1CM     0.250
4255200        $569,497.09     69.09   1-Aug-06   11.625   2.000               1CM     0.250
4255361        $539,578.74     67.08   1-Aug-06   12.250   2.000               1CM     0.250
4255393        $999,180.30     47.62   1-Aug-06   12.000   2.000               1CM     0.250
4255486        $649,067.52     70.00   1-Aug-06   12.000   2.000               1CM     0.250
4255503        $396,682.52     60.70   1-Aug-06   12.125   2.000               1CM     0.250
4255721        $411,653.87     53.16   1-Aug-06   11.875   2.000               1CM     0.250
4256082        $384,684.41     55.40   1-Aug-06   12.000   2.000               1CM     0.250
4256161        $474,527.13     73.08   1-Aug-06   11.000   2.000               1CM     0.250
4256239        $469,633.35     69.63   1-Aug-06   12.250   2.000               1CM     0.250
4256291        $415,438.79     69.96   1-Jul-06   11.125   2.000               1CM     0.250
4256305        $353,210.23     62.02   1-Aug-06   12.000   2.000               1CM     0.250
4256348        $854,263.86     75.00   1-Aug-06   11.750   2.000               1CM     0.250
4256812        $150,373.56     70.00   1-Aug-06   11.875   2.000               1CM     0.250
4256922        $526,078.96     79.17   1-Aug-06   12.125   2.000               1CM     0.250
4257110        $618,254.83     75.00   1-Aug-06   12.125   2.000               1CM     0.250
4257134        $332,000.00     87.37   1-Aug-06   12.250   2.000       01      1CM     0.250
4257221        $428,665.34     78.00   1-Aug-06   12.250   2.000               1CM     0.250
4257301        $956,250.00     75.00   1-Aug-06   12.250   2.000               1CM     0.250
4257703        $359,690.04     36.00   1-Aug-06   11.750   2.000               1CM     0.250
4257749        $999,219.90     67.27   1-Aug-06   12.250   2.000               1CM     0.250
4257848        $324,726.96     65.66   1-Aug-06   11.875   2.000               1CM     0.250
4257855        $310,245.48     59.71   1-Aug-06   12.000   2.000               1CM     0.250
4257897        $345,730.09     73.62   1-Aug-06   12.250   2.000               1CM     0.250
4257983        $424,634.08     68.55   1-Aug-06   11.750   2.000               1CM     0.250
4258076        $762,389.83     70.00   1-Aug-06   12.125   2.000               1CM     0.250
4258304        $642,000.00     42.80   1-Aug-06   11.875   2.000               1CM     0.250
4258309        $188,000.00     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4258314        $707,904.76     36.33   1-Aug-06   11.875   2.000               1CM     0.250
4258390        $340,513.68     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4258438        $326,232.36     66.63   1-Aug-06   12.000   2.000               1CM     0.250
4258826        $527,577.76     61.90   1-Aug-06   12.125   2.000               1CM     0.250
4258906        $149,885.85     61.22   1-Aug-06   12.375   2.000               1CM     0.250
4259124        $337,749.15     94.94   1-Aug-06   12.500   2.000       01      1CM     0.250
4259353        $316,531.00     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4259489        $334,674.40     40.12   1-Aug-06   11.125   2.000               1CM     0.250
4259731        $799,375.91     26.67   1-Aug-06   12.250   2.000               1CM     0.250
4260037        $375,900.00     79.99   1-Aug-06   12.125   2.000               1CM     0.250
4260077        $363,694.19     70.00   1-Aug-06   11.875   2.000               1CM     0.250
4260126        $399,629.52     63.49   1-Aug-06   11.375   2.000               1CM     0.250
4260184        $649,480.20     26.00   1-Aug-06   12.125   2.000               1CM     0.250
4260205        $644,471.29     69.35   1-Aug-06   12.000   2.000               1CM     0.250
4260221        $499,619.54     24.39   1-Aug-06   12.375   2.000               1CM     0.250
4260831        $309,989.34     85.00   1-Aug-06   11.875   2.000       24      1CM     0.250
4261134        $335,700.00     90.00   1-Sep-06   11.750   2.000       24      1CM     0.250
4261533        $478,826.18     80.00   1-Aug-06   12.250   2.000               1CM     0.250
4261725        $295,751.32     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4261923        $355,715.31     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4261995        $299,735.31     52.17   1-Aug-06   11.625   2.000               1CM     0.250
4262089        $369,711.36     65.03   1-Aug-06   12.250   2.000               1CM     0.250
4262247        $559,540.97     70.00   1-Aug-06   12.000   2.000               1CM     0.250
4262366        $331,334.82     80.00   1-Aug-06   12.125   2.000               1CM     0.250
4262584        $447,659.10     80.00   1-Aug-06   12.375   2.000               1CM     0.250
4262797        $427,674.33     80.00   1-Aug-06   12.375   2.000               1CM     0.250
4262839        $624,000.00     80.00   1-Aug-06   12.000   2.000               1CM     0.250
4262975        $340,513.68     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4263254        $354,716.10     72.45   1-Aug-06   12.125   2.000               1CM     0.250
4263287        $475,580.03     70.00   1-Aug-06   11.625   2.000               1CM     0.250
4263328        $726,000.00     53.78   1-Aug-06   12.125   2.000               1CM     0.250
4263433        $467,576.92     80.00   1-Aug-06   11.500   2.000               1CM     0.250
4263471        $339,721.30     77.27   1-Aug-06   12.000   2.000               1CM     0.250
4263577        $449,648.95     38.79   1-Aug-06   12.250   2.000               1CM     0.250
4263606        $289,756.36     42.96   1-Aug-06   11.875   2.000               1CM     0.250
4263784        $339,721.30     80.00   1-Aug-06   12.000   2.000               1CM     0.250
4263916        $499,609.94     69.93   1-Aug-06   12.250   2.000               1CM     0.250
4264378        $327,731.14     80.00   1-Aug-06   12.000   2.000               1CM     0.250
4264382        $365,300.32     80.00   1-Aug-06   12.000   2.000               1CM     0.250
4264812        $427,622.38     79.87   1-Aug-06   11.625   2.000               1CM     0.250
4264891        $324,706.19     57.02   1-Aug-06   11.500   2.000               1CM     0.250
4265076        $604,000.00     80.00   1-Aug-06   11.000   2.000               1CM     0.250
4266069        $349,698.65     54.69   1-Aug-06   11.750   2.000               1CM     0.250
4266278        $399,663.95     55.56   1-Aug-06   11.875   2.000               1CM     0.250
4266830        $447,532.26     80.00   1-Aug-06   10.750   2.000               1CM     0.250
4267036        $899,297.91     64.29   1-Aug-06   12.250   2.000               1CM     0.250
4267903        $339,714.36     79.07   1-Aug-06   11.875   2.000               1CM     0.250
4268142        $395,667.31     62.36   1-Aug-06   11.875   2.000               1CM     0.250
4268938        $459,632.14     58.23   1-Aug-06   12.125   2.000               1CM     0.250
4269680        $368,889.82     80.00   1-Aug-06   11.875   2.000               1CM     0.250
4269687        $979,166.34     70.00   1-Aug-06   12.125   2.000               1CM     0.250
4270175        $684,438.50     62.27   1-Aug-06   12.000   2.000               1CM     0.250
4272276        $383,992.67     70.00   1-Aug-06   12.125   2.000               1CM     0.250
4272831        $352,880.70     80.00   1-Aug-06   11.500   2.000               1CM     0.250
4278431        $502,827.20     79.99   1-Aug-06   11.875   2.000               1CM     0.250
4280588        $323,721.04     80.00   1-Aug-06   11.750   2.000               1CM     0.250
4281460        $517,086.16     74.19   1-Aug-06   12.125   2.000               1CM     0.250
5755963        $355,722.28     80.00   1-Aug-06   12.250   2.000               1CM     0.250
5877029        $599,430.69     79.58   1-Aug-06   11.250   2.000               1CM     0.250
5883824        $499,619.54     73.53   1-Aug-06   12.375   2.000               1CM     0.250
5888748        $324,706.19     73.96   1-Aug-06   11.500   2.000               1CM     0.250
5890113      $1,498,770.46     65.22   1-Aug-06   12.000   2.000               1CM     0.250
5896589        $383,644.33     80.00   1-Aug-06   11.375   2.000               1CM     0.250
5899402        $569,046.38     80.00   1-Aug-06   11.125   2.000               1CM     0.250
5916825        $292,105.28     85.00   1-Aug-06   11.750   2.000       24      1CM     0.250
5933864        $449,552.02     64.29   1-Aug-06   11.000   2.000               1CM     0.250
5933908        $347,721.70     80.00   1-Aug-06   12.125   2.000               1CM     0.250
5937194        $548,351.91     59.46   1-May-06   12.500   2.000               1CM     0.250
5946138        $880,545.27     75.00   1-Aug-06   12.125   2.000               1CM     0.250
5949842        $287,538.01     90.00   1-Jul-06   12.125   2.000       13      1CM     0.250
5949881        $548,953.55     42.31   1-Jul-06   11.250   2.000               1CM     0.250
5951113        $409,655.55     68.33   1-Aug-06   11.875   2.000               1CM     0.250
5955003        $614,357.90     79.92   1-Aug-06   10.750   2.000               1CM     0.250
5956994        $334,896.97     80.00   1-Aug-06   11.500   2.000               1CM     0.250
5962786        $749,271.05     75.00   1-Aug-06   11.125   2.000               1CM     0.250
5963578        $494,613.85     51.03   1-Aug-06   12.250   2.000               1CM     0.250
5963591        $470,000.00     65.28   1-Sep-06   10.625   2.000               1CM     0.250
5963821        $386,042.11     80.00   1-Aug-06   11.375   2.000               1CM     0.250
5970708        $439,592.47     80.00   1-Aug-06   11.375   2.000               1CM     0.250
5977724        $464,589.74     75.00   1-Aug-06   11.625   2.000               1CM     0.250
5979452        $408,000.00     80.00   1-Sep-06   11.000   2.000               1CM     0.250
5985921        $999,239.07     59.17   1-Aug-06   12.375   2.000               1CM     0.250
5987822        $399,601.79     65.04   1-Aug-06   11.000   2.000               1CM     0.250
5989162        $307,517.99     80.00   1-Jul-06   12.250   2.000               1CM     0.250
5990903        $475,590.17     80.00   1-Aug-06   11.750   2.000               1CM     0.250
5992990        $698,791.23     53.85   1-Jul-06   11.750   2.000               1CM     0.250
5993157        $294,677.10     68.60   1-Aug-06   10.500   2.000               1CM     0.250
5995362        $754,787.27     80.00   1-Jul-06   12.125   2.000               1CM     0.250
5998031        $344,613.40     76.67   1-Aug-06   10.375   2.000               1CM     0.250
5999775        $411,686.49     49.64   1-Aug-06   12.375   2.000               1CM     0.250
6005288        $309,726.49     73.90   1-Aug-06   11.625   2.000               1CM     0.250
6005437        $393,385.16     49.21   1-Aug-06   12.125   2.000               1CM     0.250
6006182        $879,296.27     58.67   1-Aug-06   12.125   2.000               1CM     0.250
6007528        $427,084.49     95.00   1-Aug-06   11.125   2.000       01      1CM     0.250
6008647        $283,013.75     90.00   1-Jul-06   12.000   2.000       24      1CM     0.250
6009079        $999,041.67     63.49   1-Aug-06   12.250   2.000               1CM     0.250
6009259        $498,790.80     80.00   1-Aug-06   12.000   2.000               1CM     0.250
6010141        $549,434.00     80.00   1-Sep-06   12.125   2.000               1CM     0.250
6010681        $310,126.14     80.00   1-Aug-06   11.625   2.000               1CM     0.250
6011063        $343,642.50     80.00   1-Aug-06   12.125   2.000               1CM     0.250
6011810        $296,750.48     64.99   1-Aug-06   11.875   2.000               1CM     0.250
6011913        $579,512.73     64.30   1-Aug-06   11.875   2.000               1CM     0.250
6013332        $392,786.61     67.67   1-Jul-06   11.500   2.000               1CM     0.250
6013793      $1,000,000.00     69.93   1-Aug-06   12.000   2.000               1CM     0.250
6015078        $419,093.12     79.50   1-Jul-06   12.250   2.000               1CM     0.250
6015092        $399,647.08     45.20   1-Aug-06   11.625   2.000               1CM     0.250
6016153        $422,903.06     74.91   1-Aug-06   12.000   2.000               1CM     0.250
6016765        $640,000.00     80.00   1-Aug-06   11.750   2.000               1CM     0.250
6016921        $698,931.43     43.75   1-Jul-06   12.375   2.000               1CM     0.250
6019019        $342,621.69     80.00   1-Jul-06   11.875   2.000               1CM     0.250
6019854        $315,759.54     80.00   1-Aug-06   12.375   2.000               1CM     0.250
6019994        $342,874.35     80.00   1-Aug-06   11.250   2.000               1CM     0.250
6020496        $419,342.72     46.67   1-Jul-06   12.250   2.000               1CM     0.250
6020673        $427,622.38     80.00   1-Aug-06   11.625   2.000               1CM     0.250
6020955        $299,708.41     45.80   1-Aug-06   11.125   2.000               1CM     0.250
6021694        $631,370.84     80.00   1-Aug-06   11.000   2.000               1CM     0.250
6021707        $998,355.82     66.71   1-Jul-06   12.000   2.000               1CM     0.250
6021921        $489,617.75     65.33   1-Aug-06   12.250   2.000               1CM     0.250
6023844        $305,310.03     80.00   1-Aug-06   11.250   2.000               1CM     0.250
6026172        $366,691.67     58.25   1-Aug-06   11.875   2.000               1CM     0.250
6027492        $556,565.48     58.63   1-Aug-06   12.250   2.000               1CM     0.250
6027603        $459,641.15     65.71   1-Aug-06   12.250   2.000               1CM     0.250
6027920        $404,573.37     55.47   1-Aug-06   11.750   2.000               1CM     0.250
6028032        $403,094.88     80.00   1-Jun-06   12.500   2.000               1CM     0.250
6029056        $501,887.78     80.00   1-Aug-06   10.875   2.000               1CM     0.250
6029067        $544,536.70     80.00   1-Jul-06   11.125   2.000               1CM     0.250
6029510        $296,724.91     62.53   1-Aug-06   11.375   2.000               1CM     0.250
6029598        $379,688.52     80.00   1-Aug-06   12.000   2.000               1CM     0.250
6029936        $412,644.41     70.00   1-Aug-06   11.750   2.000               1CM     0.250
6030328        $362,716.83     74.85   1-Aug-06   12.250   2.000               1CM     0.250
6030419        $382,658.60     90.00   1-Aug-06   12.375   2.000       01      1CM     0.250
6030523        $475,255.10     80.00   1-Jul-06   12.250   2.000               1CM     0.250
6031108        $311,474.26     80.00   1-Jul-06   11.875   2.000               1CM     0.250
6031189        $375,318.34     80.00   1-Jul-06   11.500   2.000               1CM     0.250
6031685        $324,159.27     80.00   1-Jul-06   11.750   2.000               1CM     0.250
6031930        $346,701.24     69.40   1-Aug-06   11.750   2.000               1CM     0.250
6032048        $499,197.95     61.24   1-Jul-06   12.125   2.000               1CM     0.250
6032324        $413,660.64     69.00   1-Aug-06   12.000   2.000               1CM     0.250
6033156        $354,600.00     90.00   1-Sep-06   12.000   2.000       13      1CM     0.250
6033231        $331,699.86     80.00   1-Aug-06   11.500   2.000               1CM     0.250
6033275         $59,952.01     41.38   1-Aug-06   12.125   2.000               1CM     0.250
6033409        $374,383.43     79.62   1-Jul-06   12.000   2.000               1CM     0.250
6033606        $360,718.38     67.10   1-Aug-06   12.250   2.000               1CM     0.250
6033802        $366,411.28     74.90   1-Jul-06   12.125   2.000               1CM     0.250
6033814        $299,765.97     53.38   1-Aug-06   12.250   2.000               1CM     0.250
6034273        $471,261.37     43.70   1-Jul-06   12.250   2.000               1CM     0.250
6034623        $395,199.47     79.98   1-Jul-06   11.625   2.000               1CM     0.250
6034650        $583,059.75     68.65   1-Aug-06   11.875   2.000               1CM     0.250
6034873        $719,265.92     80.00   1-Aug-06   10.875   2.000               1CM     0.250
6035096        $396,363.15     55.92   1-Jul-06   12.125   2.000               1CM     0.250
6035129        $446,633.59     78.42   1-Aug-06   12.000   2.000               1CM     0.250
6035218        $599,508.18     68.97   1-Aug-06   12.000   2.000               1CM     0.250
6035238        $583,532.98     62.13   1-Aug-06   12.125   2.000               1CM     0.250
6036035        $535,096.80     51.05   1-Jul-06   11.875   2.000               1CM     0.250
6036200        $374,413.15     67.57   1-Jul-06   12.250   2.000               1CM     0.250
6036349        $399,325.97     51.61   1-Jul-06   11.875   2.000               1CM     0.250
6036394        $566,523.65     70.00   1-Aug-06   11.875   2.000               1CM     0.250
6036478        $329,748.89     67.35   1-Aug-06   12.375   2.000               1CM     0.250
6036601        $367,712.92     80.00   1-Aug-06   12.250   2.000               1CM     0.250
6036688        $371,368.97     80.00   1-Aug-06   11.500   2.000               1CM     0.250
6037327        $363,670.94     80.00   1-Aug-06   11.500   2.000               1CM     0.250
6037347        $296,188.67     90.00   1-Jul-06   10.875   2.000       12      1CM     0.250
6037536        $599,483.41     68.97   1-Aug-06   11.750   2.000               1CM     0.250
6037801        $407,673.72     80.00   1-Aug-06   12.125   2.000               1CM     0.250
6037828        $468,016.43     75.00   1-Jul-06   12.250   2.000               1CM     0.250
6038432        $591,499.36     79.99   1-Jul-06   11.375   2.000               1CM     0.250
6038920        $949,201.88     50.53   1-Aug-06   11.875   2.000               1CM     0.250
6038932        $471,562.83     80.00   1-Aug-06   11.375   2.000               1CM     0.250
6038941        $537,548.01     79.82   1-Aug-06   11.875   2.000               1CM     0.250
6039114        $631,984.59     29.41   1-Jul-06   12.125   2.000               1CM     0.250
6039122        $343,649.28     80.00   1-Aug-06   10.875   2.000               1CM     0.250
6039159        $475,000.00     55.88   1-Aug-06   12.000   2.000               1CM     0.250
6039371        $450,639.33     45.10   1-Aug-06   12.125   2.000               1CM     0.250
6039446        $321,648.88     73.66   1-Aug-06   12.250    2.00               1CM     0.250
6039855        $530,778.07     80.00   1-Jun-06   12.375    2.00               1CM     0.250
6040141        $978,236.28     52.21   1-Aug-06   12.250    2.00               1CM     0.250
6040147        $399,687.96     67.80   1-Aug-06   12.250    2.00               1CM     0.250
6040196        $973,357.06     44.52   1-Jul-06   11.875    2.00               1CM     0.250
6040220        $427,657.73     80.00   1-Aug-06   12.125    2.00               1CM     0.250
6040315        $659,358.52     80.00   1-Aug-06   11.125    2.00               1CM     0.250
6040584        $304,730.90     38.61   1-Aug-06   11.625    2.00               1CM     0.250
6040669        $292,027.55     90.00   1-May-06   12.250    2.00       06      1CM     0.250
6040963        $319,920.00     80.00   1-Sep-06   10.375    2.00               1CM     0.250
6040999        $359,712.11     73.47   1-Aug-06   12.125    2.00               1CM     0.250
6041044        $868,534.01     75.00   1-Jul-06   11.875    2.00               1CM     0.250
6041118        $296,193.95     69.75   1-Aug-06   11.875    2.00               1CM     0.250
6041256        $677,444.24     69.54   1-Aug-06   12.000    2.00               1CM     0.250
6041512        $359,712.11     64.29   1-Aug-06   12.125    2.00               1CM     0.250
6041572        $337,031.13     80.00   1-Jul-06   11.875    2.00               1CM     0.250
6041648        $928,275.29     66.36   1-Aug-06   12.250    2.00               1CM     0.250
6041690        $317,745.70     69.89   1-Aug-06   12.125    2.00               1CM     0.250
6041962        $299,771.72     75.00   1-Aug-06   12.375    2.00               1CM     0.250
8302292        $379,390.44     60.31   1-Jul-06   12.125    2.00               1CM     0.250
8492356        $392,444.55     62.05   1-Apr-06   12.250    2.00               1CM     0.250
8501804        $380,952.59     80.00   1-Aug-06   12.250    2.00               1CM     0.250
8523111        $343,320.51     80.00   1-Jul-06   11.875    2.00               1CM     0.250
8590203        $399,655.61     65.57   1-Aug-06   11.750    2.00               1CM     0.250
8606009        $366,146.99     78.87   1-Jul-06   12.000    2.00               1CM     0.250
8628524        $586,545.61     74.62   1-Jun-06   12.000    2.00               1CM     0.250
8655528        $318,210.98     69.50   1-Jun-06   12.000    2.00               1CM     0.250
8660229        $299,326.17     55.22   1-Jul-06   10.375    2.00               1CM     0.250
8689624        $360,000.00     80.00   1-Aug-06   12.250    2.00               1CM     0.250
8695427        $377,018.15     80.00   1-Jun-06   11.750    2.00               1CM     0.250
8702777        $398,311.00     70.00   1-Jul-06   11.750    2.00               1CM     0.250
8703056        $996,687.38     51.28   1-May-06   12.000    2.00               1CM     0.250
8703748        $523,159.43     74.96   1-Jul-06   12.125    2.00               1CM     0.250
8709896        $998,355.82     41.67   1-Jul-06   12.000    2.00               1CM     0.250
8710524        $349,410.23     63.06   1-Jul-06   11.875    2.00               1CM     0.250
8711369        $649,467.20     71.62   1-Aug-06   12.000    2.00               1CM     0.250
8711425        $299,494.48     68.18   1-Jul-06   11.875    2.00               1CM     0.250
8714715        $599,084.09     57.14   1-Jul-06   12.375    2.00               1CM     0.250
8727709        $335,027.50     80.00   1-Jun-06   11.750    2.00               1CM     0.250
8741752        $426,531.47     80.00   1-Jul-06   12.250    2.00               1CM     0.250
8751462        $322,220.50     74.08   1-Jun-06   12.125    2.00               1CM     0.250
8756555        $539,021.02     80.00   1-Jul-06   11.500    2.00               1CM     0.250
8758311        $426,059.01     80.00   1-Aug-06   12.125    2.00               1CM     0.250
8763784        $334,711.89     75.00   1-Jul-06   12.125    2.00               1CM     0.250
8773104        $333,173.67     75.00   1-Jul-06   11.750    2.00               1CM     0.250
8775715        $352,205.52     80.00   1-Jul-06   11.875    2.00               1CM     0.250
8781959        $327,473.84     80.00   1-Jul-06   12.125    2.00               1CM     0.250
8783113        $289,511.34     66.67   1-Jul-06   11.875    2.00               1CM     0.250
8783663        $698,931.43     43.75   1-Jul-06   12.375    2.00               1CM     0.250
8784048        $580,000.00     80.00   1-Jul-06   11.250    2.00               1CM     0.250
8785322        $617,083.75     80.00   1-Jul-06   12.000    2.00               1CM     0.250
8792720        $306,482.69     56.85   1-Jul-06   11.875    2.00               1CM     0.250
8793419        $359,973.92     80.00   1-Jul-06   11.625    2.00               1CM     0.250
8799691        $329,916.66     80.00   1-Jul-06   12.000    2.00               1CM     0.250
8801447        $300,979.18     90.00   1-Jul-06   11.750    2.00       11      1CM     0.250
8807217        $554,936.33     80.00   1-Jul-06   11.625    2.00               1CM     0.250
8812504        $487,337.38     80.00   1-Aug-06   11.875    2.00               1CM     0.250
8813724        $384,676.55     64.17   1-Aug-06   11.875    2.00               1CM     0.250
8821900        $302,945.27     80.00   1-Aug-06   11.875    2.00               1CM     0.250
8828719        $369,673.56     64.35   1-Aug-06   11.625    2.00               1CM     0.250
8829647        $304,000.00     80.00   1-Aug-06   11.750    2.00               1CM     0.250
8843525        $314,741.80     70.00   1-Aug-06   12.000    2.00               1CM     0.250
9216287        $423,336.48     80.00   1-Jul-06   12.250    2.00               1CM     0.250
9221113        $495,770.68     31.06   1-Jun-06   12.000    2.00               1CM     0.250
9222667        $364,428.80     50.69   1-Jul-06   12.250    2.00               1CM     0.250
9226058        $311,482.22     70.00   1-Jun-06   12.375    2.00               1CM     0.250
9266220        $314,520.81     60.19   1-Apr-06   12.125    2.00               1CM     0.250
9268494        $326,992.41     80.00   1-May-06   12.375    2.00               1CM     0.250
9270928        $617,493.43     21.31   1-Aug-06   12.000    2.00               1CM     0.250
9271072        $608,946.65     61.00   1-Jul-06   11.750    2.00               1CM     0.250
9271085        $347,707.63     79.09   1-Aug-06   11.875    2.00               1CM     0.250
9271276        $468,615.56     70.00   1-Aug-06   12.000    2.00               1CM     0.250
9271277        $565,243.43     70.00   1-Aug-06   11.750    2.00               1CM     0.250
9271280        $416,166.93     70.00   1-Aug-06   12.125    2.00               1CM     0.250
9271285        $475,119.74     78.60   1-Aug-06   12.125    2.00               1CM     0.250
9271566        $415,348.98     80.00   1-Jul-06   12.250    2.00               1CM     0.250
9272466        $428,277.10     59.17   1-Jul-06   11.875    2.00               1CM     0.250
9272512        $389,672.35     45.24   1-Aug-06   11.875    2.00               1CM     0.250
9273080        $324,740.10     75.58   1-Aug-06   12.125    2.00               1CM     0.250
9273127        $689,434.41     62.73   1-Aug-06   12.000    2.00               1CM     0.250
9273255        $638,947.72     80.00   1-Jul-06   12.000    2.00               1CM     0.250
9273674        $591,293.80     68.18   1-Jul-06   12.125    2.00               1CM     0.250
9273991        $551,569.38     80.00   1-Aug-06   12.250    2.00               1CM     0.250
9274771        $309,426.25     56.88   1-Jul-06   12.375    2.00               1CM     0.250
9274773        $384,699.66     70.00   1-Aug-06   12.250    2.00               1CM     0.250
9276520        $349,720.11     63.64   1-Aug-06   12.125    2.00               1CM     0.250
9276778        $364,442.81     59.84   1-Jul-06   12.375    2.00               1CM     0.250
9277893        $559,596.83     66.12   1-May-06   11.625    2.00               1CM     0.250
9281637        $512,620.42     79.60   1-May-06   12.375    2.00               1CM     0.250
9281796        $354,736.29     75.00   1-Apr-06   11.875    2.00               1CM     0.250
9282266        $454,038.35     85.00   1-Jul-06   12.250    2.00       01      1CM     0.250
9282481        $482,225.21     51.94   1-Jul-06   12.125    2.00               1CM     0.250
9283295        $419,292.26     67.74   1-Jul-06   11.875    2.00               1CM     0.250
9283350        $591,026.65     80.00   1-Jul-06   12.000    2.00               1CM     0.250
9283643        $483,242.58     80.00   1-Jul-06   12.250    2.00               1CM     0.250
9284122        $399,292.21     62.02   1-Jul-06   11.625    2.00               1CM     0.250
9284123        $399,663.95     72.73   1-Aug-06   11.875    2.00               1CM     0.250
9284880        $402,353.53     29.85   1-Jul-06   12.125    2.00               1CM     0.250
9284978        $459,224.86     47.92   1-Jul-06   11.875    2.00               1CM     0.250
9290618        $491,576.40     48.96   1-Aug-06   11.750    2.00               1CM     0.250
9290680        $313,748.90     73.02   1-Aug-06   12.125    2.00               1CM     0.250
9290749        $604,491.73     69.82   1-Aug-06   11.875    2.00               1CM     0.250
9291384        $564,525.33     57.09   1-Aug-06   11.875    2.00               1CM     0.250
9292187        $644,484.20     51.60   1-Aug-06   12.125    2.00               1CM     0.250
9292200        $352,710.65     53.08   1-Aug-06   12.000    2.00               1CM     0.250
9292201        $354,694.35     47.33   1-Aug-06   11.750    2.00               1CM     0.250
9292227        $352,703.44     49.37   1-Aug-06   11.875    2.00               1CM     0.250
9292528        $383,707.80     75.44   1-Aug-06   12.375    2.00               1CM     0.250
9292771        $607,476.52     80.00   1-Aug-06   11.750    2.00               1CM     0.250
9292872        $307,741.24     80.00   1-Aug-06   11.875    2.00               1CM     0.250
9293024        $287,769.69     69.40   1-Aug-06   12.125    2.00               1CM     0.250
9293186        $395,683.32     80.00   1-Aug-06   12.125    2.00               1CM     0.250
9293748        $452,619.42     49.78   1-Aug-06   11.875    2.00               1CM     0.250
9293772        $575,539.38     80.00   1-Aug-06   12.125    2.00               1CM     0.250
9293840        $716,866.97     70.00   1-Aug-06   11.625    2.00               1CM     0.250
9294385        $583,102.84     80.00   1-Jul-06   11.875    2.00               1CM     0.250
9294717        $402,677.72     57.16   1-Aug-06   12.125    2.00               1CM     0.250
9296011        $343,405.97     74.78   1-Jul-06   11.750    2.00               1CM     0.250
9296040        $426,632.36     65.69   1-Aug-06   11.750    2.00               1CM     0.250
9296043        $442,627.82     59.86   1-Aug-06   11.875    2.00               1CM     0.250
9296131        $419,672.36     70.00   1-Aug-06   12.250    2.00               1CM     0.250
9297547        $323,992.17     76.35   1-Jul-06   12.250    2.00               1CM     0.250
9301282        $319,386.09     62.14   1-Jul-06   12.125    2.00               1CM     0.250
9301469        $460,912.22     70.00   1-Jun-06   12.250    2.00               1CM     0.250
9304355        $498,879.79     78.13   1-Jun-06   12.500    2.00               1CM     0.250
9305757        $467,625.74     67.83   1-Aug-06   12.125    2.00               1CM     0.250
9305910        $369,391.65     67.89   1-Jul-06   12.000    2.00               1CM     0.250
9306892        $534,418.37     68.65   1-Jul-06   12.000    2.00               1CM     0.250
9307702        $419,326.27     76.78   1-Jul-06   12.125    2.00               1CM     0.250
9309878        $629,014.11     19.69   1-Jul-06   12.250    2.00               1CM     0.250
9309960        $754,816.92     70.00   1-Jul-06   12.250    2.00               1CM     0.250
9312197        $315,753.49     80.00   1-Aug-06   12.250    2.00               1CM     0.250

           $245,456,778.59

COUNT:                        535
WAC:                   6.90978585
WAM:                  358.6969972
WALTV:                67.06539397

                                 EXHIBIT F-3

                  [Schedule of Mortgage Loans in Group III]

WFMBS
WFMBS   2001-25 EXHIBIT F-3
GROUP III LOANS


   (i)                  (ii)                        (iii)        (iv)       (v)         (vi)         (vii)       (viii)      (ix)
--------    -----------------------------   -----  --------   ---------   --------   ----------    ---------  ----------  ----------
                                                                          CURRENT
                                                                CURRENT     NET
MORTGAGE                                                       MORTGAGE   MORTGAGE     CURRENT                 ORIGINAL    SCHEDULED
 LOAN                                        ZIP   PROPERTY    INTEREST   INTEREST     MONTHLY      GROSS      TERM TO     MATURITY
NUMBER      CITY                   STATE     CODE    TYPE        RATE       RATE       PAYMENT      MARGIN     MATURITY      DATE
--------    -----------------------------  ------  --------   ---------   --------   -----------    --------  ----------  ----------
4212042     OAKLAND                  CA     94611    SFD         7.250     7.000     $2,530.88       2.750         360     1-Jul-31
4213734     SAN JOSE                 CA     95121    SFD         7.125     6.875     $3,653.24       2.750         360     1-Aug-31
4213839     MENLO PARK               CA     94025    SFD         7.250     7.000     $5,334.62       2.750         360     1-Aug-31
4214101     RHINELANDER              WI     54501    SFD         7.125     6.875     $3,157.72       2.750         360     1-Aug-31
4214597     SAN RAMON                CA     94583    SFD         7.250     7.000     $2,258.01       2.750         360     1-Aug-31
4217250     REDWOOD CITY             CA     94605    SFD         6.750     6.500     $2,918.70       2.750         360     1-Aug-31
4219780     DUBLIN                   CA     94568    SFD         6.875     6.625     $3,908.73       2.750         360     1-Aug-31
4221807     LAS VEGAS                NV     89135    SFD         6.875     6.625     $6,292.40       2.750         360     1-Aug-31
4237720     SANTA BARBARA            CA     93105    SFD         7.250     7.000     $2,919.72       2.750         360     1-Aug-31
4238128     ORINDA                   CA     94563    SFD         6.750     6.500     $3,502.43       2.750         360     1-Aug-31
4238290     PLEASANTON               CA     94588    SFD         7.250     7.000     $5,116.33       2.750         360     1-Aug-31
4238392     MORAGA                   CA     94556    SFD         7.000     6.750     $3,027.13       2.750         360     1-Aug-31
4238439     BRENTWOOD                CA     94513    SFD         7.125     6.875     $2,033.15       2.750         360     1-Aug-31
4238474     BRIDGEWATER              NJ     08807    SFD         6.625     6.375     $2,346.10       2.750         360     1-Sep-31
4238566     MARIETTA                 GA     30066    SFD         6.500     6.250     $2,502.99       2.750         360     1-Sep-31
4239227     DUBLIN                   CA     94568    SFD         7.125     6.875     $2,627.51       2.750         360     1-Jul-31
4239279     SAN JOSE                 CA     95136    LCO         7.250     7.000     $2,717.98       2.750         360     1-Jul-31
4239391     BURLINGAME               CA     94010    SFD         6.875     6.625     $4,204.34       2.750         360     1-Jul-31
4239482     ROSWELL                  GA     30075    SFD         6.875     6.625     $2,101.65       2.750         360     1-Aug-31
4239670     IRVINE                   CA     92602    SFD         6.875     6.625     $3,284.65       2.750         360     1-Aug-31
4239900     LOS ANGELES              CA     90066    SFD         7.375     7.125     $3,211.64       2.750         360     1-Aug-31
4240423     MILPITAS                 CA     95035    SFD         7.250     7.000     $2,660.49       2.750         360     1-Aug-31
4240946     MALVERN                  PA     19355    SFD         5.875     5.625     $5,418.49       2.750         360     1-Aug-31
4241519     SAN JOSE                 CA     95135    SFD         7.000     6.750     $4,690.39       2.750         360     1-Aug-31
4241633     SAN JOSE                 CA     95125    SFD         7.000     6.750     $2,916.69       2.750         360     1-Aug-31
4242409     AUSTIN                   TX     78746    SFD         6.625     6.375     $5,122.49       2.750         360     1-Aug-31
4242461     MEDFIELD                 MA     02052    SFD         6.500     6.250     $2,528.28       2.750         360     1-Sep-31
4242805     ALAMO                    CA     94507    SFD         7.250     7.000     $4,638.80       2.750         360     1-Aug-31
4242916     REDMOND                  WA     98053    SFD         6.750     6.500     $2,364.14       2.750         360     1-Jul-31
4243149     RICHMOND                 CA     94806    SFD         7.000     6.750     $2,714.44       2.750         360     1-Sep-31
4243458     ARROYO GRANDE            CA     93420    SFD         6.625     6.375     $2,465.20       2.750         360     1-Aug-31
4243983     KELLER                   TX     76262    SFD         6.125     5.875     $2,430.45       2.750         360     1-Sep-31
4244440     PHOENIX                  MD     21131    SFD         6.500     6.250     $2,401.86       2.750         360     1-Sep-31
4244823     CARLSBAD                 CA     92009    SFD         6.625     6.375     $2,380.68       2.750         360     1-Aug-31
4245100     REDWOOD CITY             CA     94062    SFD         7.000     6.750     $3,778.92       2.750         360     1-Jul-31
4245179     MILL VALLEY              CA     94941    SFD         6.875     6.625     $3,563.84       2.750         360     1-Aug-31
4245649     ALAMEDA                  CA     94501    SFD         7.000     6.750     $3,020.47       2.750         360     1-Aug-31
4245702     SAN FRANCISCO            CA     94114    LCO         7.000     6.750     $3,592.64       2.750         360     1-Aug-31
4245790     BRISBANE                 CA     94005    LCO         7.000     6.750     $3,852.11       2.750         360     1-Aug-31
4246049     SAN RAMON                CA     94583    SFD         7.000     6.750     $2,574.73       2.750         360     1-Aug-31
4246215     NORCO                    CA     92860    SFD         6.625     6.375     $1,882.51       2.750         360     1-Aug-31
4246562     SAN JOSE                 CA     95138    SFD         7.000     6.750     $3,925.29       2.750         360     1-Aug-31
4246771     DUBLIN                   CA     94568    SFD         7.000     6.750     $3,326.51       2.750         360     1-Aug-31
4247199     FREMONT                  CA     94539    SFD         6.750     6.500     $2,484.14       2.750         360     1-Aug-31
4247626     SANTA ROSA               CA     95405    SFD         6.250     6.000     $2,586.01       2.750         360     1-Aug-31
4247652     NEW YORK                 NY     10001    HCO         6.625     6.375     $3,022.27       2.750         360     1-Sep-31
4247666     SEATTLE                  WA     98103    SFD         6.750     6.500     $2,983.56       2.750         360     1-Aug-31
4248122     CHICAGO                  IL     60613    LCO         6.875     6.625     $1,872.25       2.750         360     1-Aug-31
4248128     CULVER CITY              CA     90230    SFD         6.625     6.375     $2,164.26       2.750         360     1-Aug-31
4248200     FREMONT                  CA     94536    SFD         6.875     6.625     $3,613.11       2.750         360     1-Aug-31
4248465     SAN JOSE                 CA     95134    LCO         6.875     6.625     $2,910.20       2.750         360     1-Aug-31
4248927     SOUTH SAN FRANCISCO      CA     94080    SFD         7.000     6.750     $3,033.78       2.750         360     1-Aug-31
4249021     SAN JOSE                 CA     95121    SFD         7.125     6.875     $2,446.95       2.750         360     1-Aug-31
4249037     PLEASANTON               CA     94588    SFD         7.125     6.875     $2,543.96       2.750         360     1-Aug-31
4249059     MCLEAN                   VA     22101    SFD         6.625     6.375     $4,162.02       2.750         360     1-Aug-31
4249338     WALNUT CREEK             CA     94598    SFD         6.875     6.625     $2,693.41       2.750         360     1-Aug-31
4250108     PALO ALTO                CA     94303    SFD         7.000     6.750     $4,816.80       2.750         360     1-Aug-31
4250298     PALO ALTO                CA     94306    SFD         6.750     6.500     $3,340.29       2.750         360     1-Aug-31
4250319     LOS GATOS                CA     95032    SFD         7.125     6.875     $4,379.18       2.750         360     1-Sep-31
4250834     IRVINE                   CA     92620    PUD         7.250     7.000     $2,892.43       2.750         360     1-Aug-31
4251091     FREMONT                  CA     94539    SFD         6.875     6.625     $2,538.38       2.750         360     1-Aug-31
4251171     ELLICOTT CITY            MD     21042    SFD         7.125     6.875     $6,501.39       2.750         360     1-Jul-31
4251503     DELAFIELD                WI     53072    SFD         6.500     6.250     $3,621.75       2.750         360     1-Aug-31
4251695     FOSTER CITY              CA     94404    SFD         7.125     6.875     $3,705.46       2.750         360     1-Aug-31
4251722     THOUSAND OAKS            CA     91362    SFD         6.750     6.500     $2,430.00       2.750         360     1-Aug-31
4252025     MENLO PARK               CA     94025    SFD         7.000     6.750     $3,326.52       2.750         360     1-Sep-31
4252066     SAN JOSE                 CA     95124    SFD         7.000     6.750     $2,827.54       2.750         360     1-Aug-31
4252238     LA QUINTA                CA     92253    SFD         7.125     6.875     $3,435.97       2.750         360     1-Sep-31
4252320     SAN FRANCISCO            CA     94107    LCO         7.125     6.875     $4,379.18       2.750         360     1-Aug-31
4252333     FAIRFIELD                CA     94533    SFD         7.000     6.750     $3,087.01       2.750         360     1-Aug-31
4252426     FORT LAUDERDALE          FL     33312    SFD         6.875     6.625     $1,891.96       2.750         360     1-Aug-31
4252867     CAMPBELL                 CA     95008    SFD         6.875     6.625     $2,524.91       2.750         360     1-Sep-31
4252928     BELLEVUE                 WA     98004    SFD         6.875     6.625     $2,339.66       2.750         360     1-Jul-31
4253288     SAN FRANCISCO            CA     94110    SFD         6.875     6.625     $3,284.65       2.750         360     1-Aug-31
4253421     BOSTON                   MA     02111    HCO         7.125     6.875     $2,425.39       2.750         360     1-Aug-31
4253552     ALPHARETTA               GA     30004    SFD         6.750     6.500     $2,988.74       2.750         360     1-Aug-31
4254483     SAN JOSE                 CA     95148    SFD         6.875     6.625     $2,548.89       2.750         360     1-Sep-31
4254701     WATERFORD                WI     53185    SFD         6.625     6.375     $3,547.32       2.750         360     1-Aug-31
4254723     PALO ALTO                CA     94303    LCO         6.875     6.625     $2,658.60       2.750         360     1-Aug-31
4254745     GRANITE BAY              CA     95746    SFD         7.000     6.750     $2,701.13       2.750         360     1-Aug-31
4254893     SOLANA BEACH             CA     92075    SFD         6.750     6.500     $4,527.22       2.750         360     1-Aug-31
4255019     ATLANTA                  GA     30339    SFD         6.750     6.500     $5,350.93       2.750         360     1-Aug-31
4255387     ARLINGTON                VA     22207    SFD         6.625     6.375     $4,021.15       2.750         360     1-Aug-31
4255462     DARIEN                   CT     06820    SFD         6.250     6.000     $6,126.39       2.750         360     1-Sep-31
4255532     NEWPORT BEACH            CA     92660    SFD         7.000     6.750     $2,514.85       2.750         360     1-Aug-31
4255591     SHINGLE SPRINGS          CA     95682    SFD         6.625     6.375     $2,305.12       2.750         360     1-Aug-31
4255660     DEMOREST                 GA     30535    SFD         7.000     6.750     $4,324.47       2.750         360     1-Aug-31
4255710     MALIBU                   CA     90265    SFD         7.000     6.750     $4,756.92       2.750         360     1-Sep-31
4255777     GROTON                   MA     01450    LCO         7.125     6.875     $2,223.28       2.750         360     1-Aug-31
4255937     SAN CARLOS               CA     94070    SFD         7.125     6.875     $4,052.34       2.750         360     1-Sep-31
4255969     BELMONT                  MA     02478    SFD         7.250     7.000     $3,421.80       2.750         360     1-Aug-31
4256031     SAN FRANCISCO            CA     94112    SFD         6.875     6.625     $1,931.38       2.750         360     1-Aug-31
4256344     REDWOOD CITY             CA     94065    SFD         6.750     6.500     $2,051.52       2.750         360     1-Aug-31
4256492     SANTA CLARA              CA     95050    SFD         6.875     6.625     $2,135.02       2.750         360     1-Aug-31
4256551     SAMMAMISH                WA     98074    SFD         6.375     6.125     $2,273.70       2.750         360     1-Sep-31
4256589     CASTLE ROCK              CO     80104    SFD         6.500     6.250     $4,899.80       2.750         360     1-Sep-31
4256800     SAN FRANCISCO            CA     94118    LCO         6.750     6.500     $3,239.75       2.750         360     1-Aug-31
4257019     SANTA CLARA              CA     95051    SFD         7.125     6.875     $2,654.46       2.750         360     1-Aug-31
4257506     BOSTON                   MA     02110    LCO         7.000     6.750     $3,193.46       2.750         360     1-Aug-31
4257514     SEATTLE                  WA     98199    SFD         6.750     6.500     $3,243.00       2.750         360     1-Aug-31
4257692     WASHOE VALLEY            NV     89704    SFD         6.625     6.375     $2,802.00       2.750         360     1-Aug-31
4257725     PLACENTIA                CA     92870    SFD         6.875     6.625     $2,413.56       2.750         360     1-Aug-31
4257936     INCLINE VILLAGE          NV     89451    SFD         6.875     6.625     $2,890.49       2.750         360     1-Aug-31
4257944     FREMONT                  CA     94555    SFD         7.000     6.750     $2,987.21       2.750         360     1-Aug-31
4258019     ORINDA                   CA     94563    SFD         6.875     6.625     $4,270.04       2.750         360     1-Jul-31
4258565     KIRKLAND                 WA     98033    LCO         6.750     6.500     $1,869.91       2.750         360     1-Aug-31
4258648     SAN JOSE                 CA     95125    SFD         6.875     6.625     $2,220.42       2.750         360     1-Aug-31
4258766     WASHINGTON               DC     20007    SFD         7.000     6.750     $2,581.37       2.750         360     1-Aug-31
4259270     SOUTH SAN FRANCISCO      CA     94080    SFD         7.000     6.750     $2,860.81       2.750         360     1-Aug-31
4259406     HOUSTON                  TX     77057    SFD         6.750     6.500     $5,184.90       2.750         360     1-Aug-31
4259512     L.A SHERMAN OAKS AR      CA     91403    SFD         6.625     6.375     $2,016.98       2.750         360     1-Aug-31
4259776     REDWOOD CITY             CA     94061    SFD         7.125     6.875     $3,762.05       2.750         360     1-Aug-31
4260066     CUPERTINO                CA     95014    SFD         6.875     6.625     $2,693.41       2.750         360     1-Aug-31
4260092     SAN JOSE                 CA     95124    SFD         7.125     6.875     $2,358.02       2.750         360     1-Sep-31
4260242     GILROY                   CA     95020    SFD         6.625     6.375     $2,593.26       2.750         360     1-Aug-31
4260938     PLEASANT HILL            CA     94523    SFD         6.875     6.625     $2,083.12       2.750         360     1-Aug-31
4260944     BASKING RIDGE            NJ     07920    SFD         5.625     5.375     $3,497.12       2.750         360     1-Sep-31
4260969     MONTECITO                CA     93108    SFD         6.500     6.250     $2,096.57       2.750         360     1-Sep-31
4261119     BERNARDS                 NJ     07920    SFD         6.500     6.250     $4,108.45       2.750         360     1-Sep-31
4262091     MARTINEZ                 CA     94553    SFD         7.125     6.875     $5,305.53       2.750         360     1-Sep-31
4262236     SAN ANSELMO              CA     94960    SFD         7.000     6.750     $2,794.28       2.750         360     1-Aug-31
4262278     SAN FRANCISCO            CA     94114    SFD         6.875     6.625     $5,551.05       2.750         360     1-Aug-31
4262318     ROSWELL                  GA     30075    SFD         6.250     6.000     $2,659.90       2.750         360     1-Sep-31
4262357     MILPITAS                 CA     95035    SFD         6.875     6.625     $3,148.00       2.750         360     1-Aug-31
4263077     GREENBRAE                CA     94904    SFD         7.000     6.750     $3,812.19       2.750         360     1-Aug-31
4263111     PALO ALTO                CA     94306    SFD         7.125     6.875     $3,624.61       2.750         360     1-Aug-31
4263188     MORGAN HILL              CA     95037    SFD         7.000     6.750     $3,845.45       2.750         360     1-Sep-31
4263283     GREENWOOD                CA     95635    SFD         6.625     6.375     $4,162.03       2.750         360     1-Sep-31
4263327     MCLEAN                   VA     22101    SFD         7.250     7.000     $2,163.86       2.750         360     1-Aug-31
4263354     SAN JOSE                 CA     95148    SFD         7.250     7.000     $2,387.62       2.750         360     1-Aug-31
4263524     REDWOOD CITY             CA     94061    SFD         7.250     7.000     $3,247.16       2.750         360     1-Aug-31
4263562     CARLSBAD                 CA     92009    PUD         7.375     7.125     $3,263.45       2.750         360     1-Aug-31
4263597     DANVILLE                 CA     94526    SFD         6.750     6.500     $4,215.89       2.750         360     1-Aug-31
4263657     SEATTLE                  WA     98144    SFD         5.125     4.875     $3,310.49       2.750         360     1-Aug-31
4263772     MORGAN HILL              CA     95037    SFD         7.250     7.000     $3,069.79       2.750         360     1-Aug-31
4264337     GILROY                   CA     95020    SFD         7.125     6.875     $2,587.08       2.750         360     1-Aug-31
4264376     SAN JOSE                 CA     95125    SFD         7.000     6.750     $2,315.26       2.750         360     1-Aug-31
4264893     BOULDER CREEK            CA     95006    SFD         7.125     6.875     $2,748.77       2.750         360     1-Aug-31
4265431     SARASOTA                 FL     34231    SFD         6.250     6.000     $3,536.46       2.750         360     1-Sep-31
4265476     FREMONT                  CA     94539    SFD         7.000     6.750     $3,958.55       2.750         360     1-Sep-31
4265579     PLEASANTON               CA     94566    SFD         6.625     6.375     $4,136.41       2.750         360     1-Aug-31
4265722     SANTA BARBARA            CA     93101    SFD         7.250     7.000     $2,728.71       2.750         360     1-Aug-31
4266519     COLTS NECK               NJ     07722    SFD         6.375     6.125     $2,096.21       2.750         360     1-Sep-31
4267358     SANTA CLARA              CA     95051    SFD         7.125     6.875     $2,910.46       2.750         360     1-Aug-31
4267434     CUPERTINO                CA     95014    SFD         7.250     7.000     $3,547.32       2.750         360     1-Aug-31
4267740     EDWARDS                  CO     81632    SFD         6.750     6.500     $2,951.13       2.750         360     1-Aug-31
4267892     GOLDEN                   CO     80401    SFD         7.125     6.875     $4,177.06       2.750         360     1-Sep-31
4268297     SAN JOSE                 CA     95129    SFD         6.875     6.625     $2,299.26       2.750         360     1-Sep-31
4269161     RYDAL                    GA     30171    SFD         7.125     6.875       $543.28       2.750         360     1-Sep-31
4269367     SAINT PETERSBURG         FL     33711    SFD         7.000     6.750     $3,259.99       2.750         360     1-Sep-31
4269904     ATLANTA                  GA     30324    SFD         6.625     6.375     $3,041.48       2.750         360     1-Aug-31
4270115     WESTPORT                 CT     06880    SFD         6.875     6.625     $3,556.29       2.750         360     1-Sep-31
4270462     BOSTON                   MA     02154    LCO         7.000     6.750     $1,955.99       2.750         360     1-Aug-31
4271172     DANVILLE                 CA     94526    SFD         6.625     6.375     $4,430.96       2.750         360     1-Sep-31
4272479     CUPERTINO                CA     95014    SFD         6.875     6.625     $2,174.44       2.750         360     1-Sep-31
4272692     SHADY SHORES             TX     76028    SFD         6.750     6.500     $2,594.39       2.750         360     1-Aug-31
4273296     SANTA ROSA               CA     95409    SFD         6.750     6.500     $3,891.59       2.750         360     1-Sep-31
4273618     SUNNYVALE                CA     94087    SFD         7.000     6.750     $2,950.62       2.750         360     1-Aug-31
4274371     FREMONT                  CA     94539    SFD         7.000     6.750     $3,353.13       2.750         360     1-Aug-31
4274398     SUNNYVALE                CA     94087    LCO         7.250     7.000     $2,951.44       2.750         360     1-Sep-31
4274584     CUPERTINO                CA     95014    PUD         7.250     7.000     $3,274.45       2.750         360     1-Aug-31
4274925     SAN DIEGO                CA     92121    SFD         7.000     6.750     $2,095.04       2.750         360     1-Sep-31
4277694     WALNUT CREEK             CA     94596    SFD         6.750     6.500     $2,153.35       2.750         360     1-Aug-31
4277816     SAN JOSE                 CA     95138    SFD         6.875     6.625     $2,184.29       2.750         360     1-Sep-31
4277841     DUBLIN                   CA     94568    SFD         7.125     6.875     $2,863.31       2.750         360     1-Sep-31
4278051     LEBANON                  NJ     08833    SFD         6.125     5.875     $2,363.61       2.750         360     1-Sep-31
4279182     RIDGEFIELD               CT     06877    SFD         6.625     6.375     $2,932.63       2.750         360     1-Sep-31
4279502     HOLLISTER                CA     95023    SFD         6.875     6.625     $2,785.38       2.750         360     1-Aug-31
4279622     ALPHARETTA               GA     30005    SFD         6.000     5.750     $2,596.06       2.750         360     1-Sep-31
4279647     CUPERTINO                CA     95014    SFD         6.875     6.625     $2,627.72       2.750         360     1-Sep-31
4279925     HATTERAS                 NC     27943    SFD         7.000     6.750     $3,265.31       2.750         360     1-Sep-31
4280273     PALO ALTO                CA     94306    SFD         6.500     6.250     $3,887.22       2.750         360     1-Sep-31
4280308     SAN JOSE                 CA     95111    SFD         7.125     6.875     $2,411.92       2.750         360     1-Aug-31
4281758     SAN JOSE                 CA     95131    SFD         6.750     6.500     $2,270.10       2.750         360     1-Sep-31
4282512     SAN CLEMENTE             CA     92672    SFD         7.000     6.750     $2,860.80       2.750         360     1-Aug-31
4284129     DUBLIN                   CA     94568    LCO         7.000     6.750     $2,091.72       2.750         360     1-Sep-31
4286275     FRISCO                   TX     75034    SFD         6.500     6.250     $2,738.12       2.750         360     1-Sep-31
4286820     SEATTLE                  WA     98101    HCO         6.250     6.000     $2,007.24       2.750         360     1-Sep-31
4287714     HOLLISTER                CA     95023    SFD         6.875     6.625     $2,135.02       2.750         360     1-Sep-31
5783283     WATCHUNG                 NJ     07069    SFD         6.000     5.750     $2,398.21       2.750         360     1-Aug-31
5933411     SCHAUMBURG               IL     60193    LCO         7.750     7.500       $760.79       2.750         360     1-Aug-31
5942158     FOOTHILL RANCH           CA     92610    SFD         6.500     6.250     $2,275.45       2.750         360     1-Sep-31
5954322     KENNESAW                 GA     30152    SFD         7.000     6.750     $2,761.01       2.750         360     1-Aug-31
5957208     GRANITE BAY              CA     95746    SFD         7.125     6.875     $2,829.62       2.750         360     1-Sep-31
5961814     NAPLES                   FL     34104    SFD         7.125     6.875     $1,648.59       2.750         360     1-Sep-31
5982082     DANVILLE                 CA     94526    SFD         7.375     7.125     $2,058.21       2.750         360     1-Aug-31
5984323     MEQUON                   WI     53092    SFD         5.875     5.625     $3,830.21       2.750         360     1-Sep-31
5990258     RIDGEFIELD               CT     06877    SFD         6.500     6.250     $5,416.67       2.750         360     1-Sep-31
5991443     FAIRFIELD                CT     06430    SFD         6.500     6.250     $1,795.08       2.750         360     1-Sep-31
6009201     WALPOLE                  MA     02081    SFD         6.750     6.500     $2,788.98       2.750         360     1-Sep-31
6010842     NEEDHAM                  MA     02492    SFD         6.250     6.000     $4,040.65       2.750         360     1-Sep-31
6013024     HALF MOON BAY            CA     94019    SFD         6.750     6.500     $2,283.07       2.750         360     1-Aug-31
6013210     INDIANAPOLIS             IN     46236    SFD         6.125     5.875     $1,980.82       2.750         360     1-Aug-31
6015043     HERMOSA BEACH            CA     90254    LCO         7.250     7.000     $3,489.34       2.750         360     1-Jun-31
6016062     SAN JOSE                 CA     95122    SFD         7.125     6.875     $2,115.48       2.750         360     1-Aug-31
6018293     LOS ANGELES              CA     90049    LCO         7.125     6.875     $2,925.63       2.750         360     1-Sep-31
6020390     ASHBURN                  VA     20147    SFD         7.000     6.750     $2,125.59       2.750         360     1-Sep-31
6020507     MORGAN HILL              CA     95037    SFD         7.000     6.750     $2,326.24       2.750         360     1-Aug-31
6020512     SAN DIEGO                CA     92124    SFD         7.250     7.000     $2,510.41       2.750         360     1-Aug-31
6024603     WESTPORT                 CT     06880    SFD         6.750     6.500     $3,541.35       2.750         360     1-Aug-31
6026396     CARLSBAD                 CA     92009    LCO         6.750     6.500       $864.26       2.750         360     1-Aug-31
6029384     AUSTIN                   TX     78730    SFD         6.125     5.875     $2,375.76       2.750         360     1-Aug-31
6029576     SAN JOSE                 CA     95124    SFD         7.125     6.875     $3,031.74       2.750         360     1-Sep-31
6029982     HOUSTON                  TX     77024    SFD         6.375     6.125     $4,367.09       2.750         360     1-Aug-31
6030028     SUNNYVALE                CA     94087    SFD         7.125     6.875     $4,042.32       2.750         360     1-Sep-31
6030188     SAN FRANCISCO            CA     94110    LCO         7.250     7.000     $2,148.86       2.750         360     1-Aug-31
6031913     ARCADIA                  CA     91006    SFD         6.750     6.500     $3,113.28       2.750         360     1-Aug-31
6032913     WASHINGTON               DC     20016    SFD         7.125     6.875     $5,457.13       2.750         360     1-Aug-31
6033003     MISSION VIEJO            CA     92692    SFD         6.250     6.000     $3,571.47       2.750         360     1-Aug-31
6033822     PASADENA                 CA     91104    SFD         6.750     6.500     $2,516.57       2.750         360     1-Sep-31
6036137     PALOS PARK               IL     60464    SFD         7.000     6.750     $2,604.66       2.750         360     1-Jul-31
6036317     FREMONT                  CA     94539    SFD         6.625     6.375     $2,785.36       2.750         360     1-Aug-31
6036654     POTOMAC                  MD     20854    SFD         7.125     6.875     $3,859.38       2.750         360     1-Aug-31
6036874     MIDDLETON                MA     01949    SFD         6.750     6.500     $2,918.70       2.750         360     1-Sep-31
6036890     MILPITAS                 CA     95035    SFD         7.375     7.125     $2,417.37       2.750         360     1-Aug-31
6037050     FREMONT                  CA     94538    SFD         7.000     6.750     $2,997.19       2.750         360     1-Jul-31
6037360     MORAGA                   CA     94556    SFD         6.750     6.500     $3,178.14       2.750         360     1-Sep-31
6037974     VIENNA                   VA     22182    SFD         6.750     6.500     $3,613.94       2.750         360     1-Sep-31
6038893     PAYSON                   UT     84651    SFD         7.125     6.875     $4,001.89       2.750         360     1-Jul-31
6039483     SANTA CLARA              CA     95051    SFD         7.250     7.000     $3,152.34       2.750         360     1-Aug-31
6039518     ALAMEDA                  CA     94502    SFD         7.250     7.000     $2,660.49       2.750         360     1-Sep-31
6040566     SAN JOSE                 CA     95120    SFD         7.000     6.750     $4,603.90       2.750         360     1-Aug-31
6040852     CAMPBELL                 CA     95008    SFD         6.625     6.375     $1,856.91       2.750         360     1-Aug-31
6040911     ENCINITAS                CA     92024    SFD         7.250     7.000     $4,843.46       2.750         360     1-Aug-31
6041022     SAN JOSE                 CA     95129    SFD         7.125     6.875     $4,513.92       2.750         360     1-Sep-31
8108999     SPRING GROVE             IL     60081    SFD         7.250     7.000     $2,409.32       2.750         360     1-Jul-31
8135291     TACOMA                   WA     98407    LCO         6.750     6.500     $2,853.83       2.750         360     1-Jul-31
8460831     FLEMINGTON               NJ     08822    SFD         7.125     6.875     $2,358.01       2.750         360     1-Jul-31
8526724     OXNARD                   CA     93030    SFD         7.375     7.125     $2,007.27       2.750         360     1-Jul-31
8574796     SANIBEL                  FL     33957    LCO         7.125     6.875     $3,705.45       2.750         360     1-Jul-31
8595453     ANDOVER                  NJ     07821    SFD         6.750     6.500     $2,496.65       2.750         360     1-Jul-31
8609234     BLOOMFIELD HILLS         MI     48301    SFD         7.125     6.875     $3,328.17       2.750         360     1-Jul-31
8614499     BASALT                   CO     81621    SFD         7.000     6.750     $4,756.91       2.750         360     1-Jul-31
8643986     EAST GRAND RAPIDS        MI     49506    SFD         7.125     6.875     $5,760.29       2.750         360     1-Aug-31
8644388     LITHIA                   FL     33547    SFD         6.750     6.500     $2,302.52       2.750         360     1-Jul-31
8658661     EAGLE-VAIL               CO     81620    SFD         6.875     6.625     $2,608.01       2.750         360     1-Jul-31
8677901     TUSTIN RANCH             CA     92782    SFD         6.625     6.375     $2,663.69       2.750         360     1-Jul-31
8680880     EVANSTON                 IL     60202    SFD         7.000     6.750     $5,655.07       2.750         360     1-Jul-31
8681230     AKRON                    OH     44303    SFD         7.000     6.750     $2,155.58       2.750         360     1-Jul-31
8691645     LOS ANGELES              CA     90049    SFD         7.000     6.750     $6,653.03       2.750         360     1-Jul-31
8698168     SAN FRANCISCO            CA     94110    SFD         6.875     6.625     $5,091.20       2.750         360     1-Jul-31
8702085     SCOTTSDALE               AZ     85259    SFD         7.000     6.750     $2,789.95       2.750         360     1-Jul-31
8710567     SCOTTSDALE               AZ     85259    SFD         7.000     6.750     $3,060.39       2.750         360     1-Jul-31
8711787     WATSONVILLE              CA     95076    SFD         7.000     6.750     $2,472.38       2.750         360     1-Jul-31
8714242     RIDGEFIELD               CT     06877    SFD         6.875     6.625     $2,351.81       2.750         360     1-Jul-31
8716889     CENTREVILLE              VA     20120    SFD         6.875     6.625     $3,443.00       2.750         360     1-Jul-31
8724762     PARADISE VALLEY          AZ     85853    SFD         6.750     6.500     $1,965.25       2.750         360     1-Jul-31
8737145     DENVER                   CO     80218    SFD         6.875     6.625     $2,621.15       2.750         360     1-Jul-31
8739742     FALLS CHURCH             VA     22042    SFD         7.000     6.750     $3,002.60       2.750         360     1-Jul-31
8743256     PRESCOTT                 AZ     86303    SFD         6.750     6.500     $2,140.37       2.750         360     1-Jul-31
8746607     DAVIS                    CA     95616    SFD         6.750     6.500     $1,880.93       2.750         360     1-Aug-31
8746621     DENVER                   CO     80210    SFD         6.625     6.375     $2,375.55       2.750         360     1-Jul-31
8747110     ORCHARD LAKE             MI     48323    SFD         7.375     7.125     $4,309.81       2.750         360     1-Jul-31
8756168     BLOOMFIELD HILLS         MI     48301    SFD         7.000     6.750     $2,195.50       2.750         360     1-Jul-31
8770330     GRANITE BAY              CA     95746    SFD         7.000     6.750     $2,767.66       2.750         360     1-Jul-31
8772544     SNOWMASS VILLAGE         CO     81615    LCO         6.875     6.625     $3,790.48       2.750         360     1-Jul-31
8773826     PORTOLA VALLEY           CA     94028    SFD         7.000     6.750     $6,653.03       2.750         360     1-Jul-31
8779897     HIGHLANDS RANCH          CO     80129    SFD         6.625     6.375     $2,495.29       2.750         360     1-Jul-31
8782842     SNOWMASS VILLAGE         CO     81615    LCO         6.875     6.625     $2,272.97       2.750         360     1-Aug-31
8783701     SOUTHBORO                MA     01772    SFD         6.875     6.625     $3,633.89       2.750         300     1-Jul-26
8784269     TUSTIN                   CA     92782    SFD         6.750     6.500     $3,242.99       2.750         360     1-Jul-31
8794290     FRISCO                   TX     75034    SFD         6.875     6.625     $5,058.35       2.750         360     1-Jul-31
8798839     SKOKIE                   IL     60076    SFD         7.375     7.125     $1,933.89       2.750         360     1-Aug-31
8799493     SAN JOSE                 CA     95118    SFD         7.500     7.250     $2,831.82       2.750         360     1-Jul-31
8803740     BELLEVUE                 WA     98006    SFD         7.125     6.875     $2,748.77       2.750         360     1-Jul-31
8804881     MEDINA                   OH     44256    SFD         6.625     6.375     $2,304.61       2.750         360     1-Jul-31
8808324     ENCINITAS                CA     92024    SFD         6.750     6.500     $2,743.57       2.750         360     1-Jul-31
8809136     SOUTH KINGSTON           RI     02879    SFD         6.750     6.500     $2,334.95       2.750         360     1-Jul-31
8810563     HENDERSON                NV     89011    SFD         6.875     6.625     $3,133.88       2.750         360     1-Jul-31
8815617     LUBBOCK                  TX     79424    SFD         6.375     6.125     $3,986.53       2.750         360     1-Jul-31
8817540     SUWANEE                  GA     30024    SFD         6.375     6.125     $2,590.31       2.750         360     1-Jul-31
8817671     OCEAN CITY               NJ     08226    LCO         6.875     6.625     $4,532.81       2.750         360     1-Jul-31
8822147     DENVER                   CO     80221    SFD         6.500     6.250       $444.17       2.750         360     1-Aug-31
8825730     FORT COLLINS             CO     80525    SFD         6.500     6.250     $2,022.62       2.750         360     1-Aug-31
8861837     ATLANTA                  GA     30306    LCO         6.750     6.500       $585.90       2.750         360     1-Aug-31
9211616     OXNARD                   CA     93035    SFD         7.125     6.875     $1,885.07       2.750         360     1-Aug-31
9222660     PALO ALTO                CA     94303    SFD         7.125     6.875     $4,055.79       2.750         360     1-Aug-31
9275283     ALAMO                    CA     94507    SFD         7.250     7.000     $3,796.32       2.750         360     1-Jul-31
9279388     SAN JOSE                 CA     95125    SFD         7.125     6.875     $3,435.97       2.750         360     1-May-31
9284145     MILPITAS                 CA     95035    SFD         7.125     6.875     $2,526.45       2.750         360     1-Aug-31
9284864     CAMPBELL                 CA     95008    SFD         6.875     6.625     $1,944.51       2.750         360     1-Aug-31
9288959     SUNNYVALE                CA     94087    SFD         7.000     6.750     $4,045.04       2.750         360     1-Aug-31
9291190     SAN JOSE                 CA     95125    SFD         7.125     6.875     $2,610.66       2.750         360     1-Aug-31
9291528     BROOKLYN                 NY     11201    LCO         6.625     6.375     $2,241.09       2.750         360     1-Aug-31
9292378     COLDSPRING               TX     77331    SFD         6.875     6.625     $3,284.65       2.750         360     1-Aug-31
9293086     REDWOOD CITY             CA     94062    SFD         7.125     6.875     $3,267.54       2.750         360     1-Aug-31
9293276     SALINAS                  CA     93908    SFD         7.125     6.875     $2,501.18       2.750         360     1-Jul-31
9293737     LOS ANGELES              CA     90024    LCO         7.125     6.875     $2,998.05       2.750         360     1-Aug-31
9293912     BERKELEY                 CA     94705    SFD         6.750     6.500     $3,891.59       2.750         360     1-Aug-31
9294753     LOS ALTOS                CA     94024    SFD         7.125     6.875     $4,378.84       2.275         360     1-Aug-31
9295311     CAMPBELL                 CA     95008    SFD         7.000     6.750     $3,442.94       2.750         360     1-Aug-31
9296081     LOOMIS                   CA     95650    SFD         7.000     6.750     $4,257.94       2.750         360     1-Aug-31
9296105     EL DORADO HILLS          CA     95762    SFD         6.875     6.625     $2,102.18       2.750         360     1-Aug-31
9298187     MARIETTA                 GA     30068    SFD         6.875     6.625     $2,529.18       2.750         360     1-Jul-31


TABLE (CONTINUED)

   (i)                 (x)         (xi)       (xii)     (xiii)     (xiv)       (xv)      (xvi)     (xvii)
--------          -------------   ------     ------     ------     ------    ----------  ------   -------
                      CUT-OFF
MORTGAGE               DATE                    NEXT                PERIODIC   MORTGAGE
 LOAN                PRINCIPAL              ADJUSTMENT    LIFE       RATE     INSURANCE            SERVICE
NUMBER                BALANCE       LTV       DATE        CAP        CAP        CODE      INDEX      FEE
--------          -------------   ------     ------     ------     ------    ----------  ------   -------
4212042           $370,419.41      64.52    1-Jul-06    12.250     2.000                  1CM      0.250
4213734           $541,816.37      69.97    1-Aug-06    12.125     2.000                  1CM      0.250
4213839           $781,389.96      60.15    1-Aug-06    12.250     2.000                  1CM      0.250
4214101           $468,325.19      74.99    1-Aug-06    12.125     2.000                  1CM      0.250
4214597           $330,741.78      73.56    1-Aug-06    12.250     2.000                  1CM      0.250
4217250           $449,612.55      62.07    1-Aug-06    11.750     2.000                  1CM      0.250
4219780           $594,500.12      70.00    1-Aug-06    11.875     2.000                  1CM      0.250
4221807           $957,045.28      70.00    1-Aug-06    11.875     2.000                  1CM      0.250
4237720           $427,666.11      63.41    1-Aug-06    12.250     2.000                  1CM      0.250
4238128           $539,535.07      45.00    1-Aug-06    11.750     2.000                  1CM      0.250
4238290           $749,414.92      54.74    1-Aug-06    12.250     2.000                  1CM      0.250
4238392           $454,627.04      70.00    1-Aug-06    12.000     2.000                  1CM      0.250
4238439           $301,537.66      78.38    1-Aug-06    12.125     2.000                  1CM      0.250
4238474           $366,400.00      80.00    1-Sep-06    11.625     2.000                  1CM      0.250
4238566           $396,000.00      80.00    1-Sep-06    11.500     2.000                  1CM      0.250
4239227           $388,720.52      59.09    1-Jul-06    12.125     2.000                  1CM      0.250
4239279           $397,803.50      80.00    1-Jul-06    12.250     2.000                  1CM      0.250
4239391           $638,921.58      60.95    1-Jul-06    11.875     2.000                  1CM      0.250
4239482           $319,651.23      80.00    1-Aug-06    11.875     2.000                  1CM      0.250
4239670           $499,579.93      58.82    1-Aug-06    11.875     2.000                  1CM      0.250
4239900           $464,646.17      58.13    1-Aug-06    12.375     2.000                  1CM      0.250
4240423           $389,695.76      69.64    1-Aug-06    12.250     2.000                  1CM      0.250
4240946           $915,066.09      80.00    1-Aug-06    10.875     2.000                  1CM      0.250
4241519           $704,422.11      64.80    1-Aug-06    12.000     2.000                  1CM      0.250
4241633           $438,040.64      80.00    1-Aug-06    12.000     2.000                  1CM      0.250
4242409           $799,294.18      47.34    1-Aug-06    11.625     2.000                  1CM      0.250
4242461           $400,000.00      65.47    1-Sep-06    11.500     2.000                  1CM      0.250
4242805           $679,469.53      72.34    1-Aug-06    12.250     2.000                  1CM      0.250
4242916           $363,870.58      79.76    1-Jul-06    11.750     2.000                  1CM      0.250
4243149           $408,000.00      80.00    1-Sep-06    12.000     2.000                  1CM      0.250
4243458           $384,660.32      74.82    1-Aug-06    11.625     2.000                  1CM      0.250
4243983           $400,000.00      76.63    1-Sep-06    11.125     2.000                  1CM      0.250
4244440           $380,000.00      80.00    1-Sep-06    11.500     2.000                  1CM      0.250
4244823           $371,471.97      79.32    1-Aug-06    11.625     2.000                  1CM      0.250
4245100           $567,066.04      80.00    1-Jul-06    12.000     2.000                  1CM      0.250
4245179           $542,044.23      70.00    1-Aug-06    11.875     2.000                  1CM      0.250
4245649           $453,627.86      66.18    1-Aug-06    12.000     2.000                  1CM      0.250
4245702           $539,557.36      76.60    1-Aug-06    12.000     2.000                  1CM      0.250
4245790           $578,525.39      75.19    1-Aug-06    12.000     2.000                  1CM      0.250
4246049           $386,682.77      62.42    1-Aug-06    12.000     2.000                  1CM      0.250
4246215           $293,740.61      75.00    1-Aug-06    11.625     2.000                  1CM      0.250
4246562           $589,516.38      67.43    1-Aug-06    12.000     2.000                  1CM      0.250
4246771           $499,590.16      61.35    1-Aug-06    12.000     2.000                  1CM      0.250
4247199           $382,670.24      59.10    1-Aug-06    11.750     2.000                  1CM      0.250
4247626           $419,187.50      67.20    1-Aug-06    11.250     2.000                  1CM      0.250
4247652           $472,000.00      80.00    1-Sep-06    11.625     2.000                  1CM      0.250
4247666           $459,603.94      73.02    1-Aug-06    11.750     2.000                  1CM      0.250
4248122           $284,760.56      76.00    1-Aug-06    11.875     2.000                  1CM      0.250
4248128           $337,701.78      65.00    1-Aug-06    11.625     2.000                  1CM      0.250
4248200           $549,537.93      61.04    1-Aug-06    11.875     2.000                  1CM      0.250
4248465           $442,627.82      74.45    1-Aug-06    11.875     2.000                  1CM      0.250
4248927           $455,626.22      69.09    1-Aug-06    12.000     2.000                  1CM      0.250
4249021           $362,909.55      60.53    1-Aug-06    12.125     2.000                  1CM      0.250
4249037           $377,298.04      69.99    1-Aug-06    12.125     2.000                  1CM      0.250
4249059           $649,426.52      52.00    1-Aug-06    11.625     2.000                  1CM      0.250
4249338           $409,655.55      37.27    1-Aug-06    11.875     2.000                  1CM      0.250
4250108           $723,406.53      69.95    1-Aug-06    12.000     2.000                  1CM      0.250
4250298           $514,556.59      56.16    1-Aug-06    11.750     2.000                  1CM      0.250
4250319           $650,000.00      43.05    1-Sep-06    12.125     2.000                  1CM      0.250
4250834           $423,669.24      80.00    1-Aug-06    12.250     2.000                  1CM      0.250
4251091           $386,075.37      63.34    1-Aug-06    11.875     2.000                  1CM      0.250
4251171           $963,452.02      33.28    1-Jul-06    12.125     2.000                  1CM      0.250
4251503           $572,482.00      47.75    1-Aug-06    11.500     2.000                  1CM      0.250
4251695           $549,560.17      79.14    1-Aug-06    12.125     2.000                  1CM      0.250
4251722           $432,000.00      80.00    1-Aug-06    11.750     2.000                  1CM      0.250
4252025           $500,000.00      45.45    1-Sep-06    12.000     2.000                  1CM      0.250
4252066           $424,651.63      74.56    1-Aug-06    12.000     2.000                  1CM      0.250
4252238           $510,000.00      62.58    1-Sep-06    12.125     2.000                  1CM      0.250
4252320           $649,480.20      60.47    1-Aug-06    12.125     2.000                  1CM      0.250
4252333           $463,619.66      69.98    1-Aug-06    12.000     2.000                  1CM      0.250
4252426           $287,758.04      79.56    1-Aug-06    11.875     2.000                  1CM      0.250
4252867           $384,350.00      52.94    1-Sep-06    11.875     2.000                  1CM      0.250
4252928           $355,549.86      79.14    1-Jul-06    11.875     2.000                  1CM      0.250
4253288           $499,579.93      45.45    1-Aug-06    11.875     2.000                  1CM      0.250
4253421           $359,712.11      66.67    1-Aug-06    12.125     2.000                  1CM      0.250
4253552           $460,403.26      54.21    1-Aug-06    11.750     2.000                  1CM      0.250
4254483           $388,000.00      68.07    1-Sep-06    11.875     2.000                  1CM      0.250
4254701           $553,511.22      77.81    1-Aug-06    11.625     2.000                  1CM      0.250
4254723           $404,359.99      67.45    1-Aug-06    11.875     2.000                  1CM      0.250
4254745           $405,667.20      70.00    1-Aug-06    12.000     2.000                  1CM      0.250
4254893           $697,399.03      64.33    1-Aug-06    11.750     2.000                  1CM      0.250
4255019           $824,289.70      75.00    1-Aug-06    11.750     2.000                  1CM      0.250
4255387           $627,445.93      57.09    1-Aug-06    11.625     2.000                  1CM      0.250
4255462           $995,000.00      58.32    1-Sep-06    11.250     2.000                  1CM      0.250
4255532           $377,690.15      65.74    1-Aug-06    12.000     2.000                  1CM      0.250
4255591           $359,682.38      72.00    1-Aug-06    11.625     2.000                  1CM      0.250
4255660           $649,467.20      69.89    1-Aug-06    12.000     2.000                  1CM      0.250
4255710           $715,000.00      55.00    1-Sep-06    12.000     2.000                  1CM      0.250
4255777           $329,736.10      79.90    1-Aug-06    12.125     2.000                  1CM      0.250
4255937           $682,500.00      65.00    1-Sep-06    12.125     2.000                  1CM      0.250
4255969           $501,208.70      80.00    1-Aug-06    12.250     2.000                  1CM      0.250
4256031           $293,753.00      56.00    1-Aug-06    11.875     2.000                  1CM      0.250
4256344           $316,027.67      47.21    1-Aug-06    11.750     2.000                  1CM      0.250
4256492           $324,726.96      66.33    1-Aug-06    11.875     2.000                  1CM      0.250
4256551           $364,450.00      63.66    1-Sep-06    11.375     2.000                  1CM      0.250
4256589           $775,200.00      80.00    1-Sep-06    11.500     2.000                  1CM      0.250
4256800           $499,069.94      78.66    1-Aug-06    11.750     2.000                  1CM      0.250
4257019           $393,684.92      73.78    1-Aug-06    12.125     2.000                  1CM      0.250
4257506           $479,606.54      80.00    1-Aug-06    12.000     2.000                  1CM      0.250
4257514           $499,569.50      35.71    1-Aug-06    11.750     2.000                  1CM      0.250
4257692           $437,213.92      80.00    1-Aug-06    11.625     2.000                  1CM      0.250
4257725           $367,091.34      79.01    1-Aug-06    11.875     2.000                  1CM      0.250
4257936           $439,630.34      55.70    1-Aug-06    11.875     2.000                  1CM      0.250
4257944           $448,631.96      65.55    1-Aug-06    12.000     2.000                  1CM      0.250
4258019           $648,904.70      66.67    1-Jul-06    11.875     2.000                  1CM      0.250
4258565           $288,051.78      94.99    1-Aug-06    11.750     2.000        11        1CM      0.250
4258648           $337,716.04      47.74    1-Aug-06    11.875     2.000                  1CM      0.250
4258766           $387,681.96      80.00    1-Aug-06    12.000     2.000                  1CM      0.250
4259270           $429,647.52      52.12    1-Aug-06    12.000     2.000                  1CM      0.250
4259406           $798,711.73      70.00    1-Aug-06    11.750     2.000                  1CM      0.250
4259512           $314,722.08      75.00    1-Aug-06    11.625     2.000                  1CM      0.250
4259776           $557,953.45      80.00    1-Aug-06    12.125     2.000                  1CM      0.250
4260066           $409,655.55      32.03    1-Aug-06    11.875     2.000                  1CM      0.250
4260092           $350,000.00      70.00    1-Sep-06    12.125     2.000                  1CM      0.250
4260242           $404,642.68      64.80    1-Aug-06    11.625     2.000                  1CM      0.250
4260938           $363,600.00      80.00    1-Aug-06    11.875     2.000                  1CM      0.250
4260944           $607,500.00      61.83    1-Sep-06    10.625     2.000                  1CM      0.250
4260969           $331,700.00      37.27    1-Sep-06    11.500     2.000                  1CM      0.250
4261119           $650,000.00      67.36    1-Sep-06    11.500     2.000                  1CM      0.250
4262091           $787,500.00      75.00    1-Sep-06    12.125     2.000                  1CM      0.250
4262236           $419,655.72      55.63    1-Aug-06    12.000     2.000                  1CM      0.250
4262278           $844,290.10      65.00    1-Aug-06    11.875     2.000                  1CM      0.250
4262318           $432,000.00      80.00    1-Sep-06    11.250     2.000                  1CM      0.250
4262357           $478,797.42      80.00    1-Aug-06    11.875     2.000                  1CM      0.250
4263077           $572,530.31      65.49    1-Aug-06    12.000     2.000                  1CM      0.250
4263111           $537,255.65      35.05    1-Aug-06    12.125     2.000                  1CM      0.250
4263188           $578,000.00      43.62    1-Sep-06    12.000     2.000                  1CM      0.250
4263283           $650,000.00      46.43    1-Sep-06    11.625     2.000                  1CM      0.250
4263327           $316,952.56      79.99    1-Aug-06    12.250     2.000                  1CM      0.250
4263354           $349,726.96      57.85    1-Aug-06    12.250     2.000                  1CM      0.250
4263524           $475,628.67      80.00    1-Aug-06    12.250     2.000                  1CM      0.250
4263562           $472,140.46      70.00    1-Aug-06    12.375     2.000                  1CM      0.250
4263597           $649,440.36      78.31    1-Aug-06    11.750     2.000                  1CM      0.250
4263657           $607,286.18      80.00    1-Aug-06    10.125     2.000                  1CM      0.250
4263772           $449,648.96      58.06    1-Aug-06    12.250     2.000                  1CM      0.250
4264337           $383,692.92      80.00    1-Aug-06    12.125     2.000                  1CM      0.250
4264376           $347,714.74      80.00    1-Aug-06    12.000     2.000                  1CM      0.250
4264893           $407,673.73      80.00    1-Aug-06    12.125     2.000                  1CM      0.250
4265431           $679,000.00      67.90    1-Sep-06    11.250     2.000                  1CM      0.250
4265476           $595,000.00      39.67    1-Sep-06    12.000     2.000                  1CM      0.250
4265579           $645,430.05      49.69    1-Aug-06    11.625     2.000                  1CM      0.250
4265722           $399,687.96      80.00    1-Aug-06    12.250     2.000                  1CM      0.250
4266519           $336,000.00      80.00    1-Sep-06    11.375     2.000                  1CM      0.250
4267358           $431,654.54      80.00    1-Aug-06    12.125     2.000                  1CM      0.250
4267434           $519,594.35      52.00    1-Aug-06    12.250     2.000                  1CM      0.250
4267740           $454,608.25      65.00    1-Aug-06    11.750     2.000                  1CM      0.250
4267892           $620,000.00      67.76    1-Sep-06    12.125     2.000                  1CM      0.250
4268297           $350,000.00      49.30    1-Sep-06    11.875     2.000                  1CM      0.250
4269161            $91,500.00      73.79    1-Sep-06    12.125     2.000                  1CM      0.250
4269367           $490,000.00      79.03    1-Sep-06    12.000     2.000                  1CM      0.250
4269904           $474,580.92      66.43    1-Aug-06    11.625     2.000                  1CM      0.250
4270115           $541,350.00      55.24    1-Sep-06    11.875     2.000                  1CM      0.250
4270462           $293,759.01      70.00    1-Aug-06    12.000     2.000                  1CM      0.250
4271172           $692,000.00      80.00    1-Sep-06    11.625     2.000                  1CM      0.250
4272479           $331,000.00      68.25    1-Sep-06    11.875     2.000                  1CM      0.250
4272692           $399,655.61      80.00    1-Aug-06    11.750     2.000                  1CM      0.250
4273296           $600,000.00      40.00    1-Sep-06    11.750     2.000                  1CM      0.250
4273618           $443,136.46      57.23    1-Aug-06    12.000     2.000                  1CM      0.250
4274371           $503,586.87      80.00    1-Aug-06    12.000     2.000                  1CM      0.250
4274398           $432,650.00      85.00    1-Sep-06    12.250     2.000        01        1CM      0.250
4274584           $479,625.55      80.00    1-Aug-06    12.250     2.000                  1CM      0.250
4274925           $314,900.00      69.98    1-Sep-06    12.000     2.000                  1CM      0.250
4277694           $331,714.15      80.00    1-Aug-06    11.750     2.000                  1CM      0.250
4277816           $332,500.00      70.00    1-Sep-06    11.875     2.000                  1CM      0.250
4277841           $425,000.00      58.22    1-Sep-06    12.125     2.000                  1CM      0.250
4278051           $389,000.00      84.75    1-Sep-06    11.125     2.000        13        1CM      0.250
4279182           $458,000.00      62.48    1-Sep-06    11.625     2.000                  1CM      0.250
4279502           $423,643.79      68.94    1-Aug-06    11.875     2.000                  1CM      0.250
4279622           $433,000.00      62.44    1-Sep-06    11.000     2.000                  1CM      0.250
4279647           $400,000.00      40.00    1-Sep-06    11.875     2.000                  1CM      0.250
4279925           $490,800.00      80.00    1-Sep-06    12.000     2.000                  1CM      0.250
4280273           $615,000.00      65.71    1-Sep-06    11.500     2.000                  1CM      0.250
4280308           $357,625.63      74.58    1-Aug-06    12.125     2.000                  1CM      0.250
4281758           $350,000.00      46.05    1-Sep-06    11.750     2.000                  1CM      0.250
4282512           $429,647.53      68.25    1-Aug-06    12.000     2.000                  1CM      0.250
4284129           $314,400.00      80.00    1-Sep-06    12.000     2.000                  1CM      0.250
4286275           $433,200.00      80.00    1-Sep-06    11.500     2.000                  1CM      0.250
4286820           $326,000.00      80.00    1-Sep-06    11.250     2.000                  1CM      0.250
4287714           $325,000.00      43.33    1-Sep-06    11.875     2.000                  1CM      0.250
5783283           $399,601.79      61.07    1-Aug-06    11.000     2.000                  1CM      0.250
5933411           $117,800.00      95.00    1-Aug-06    12.750     2.000        24        1CM      0.250
5942158           $360,000.00      80.00    1-Sep-06    11.500     2.000                  1CM      0.250
5954322           $414,659.82      94.66    1-Aug-06    12.000     2.000        24        1CM      0.250
5957208           $420,000.00      76.36    1-Sep-06    12.125     2.000                  1CM      0.250
5961814           $244,700.00      73.44    1-Sep-06    12.125     2.000                  1CM      0.250
5982082           $297,773.25      71.81    1-Aug-06    12.375     2.000                  1CM      0.250
5984323           $647,500.00      70.00    1-Sep-06    10.875     2.000                  1CM      0.250
5990258         $1,000,000.00      55.56    1-Sep-06    11.500     2.000                  1CM      0.250
5991443           $284,000.00      80.00    1-Sep-06    11.500     2.000                  1CM      0.250
6009201           $430,000.00      78.75    1-Sep-06    11.750     2.000                  1CM      0.250
6010842           $656,250.00      75.00    1-Sep-06    11.250     2.000                  1CM      0.250
6013024           $351,696.93      46.93    1-Aug-06    11.750     2.000                  1CM      0.250
6013210           $325,683.14      80.00    1-Aug-06    11.125     2.000                  1CM      0.250
6015043           $510,295.67      79.93    1-Jun-06    12.250     2.000                  1CM      0.250
6016062           $313,748.90      71.36    1-Aug-06    12.125     2.000                  1CM      0.250
6018293           $434,250.00      90.00    1-Sep-06    12.125     2.000        24        1CM      0.250
6020390           $319,491.00      90.00    1-Sep-06    12.000     2.000        24        1CM      0.250
6020507           $349,363.38      90.00    1-Aug-06    12.000     2.000        24        1CM      0.250
6020512           $367,712.92      80.00    1-Aug-06    12.250     2.000                  1CM      0.250
6024603           $545,529.90      70.00    1-Aug-06    11.750     2.000                  1CM      0.250
6026396           $133,135.27      65.00    1-Aug-06    11.750     2.000                  1CM      0.250
6029384           $390,619.97      76.67    1-Aug-06    11.125     2.000                  1CM      0.250
6029576           $450,000.00      60.81    1-Sep-06    12.125     2.000                  1CM      0.250
6029982           $699,351.66      73.68    1-Aug-06    11.375     2.000                  1CM      0.250
6030028           $600,000.00      80.00    1-Sep-06    12.125     2.000                  1CM      0.250
6030188           $314,754.27      70.00    1-Aug-06    12.250     2.000                  1CM      0.250
6031913           $477,586.72      61.54    1-Aug-06    11.750     2.000                  1CM      0.250
6032913           $809,352.25      68.94    1-Aug-06    12.125     2.000                  1CM      0.250
6033003           $579,499.62      90.00    1-Aug-06    11.250     2.000        24        1CM      0.250
6033822           $388,000.00      77.60    1-Sep-06    11.750     2.000                  1CM      0.250
6036137           $390,856.31      90.00    1-Jul-06    12.000     2.000        06        1CM      0.250
6036317           $434,616.20      52.41    1-Aug-06    11.625     2.000                  1CM      0.250
6036654           $650,000.00      77.47    1-Aug-06    12.125     2.000                  1CM      0.250
6036874           $450,000.00      53.89    1-Sep-06    11.750     2.000                  1CM      0.250
6036890           $349,733.67      69.31    1-Aug-06    12.375     2.000                  1CM      0.250
6037050           $449,759.30      85.00    1-Jul-06    12.000     2.000        33        1CM      0.250
6037360           $490,000.00      70.00    1-Sep-06    11.750     2.000                  1CM      0.250
6037974           $557,191.00      76.85    1-Sep-06    11.750     2.000                  1CM      0.250
6038893           $593,047.15      67.50    1-Jul-06    12.125     2.000                  1CM      0.250
6039483           $461,739.51      77.02    1-Aug-06    12.250     2.000                  1CM      0.250
6039518           $390,000.00      66.67    1-Sep-06    12.250     2.000                  1CM      0.250
6040566           $691,432.77      55.36    1-Aug-06    12.000     2.000                  1CM      0.250
6040852           $289,744.13      41.43    1-Aug-06    11.625     2.000                  1CM      0.250
6040911           $709,446.12      59.41    1-Aug-06    12.250     2.000                  1CM      0.250
6041022           $670,000.00      63.81    1-Sep-06    12.125     2.000                  1CM      0.250
8108999           $352,628.30      80.00    1-Jul-06    12.250     2.000                  1CM      0.250
8135291           $439,240.21      80.00    1-Jul-06    11.750     2.000                  1CM      0.250
8460831           $349,438.57      72.60    1-Jul-06    12.125     2.000                  1CM      0.250
8526724           $289,628.16      95.00    1-Jul-06    12.375     2.000        06        1CM      0.250
8574796           $549,117.74      62.50    1-Jul-06    12.125     2.000                  1CM      0.250
8595453           $384,265.30      70.00    1-Jul-06    11.750     2.000                  1CM      0.250
8609234           $493,207.57      80.00    1-Jul-06    12.125     2.000                  1CM      0.250
8614499           $713,824.42      76.06    1-Jul-06    12.000     2.000                  1CM      0.250
8643986           $854,316.27      74.35    1-Aug-06    12.125     2.000                  1CM      0.250
8644388           $354,206.48      79.78    1-Jul-06    11.750     2.000                  1CM      0.250
8658661           $396,331.03      78.46    1-Jul-06    11.875     2.000                  1CM      0.250
8677901           $415,263.93      80.00    1-Jul-06    11.625     2.000                  1CM      0.250
8680880           $848,602.46      60.71    1-Jul-06    12.000     2.000                  1CM      0.250
8681230           $323,467.29      90.00    1-Jul-06    12.000     2.000        33        1CM      0.250
8691645           $998,355.82      30.30    1-Jul-06    12.000     2.000                  1CM      0.250
8698168           $773,694.07      70.45    1-Jul-06    11.875     2.000                  1CM      0.250
8702085           $418,660.51      45.09    1-Jul-06    12.000     2.000                  1CM      0.250
8710567           $459,243.68      51.11    1-Jul-06    12.000     2.000                  1CM      0.250
8711787           $371,006.00      80.00    1-Jul-06    12.000     2.000                  1CM      0.250
8714242           $357,396.74      44.75    1-Jul-06    11.875     2.000                  1CM      0.250
8716889           $523,221.85      80.00    1-Jul-06    11.875     2.000                  1CM      0.250
8724762           $302,476.79      12.89    1-Jul-06    11.750     2.000                  1CM      0.250
8737145           $398,025.94      47.22    1-Jul-06    11.875     2.000                  1CM      0.250
8739742           $450,570.96      80.00    1-Jul-06    12.000     2.000                  1CM      0.250
8743256           $329,430.16      57.89    1-Jul-06    11.750     2.000                  1CM      0.250
8746607           $289,750.32      71.04    1-Aug-06    11.750     2.000                  1CM      0.250
8746621           $370,343.55      53.00    1-Jul-06    11.625     2.000                  1CM      0.250
8747110           $622,957.27      32.84    1-Jul-06    12.375     2.000                  1CM      0.250
8756168           $329,457.42      63.46    1-Jul-06    12.000     2.000                  1CM      0.250
8770330           $415,316.03      80.00    1-Jul-06    12.000     2.000                  1CM      0.250
8772544           $576,027.72      74.45    1-Jul-06    11.875     2.000                  1CM      0.250
8773826           $998,355.82      56.02    1-Jul-06    12.000     2.000                  1CM      0.250
8779897           $389,010.46      80.00    1-Jul-06    11.625     2.000                  1CM      0.250
8782842           $345,709.32      64.07    1-Aug-06    11.875     2.000                  1CM      0.250
8783701           $518,686.81      61.18    1-Jul-06    11.875     2.000                  1CM      0.250
8784269           $499,136.60      72.46    1-Jul-06    11.750     2.000                  1CM      0.250
8794290           $768,702.51      59.23    1-Jul-06    11.875     2.000                  1CM      0.250
8798839           $279,786.94      72.73    1-Aug-06    12.375     2.000                  1CM      0.250
8799493           $404,396.98      90.00    1-Jul-06    12.500     2.000        33        1CM      0.250
8803740           $407,345.52      85.00    1-Jul-06    12.125     2.000        12        1CM      0.250
8804881           $359,283.15      80.00    1-Jul-06    11.625     2.000                  1CM      0.250
8808324           $422,212.82      67.79    1-Jul-06    11.750     2.000                  1CM      0.250
8809136           $359,378.36      80.00    1-Jul-06    11.750     2.000                  1CM      0.250
8810563           $476,246.14      70.00    1-Jul-06    11.875     2.000                  1CM      0.250
8815617           $637,813.17      67.26    1-Jul-06    11.375     2.000                  1CM      0.250
8817540           $414,428.84      80.00    1-Jul-06    11.375     2.000                  1CM      0.250
8817671           $688,837.31      69.00    1-Jul-06    11.875     2.000                  1CM      0.250
8822147            $82,000.00      47.67    1-Aug-06    11.500     2.000                  1CM      0.250
8825730           $319,710.71      80.00    1-Aug-06    11.500     2.000                  1CM      0.250
8861837           $104,160.00      80.00    1-Aug-06    11.750     2.000                  1CM      0.250
9211616           $279,576.24      69.95    1-Aug-06    12.125     2.000                  1CM      0.250
9222660           $601,518.59      68.80    1-Aug-06    12.125     2.000                  1CM      0.250
9275283           $555,629.11      68.70    1-Jul-06    12.250     2.000                  1CM      0.250
9279388           $508,354.04      75.00    1-May-06    12.125     2.000                  1CM      0.250
9284145           $374,700.11      79.79    1-Aug-06    12.125     2.000                  1CM      0.250
9284864           $295,751.32      71.33    1-Aug-06    11.875     2.000                  1CM      0.250
9288959           $607,501.63      80.00    1-Aug-06    12.000     2.000                  1CM      0.250
9291190           $387,190.12      64.58    1-Aug-06    12.125     2.000                  1CM      0.250
9291528           $349,691.20      46.67    1-Aug-06    11.625     2.000                  1CM      0.250
9292378           $499,579.93      75.76    1-Aug-06    11.875     2.000                  1CM      0.250
9293086           $484,612.15      51.38    1-Aug-06    12.125     2.000                  1CM      0.250
9293276           $370,654.47      75.00    1-Jul-06    12.125     2.000                  1CM      0.250
9293737           $444,644.14      69.53    1-Aug-06    12.125     2.000                  1CM      0.250
9293912           $599,483.41      54.55    1-Aug-06    11.750     2.000                  1CM      0.250
9294753           $649,430.24      46.43    1-Aug-06    12.125     2.000                  1CM      0.250
9295311           $517,075.81      50.99    1-Aug-06    12.000     2.000                  1CM      0.250
9296081           $639,475.39      68.09    1-Aug-06    12.000     2.000                  1CM      0.250
9296105           $319,731.15      46.04    1-Aug-06    11.875     2.000                  1CM      0.250
9298187           $384,351.25      72.64    1-Jul-06    11.875     2.000                  1CM      0.250

              $139,282,842.16


COUNT:                           294
WAC:                     6.869422019
WAM:                     358.7937662
WALTV:                   67.09275632

                                 EXHIBIT F-4

                   [Schedule of Mortgage Loans in Group IV]

WFMBS
WFMBS   2001-25 EXHIBIT F-4
GROUP IV LOANS

  (i)                     (ii)                          (iii)       (iv)         (v)        (vi)       (vii)     (viii)     (ix)
--------     -----------------------------  ------    ---------   --------    --------  -----------    ------  --------  ----------
                                                                              CURRENT
                                                                    CURRENT     NET
MORTGAGE                                                           MORTGAGE   MORTGAGE     CURRENT              ORIGINAL   SCHEDULED
 LOAN                                         ZIP      PROPERTY    INTEREST   INTEREST     MONTHLY     GROSS    TERM TO    MATURITY
NUMBER       CITY                  STATE      CODE       TYPE        RATE       RATE       PAYMENT     MARGIN   MATURITY      DATE
-----        -----------------------------  ------    ---------   --------    --------  -----------    ------  --------  ----------
4212027      FREMONT                 CA      94539       SFD        7.250       7.000    $2,728.71      2.750     360      1-Jul-31
4213616      VERONA                  WI      53593       SFD        6.875       6.625    $3,757.64      2.750     360      1-Aug-31
4237259      NORTHVILLE TWP          MI      48167       SFD        6.875       6.625    $2,286.11      2.750     360      1-Jul-31
4237272      SAN DIEGO               CA      92120       SFD        7.250       7.000    $2,421.73      2.750     360      1-Jul-31
4237783      RIO VERDE               AZ      85263       SFD        6.750       6.500    $2,153.35      2.750     360      1-Jul-31
4237858      PALO ALTO               CA      94303       SFD        7.125       6.875    $3,638.09      2.750     360      1-Jul-31
4238336      BELLEVUE                WA      98006       SFD        6.625       6.375    $2,084.21      2.750     360      1-Aug-31
4238699      NEW YORK                NY      10010       HCO        7.250       7.000    $2,019.25      2.750     360      1-Jul-31
4238953      WOODBURY                MN      55129       SFD        7.000       6.750    $2,293.96      2.750     360      1-Jul-31
4238984      PLANO                   TX      75093       SFD        6.500       6.250    $3,438.46      2.750     360      1-Aug-31
4239610      FINDLAY                 OH      45840       SFD        6.250       6.000    $2,155.02      2.750     360      1-Aug-31
4239913      BERKELEY                CA      94705       SFD        7.125       6.875    $6,023.05      2.750     360      1-Aug-31
4240378      SACRAMENTO              CA      95816       SFD        7.125       6.875    $2,565.53      2.750     360      1-Jul-31
4240463      MOUNTAIN VIEW           CA      94043       SFD        7.250       7.000    $3,513.21      2.750     360      1-Aug-31
4240639      WALPOLE                 MA      02081       SFD        7.375       7.125    $2,659.10      2.750     360      1-Aug-31
4240938      PUNTA GORDA             FL      33955       LCO        7.000       6.750    $2,607.46      2.750     360      1-Jul-31
4241688      DANA POINT              CA      92629       SFD        7.000       6.750    $2,581.37      2.750     360      1-Jul-31
4242799      SANTA MONICA            CA      90402       LCO        7.375       7.125    $2,524.25      2.750     360      1-Aug-31
4242803      BEVERLY HILLS           CA      90210       SFD        7.375       7.125    $3,265.69      2.750     360      1-Aug-31
4243005      TOPSFIELD               MA      01983       SFD        7.125       6.875    $2,667.93      2.750     360      1-Aug-31
4243393      LAFAYETTE               CA      94549       SFD        7.375       7.125    $4,489.39      2.750     360      1-Aug-31
4243819      MENLO PARK              CA      94025       SFD        7.250       7.000    $4,413.00      2.750     360      1-Aug-31
4244605      WYNNEWOOD               PA      19096       SFD        6.750       6.500    $3,652.91      2.750     360      1-Aug-31
4244697      NEWTON                  MA      02465       SFD        7.000       6.750    $3,326.52      2.750     360      1-Aug-31
4245004      BOSTON                  MA      02116       MF2        7.250       7.000    $4,775.24      2.750     360      1-Aug-31
4245926      SAN CARLOS              CA      94070       SFD        7.250       7.000    $2,715.07      2.750     360      1-Aug-31
4246043      FREMONT                 CA      94539       SFD        7.125       6.875    $2,021.16      2.750     360      1-Aug-31
4246256      ANNAPOLIS               MD      21401       SFD        6.375       6.125    $4,441.96      2.750     360      1-Aug-31
4246809      HIGHLANDS RANCH         CO      80126       SFD        6.250       6.000    $2,125.58      2.750     360      1-Aug-31
4247050      CARLSBAD                CA      92009       SFD        6.000       5.750    $2,062.46      2.750     360      1-Aug-31
4247154      SAN MATEO               CA      94402       SFD        6.750       6.500    $3,632.15      2.750     360      1-Aug-31
4247312      SAN FRANCISCO           CA      94109       HCO        7.000       6.750    $3,359.78      2.750     360      1-Aug-31
4247398      CHICAGO                 IL      60614       LCO        6.875       6.625    $3,205.82      2.750     360      1-Aug-31
4248112      SAN JOSE                CA      95120       MF2        6.875       6.625    $3,605.23      2.750     360      1-Aug-31
4248295      LAGUNA NIGUEL           CA      92677       SFD        6.750       6.500    $2,056.06      2.750     360      1-Aug-31
4248395      BOXFORD                 MA      01921       SFD        6.000       5.750    $1,936.00      2.750     360      1-Aug-31
4248492      CARLSBAD                CA      92009       SFD        7.000       6.750    $2,336.55      2.750     360      1-Aug-31
4248684      GILROY                  CA      95020       SFD        6.875       6.625    $2,463.49      2.750     360      1-Aug-31
4248810      SAN FRANCISCO           CA      94122       SFD        7.000       6.750    $2,960.60      2.750     360      1-Aug-31
4248916      APTOS                   CA      95003       SFD        6.875       6.625    $3,027.13      2.750     360      1-Aug-31
4249189      JUPITER                 FL      33458       SFD        7.250       7.000    $4,434.15      2.750     360      1-Aug-31
4249239      CINCINNATI              OH      45249       SFD        6.750       6.500    $2,490.62      2.750     360      1-Aug-31
4249762      OAK HILL                VA      20171       SFD        6.750       6.500    $3,088.95      2.750     360      1-Jul-31
4249790      MOUNTAIN VIEW           CA      94043       LCO        7.250       7.000    $2,996.12      2.750     360      1-Aug-31
4250422      LOS ALTOS               CA      94024       SFD        7.375       7.125    $2,313.77      2.750     360      1-Aug-31
4250897      HOUSTON                 TX      77069       PUD        6.625       6.375    $2,632.50      2.750     360      1-Jul-31
4250952      WEDDINGTON              NC      28173       SFD        6.750       6.500    $3,424.60      2.750     360      1-Aug-31
4252305      FLOWER MOUND            TX      75022       SFD        7.000       6.750    $2,050.13      2.750     360      1-Aug-31
4252399      CHICAGO                 IL      60613       HCO        7.000       6.750    $2,847.50      2.750     360      1-Aug-31
4252436      DANVILLE                CA      94526       SFD        6.875       6.625    $2,747.61      2.750     360      1-Aug-31
4252518      SUNNY ISLES BEACH       FL      33160       HCO        7.000       6.750    $2,155.59      2.750     360      1-Aug-31
4252602      WASHINGTON              DC      20016       SFD        6.500       6.250    $2,578.84      2.750     360      1-Aug-31
4253127      MENLO PARK              CA      94025       SFD        7.000       6.750    $2,328.56      2.750     360      1-Aug-31
4253448      RICHMOND                CA      94806       SFD        7.250       7.000    $2,346.69      2.750     360      1-Aug-31
4253676      PORT TOBACCO            MD      20677       SFD        6.500       6.250    $2,139.93      2.750     360      1-Aug-31
4254019      GREAT FALLS             VA      22066       SFD        5.875       5.625    $4,684.98      2.750     360      1-Aug-31
4254049      TRUMBULL                CT      06611       SFD        6.750       6.500    $2,918.70      2.750     360      1-Aug-31
4254675      PACIFIC PALISADES       CA      90272       SFD        7.000       6.750    $3,932.91      2.750     360      1-Aug-31
4255192      PALO ALTO               CA      94303       SFD        6.875       6.625    $3,723.96      2.750     360      1-Aug-31
4255384      WEST HOLLYWOOD          CA      90069       LCO        7.250       7.000    $2,723.25      2.750     360      1-Aug-31
4256312      LONGBOAT KEY            FL      34228       HCO        6.750       6.500    $2,587.50      2.750     360      1-Aug-31
4256416      JAMAICA PLAIN           MA      02130       SFD        6.750       6.500    $2,237.67      2.750     360      1-Aug-31
4256781      BRENTWOOD               CA      94513       SFD        6.250       6.000    $2,535.55      2.750     360      1-Aug-31
4256931      SAN JOSE                CA      95128       SFD        7.250       7.000    $2,182.97      2.750     360      1-Aug-31
4257041      WALNUT CREEK            CA      94598       SFD        7.000       6.750    $2,820.89      2.750     360      1-Aug-31
4257378      FOSTER CITY             CA      94404       PUD        7.375       7.125    $3,315.25      2.750     360      1-Aug-31
4257603      ARLINGTON               MA      02474       SFD        6.625       6.375    $3,777.84      2.750     360      1-Aug-31
4257920      NEW HOPE                PA      18938       LCO        7.250       7.000    $1,661.46      2.750     360      1-Aug-31
4260028      NEWBURY PARK            CA      91320       LCO        7.250       7.000    $1,718.25      2.750     360      1-Aug-31
4260513      LEAWOOD                 KS      66209       SFD        7.000       6.750    $3,134.58      2.750     360      1-Aug-31
4260719      FARMINGTON HILLS        MI      48334       SFD        7.250       7.000    $2,148.86      2.750     360      1-Aug-31
4261429      WALNUT CREEK            CA      94598       SFD        7.000       6.750    $3,991.82      2.750     360      1-Aug-31
4261467      SIMI VALLEY             CA      93065       SFD        6.750       6.500    $2,931.67      2.750     360      1-Aug-31
4261498      BURLINGAME              CA      94010       SFD        7.375       7.125    $6,906.76      2.750     360      1-Aug-31
4261802      RANCHO SANTA FE         CA      92091       SFD        7.500       7.250    $3,517.05      2.750     360      1-Jul-31
4261804      FREMONT                 CA      94539       SFD        7.250       7.000    $2,967.47      2.750     360      1-Aug-31
4263178      SAN JOSE                CA      95126       SFD        6.500       6.250    $4,298.07      2.750     360      1-Aug-31
4264496      CHESTER                 VA      23831       SFD        7.625       7.375    $1,297.84      2.750     360      1-Aug-31
4266122      SEATTLE                 WA      98118       SFD        7.125       6.875    $2,694.88      2.750     360      1-Jul-31
4266726      SAN FRANCISCO           CA      94123       SFD        7.125       6.875    $3,446.41      2.750     360      1-Aug-31
4269156      CORAL SPRINGS           FL      33076       SFD        7.000       6.750    $2,069.89      2.750     360      1-Aug-31
4269695      BEVERLY HILLS           CA      90210       SFD        7.250       7.000    $6,821.77      2.750     360      1-Aug-31
4272608      SAN MATEO               CA      94402       SFD        6.750       6.500    $5,484.38      2.750     360      1-Aug-31
5155314      POUGHKEEPSIE            NY      12603       SFD        8.375       8.125    $2,280.22      2.750     360      1-Mar-30
5160736      NEWTON                  PA      18411       SFD        8.000       7.750    $2,125.39      2.750     360      1-Apr-30
5160808      TELLURIDE               CO      81435       LCO        8.625       8.375    $2,644.49      2.750     360      1-Mar-30
5162834      NEW YORK                NY      10025       HCO        8.375       8.125      $929.19      2.750     360      1-Apr-30
5164876      SALEM                   OR      97302       SFD        8.250       8.000    $2,165.16      2.750     360      1-Apr-30
5711623      BEDFORD                 NY      10506       SFD        8.500       8.250    $3,037.21      2.750     360      1-Jun-30
5735132      STATEN ISLAND           NY      10306       SFD        8.000       7.750      $953.89      2.750     360      1-May-30
5748368      WHITE PLAINS            NY      10605       SFD        9.000       8.750    $2,534.57      2.750     360      1-Jul-30
5765746      SCARSDALE               NY      10583       SFD        8.000       7.750    $2,714.93      2.750     360      1-Aug-30
5766858      SUNNY ISLES BEACH       FL      33160       HCO        8.875       8.625    $3,043.35      2.750     360      1-Jul-30
5845809      CORVALLIS               OR      97330       SFD        8.000       7.750    $1,854.22      2.750     360      1-Sep-30
5851031      GLEN MILLS              PA      19342       SFD        6.250       6.000    $2,997.24      2.750     360      1-Jul-31
5864735      LOOMIS                  CA      95650       SFD        6.375       6.125    $4,367.09      2.750     360      1-Jul-31
5872012      MISSION HILLS           KS      66208       SFD        7.125       6.875    $6,189.79      2.750     360      1-Jun-31
5872488      RIDGEWOOD               NJ      07450       SFD        6.625       6.375    $2,914.70      2.750     360      1-Jul-31
5875559      ANTIOCH                 CA      94509       SFD        6.750       6.500    $2,397.22      2.750     360      1-Jul-31
5893977      PITTSFORD               NY      14534       SFD        5.625       5.375    $2,532.89      2.750     360      1-Aug-31
5897007      NEW ROCHELLE            NY      10805       SFD        7.250       7.000    $4,011.20      2.750     360      1-Jul-31
5904035      CUPERTINO               CA      95014       SFD        6.625       6.375    $3,263.03      2.750     360      1-Jul-31
5911304      NAPERVILLE              IL      60564       SFD        6.750       6.500    $2,458.19      2.750     360      1-Aug-31
5920281      WARRENTON               VA      20187       SFD        6.000       5.750    $2,374.23      2.750     360      1-Aug-31
5923852      LAKEVILLE               MN      55044       SFD        6.125       5.875    $2,965.14      2.750     360      1-Jul-31
5940307      ALPHARETTA              GA      30022       SFD        6.875       6.625    $2,529.18      2.750     360      1-Jul-31
5940808      WEST LINN               OR      97068       SFD        6.375       6.125    $2,171.07      2.750     360      1-Aug-31
5944763      PACIFIC GROVE           CA      93950       SFD        7.000       6.750    $3,566.03      2.750     360      1-Aug-31
5946617      FORT WAYNE              IN      46814       SFD        7.000       6.750    $2,660.55      2.750     360      1-Aug-31
5947406      CANTON                  MA      02021       SFD        6.750       6.500    $3,735.80      2.750     360      1-Aug-31
5949887      ALLENTOWN               NJ      08501       SFD        7.000       6.750    $1,995.91      2.750     360      1-Aug-31
5951130      WHITE PLAINS            NY      10605       SFD        7.000       6.750    $2,195.50      2.750     360      1-Aug-31
5954383      BEVERLY FARMS           MA      01915       SFD        6.625       6.375    $2,197.55      2.750     360      1-Jul-31
5956082      IVANHOE                 IL      60060       SFD        6.375       6.125    $2,997.70      2.750     360      1-Aug-31
5958033      SARATOGA SPRINGS        NY      12866       SFD        6.000       5.750    $1,858.61      2.750     360      1-Jul-31
5961681      SAN RAMON               CA      94583       SFD        7.375       7.125    $2,348.30      2.750     360      1-Jul-31
5962107      WOODLAND HILLS          CA      91364       SFD        6.875       6.625    $1,887.03      2.750     360      1-Jul-31
5965698      SANDS POINT             NY      11050       SFD        7.125       6.875    $3,402.28      2.750     360      1-Jul-31
5970687      SAN DIEGO               CA      92106       SFD        7.375       7.125    $6,728.56      2.750     360      1-Jun-31
5972444      ELK GROVE VILLAGE       IL      60007       SFD        6.625       6.375    $2,182.18      2.750     360      1-Jul-31
5974484      GREENLAND               NH      03840       SFD        7.125       6.875    $3,523.55      2.750     360      1-Aug-31
5977345      REDLANDS                CA      92373       SFD        7.250       7.000    $3,410.89      2.750     360      1-Jun-31
5977714      SAN JOSE                CA      95120       SFD        7.375       7.125    $2,248.15      2.750     360      1-Jun-31
5979335      ALPHARETTA              GA      30005       SFD        6.000       5.750    $1,792.62      2.750     360      1-Jul-31
5982001      SAINT CHARLES           IL      60175       SFD        6.375       6.125    $2,423.74      2.750     360      1-Aug-31
5982507      ELLICOTT CITY           MD      21042       SFD        7.125       6.875    $3,449.44      2.750     360      1-Jul-31
5982538      GLEN ELLYN              IL      60137       SFD        6.500       6.250    $3,261.48      2.750     360      1-Aug-31
5982633      WOODBRIDGE              CT      06525       SFD        7.125       6.875    $3,449.44      2.750     360      1-Jul-31
5984425      CHARLOTTE               NC      28226       SFD        7.250       7.000    $3,847.48      2.750     360      1-Jul-31
5985671      SAN JOSE                CA      95120       SFD        7.375       7.125    $5,801.68      2.750     360      1-Jul-31
5985950      LEXINGTON               MA      02421       SFD        7.250       7.000    $4,072.60      2.750     360      1-Jul-31
5986254      CASTLE ROCK             CO      80104       SFD        6.625       6.375    $2,714.92      2.750     360      1-Jul-31
5986458      WESTFIELD               NJ      07090       SFD        6.750       6.500    $3,327.31      2.750     360      1-Aug-31
5987120      SIMI VALLEY             CA      93065       SFD        7.250       7.000    $4,434.15      2.750     360      1-Jul-31
5987608      VENTURA                 CA      93001       SFD        7.000       6.750    $3,406.67      2.750     360      1-Jul-31
5987628      PLEASANTON              CA      94566       SFD        6.375       6.125    $3,004.56      2.750     360      1-Aug-31
5988536      CHICAGO                 IL      60610       HCO        6.625       6.375    $3,790.65      2.750     360      1-Aug-31
5989981      COLUMBIA                MD      21044       SFD        6.750       6.500    $1,997.69      2.750     360      1-Jul-31
5990235      PALO ALTO               CA      94306       SFD        7.000       6.750    $2,969.92      2.750     360      1-Aug-31
5992193      TOWN   COUNTRY          MO      63017       SFD        7.375       7.125    $2,812.08      2.750     360      1-Jul-31
5992416      MORGAN HILL             CA      95037       SFD        7.125       6.875    $2,021.16      2.750     360      1-Jun-31
5994411      ASHLAND                 MA      01721       SFD        7.125       6.875    $2,457.93      2.750     360      1-Jul-31
5995286      CINCINNATI              OH      45244       SFD        6.500       6.250    $2,041.58      2.750     360      1-Aug-31
5996795      NORTHPORT               NY      11768       SFD        7.000       6.750    $2,262.03      2.750     360      1-Jul-31
5997019      NEWPORT BEACH           CA      92660       SFD        7.375       7.125    $2,693.64      2.750     360      1-Jul-31
5997123      NEWPORT BEACH           CA      92660       SFD        7.375       7.125    $3,626.05      2.750     360      1-Jul-31
5998032      BRIDGEWATER             NJ      08807       SFD        7.000       6.750    $2,783.70      2.750     360      1-Aug-31
5998170      SAN DIEGO               CA      92130       SFD        7.125       6.875    $2,204.41      2.750     360      1-Jul-31
5998913      SAN ANSELMO             CA      94960       SFD        7.375       7.125    $2,845.59      2.750     360      1-Jul-31
5999268      SAN JOSE                CA      95136       SFD        7.125       6.875    $2,371.49      2.750     360      1-Jun-31
5999366      SALINAS                 CA      93906       SFD        7.250       7.000    $2,507.00      2.750     360      1-Jul-31
5999818      CUPERTINO               CA      95014       LCO        7.500       7.250    $2,517.17      2.750     360      1-Jun-31
6005863      BERKELEY                CA      94708       SFD        7.375       7.125    $2,279.23      2.750     360      1-Jul-31
6006153      ERIE                    CO      80516       SFD        7.625       7.375    $3,078.91      2.750     360      1-Jun-31
6007177      HOUSTON                 TX      77005       SFD        6.625       6.375    $3,111.92      2.750     360      1-Aug-31
6009088      SUNNYVALE               CA      94087       SFD        6.875       6.625    $4,589.64      2.750     360      1-Jul-31
6009716      CHANTILLY               VA      20151       SFD        7.125       6.875    $3,422.50      2.750     360      1-Jul-31
6010127      WELLESLEY               MA      02482       SFD        7.250       7.000    $4,434.15      2.750     360      1-Aug-31
6010150      ATLANTA                 GA      30327       SFD        6.375       6.125    $2,395.67      2.750     360      1-Jul-31
6010701      MORAGA                  CA      94563       SFD        7.125       6.875    $3,615.94      2.750     360      1-Aug-31
6010782      GREAT FALLS             VA      22066       SFD        7.375       7.125    $3,453.38      2.750     360      1-Jun-31
6011318      ALAMEDA                 CA      94501       SFD        7.250       7.000    $2,783.28      2.750     360      1-Jul-31
6011362      HILLSBOROUGH            CA      94010       SFD        7.375       7.125    $6,478.54      2.750     360      1-Jul-31
6012382      NORWELL                 MA      02061       SFD        7.250       7.000    $2,193.88      2.750     360      1-Aug-31
6013471      KESWICK                 VA      22947       SFD        7.125       6.875    $3,314.70      2.750     360      1-Aug-31
6013685      FLOWER MOUNDD           TX      75028       SFD        6.750       6.500    $2,568.45      2.750     360      1-Jun-31
6014021      WINCHESTER              MA      01890       SFD        6.500       6.250    $3,160.35      2.750     360      1-Jul-31
6014333      GOLDEN                  CO      80401       SFD        7.000       6.750    $2,528.15      2.750     360      1-Aug-31
6014681      REDWOOD CITY            CA      94062       SFD        7.375       7.125    $3,425.75      2.750     360      1-Jun-31
6014989      GIBSONIA                PA      15044       SFD        6.000       5.750    $3,207.60      2.750     360      1-Jul-31
6015013      LOS ANGELES             CA      90048       SFD        7.250       7.000    $3,376.77      2.750     360      1-Jun-31
6015288      BOCA RATON              FL      33432       HCO        7.125       6.875    $4,154.15      2.750     360      1-Jul-31
6015592      PALM HARBOR             FL      34685       SFD        7.125       6.875    $2,371.49      2.750     360      1-Jun-31
6015699      OAKLAND                 CA      94610       MF2        7.500       7.250    $3,216.39      2.750     360      1-Jul-31
6016038      REDWOOD CITY            CA      94061       SFD        7.375       7.125    $3,453.38      2.750     360      1-Jul-31
6016162      MIAMI                   FL      33158       SFD        6.375       6.125    $3,643.41      2.750     360      1-Aug-31
6016969      SARASOTA                FL      34240       SFD        6.250       6.000    $2,647.59      2.750     360      1-Aug-31
6017034      MOUNTAIN VIEW           CA      94040       SFD        7.375       7.125    $2,624.57      2.750     360      1-Jul-31
6017063      MONTECITO               CA      93108       SFD        7.250       7.000    $3,751.97      2.750     360      1-Jul-31
6017551      CINCINNATI              OH      45244       SFD        7.500       7.250    $2,807.35      2.750     360      1-Jul-31
6017965      MESA                    AZ      85213       SFD        7.125       6.875    $2,306.81      2.750     360      1-Jul-31
6018610      WOODSTOCK               GA      30188       SFD        6.750       6.500    $2,140.38      2.750     360      1-Aug-31
6018706      REHOBOTH BEACH          DE      19971       SFD        7.250       7.000    $2,653.67      2.750     360      1-Jul-31
6018945      LITITZ                  PA      17543       SFD        7.125       6.875    $2,987.94      2.750     360      1-Jul-31
6018961      SAN JOSE                CA      95136       SFD        7.625       7.375    $2,300.33      2.750     360      1-Jul-31
6018975      BERKELEY                CA      94707       SFD        7.500       7.250    $3,597.46      2.750     360      1-Jul-31
6019083      SAN MATEO               CA      94402       SFD        7.250       7.000    $4,127.17      2.750     360      1-Jul-31
6019217      JAMISON                 PA      18929       SFD        7.125       6.875    $2,366.10      2.750     360      1-Jul-31
6019480      SIMSBURY                CT      06070       SFD        6.000       5.750    $2,542.10      2.750     360      1-Aug-31
6019830      MILL VALLEY             CA      94941       SFD        7.375       7.125    $3,177.11      2.750     360      1-Jul-31
6019873      MENLO PARK              CA      94025       SFD        7.625       7.375    $5,237.68      2.750     360      1-Jul-31
6021008      DANVILLE                CA      94506       SFD        7.250       7.000    $2,837.86      2.750     360      1-Jul-31
6021300      HOUSTON                 TX      77379       PUD        6.875       6.625    $2,627.72      2.750     360      1-Jun-31
6021999      SANTA ANA               CA      92705       SFD        7.375       7.125    $2,679.82      2.750     360      1-Jun-31
6022230      PLEASANTON              CA      94588       SFD        7.125       6.875    $3,099.11      2.750     360      1-Aug-31
6023427      STAMFORD                CT      06905       SFD        7.000       6.750    $3,275.75      2.750     360      1-Jul-31
6023893      BROOKLYN                NY      11217       COP        7.500       7.250    $2,139.60      2.750     360      1-Aug-31
6024362      SAN RAFAEL              CA      94901       SFD        7.375       7.125    $2,735.08      2.750     360      1-Jul-31
6024754      OLYMPIC VALLEY          CA      96146       SFD        7.375       7.125    $2,672.92      2.750     360      1-Jul-31
6024773      CAMPBELL                CA      95008       SFD        7.125       6.875    $3,092.37      2.750     360      1-Aug-31
6024834      NOVI                    MI      48374       SFD        6.875       6.625    $1,968.16      2.750     360      1-Aug-31
6025046      BURLINGAME              CA      94010       SFD        6.625       6.375    $6,403.11      2.750     360      1-Jul-31
6025377      MURRIETA                CA      92562       SFD        7.250       7.000    $2,728.71      2.750     360      1-Jul-31
6026046      SAN JOSE                CA      95138       LCO        6.250       6.000    $3,694.31      2.750     360      1-Aug-31
6026054      NEWPORT COAST           CA      92657       SFD        7.000       6.750    $6,378.26      2.750     360      1-Aug-31
6026229      LA JOLLA                CA      92037       LCO        7.250       7.000    $2,694.60      2.750     360      1-Jul-31
6026239      STAMFORD                CT      06905       SFD        7.000       6.750    $2,687.83      2.750     360      1-Jul-31
6026268      LAFAYETTE               CA      94549       SFD        7.250       7.000    $3,751.97      2.750     360      1-Jul-31
6026997      LOS ANGELES             CA      90069       SFD        6.500       6.250    $6,320.69      2.750     360      1-Jul-31
6027283      CHERRY HILL             NJ      08003       SFD        7.500       7.250    $3,518.45      2.750     360      1-Jun-31
6027331      HALF MOON BAY           CA      94019       SFD        7.500       7.250    $2,510.88      2.750     360      1-Jul-31
6027354      SAN JOSE                CA      95129       SFD        7.375       7.125    $3,626.05      2.750     360      1-Jul-31
6027543      PLACERVILLE             CO      81430       SFD        7.125       6.875      $973.53      2.750     360      1-Jul-31
6027557      MUNDELEIN               IL      60060       SFD        6.750       6.500    $2,205.24      2.750     360      1-Aug-31
6028712      CAMARILLO               CA      93010       SFD        6.875       6.625    $5,124.05      2.750     360      1-Jul-31
6028976      EXTON                   PA      19341       SFD        6.375       6.125    $2,355.24      2.750     360      1-Jul-31
6029064      TIBURON                 CA      94920       SFD        7.250       7.000    $4,263.61      2.750     360      1-Jul-31
6029352      BERNARDS TOWNSHIP       NJ      07920       SFD        6.750       6.500    $2,393.33      2.750     360      1-Aug-31
6029451      WEST LINN               OR      97068       SFD        6.625       6.375    $1,847.30      2.750     360      1-Jun-31
6029592      SARASOTA                FL      34231       SFD        7.125       6.875    $2,393.05      2.750     360      1-Jul-31
6029641      CINCINNATI              OH      45249       SFD        5.875       5.625    $2,661.92      2.750     360      1-Aug-31
6030086      CARLSBAD                CA      92009       SFD        6.250       6.000    $3,725.09      2.750     360      1-Aug-31
6030168      SAN JOSE                CA      95136       SFD        7.375       7.125    $2,139.72      2.750     360      1-Jul-31
6030195      BENICIA                 CA      94510       SFD        6.750       6.500    $1,842.02      2.750     360      1-Jul-31
6030866      MADISON                 AL      35758       SFD        6.375       6.125    $1,915.29      2.750     360      1-Aug-31
6030994      SEBASTOPOL              CA      95472       SFD        7.375       7.125    $2,555.50      2.750     360      1-Aug-31
6031014      SAN CARLOS              CA      94070       SFD        7.125       6.875    $2,887.56      2.750     360      1-Jul-31
6031099      PHOENIX                 AZ      85054       SFD        7.375       7.125    $2,520.97      2.750     360      1-Aug-31
6031469      PLANO                   TX      75093       SFD        6.500       6.250    $3,792.41      2.750     360      1-Aug-31
6031583      NAPERVILLE              IL      60564       SFD        6.875       6.625    $2,171.55      2.750     360      1-Aug-31
6032082      SAN DIEGO               CA      92128       SFD        7.000       6.750    $2,654.56      2.750     360      1-Jul-31
6032131      DUBLIN                  CA      94568       SFD        6.375       6.125    $3,917.91      2.750     360      1-Aug-31
6032256      FREMONT                 CA      94536       SFD        7.250       7.000    $2,810.57      2.750     360      1-Aug-31
6032983      CASTRO VALLEY           CA      94546       SFD        7.125       6.875    $2,122.22      2.750     360      1-Jul-31
6033053      SEATTLE                 WA      98115       SFD        6.750       6.500    $3,331.53      2.750     360      1-Aug-31
6033366      HUNTSVILLE              AL      35811       SFD        7.125       6.875    $2,880.15      2.750     360      1-Jul-31
6033613      CARLSBAD                CA      92009       SFD        7.250       7.000    $2,900.00      2.750     360      1-Aug-31
6033778      KNOXVILLE               TN      37922       SFD        6.500       6.250    $2,856.95      2.750     360      1-Aug-31
6034092      CHARLOTTE               NC      28207       SFD        6.375       6.125    $4,491.87      2.750     360      1-Jul-31
6034230      HOLLISTER               CA      95023       SFD        7.125       6.875    $1,994.21      2.750     360      1-Jul-31
6035286      SAN DIEGO               CA      92129       SFD        6.875       6.625    $2,343.93      2.750     360      1-Aug-31
6035420      EDEN PRAIRIE            MN      55347       SFD        7.125       6.875    $2,871.39      2.750     360      1-Aug-31
6035555      SAN JOSE                CA      95129       SFD        7.375       7.125    $3,145.34      2.750     360      1-Jul-31
6035689      YORBA LINDA             CA      92886       SFD        7.375       7.125    $2,333.11      2.750     360      1-Jul-31
6035822      SAN JOSE                CA      95125       SFD        6.625       6.375    $2,766.15      2.750     360      1-Aug-31
6036266      NEWARK                  CA      94560       SFD        6.875       6.625    $2,069.33      2.750     360      1-Jul-31
6036391      NEWPORT BEACH           CA      92662       SFD        7.125       6.875    $3,435.97      2.750     360      1-Aug-31
6036494      BOSTON                  MA      02116       LCO        6.875       6.625    $3,074.43      2.750     360      1-Aug-31
6036763      MENLO PARK              CA      94025       SFD        7.000       6.750    $3,614.93      2.750     360      1-Aug-31
6036782      NAPERVILLE              IL      60564       SFD        6.000       5.750    $3,111.67      2.750     360      1-Aug-31
6036963      CORRALES                NM      87048       SFD        6.125       5.875    $4,598.40      2.750     360      1-Aug-31
6037061      MENLO PARK              CA      94025       SFD        7.375       7.125    $3,798.72      2.750     360      1-Aug-31
6037295      LOUISVILLE              KY      40245       SFD        6.500       6.250    $2,749.50      2.750     360      1-Aug-31
6037724      CUPERTINO               CA      95014       SFD        7.125       6.875    $3,907.57      2.750     360      1-Jul-31
6037946      YORBA LINDA             CA      92886       SFD        7.250       7.000    $3,863.85      2.750     360      1-Aug-31
6038865      GAITHERSBURG            MD      20878       SFD        7.000       6.750    $2,062.44      2.750     360      1-Jul-31
6038934      DANVILLE                CA      94526       SFD        6.625       6.375    $3,586.50      2.750     360      1-Aug-31
6039248      CORONA DEL MAR          CA      92625       SFD        7.375       7.125    $4,489.39      2.750     360      1-Aug-31
6039417      PETALUMA                CA      94954       SFD        7.250       7.000    $2,363.75      2.750     360      1-Aug-31
6039666      LA JOLLA                CA      92037       SFD        7.375       7.125    $5,559.94      2.750     360      1-Aug-31
6039743      MODESTO                 CA      95356       SFD        6.375       6.125    $2,195.78      2.750     360      1-Aug-31
6039870      OAKLAND                 CA      94611       SFD        7.375       7.125    $4,226.93      2.750     360      1-Jul-31
6040071      PACIFIC GROVE           CA      93950       SFD        7.250       7.000    $2,237.54      2.750     360      1-Jul-31
6040085      SALINAS                 CA      93908       SFD        7.250       7.000    $2,520.65      2.750     360      1-Jul-31
6040177      MARTINEZ                CA      94553       SFD        7.375       7.125    $2,514.06      2.750     360      1-Aug-31
6040194      OAKLAND                 CA      94611       SFD        7.250       7.000    $2,695.97      2.750     360      1-Jul-31
6040790      HERMOSA BEACH           CA      90254       LCO        7.000       6.750    $2,794.28      2.750     360      1-Jul-31
6041045      DANVILLE                CA      94526       SFD        7.000       6.750    $4,324.47      2.750     360      1-Jul-31
6041055      NASHUA                  NH      03062       LCO        6.875       6.625    $2,447.72      2.750     360      1-Aug-31
6041662      DENVER                  CO      80210       SFD        6.875       6.625    $2,316.87      2.750     360      1-Aug-31
6041699      LAFAYETTE               CA      94549       SFD        6.875       6.625    $2,299.26      2.750     360      1-Jul-31
6041813      ANAHEIM                 CA      92807       SFD        6.875       6.625    $1,957.65      2.750     360      1-Jul-31
7427834      GRAND JUNCTION          CO      81503       SFD        8.125       7.875    $2,138.39      2.750     360      1-Mar-30
7497866      COLLEYVILLE             TX      76034       SFD        7.375       7.125    $6,684.06      2.750     360      1-Jun-31
7565027      SEATTLE                 WA      98121       HCO        6.500       6.250    $1,516.96      2.750     360      1-Dec-29
7713789      BROOMFIELD              CO      80020       PUD        6.875       6.625    $1,353.74      2.750     360      1-Sep-29
7755133      SCOTTSDALE              AZ      85255       PUD        7.000       6.750    $1,995.91      2.750     360      1-Jan-30
7792873      LOMBARD                 IL      60148       LCO        7.500       7.250      $629.29      2.750     360      1-Apr-30
7844149      ISSAQUAH                WA      98029       SFD        7.000       6.750    $2,594.35      2.750     360      1-Mar-30
7924125      OLMSTED                 OH      44138       SFD        7.750       7.500    $1,289.54      2.750     360      1-Sep-30
7997588      SUMNER                  WA      98390       PUD        7.500       7.250    $1,487.93      2.750     360      1-May-30
8013456      OWINGS MILLS            MD      21117       SFD        7.375       7.125    $4,316.72      2.750     360      1-Jul-31
8014693      SPARKS                  MD      21152       SFD        8.000       7.750    $2,568.18      2.750     360      1-Aug-30
8030226      ELKRIDGE                MD      21075       SFD        8.375       8.125    $2,720.68      2.750     360      1-Sep-30
8046283      HOUSTON                 TX      77069       SFD        7.750       7.500    $2,292.52      2.750     360      1-Dec-30
8074665      PORTAGE                 MI      49024       SFD        7.250       7.000      $932.88      2.750     360      1-Sep-30
8087104      MILLERSVILLE            MD      21108       SFD        8.125       7.875    $2,227.49      2.750     360      1-Nov-30
8088336      ATLANTA                 GA      30305       HCO        7.125       6.875    $3,772.82      2.750     360      1-Jun-31
8094806      WAXHAW                  NC      28173       SFD        8.375       8.125    $2,408.14      2.750     360      1-Apr-30
8246276      EDINA                   MN      55436       SFD        6.875       6.625    $4,238.50      2.750     360      1-Jul-31
8357028      ATLANTA                 GA      30306       SFD        7.125       6.875    $2,277.17      2.750     360      1-Jul-31
8446032      GREENWOOD VILLAGE       CO      80111       SFD        7.000       6.750    $4,158.14      2.750     360      1-Jul-31
8510407      LOVELAND                OH      45140       SFD        7.250       7.000    $2,346.69      2.750     360      1-Jul-31
8522693      SPRINGFIELD             NJ      07083       SFD        7.125       6.875    $2,689.48      2.750     360      1-Jun-31
8549300      COLD SPRING             NY      10516       SFD        7.375       7.125    $4,261.47      2.750     360      1-Jul-31
8582171      ASHBURN                 VA      20147       SFD        7.125       6.875    $3,018.26      2.750     360      1-Jul-31
8625389      SAN DIEGO               CA      92121       SFD        7.375       7.125    $2,555.50      2.750     360      1-Jun-31
8628153      FARMINGTON HILLS        MI      48331       SFD        7.250       7.000    $2,455.83      2.750     360      1-May-31
8647944      STEVENSON RANCH         CA      91381       SFD        7.125       6.875    $3,664.02      2.750     360      1-Jul-31
8656591      APPLE VALLEY            MN      55124       SFD        6.750       6.500    $2,224.69      2.750     360      1-Jun-31
8681094      MARIETTA                GA      30068       SFD        7.000       6.750    $2,514.20      2.750     360      1-Jul-31
8683979      REDMOND                 WA      98053       SFD        7.000       6.750    $2,262.03      2.750     360      1-Jun-31
8696138      VICTORIA                MN      55331       SFD        6.375       6.125    $3,119.35      2.750     360      1-Jun-31
8723867      POTOMAC                 MD      20854       SFD        6.875       6.625    $2,049.62      2.750     360      1-Jun-31
8725722      SACRAMENTO              CA      95819       SFD        6.750       6.500    $2,646.28      2.750     360      1-Aug-31
8728717      NEW CANAAN              CT      06840       SFD        6.750       6.500    $2,425.76      2.750     360      1-Jun-31
8736361      NORTH BARRINGTON        IL      60010       SFD        7.250       7.000    $5,457.41      2.750     360      1-Jul-31
8741771      CARLSBAD                CA      92009       SFD        7.000       6.750    $3,224.06      2.750     360      1-Aug-31
8743051      ATLANTA                 GA      30305       SFD        6.750       6.500    $4,721.79      2.750     360      1-Jun-31
8747013      BERKELEY HEIGHTS        NJ      07974       SFD        7.375       7.125    $2,309.62      2.750     360      1-Jul-31
8770731      CLAREMONT               CA      91711       SFD        7.250       7.000    $2,166.59      2.750     360      1-Aug-31
8771780      BARRINGTON              IL      60010       SFD        6.875       6.625    $4,072.96      2.750     360      1-Jul-31
8778662      SURF CITY               NC      28445       SFD        7.000       6.750    $2,341.86      2.750     360      1-Jul-31
8790134      SANTA CLARITA           CA      91321       SFD        6.750       6.500    $1,949.49      2.750     360      1-Jul-31
8806693      BRIDGEWATER             NJ      08807       SFD        7.375       7.125    $2,265.41      2.750     360      1-Sep-31
9216187      LAFAYETTE               CA      94549       SFD        7.125       6.875    $2,533.19      2.750     360      1-Jun-31
9219633      CHICAGO                 IL      60613       SFD        7.250       7.000    $3,813.37      2.750     360      1-Jun-31
9220795      ORINDA                  CA      94563       SFD        7.125       6.875    $2,870.04      2.750     360      1-May-31
9222516      SAN JOSE                CA      95125       SFD        7.375       7.125    $2,797.24      2.750     360      1-Jun-31
9222783      CONCORD                 CA      94521       SFD        7.250       7.000    $2,599.10      2.750     360      1-Jun-31
9225154      BARRINGTON              IL      60010       SFD        7.375       7.125    $3,798.72      2.750     360      1-Jun-31
9225452      MALIBU                  CA      90265       SFD        6.875       6.625    $6,569.29      2.750     360      1-May-31
9228672      THOUSAND OAKS           CA      91361       SFD        7.125       6.875    $3,018.26      2.750     360      1-May-31
9270055      GRANITE BAY             CA      95746       SFD        6.875       6.625    $3,284.65      2.750     360      1-Jun-31
9270945      CORTE MADERA            CA      94925       SFD        7.375       7.125    $2,762.70      2.750     360      1-Jul-31
9271009      PLEASANTON              CA      94566       SFD        6.875       6.625    $3,724.79      2.750     360      1-Aug-31
9271203      SAN CARLOS              CA      94070       SFD        6.875       6.625    $3,783.91      2.750     360      1-Jul-31
9271238      SAN JOSE                CA      95136       SFD        6.875       6.625    $2,397.79      2.750     360      1-Jul-31
9272569      WALNUT CREEK            CA      94596       SFD        7.000       6.750    $2,395.09      2.750     360      1-Jul-31
9272948      HOUSTON                 TX      77019       SFD        7.000       6.750    $4,773.55      2.750     360      1-Aug-31
9274167      PLEASANTON              CA      94566       SFD        7.250       7.000    $2,558.16      2.750     360      1-Jul-31
9277372      SAN FRANCISCO           CA      94118       SFD        7.250       7.000    $4,011.20      2.750     360      1-Jul-31
9279149      LOS ANGELES             CA      90077       SFD        7.125       6.875    $4,379.17      2.750     360      1-Apr-31
9282250      SUNNYVALE               CA      94087       SFD        7.125       6.875    $3,183.32      2.750     360      1-Jul-31
9283619      FULLERTON               CA      92835       SFD        7.000       6.750    $3,393.05      2.750     360      1-Aug-31
9283878      GILROY                  CA      95020       SFD        7.375       7.125    $3,453.38      2.750     360      1-Jun-31
9284164      EL GRANADA              CA      94018       SFD        7.250       7.000    $3,922.52      2.750     360      1-Jul-31
9284789      SIMI VALLEY             CA      93065       SFD        7.125       6.875    $2,311.70      2.750     360      1-Jul-31
9287067      SAN JOSE                CA      95128       SFD        7.500       7.250    $2,097.65      2.750     360      1-Jun-31
9292168      SAN RAMON               CA      94583       SFD        7.250       7.000    $3,138.01      2.750     360      1-Aug-31
9292783      NEWARK                  CA      94560       SFD        7.250       7.000    $2,292.12      2.750     360      1-Aug-31
9293950      HOUSTON                 TX      77056       SFD        6.875       6.625    $3,886.39      2.750     360      1-Aug-31
9295414      ROSEVILLE               CA      95747       SFD        7.000       6.750    $1,995.91      2.750     360      1-Jul-31
9299734      MILPITAS                CA      95035       SFD        7.500       7.250    $2,324.89      2.750     360      1-Jul-31
9299907      MENLO PARK              CA      94025       SFD        7.500       7.250    $2,623.46      2.750     360      1-Jul-31
9300194      SAN ANSELMO             CA      94960       SFD        7.375       7.125    $2,141.10      2.750     360      1-Jun-31
9307704      DANVILLE                CA      94526       SFD        7.250       7.000    $2,271.65      2.750     360      1-Jul-31
9309955      TRACY                   CA      95377       SFD        7.125       6.875    $2,004.99      2.750     360      1-Jul-31
9311169      SAN FRANCISCO           CA      94123       LCO        7.000       6.750    $4,124.88      2.750     360      1-Jul-31
9312148      LOS ANGELES             CA      90066       SFD        7.125       6.875    $3,368.60      2.750     360      1-Jul-31


TABLE (CONTINUED)

   (i)               (x)         (xi)       (xii)      (xiii)     (xiv)      (xv)        (xvi)       (xvii)
--------       --------------   ------     ------      ------    ------   ----------  ----------   ---------
                  CUT-OFF
MORTGAGE            DATE                    NEXT                PERIODIC   MORTGAGE
 LOAN            PRINCIPAL               ADJUSTMENT     LIFE      RATE     INSURANCE                 SERVICE
NUMBER            BALANCE        LTV        DATE        CAP        CAP       CODE       INDEX          FEE
--------       --------------   ------     ------      ------    ------   ----------  ----------    --------
4212027         $399,374.03     58.48     1-Jul-08     12.250     2.000                  1CM          0.250
4213616         $571,519.44     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
4237259         $347,413.61     55.50     1-Jul-08     11.875     2.000                  1CM          0.250
4237272         $354,444.45     59.17     1-Jul-08     12.250     2.000                  1CM          0.250
4237783         $331,319.02     80.00     1-Jul-08     11.750     2.000                  1CM          0.250
4237858         $539,133.76     55.96     1-Jul-08     12.125     2.000                  1CM          0.250
4238336         $325,212.82     70.00     1-Aug-08     11.625     2.000                  1CM          0.250
4238699         $295,536.77     80.00     1-Jul-08     12.250     2.000                  1CM          0.250
4238953         $344,233.10     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
4238984         $543,508.21     80.00     1-Aug-08     11.500     2.000                  1CM          0.250
4239610         $349,667.90     63.64     1-Aug-08     11.250     2.000                  1CM          0.250
4239913         $893,285.08     59.60     1-Aug-08     12.125     2.000                  1CM          0.250
4240378         $380,189.13     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
4240463         $514,111.46     65.19     1-Aug-08     12.250     2.000                  1CM          0.250
4240639         $384,707.05     55.00     1-Aug-08     12.375     2.000                  1CM          0.250
4240938         $391,275.61     79.99     1-Jul-08     12.000     2.000                  1CM          0.250
4241688         $387,362.07     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
4242799         $365,196.90     41.16     1-Aug-08     12.375     2.000                  1CM          0.250
4242803         $472,465.21     54.41     1-Aug-08     12.375     2.000                  1CM          0.250
4243005         $395,683.32     80.00     1-Aug-08     12.125     2.000                  1CM          0.250
4243393         $649,505.40     78.79     1-Aug-08     12.375     2.000                  1CM          0.250
4243819         $646,395.35     34.05     1-Aug-08     12.250     2.000                  1CM          0.250
4244605         $562,715.09     77.68     1-Aug-08     11.750     2.000                  1CM          0.250
4244697         $499,590.15     72.46     1-Aug-08     12.000     2.000                  1CM          0.250
4245004         $699,453.93     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
4245926         $397,689.51     64.19     1-Aug-08     12.250     2.000                  1CM          0.250
4246043         $299,760.09     50.42     1-Aug-08     12.125     2.000                  1CM          0.250
4246256         $711,340.54     80.00     1-Aug-08     11.375     2.000                  1CM          0.250
4246809         $344,892.44     80.00     1-Aug-08     11.250     2.000                  1CM          0.250
4247050         $343,657.54     63.70     1-Aug-08     11.000     2.000                  1CM          0.250
4247154         $559,517.85     80.00     1-Aug-08     11.750     2.000                  1CM          0.250
4247312         $504,586.05     79.92     1-Aug-08     12.000     2.000                  1CM          0.250
4247398         $487,590.01     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
4248112         $548,338.94     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
4248295         $316,727.07     69.98     1-Aug-08     11.750     2.000                  1CM          0.250
4248395         $387,200.00     80.00     1-Aug-08     11.000     2.000                  1CM          0.250
4248492         $350,912.12     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
4248684         $372,184.95     73.67     1-Aug-08     11.875     2.000                  1CM          0.250
4248810         $444,635.23     69.53     1-Aug-08     12.000     2.000                  1CM          0.250
4248916         $460,412.87     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
4249189         $649,492.93     34.21     1-Aug-08     12.250     2.000                  1CM          0.250
4249239         $383,669.38     80.00     1-Aug-08     11.750     2.000                  1CM          0.250
4249762         $475,427.61     75.00     1-Jul-08     11.750     2.000                  1CM          0.250
4249790         $438,857.38     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
4250422         $334,745.08     23.84     1-Aug-08     12.375     2.000                  1CM          0.250
4250897         $410,400.54     80.00     1-Jul-08     11.625     2.000                  1CM          0.250
4250952         $527,545.40     80.00     1-Aug-08     11.750     2.000                  1CM          0.250
4252305         $307,852.30     53.87     1-Aug-08     12.000     2.000                  1CM          0.250
4252399         $427,649.17     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
4252436         $417,898.61     70.00     1-Aug-08     11.875     2.000                  1CM          0.250
4252518         $323,734.41     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
4252602         $407,629.33     80.00     1-Aug-08     11.500     2.000                  1CM          0.250
4253127         $349,713.11     29.79     1-Aug-08     12.000     2.000                  1CM          0.250
4253448         $343,731.64     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
4253676         $338,253.94     80.00     1-Aug-08     11.500     2.000                  1CM          0.250
4254019         $791,192.52     80.00     1-Aug-08     10.875     2.000                  1CM          0.250
4254049         $449,612.55     79.93     1-Aug-08     11.750     2.000                  1CM          0.250
4254675         $590,660.44     62.82     1-Aug-08     12.000     2.000                  1CM          0.250
4255192         $650,000.00     54.17     1-Aug-08     11.875     2.000                  1CM          0.250
4255384         $398,888.58     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
4256312         $460,000.00     49.46     1-Aug-08     11.750     2.000                  1CM          0.250
4256416         $344,702.96     60.53     1-Aug-08     11.750     2.000                  1CM          0.250
4256781         $411,413.26     80.00     1-Aug-08     11.250     2.000                  1CM          0.250
4256931         $319,750.36     74.42     1-Aug-08     12.250     2.000                  1CM          0.250
4257041         $423,652.44     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
4257378         $479,634.75     80.00     1-Aug-08     12.375     2.000                  1CM          0.250
4257603         $589,479.45     76.87     1-Aug-08     11.625     2.000                  1CM          0.250
4257920         $275,000.00     69.62     1-Aug-08     12.250     2.000                  1CM          0.250
4260028         $284,350.00     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
4260513         $470,763.79     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
4260719         $314,754.27     90.00     1-Aug-08     12.250     2.000      01          1CM          0.250
4261429         $599,508.18     50.00     1-Aug-08     12.000     2.000                  1CM          0.250
4261467         $451,610.83     82.94     1-Aug-08     11.750     2.000      24          1CM          0.250
4261498         $999,239.07     54.08     1-Aug-08     12.375     2.000                  1CM          0.250
4261802         $502,251.07     66.18     1-Jul-08     12.500     2.000                  1CM          0.250
4261804         $434,660.66     71.90     1-Aug-08     12.250     2.000                  1CM          0.250
4263178         $679,385.26     67.66     1-Aug-08     11.500     2.000                  1CM          0.250
4264496         $204,250.00     95.00     1-Aug-08     12.625     2.000      01          1CM          0.250
4266122         $399,283.30     54.05     1-Jul-08     12.125     2.000                  1CM          0.250
4266726         $511,140.92     43.35     1-Aug-08     12.125     2.000                  1CM          0.250
4269156         $310,864.98     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
4269695         $999,219.90     68.97     1-Aug-08     12.250     2.000                  1CM          0.250
4272608         $975,000.00     75.00     1-Aug-08     11.750     2.000                  1CM          0.250
5155314         $171,368.34     80.00     1-Mar-07     13.375     2.000                  1CM          0.250
5160736         $286,168.71     95.00     1-Apr-07     13.000     2.000      06          1CM          0.250
5160808         $336,157.24     79.07     1-Mar-07     13.625     2.000                  1CM          0.250
5162834         $120,883.51     75.00     1-Apr-07     13.375     2.000                  1CM          0.250
5164876         $284,897.77     76.71     1-Apr-07     13.250     2.000                  1CM          0.250
5711623         $391,227.05     56.83     1-Jun-07     13.500     2.000                  1CM          0.250
5735132         $127,368.60     71.04     1-May-07     13.000     2.000                  1CM          0.250
5748368         $312,469.99     47.73     1-Jul-07     14.000     2.000                  1CM          0.250
5765746         $366,640.28     52.86     1-Aug-07     13.000     2.000                  1CM          0.250
5766858         $379,349.09     75.00     1-Jul-07     13.875     2.000                  1CM          0.250
5845809         $250,589.07     62.24     1-Sep-07     13.000     2.000                  1CM          0.250
5851031         $485,860.81     77.67     1-Jul-08     11.250     2.000                  1CM          0.250
5864735         $698,699.88     77.78     1-Jul-08     11.375     2.000                  1CM          0.250
5872012         $916,532.76     75.00     1-Jun-08     12.125     2.000                  1CM          0.250
5872488         $454,394.55     80.00     1-Jul-08     11.625     2.000                  1CM          0.250
5875559         $368,961.77     80.00     1-Jul-08     11.750     2.000                  1CM          0.250
5893977         $439,529.61     59.96     1-Aug-08     10.625     2.000                  1CM          0.250
5897007         $587,079.83     80.00     1-Jul-08     12.250     2.000                  1CM          0.250
5904035         $508,698.29     80.00     1-Jul-08     11.625     2.000                  1CM          0.250
5911304         $378,673.69     60.25     1-Aug-08     11.750     2.000                  1CM          0.250
5920281         $395,605.77     79.84     1-Aug-08     11.000     2.000                  1CM          0.250
5923852         $487,048.96     80.00     1-Jul-08     11.125     2.000                  1CM          0.250
5940307         $384,351.25     71.30     1-Jul-08     11.875     2.000                  1CM          0.250
5940808         $347,677.68     80.00     1-Aug-08     11.375     2.000                  1CM          0.250
5944763         $535,560.64     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
5946617         $399,572.20     88.89     1-Aug-08     12.000     2.000      24          1CM          0.250
5947406         $575,484.09     80.00     1-Aug-08     11.750     2.000                  1CM          0.250
5949887         $299,754.09     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
5951130         $329,729.50     71.43     1-Aug-08     12.000     2.000                  1CM          0.250
5954383         $342,592.73     80.00     1-Jul-08     11.625     2.000                  1CM          0.250
5956082         $480,054.96     77.47     1-Aug-08     11.375     2.000                  1CM          0.250
5958033         $309,381.24     72.27     1-Jul-08     11.000     2.000                  1CM          0.250
5961681         $339,480.97     69.39     1-Jul-08     12.375     2.000                  1CM          0.250
5962107         $286,765.96     75.00     1-Jul-08     11.875     2.000                  1CM          0.250
5965698         $504,189.92     64.74     1-Jul-08     12.125     2.000                  1CM          0.250
5970687         $971,962.43     30.44     1-Jun-08     12.375     2.000                  1CM          0.250
5972444         $340,196.98     80.00     1-Jul-08     11.625     2.000                  1CM          0.250
5974484         $522,581.76     69.73     1-Aug-08     12.125     2.000                  1CM          0.250
5977345         $498,666.16     74.07     1-Jun-08     12.250     2.000                  1CM          0.250
5977714         $324,752.38     54.25     1-Jun-08     12.375     2.000                  1CM          0.250
5979335         $298,396.21     80.00     1-Jul-08     11.000     2.000                  1CM          0.250
5982001         $388,140.17     72.82     1-Aug-08     11.375     2.000                  1CM          0.250
5982507         $511,178.69     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
5982538         $515,533.52     80.00     1-Aug-08     11.500     2.000                  1CM          0.250
5982633         $511,178.69     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
5984425         $563,117.38     80.00     1-Jul-08     12.250     2.000                  1CM          0.250
5985671         $838,717.71     80.00     1-Jul-08     12.375     2.000                  1CM          0.250
5985950         $596,065.74     56.86     1-Jul-08     12.250     2.000                  1CM          0.250
5986254         $423,249.76     80.00     1-Jul-08     11.625     2.000                  1CM          0.250
5986458         $512,558.32     79.91     1-Aug-08     11.750     2.000                  1CM          0.250
5987120         $648,982.80     79.27     1-Jul-08     12.250     2.000                  1CM          0.250
5987608         $584,000.00     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
5987628         $481,153.94     80.00     1-Aug-08     11.375     2.000                  1CM          0.250
5988536         $591,477.68     80.00     1-Aug-08     11.625     2.000                  1CM          0.250
5989981         $307,468.13     80.00     1-Jul-08     11.750     2.000                  1CM          0.250
5990235         $446,034.08     69.97     1-Aug-08     12.000     2.000                  1CM          0.250
5992193         $406,528.49     59.62     1-Jul-08     12.375     2.000                  1CM          0.250
5992416         $299,275.99     75.00     1-Jun-08     12.125     2.000                  1CM          0.250
5994411         $364,244.77     79.86     1-Jul-08     12.125     2.000                  1CM          0.250
5995286         $322,708.00     80.00     1-Aug-08     11.500     2.000                  1CM          0.250
5996795         $339,402.79     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
5997019         $389,404.64     43.58     1-Jul-08     12.375     2.000                  1CM          0.250
5997123         $524,198.57     69.08     1-Jul-08     12.375     2.000                  1CM          0.250
5998032         $418,067.02     90.00     1-Aug-08     12.000     2.000      24          1CM          0.250
5998170         $326,675.13     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
5998913         $411,371.06     49.94     1-Jul-08     12.375     2.000                  1CM          0.250
5999268         $350,991.79     80.00     1-Jun-08     12.125     2.000                  1CM          0.250
5999366         $366,924.89     70.00     1-Jul-08     12.250     2.000                  1CM          0.250
5999818         $359,193.47     75.00     1-Jun-08     12.500     2.000                  1CM          0.250
6005863         $329,496.24     56.12     1-Jul-08     12.375     2.000                  1CM          0.250
6006153         $434,049.44     75.00     1-Jun-08     12.625     2.000                  1CM          0.250
6007177         $485,571.20     90.00     1-Aug-08     11.625     2.000      24          1CM          0.250
6009088         $697,472.72     70.00     1-Jul-08     11.875     2.000                  1CM          0.250
6009716         $507,185.09     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
6010127         $649,492.93     75.19     1-Aug-08     12.250     2.000                  1CM          0.250
6010150         $383,286.77     60.57     1-Jul-08     11.375     2.000                  1CM          0.250
6010701         $609,000.00     70.00     1-Aug-08     12.125     2.000                  1CM          0.250
6010782         $498,851.58     61.73     1-Jun-08     12.375     2.000                  1CM          0.250
6011318         $407,361.52     80.00     1-Jul-08     12.250     2.000                  1CM          0.250
6011362         $936,568.11     63.59     1-Jul-08     12.375     2.000                  1CM          0.250
6012382         $321,349.12     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
6013471         $491,606.55     80.00     1-Aug-08     12.125     2.000                  1CM          0.250
6013685         $394,971.38     80.00     1-Jun-08     11.750     2.000                  1CM          0.250
6014021         $499,093.52     79.37     1-Jul-08     11.500     2.000                  1CM          0.250
6014333         $379,688.52     80.00     1-Aug-08     12.000     2.000                  1CM          0.250
6014681         $494,860.77     47.46     1-Jun-08     12.375     2.000                  1CM          0.250
6014989         $533,932.14     70.85     1-Jul-08     11.000     2.000                  1CM          0.250
6015013         $493,834.56     79.84     1-Jun-08     12.250     2.000                  1CM          0.250
6015288         $615,610.89     75.20     1-Jul-08     12.125     2.000                  1CM          0.250
6015592         $351,150.51     80.00     1-Jun-08     12.125     2.000                  1CM          0.250
6015699         $459,315.09     69.70     1-Jul-08     12.500     2.000                  1CM          0.250
6016038         $499,236.74     69.44     1-Jul-08     12.375     2.000                  1CM          0.250
6016162         $583,459.09     80.00     1-Aug-08     11.375     2.000                  1CM          0.250
6016969         $429,591.99     80.00     1-Aug-08     11.250     2.000                  1CM          0.250
6017034         $379,419.92     44.71     1-Jul-08     12.375     2.000                  1CM          0.250
6017063         $549,139.30     25.00     1-Jul-08     12.250     2.000                  1CM          0.250
6017551         $400,902.19     75.75     1-Jul-08     12.500     2.000                  1CM          0.250
6017965         $341,850.75     70.97     1-Jul-08     12.125     2.000                  1CM          0.250
6018610         $329,715.87     85.71     1-Aug-08     11.750     2.000      13          1CM          0.250
6018706         $388,391.25     62.24     1-Jul-08     12.250     2.000                  1CM          0.250
6018945         $442,788.58     73.92     1-Jul-08     12.125     2.000                  1CM          0.250
6018961         $324,528.05     67.71     1-Jul-08     12.625     2.000                  1CM          0.250
6018975         $513,733.95     70.00     1-Jul-08     12.500     2.000                  1CM          0.250
6019083         $602,041.14     60.50     1-Jul-08     12.250     2.000                  1CM          0.250
6019217         $350,636.63     79.95     1-Jul-08     12.125     2.000                  1CM          0.250
6019480         $423,577.90     80.00     1-Aug-08     11.000     2.000                  1CM          0.250
6019830         $459,297.79     68.66     1-Jul-08     12.375     2.000                  1CM          0.250
6019873         $738,925.40     62.98     1-Jul-08     12.625     2.000                  1CM          0.250
6021008         $415,348.98     55.47     1-Jul-08     12.250     2.000                  1CM          0.250
6021300         $398,986.06     79.68     1-Jun-08     11.875     2.000                  1CM          0.250
6021999         $387,108.83     80.00     1-Jun-08     12.375     2.000                  1CM          0.250
6022230         $458,632.14     30.99     1-Aug-08     12.125     2.000                  1CM          0.250
6023427         $491,559.21     79.67     1-Jul-08     12.000     2.000                  1CM          0.250
6023893         $305,772.90     90.00     1-Aug-08     12.500     2.000      33          1CM          0.250
6024362         $395,395.49     80.00     1-Jul-08     12.375     2.000                  1CM          0.250
6024754         $386,409.23     54.89     1-Jul-08     12.375     2.000                  1CM          0.250
6024773         $458,632.94     64.20     1-Aug-08     12.125     2.000                  1CM          0.250
6024834         $299,348.30     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
6025046         $998,230.57     57.80     1-Jul-08     11.625     2.000                  1CM          0.250
6025377         $399,374.03     80.00     1-Jul-08     12.250     2.000                  1CM          0.250
6026046         $599,430.69     80.00     1-Aug-08     11.250     2.000                  1CM          0.250
6026054         $957,914.16     70.00     1-Aug-08     12.000     2.000                  1CM          0.250
6026229         $391,363.73     79.00     1-Jul-08     12.250     2.000                  1CM          0.250
6026239         $403,335.74     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
6026268         $549,139.30     64.40     1-Jul-08     12.250     2.000                  1CM          0.250
6026997         $998,187.06     64.00     1-Jul-08     11.500     2.000                  1CM          0.250
6027283         $502,072.64     80.00     1-Jun-08     12.500     2.000                  1CM          0.250
6027331         $358,565.33     67.75     1-Jul-08     12.500     2.000                  1CM          0.250
6027354         $524,198.57     75.00     1-Jul-08     12.375     2.000                  1CM          0.250
6027543         $144,067.01     45.16     1-Jul-08     12.125     2.000                  1CM          0.250
6027557         $339,707.26     80.00     1-Aug-08     11.750     2.000                  1CM          0.250
6028712         $778,685.65     65.00     1-Jul-08     11.875     2.000                  1CM          0.250
6028976         $376,818.82     80.00     1-Jul-08     11.375     2.000                  1CM          0.250
6029064         $624,021.92     44.64     1-Jul-08     12.250     2.000                  1CM          0.250
6029352         $368,682.30     90.00     1-Aug-08     11.750     2.000      24          1CM          0.250
6029451         $287,732.17     69.52     1-Jun-08     11.625     2.000                  1CM          0.250
6029592         $353,630.21     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
6029641         $449,541.20     60.00     1-Aug-08     10.875     2.000                  1CM          0.250
6030086         $604,425.95     75.16     1-Aug-08     11.250     2.000                  1CM          0.250
6030168         $309,226.46     68.84     1-Jul-08     12.375     2.000                  1CM          0.250
6030195         $283,509.58     80.00     1-Jul-08     11.750     2.000                  1CM          0.250
6030866         $306,715.65     63.04     1-Aug-08     11.375     2.000                  1CM          0.250
6030994         $369,718.46     63.25     1-Aug-08     12.375     2.000                  1CM          0.250
6031014         $427,912.47     66.45     1-Jul-08     12.125     2.000                  1CM          0.250
6031099         $364,722.26     76.04     1-Aug-08     12.375     2.000                  1CM          0.250
6031469         $599,457.59     60.61     1-Aug-08     11.500     2.000                  1CM          0.250
6031583         $330,282.28     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
6032082         $398,343.97     70.00     1-Jul-08     12.000     2.000                  1CM          0.250
6032131         $627,418.34     80.00     1-Aug-08     11.375     2.000                  1CM          0.250
6032256         $411,678.60     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
6032983         $314,494.69     79.95     1-Jul-08     12.125     2.000                  1CM          0.250
6033053         $513,207.75     76.10     1-Aug-08     11.750     2.000                  1CM          0.250
6033366         $426,814.23     90.00     1-Jul-08     12.125     2.000      24          1CM          0.250
6033613         $480,000.00     75.00     1-Aug-08     12.250     2.000                  1CM          0.250
6033778         $451,591.38     80.00     1-Aug-08     11.500     2.000                  1CM          0.250
6034092         $718,662.72     60.00     1-Jul-08     11.375     2.000                  1CM          0.250
6034230         $295,525.17     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
6035286         $356,500.24     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
6035420         $425,859.17     78.93     1-Aug-08     12.125     2.000                  1CM          0.250
6035555         $454,704.81     79.89     1-Jul-08     12.375     2.000                  1CM          0.250
6035689         $337,284.32     58.24     1-Jul-08     12.375     2.000                  1CM          0.250
6035822         $431,618.85     80.00     1-Aug-08     11.625     2.000                  1CM          0.250
6036266         $314,469.20     66.32     1-Jul-08     11.875     2.000                  1CM          0.250
6036391         $509,592.16     55.14     1-Aug-08     12.125     2.000                  1CM          0.250
6036494         $467,606.82     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
6036763         $542,904.61     69.04     1-Aug-08     12.000     2.000                  1CM          0.250
6036782         $518,483.33     77.58     1-Aug-08     11.000     2.000                  1CM          0.250
6036963         $756,064.43     79.66     1-Aug-08     11.125     2.000                  1CM          0.250
6037061         $549,581.49     60.84     1-Aug-08     12.375     2.000                  1CM          0.250
6037295         $434,606.75     74.36     1-Aug-08     11.500     2.000                  1CM          0.250
6037724         $579,069.61     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
6037946         $565,958.15     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
6038865         $309,490.30     64.58     1-Jul-08     12.000     2.000                  1CM          0.250
6038934         $649,630.00     66.36     1-Aug-08     11.625     2.000                  1CM          0.250
6039248         $649,505.40     47.34     1-Aug-08     12.375     2.000                  1CM          0.250
6039417         $346,229.69     75.33     1-Aug-08     12.250     2.000                  1CM          0.250
6039666         $804,387.46     61.92     1-Aug-08     12.375     2.000                  1CM          0.250
6039743         $351,634.01     80.00     1-Aug-08     11.375     2.000                  1CM          0.250
6039870         $611,065.78     80.00     1-Jul-08     12.375     2.000                  1CM          0.250
6040071         $327,486.71     80.00     1-Jul-08     12.250     2.000                  1CM          0.250
6040085         $368,921.75     73.90     1-Jul-08     12.250     2.000                  1CM          0.250
6040177         $363,723.02     83.87     1-Aug-08     12.375     2.000      13          1CM          0.250
6040194         $394,581.53     80.00     1-Jul-08     12.250     2.000                  1CM          0.250
6040790         $419,309.43     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
6041045         $648,931.29     68.42     1-Jul-08     12.000     2.000                  1CM          0.250
6041055         $369,286.97     51.75     1-Aug-08     11.875     2.000                  1CM          0.250
6041662         $404,400.00     80.00     1-Aug-08     11.875     2.000                  1CM          0.250
6041699         $349,410.21     58.82     1-Jul-08     11.875     2.000                  1CM          0.250
6041813         $297,497.86     78.42     1-Jul-08     11.875     2.000                  1CM          0.250
7427834         $284,406.59     80.00     1-Mar-07     13.125     2.000                  1CM          0.250
7497866         $965,535.25     69.13     1-Jun-08     12.375     2.000                  1CM          0.250
7565027         $235,188.38     55.82     1-Dec-06     11.500     2.000                  1CM          0.250
7713789         $201,623.54     84.29     1-Sep-06     11.875     2.000      33          1CM          0.250
7755133         $294,799.46     78.57     1-Jan-07     12.000     2.000                  1CM          0.250
7792873          $88,805.99     45.25     1-Apr-07     12.500     2.000                  1CM          0.250
7844149         $383,902.10     79.98     1-Mar-07     12.000     2.000                  1CM          0.250
7924125         $178,420.18     76.92     1-Sep-07     12.750     2.000                  1CM          0.250
7997588         $210,151.15     85.12     1-May-07     12.500     2.000      01          1CM          0.250
8013456         $624,045.93     65.79     1-Jul-08     12.375     2.000                  1CM          0.250
8014693         $346,821.84     53.59     1-Aug-07     13.000     2.000                  1CM          0.250
8030226         $355,175.24     80.00     1-Sep-07     13.375     2.000                  1CM          0.250
8046283         $317,914.02     78.05     1-Dec-07     12.750     2.000                  1CM          0.250
8074665         $135,426.39     60.60     1-Sep-07     12.250     2.000                  1CM          0.250
8087104         $286,840.21     71.81     1-Nov-07     13.125     2.000                  1CM          0.250
8088336         $558,648.55     80.00     1-Jun-08     12.125     2.000                  1CM          0.250
8094806         $313,288.58     90.00     1-Apr-07     13.375     2.000      06          1CM          0.250
8246276         $644,112.81     77.73     1-Jul-08     11.875     2.000                  1CM          0.250
8357028         $337,457.81     61.55     1-Jul-08     12.125     2.000                  1CM          0.250
8446032         $623,867.46     66.84     1-Jul-08     12.000     2.000                  1CM          0.250
8510407         $343,461.66     79.08     1-Jul-08     12.250     2.000                  1CM          0.250
8522693         $398,236.61     79.86     1-Jun-08     12.125     2.000                  1CM          0.250
8549300         $616,058.13     41.13     1-Jul-08     12.375     2.000                  1CM          0.250
8582171         $447,281.35     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
8625389         $369,150.18     68.52     1-Jun-08     12.375     2.000                  1CM          0.250
8628153         $358,841.47     68.57     1-May-08     12.250     2.000                  1CM          0.250
8647944         $542,955.57     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
8656591         $342,109.06     70.00     1-Jun-08     11.750     2.000                  1CM          0.250
8681094         $377,282.67     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
8683979         $339,159.02     80.00     1-Jun-08     12.000     2.000                  1CM          0.250
8696138         $498,603.31     50.51     1-Jun-08     11.375     2.000                  1CM          0.250
8723867         $311,209.13     80.00     1-Jun-08     11.875     2.000                  1CM          0.250
8725722         $407,648.72     80.00     1-Aug-08     11.750     2.000                  1CM          0.250
8728717         $372,928.53     58.90     1-Jun-08     11.750     2.000                  1CM          0.250
8736361         $798,748.07     57.14     1-Jul-08     12.250     2.000                  1CM          0.250
8741771         $484,202.77     79.99     1-Aug-08     12.000     2.000                  1CM          0.250
8743051         $726,109.03     80.00     1-Jun-08     11.750     2.000                  1CM          0.250
8747013         $333,889.53     80.00     1-Jul-08     12.375     2.000                  1CM          0.250
8770731         $317,352.24     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
8771780         $618,955.26     80.00     1-Jul-08     11.875     2.000                  1CM          0.250
8778662         $351,421.26     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
8790134         $300,050.98     80.00     1-Jul-08     11.750     2.000                  1CM          0.250
8806693         $328,000.00     69.79     1-Sep-08     12.375     2.000                  1CM          0.250
9216187         $375,092.56     41.32     1-Jun-08     12.125     2.000                  1CM          0.250
9219633         $557,683.85     65.00     1-Jun-08     12.250     2.000                  1CM          0.250
9220795         $424,625.16     54.97     1-May-08     12.125     2.000                  1CM          0.250
9222516         $404,069.77     73.64     1-Jun-08     12.375     2.000                  1CM          0.250
9222783         $380,102.93     75.00     1-Jun-08     12.250     2.000                  1CM          0.250
9225154         $548,736.74     36.67     1-Jun-08     12.375     2.000                  1CM          0.250
9225452         $996,610.51     17.24     1-May-08     11.875     2.000                  1CM          0.250
9228672         $446,554.14     80.00     1-May-08     12.125     2.000                  1CM          0.250
9270055         $498,732.57     62.11     1-Jun-08     11.875     2.000                  1CM          0.250
9270945         $398,618.39     65.04     1-Jul-08     12.375     2.000                  1CM          0.250
9271009         $566,523.65     65.93     1-Aug-08     11.875     2.000                  1CM          0.250
9271203         $575,029.41     80.00     1-Jul-08     11.875     2.000                  1CM          0.250
9271238         $364,384.96     65.77     1-Jul-08     11.875     2.000                  1CM          0.250
9272569         $359,408.10     58.06     1-Jul-08     12.000     2.000                  1CM          0.250
9272948         $716,911.87     55.19     1-Aug-08     12.000     2.000                  1CM          0.250
9274167         $374,413.17     68.18     1-Jul-08     12.250     2.000                  1CM          0.250
9277372         $587,079.83     70.00     1-Jul-08     12.250     2.000                  1CM          0.250
9279149         $646,078.45     57.78     1-Apr-08     12.125     2.000                  1CM          0.250
9282250         $471,742.06     75.00     1-Jul-08     12.125     2.000                  1CM          0.250
9283619         $509,581.95     62.96     1-Aug-08     12.000     2.000                  1CM          0.250
9283878         $498,851.59     60.98     1-Jun-08     12.375     2.000                  1CM          0.250
9284164         $574,100.17     76.67     1-Jul-08     12.250     2.000                  1CM          0.250
9284789         $342,574.58     75.00     1-Jul-08     12.125     2.000                  1CM          0.250
9287067         $299,178.04     69.77     1-Jun-08     12.500     2.000                  1CM          0.250
9292168         $459,579.17     69.17     1-Aug-08     12.250     2.000                  1CM          0.250
9292783         $335,737.88     80.00     1-Aug-08     12.250     2.000                  1CM          0.250
9293950         $591,102.99     65.73     1-Aug-08     11.875     2.000                  1CM          0.250
9295414         $299,506.75     80.00     1-Jul-08     12.000     2.000                  1CM          0.250
9299734         $332,004.93     80.00     1-Jul-08     12.500     2.000                  1CM          0.250
9299907         $374,641.34     80.00     1-Jul-08     12.500     2.000                  1CM          0.250
9300194         $309,208.46     64.58     1-Jun-08     12.375     2.000                  1CM          0.250
9307704         $332,478.89     51.87     1-Jul-08     12.250     2.000                  1CM          0.250
9309955         $297,122.61     80.00     1-Jul-08     12.125     2.000                  1CM          0.250
9311169         $618,980.61     52.32     1-Jul-08     12.000     2.000                  1CM          0.250
9312148         $498,981.39     69.93     1-Jul-08     12.125     2.000                  1CM          0.250

            $158,279,310.41

COUNT:                           350
WAC:                      7.02620137
WAM:                     357.7332065
WALTV:                   70.21388347

                                 EXHIBIT F-5

                   [Schedule of Mortgage Loans in Group V]

WFMBS
WFMBS   2001-25 EXHIBIT F-5
GROUP V LOANS


  (i)                   (ii)                          (iii)       (iv)         (v)        (vi)       (vii)     (viii)     (ix)
--------   -----------------------------  ------    ---------   --------    --------  -----------    ------  --------  ----------
                                                                             CURRENT
                                                                  CURRENT      NET
MORTGAGE                                                         MORTGAGE    MORTGAGE    CURRENT              ORIGINAL    SCHEDULED
 LOAN                                       ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY     GROSS    TERM TO     MATURITY
NUMBER       CITY                STATE      CODE       TYPE        RATE       RATE       PAYMENT     MARGIN   MATURITY      DATE
--------   -----------------------------  ------    ---------   --------    --------  -----------    ------  --------  ----------
5921316    NEW YORK                NY       10024        COP        6.375      6.125     $3,509.27     2.750      360     1-Aug-31
5935974    COHASSET                MA       02025        SFD        6.500      6.250     $4,293.01     2.750      360     1-Sep-31
5938221    CHESTER                 NJ       07930        SFD        6.375      6.125     $3,169.26     2.750      360     1-Aug-31
5953972    KANSAS CITY             MO       64105        HCO        7.000      6.750     $4,324.47     2.750      360     1-Aug-31
5968801    ATLANTA                 GA       30328        SFD        6.875      6.625     $2,167.87     2.750      360     1-Aug-31
5976330    ROCKLIN                 CA       95677        SFD        7.000      6.750     $2,348.52     2.750      360     1-Aug-31
5977686    LANGHORNE               PA       19047        SFD        7.750      7.500     $1,998.80     2.750      360     1-Jul-31
5983724    BROOKLINE               MA       02446        SFD        6.750      6.500     $4,215.89     2.750      360     1-Jul-31
5988412    SAN CLEMENTE            CA       92673        SFD        6.375      6.125     $2,354.49     2.750      360     1-Aug-31
5989223    HOPEDALE                MA       01747        SFD        6.375      6.125     $1,852.90     2.750      360     1-Sep-31
6010006    BREWSTER                NY       10509        SFD        6.875      6.625     $2,540.35     2.750      360     1-Aug-31
6014103    LONG BEACH              CA       90803        SFD        7.000      6.750     $3,093.66     2.750      360     1-Aug-31
6014422    EVERGREEN               CO       80439        SFD        7.000      6.750     $2,761.01     2.750      360     1-Sep-31
6017154    HUNTINGTON BEACH        CA       92648        LCO        6.875      6.625     $2,115.32     2.750      360     1-Aug-31
6019957    FOREST CITY             IA       50436        SFD        6.875      6.625     $2,207.29     2.750      360     1-Aug-31
6021211    SAN FRANCISCO           CA       94102        SFD        6.875      6.625     $3,777.35     2.750      360     1-Sep-31
6026425    FREMONT                 CA       94555        SFD        7.375      7.125     $2,868.38     2.750      360     1-Sep-31
6026858    LEAWOOD                 KS       66209        SFD        7.375      7.125     $2,817.96     2.750      360     1-Aug-31
8134277    BROOKFIELD              WI       53005        SFD        7.375      7.125     $2,596.94     2.750      360     1-Jun-31
8196296    WESTMINSTER             CO       80021        SFD        7.000      6.750     $2,522.41     2.750      360     1-Jul-31
8200343    FRISCO                  TX       75034        SFD        6.500      6.250     $4,298.06     2.750      360     1-Jun-31
8317434    LEAWOOD                 KS       66214        SFD        7.125      6.875     $2,648.85     2.750      360     1-Jul-31
8344027    LIVINGSTON              NJ       07039        LCO        6.875      6.625     $2,364.94     2.750      360     1-Jul-31
8387734    PARKER                  CO       80134        SFD        7.375      7.125     $2,111.28     2.750      360     1-Jul-31
8405116    EVERGREEN               CO       80439        SFD        7.375      7.125     $4,254.56     2.750      360     1-Jun-31
8407134    VIENNA                  VA       22182        SFD        6.375      6.125     $2,167.95     2.750      360     1-Jul-31
8436349    FIRESTONE               CO       80520        SFD        7.250      7.000     $2,256.64     2.750      360     1-Jul-31
8488149    GREENACRES              WA       99016        SFD        6.875      6.625     $2,036.48     2.750      360     1-Jun-31
8489737    ESCONDIDO               CA       92027        SFD        6.875      6.625     $2,404.81     2.750      360     1-Aug-31
8500672    ASHLAND                 MA       01721        SFD        7.125      6.875     $2,932.29     2.750      360     1-Jul-31
8502062    WATSONVILLE             CA       95076        SFD        7.125      6.875     $2,139.47     2.750      360     1-Jul-31
8534725    EAGLE                   ID       83616        SFD        7.000      6.750     $2,501.54     2.750      360     1-Jul-31
8535839    SAN DIEGO               CA       92121        SFD        7.500      7.250     $2,517.17     2.750      360     1-Jul-31
8539226    BILLINGS                MT       59106        SFD        7.250      7.000     $2,816.02     2.750      360     1-Jul-31
8547579    ASHBURN                 VA       20147        SFD        6.625      6.375     $2,177.06     2.750      360     1-Jul-31
8609938    NEWPORT COAST           CA       92867        LCO        7.375      7.125     $4,144.05     2.750      360     1-May-31
8621235    ASPEN                   CO       81611        SFD        7.000      6.750     $3,160.19     2.750      360     1-Jul-31
8634376    BETHESDA                MD       20817        SFD        7.000      6.750     $5,109.52     2.750      360     1-Jul-31
8645330    ATLANTA                 GA       30305        SFD        6.875      6.625     $2,558.74     2.750      360     1-Jun-31
8650967    MINTURN                 CO       81645        SFD        6.750      6.500     $2,698.17     2.750      360     1-Jun-31
8652367    NEW YORK                NY       10021        LCO        7.125      6.875     $4,332.01     2.750      360     1-Jun-31
8654852    AGOURA HILLS            CA       91301        SFD        7.250      7.000     $2,285.29     2.750      360     1-Jul-31
8654985    SAN DIEGO               CA       92121        SFD        7.375      7.125     $2,286.13     2.750      360     1-Jun-31
8667431    EDEN PRAIRIE            MN       55343        SFD        6.500      6.250     $3,792.41     2.750      360     1-Jul-31
8669444    HUBERTUS                WI       53033        SFD        7.125      6.875     $3,271.58     2.750      360     1-Jun-31
8671112    RIO VERDE               AZ       85263        SFD        7.000      6.750     $3,326.51     2.750      360     1-Jul-31
8675982    CEDAR RAPIDS            IA       52411        SFD        6.375      6.125     $3,992.77     2.750      360     1-Jul-31
8686968    PLAINFIELD              NJ       07062        SFD        6.875      6.625     $1,970.79     2.750      360     1-Jul-31
8688402    KENILWORTH              IL       60043        SFD        7.375      7.125     $2,820.72     2.750      360     1-Jul-31
8698207    VISTA                   CA       92083        SFD        6.875      6.625     $2,463.48     2.750      360     1-Jun-31
8698605    EAST GREENWICH          RI       02818        SFD        7.000      6.750     $5,987.72     2.750      360     1-Jun-31
8699272    WEST ORANGE             NJ       07052        LCO        7.375      7.125     $2,268.87     2.750      360     1-Aug-31
8700358    AUSTIN                  TX       78730        SFD        7.375      7.125     $4,429.99     2.750      360     1-Jul-31
8700685    CENTENNIAL              CO       80016        SFD        7.000      6.750     $3,133.57     2.750      360     1-Jul-31
8701606    CHESTERFIELD            MO       63005        SFD        7.250      7.000     $3,492.74     2.750      360     1-Jun-31
8703275    CASTLE ROCK             CO       80104        SFD        6.750      6.500     $6,485.98     2.750      360     1-Jul-31
8705656    ARVADA                  CO       80007        SFD        7.125      6.875     $2,395.07     2.750      360     1-Jun-31
8706105    BERNARDSVILLE           NJ       07924        SFD        7.000      6.750     $5,388.95     2.750      360     1-Jul-31
8706118    MINNETONKA              MN       55343        SFD        6.750      6.500     $3,962.93     2.750      360     1-Jul-31
8710372    PEQUANNOCK TWP          NJ       07444        SFD        6.875      6.625     $3,642.67     2.750      360     1-Jul-31
8710377    CINCINNATI              OH       45243        SFD        5.750      5.500     $2,771.97     2.750      360     1-Jul-31
8716882    CARLSBAD                CA       92009        SFD        6.875      6.625     $2,727.57     2.750      360     1-Jul-31
8719747    CASTLE ROCK             CO       80104        SFD        7.000      6.750     $2,115.66     2.750      360     1-Jul-31
8728070    CHANDLER                AZ       85249        SFD        7.125      6.875     $2,694.87     2.750      360     1-Jul-31
8729046    KENNEWICK               WA       99338        SFD        6.750      6.500     $1,862.77     2.750      360     1-Jul-31
8735321    AVON                    CO       81620        SFD        6.875      6.625     $3,475.36     2.750      360     1-Aug-31
8735661    SCOTTSDALE              AZ       85260        PUD        7.500      7.250     $2,217.63     2.750      360     1-Jul-31
8738814    CORTLANDT MANOR         NY       10567        SFD        7.125      6.875     $3,988.41     2.750      360     1-Jul-31
8739630    ARLINGTON               VA       22201        SFD        7.250      7.000     $3,022.04     2.750      360     1-Jul-31
8739819    MONTGOMERY              TX       77318        SFD        6.750      6.500     $2,698.17     2.750      360     1-Jul-31
8740030    SCOTTSDALE              AZ       85255        SFD        7.000      6.750     $2,349.16     2.750      240     1-Jul-21
8741542    WASHINGTON              DC       20037        LCO        7.125      6.875     $2,000.94     2.750      360     1-Jul-31
8742364    LA QUINTA               CA       92253        SFD        6.750      6.500     $3,012.14     2.750      360     1-Jul-31
8743153    PLYMOUTH                MN       55446        SFD        6.875      6.625     $3,383.18     2.750      360     1-Jul-31
8743165    HUNTINGTON WOODS        MI       48334        SFD        6.500      6.250     $2,149.03     2.750      360     1-Jun-31
8743655    CAMARILLO               CA       93012        SFD        6.750      6.500     $5,350.93     2.750      360     1-Jul-31
8743688    WAYNE                   PA       19087        SFD        6.750      6.500     $3,450.54     2.750      360     1-Jul-31
8744361    HUNTINGTON BEACH        CA       92646        SFD        6.875      6.625     $2,608.01     2.750      360     1-Jul-31
8745332    UPLAND                  CA       91784        SFD        6.625      6.375     $3,809.85     2.750      360     1-Jul-31
8745474    LITTLETON               CO       80127        SFD        6.750      6.500     $2,262.31     2.750      360     1-Aug-31
8745537    CASTLE ROCK             CO       80104        SFD        6.750      6.500     $2,600.88     2.750      360     1-Jul-31
8745897    IRVINE                  CA       92614        SFD        7.000      6.750     $2,120.65     2.750      360     1-Aug-31
8746206    SARASOTA                FL       34238        SFD        6.500      6.250     $2,207.81     2.750      360     1-Jul-31
8746657    EDINA                   MN       55424        SFD        6.750      6.500     $5,269.86     2.750      360     1-Jun-31
8747601    BOULDER                 CO       80302        SFD        7.375      7.125     $2,320.67     2.750      360     1-Jun-31
8748815    BEVERLY HILLS           CA       90210        SFD        7.250      7.000     $4,775.23     2.750      360     1-Jun-31
8752015    REHOBOTH BEACH          DE       19971        LCO        7.375      7.125     $3,425.75     2.750      360     1-Jun-31
8754009    LONGMONT                CO       80503        SFD        7.250      7.000     $2,128.39     2.750      360     1-Jul-31
8756067    INVER GROVE HGHTS       MN       55077        SFD        7.125      6.875     $2,482.65     2.750      360     1-Jul-31
8759808    CORONA                  CA       92882        SFD        7.000      6.750     $2,022.52     2.750      360     1-Jul-31
8764084    WASHINGTON              DC       20007        SFD        7.000      6.750     $6,653.03     2.750      360     1-Jul-31
8779315    MEQUON                  WI       53092        SFD        6.875      6.625     $2,312.39     2.750      360     1-Jun-31


TABLE (CONTINUED)

   (i)               (x)            (xi)            (xii)         (xiii)         (xiv)       (xv)        (xvi)       (xvii)
--------       --------------      ------          ------         ------        ------    ----------  ----------   ---------
                  CUT-OFF
MORTGAGE            DATE                             NEXT                       PERIODIC    MORTGAGE
 LOAN            PRINCIPAL                        ADJUSTMENT       LIFE          RATE      INSURANCE                 SERVICE
NUMBER            BALANCE           LTV              DATE          CAP            CAP        CODE       INDEX          FEE
--------       --------------      ------          ------         ------        ------    ----------  ----------    --------
5921316        $561,979.01         75.00            1-Aug-08       11.375        2.000                   1CM         0.250
5935974        $679,200.00         80.00            1-Sep-08       11.500        2.000                   1CM         0.250
5938221        $507,529.49         65.13            1-Aug-08       11.375        2.000                   1CM         0.250
5953972        $649,467.20         68.42            1-Aug-08       12.000        2.000                   1CM         0.250
5968801        $329,722.76         75.69            1-Aug-08       11.875        2.000                   1CM         0.250
5976330        $352,710.65         62.48            1-Aug-08       12.000        2.000                   1CM         0.250
5977686        $278,604.87         91.78            1-Jul-08       12.750        2.000          24       1CM         0.250
5983724        $648,877.57         66.33            1-Jul-08       11.750        2.000                   1CM         0.250
5988412        $377,050.45         80.00            1-Aug-08       11.375        2.000                   1CM         0.250
5989223        $297,000.00         78.80            1-Sep-08       11.375        2.000                   1CM         0.250
6010006        $386,375.12         79.73            1-Aug-08       11.875        2.000                   1CM         0.250
6014103        $464,618.84         77.50            1-Aug-08       12.000        2.000                   1CM         0.250
6014422        $415,000.00         76.85            1-Sep-08       12.000        2.000                   1CM         0.250
6017154        $321,729.47         73.18            1-Aug-08       11.875        2.000                   1CM         0.250
6019957        $335,717.71         79.06            1-Aug-08       11.875        2.000                   1CM         0.250
6021211        $575,000.00         65.71            1-Sep-08       11.875        2.000                   1CM         0.250
6026425        $415,300.00         66.45            1-Sep-08       12.375        2.000                   1CM         0.250
6026858        $407,689.54         80.00            1-Aug-08       12.375        2.000                   1CM         0.250
8134277        $375,136.39         89.52            1-Jun-08       12.375        2.000          13       1CM         0.250
8196296        $378,514.65         90.00            1-Jul-08       12.000        2.000          13       1CM         0.250
8200343        $678,145.81         71.58            1-Jun-08       11.500        2.000                   1CM         0.250
8317434        $392,365.29         80.00            1-Jul-08       12.125        2.000                   1CM         0.250
8344027        $359,393.39         79.54            1-Jul-08       11.875        2.000                   1CM         0.250
8387734        $304,955.14         80.00            1-Jul-08       12.375        2.000                   1CM         0.250
8405116        $614,585.15         80.00            1-Jun-08       12.375        2.000                   1CM         0.250
8407134        $346,854.57         67.15            1-Jul-08       11.375        2.000                   1CM         0.250
8436349        $330,282.32         80.00            1-Jul-08       12.250        2.000                   1CM         0.250
8488149        $309,214.20         71.26            1-Jun-08       11.875        2.000                   1CM         0.250
8489737        $365,760.45         80.00            1-Aug-08       11.875        2.000                   1CM         0.250
8500672        $434,541.83         80.00            1-Jul-08       12.125        2.000                   1CM         0.250
8502062        $317,051.59         80.00            1-Jul-08       12.125        2.000                   1CM         0.250
8534725        $375,381.79         80.00            1-Jul-08       12.000        2.000                   1CM         0.250
8535839        $359,463.99         75.00            1-Jul-08       12.500        2.000                   1CM         0.250
8539226        $412,153.95         80.00            1-Jul-08       12.250        2.000                   1CM         0.250
8547579        $339,398.39         57.81            1-Jul-08       11.625        2.000                   1CM         0.250
8609938        $548,100.16         62.96            1-May-08       12.375        2.000                   1CM         0.250
8621235        $474,219.01         71.14            1-Jul-08       12.000        2.000                   1CM         0.250
8634376        $766,737.29         80.00            1-Jul-08       12.000        2.000                   1CM         0.250
8645330        $388,512.68         95.00            1-Jun-08       11.875        2.000          06       1CM         0.250
8650967        $414,750.21         80.00            1-Jun-08       11.750        2.000                   1CM         0.250
8652367        $641,448.23         78.90            1-Jun-08       12.125        2.000                   1CM         0.250
8654852        $334,475.76         78.82            1-Jul-08       12.250        2.000                   1CM         0.250
8654985        $330,239.77         71.96            1-Jun-08       12.375        2.000                   1CM         0.250
8667431        $598,912.24         63.35            1-Jul-08       11.500        2.000                   1CM         0.250
8669444        $484,428.07         80.00            1-Jun-08       12.125        2.000                   1CM         0.250
8671112        $499,177.93         68.97            1-Jul-08       12.000        2.000                   1CM         0.250
8675982        $638,811.31         80.00            1-Jul-08       11.375        2.000                   1CM         0.250
8686968        $299,494.48         74.07            1-Jul-08       11.875        2.000                   1CM         0.250
8688402        $407,776.57         35.51            1-Jul-08       12.375        2.000                   1CM         0.250
8698207        $374,049.45         73.62            1-Jun-08       11.875        2.000                   1CM         0.250
8698605        $888,667.29         47.37            1-Jun-08       12.000        2.000                   1CM         0.250
8699272        $328,250.04         91.25            1-Aug-08       12.375        2.000          13       1CM         0.250
8700358        $640,400.76         76.36            1-Jul-08       12.375        2.000                   1CM         0.250
8700685        $470,225.61         75.97            1-Jul-08       12.000        2.000                   1CM         0.250
8701606        $510,794.52         80.00            1-Jun-08       12.250        2.000                   1CM         0.250
8703275        $998,273.20         37.04            1-Jul-08       11.750        2.000                   1CM         0.250
8705656        $348,386.37         64.64            1-Jun-08       12.125        2.000                   1CM         0.250
8706105        $808,668.23         54.00            1-Jul-08       12.000        2.000                   1CM         0.250
8706118        $609,944.94         74.06            1-Jul-08       11.750        2.000                   1CM         0.250
8710372        $553,565.63         55.45            1-Jul-08       11.875        2.000                   1CM         0.250
8710377        $474,005.77         57.23            1-Jul-08       10.750        2.000                   1CM         0.250
8716882        $414,500.36         80.00            1-Jul-08       11.875        2.000                   1CM         0.250
8719747        $317,477.16         80.00            1-Jul-08       12.000        2.000                   1CM         0.250
8728070        $399,358.36         73.78            1-Jul-08       12.125        2.000                   1CM         0.250
8729046        $286,704.07         80.00            1-Jul-08       11.750        2.000                   1CM         0.250
8735321        $528,586.55         80.00            1-Aug-08       11.875        2.000                   1CM         0.250
8735661        $316,687.77         90.00            1-Jul-08       12.500        2.000          12       1CM         0.250
8738814        $591,050.37         68.84            1-Jul-08       12.125        2.000                   1CM         0.250
8739630        $442,306.75         79.82            1-Jul-08       12.250        2.000                   1CM         0.250
8739819        $415,281.65         80.00            1-Jul-08       11.750        2.000                   1CM         0.250
8740030        $301,833.29         63.79            1-Jul-08       12.000        2.000                   1CM         0.250
8741542        $296,523.59         66.00            1-Jul-08       12.125        2.000                   1CM         0.250
8742364        $463,606.07         80.00            1-Jul-08       11.750        2.000                   1CM         0.250
8743153        $514,132.20         79.84            1-Jul-08       11.875        2.000                   1CM         0.250
8743165        $339,072.91         80.00            1-Jun-08       11.500        2.000                   1CM         0.250
8743655        $823,575.40         66.00            1-Jul-08       11.750        2.000                   1CM         0.250
8743688        $531,081.34         70.00            1-Jul-08       11.750        2.000                   1CM         0.250
8744361        $396,331.03         78.61            1-Jul-08       11.875        2.000                   1CM         0.250
8745332        $593,947.20         45.25            1-Jul-08       11.625        2.000                   1CM         0.250
8745474        $348,499.69         80.00            1-Aug-08       11.750        2.000                   1CM         0.250
8745537        $400,272.57         78.63            1-Jul-08       11.750        2.000                   1CM         0.250
8745897        $318,488.72         75.00            1-Aug-08       12.000        2.000                   1CM         0.250
8746206        $348,666.75         70.00            1-Jul-08       11.500        2.000                   1CM         0.250
8746657        $810,389.53         65.00            1-Jun-08       11.750        2.000                   1CM         0.250
8747601        $335,228.27         80.00            1-Jun-08       12.375        2.000                   1CM         0.250
8748815        $698,351.90         35.00            1-Jun-08       12.250        2.000                   1CM         0.250
8752015        $494,860.77         80.00            1-Jun-08       12.375        2.000                   1CM         0.250
8754009        $311,511.75         80.00            1-Jul-08       12.250        2.000                   1CM         0.250
8756067        $367,908.89         77.58            1-Jul-08       12.125        2.000                   1CM         0.250
8759808        $303,500.17         79.58            1-Jul-08       12.000        2.000                   1CM         0.250
8764084        $998,355.82         45.45            1-Jul-08       12.000        2.000                   1CM         0.250
8779315        $351,107.74         80.00            1-Jun-08       11.875        2.000                   1CM         0.250

            $42,588,285.74

COUNT:                                         92
WAC:                                  6.936216925
WAM:                                  357.1698095
WALTV:                                71.09431385

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information

      Name of Mortgagor:                  ____________________________________

      Servicer
      Loan No.:                           ____________________________________

Custodian/Trustee

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Custodian/Trustee
      Mortgage File No.:                  ____________________________________

Seller

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-25

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2001-25, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of September 28, 2001 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ____________.

( )   Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
      ______________________________  as instrument no.  ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

(1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.  That  the  Purchaser's  Taxpayer  Identification  Number  is
[             ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-25, Class I-A-R Certificate (the "Class I-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R][I-A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class I-A-R Certificate in excess of cash flows generated by the Class I-A-R Certificate.

            6.  That the Purchaser will not transfer the Class I-A-R
Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of ______________, 20__.



_____________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

             [Letter from Transferor of Class I-A-R Certificate]




                                     [Date]




First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:   Wells Fargo Asset Securities Corporation,
      Series 2001-25, Class I-A-R

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.



                                                Very truly yours,
                                                [Transferor]



                                                ______________________

                                    EXHIBIT J

                   WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-25
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    ________________ __, _____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-25, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of September 28, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-25.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and
 (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-25, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of September 28, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer, and First Union National Bank, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by S&P or at least Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02      Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days,
            (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02      Purchaser's Election to Delay Foreclosure
                              Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03      Purchaser's Election to Commence Foreclosure
                              Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01      Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-25." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02      Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,
                  _____________________________
                  _____________________________
                  _____________________________
                  Attention: __________________

            Section 4.05      Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                          Name:
                                          Title:



                                          ______________________________



                                       By:____________________________________
                                          Name:
                                          Title: